    As filed with the Securities and Exchange Commission on February 20, 1998


                                            Registration Nos. 333-45227,
                                                              333-45227-01,
                                                              333-45227-02 and
                                                              333-45227-03


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 3


                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


-------------------------------------------------------------------------------
Cendant Corporation                Delaware                     06-0918165
-------------------------------------------------------------------------------
Cendant Capital I                  Delaware                     22-3565324
-------------------------------------------------------------------------------
Cendant Capital II                 Delaware                     22-3565323
-------------------------------------------------------------------------------
Cendant Capital III                Delaware                     22-3565321
-------------------------------------------------------------------------------
(Exact name of the             (State or other               (I.R.S. Employer
registrants as specified       Jurisdiction of              Identification No.)
in their respective            Incorporation or
charters)                      Organization)


                                  6 SYLVAN WAY
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 428-9700
                              FAX: (973) 496-5331
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                             JAMES E. BUCKMAN, ESQ.
                        SENIOR EXECUTIVE VICE PRESIDENT
                              AND GENERAL COUNSEL
                              CENDANT CORPORATION
                                  6 SYLVAN WAY
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 428-9700
                              FAX: (973) 496-5331
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

         VINCENT J. PISANO, ESQ.                       ERIC J. BOCK, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP              VICE PRESIDENT-LEGAL
            919 THIRD AVENUE                           CENDANT CORPORATION
           NEW YORK, NY 10022                             6 SYLVAN WAY
              (212) 735-3000                      PARSIPPANY, NEW JERSEY 07054
           FAX: (212) 735-2000                           (973) 428-9700
                                                       FAX: (973) 496-5331

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS,

CHECK THE FOLLOWING BOX. [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]


IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [X]

                                      CALCULATION OF REGISTRATION FEE

                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM         AMOUNT
TITLE OF SECURITIES            AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE               OF
TO BE REGISTERED                REGISTERED          SECURITY(1)      OFFERING PRICE(1)    REGISTRATION FEE
----------------                ----------          -----------      -----------------    ----------------
Debt Securities(2)..........
Common Stock, $.01
 par value..................
Preferred Stock,
 par value $.01.............
Stock Purchase Units
 of Cendant Corporation.....
Stock Purchase Contracts
 of Cendant Corporation.....
Warrants of Cendant
 Corporation................
Preferred Securities of
 Cendant Capital I .........
Preferred Securities of
 Cendant Capital II.........
Preferred Securities of
 Cendant Capital III........
Guarantees and backup
 Undertakings of Cendant
 Corporation in connection
 with Preferred Securities
 of Cendant Capital I,
 Cendant Capital II and
 Cendant Capital III by
 Cendant Corporation........
     Total..................  $4,000,000,000(3)         100%         $4,000,000,000(3)(4)    $1,180,000(5)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i).

(2) Also includes such indeterminate number of Debt Securities, shares of Common Stock, shares of Preferred Stock, Stock Purchase Units, Stock Purchase Contracts, Guarantees and Warrants of Cendant Corporation, or Preferred Securities of Cendant Capital I, Cendant Capital II and Cendant Capital III as may be issued upon conversion or exchange of any of the Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.

(3) Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at original issue discount, the liquidation preference of any Preferred Stock and the amount computed pursuant to Rule 457(i) for any Common Stock.

(4) No separate consideration will be received for Debt Securities, Preferred Stock, Common Stock, Stock Purchase Units, Stock Purchase Contracts, Guarantees and Warrants of Cendant Corporation, or Preferred Securities of Cendant Capital I, Cendant Capital II and Cendant Capital III issuable upon conversion or exchange of the Debt Securities or Preferred Stock.


(5) All of such amount was previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED FEBRUARY   , 1998)

                   20,000,000 FELINE PRIDES (SERVICE MARK)

 (CONSISTING OF INCOME PRIDES (SERVICE MARK) AND GROWTH PRIDES (SERVICE MARK))


                         [CENDANT CORPORATION LOGO]

                      ,000,000 Trust Preferred Securities
                              Cendant Capital I
    % Trust Originated Preferred Securities (Service Mark) ("TOPrS" (Service
                                   Mark))
            (Liquidation Amount $50 per Trust Preferred Security)
                   fully and unconditionally guaranteed to
                        the extent set forth herein by
                             Cendant Corporation

                              -----------------

   The securities offered hereby are 20,000,000 FELINE PRIDES (Service Mark) ("FELINE PRIDES") of Cendant Corporation, a Delaware corporation ("Cendant" or the "Company"), and at least 2,000,000 % Trust Originated Preferred Securities (the "Trust Preferred Securities" and, together with the FELINE PRIDES, the "Securities") of Cendant Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), having a stated liquidation amount per
                                                      (continued on next page)

   SEE "RISK FACTORS" BEGINNING ON PAGE S-29 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES.

   Prior to the offering made hereby there has been no public market for the Securities. Application will be made to list the Income PRIDES, the Growth PRIDES and the Trust Preferred Securities on the New York Stock Exchange ("NYSE"), subject to official notice of issuance. On February 13, 1998, the last reported sale price of the Common Stock on the NYSE was $37 1/2 per share.
                              -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


====================================================================================================================
                                      PRICE TO PUBLIC(1)    UNDERWRITING COMMISSION(2)   PROCEEDS TO THE COMPANY(3)
-----------------------------------  -------------------- ----------------------------  ----------------------------
Per Income PRIDES ..................     $                        $                             $
-----------------------------------  -------------------- ----------------------------  ----------------------------
Per Growth PRIDES ..................     $                        $                             $
-----------------------------------  -------------------- ----------------------------  ----------------------------
Per Trust Preferred Securities  ....     $                        $                             $
-----------------------------------  -------------------- ----------------------------  ----------------------------
Total(4) ...........................     $                        $                             $
====================================================================================================================



(1)    Plus accrued distributions on the related Trust Preferred Securities
       and Contract Adjustment Payments, if any, from              , 1998.
(2) The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3)    Before deducting estimated expenses payable by the Company estimated at
       $          .
(4)    The Company and the Trust have granted to the Underwriters 30-day
       options to purchase up to an additional      Income PRIDES, Growth
       PRIDES and Trust Preferred Securities, to cover over-allotments, if any. If such options are exercised in full, the total Price to Public,
       Underwriting Commission and Proceeds to the Company will be $      ,
       $       and $      , respectively. See "Underwriting."

                              -----------------

   The Securities are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New York
on or about February   , 1998.

                              -----------------

MERRILL LYNCH & CO.                                      CHASE SECURITIES INC.
                              -----------------

         The date of this Prospectus Supplement is February   , 1998.

--------------
(Service Mark)  Service Mark of Merrill Lynch & Co., Inc.

(cover continued from previous page)
Trust Preferred Security equal to the Stated Amount (as defined herein), representing a preferred undivided beneficial interest in the assets of the
Trust. Initially,    ,000,000 of the Trust Preferred Securities will be
issued and held as a component of the FELINE PRIDES. The FELINE PRIDES
offered hereby will initially consist of (A)    ,000,000 units (referred to
as "Income PRIDES" (Service Mark) ) with a Stated Amount, per Income PRIDES, of $50 (the "Stated Amount") and (B) at least 2,000,000 units (referred to as "Growth PRIDES" (Service Mark) ) with a face amount, per Growth PRIDES, equal to the Stated Amount. Each Income PRIDES will initially consist of a unit comprised of (a) a stock purchase contract (a "Purchase Contract") under
which (i) the holder will purchase from the Company on      16, 2001 (the
"Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder unsecured contract adjustment payments ("Contract Adjustment Payments") at the rate
of     % of the Stated Amount per annum and (b) either beneficial ownership of a Trust Preferred Security or upon the occurrence of a Tax Event Redemption (as defined herein) prior to the Purchase Contract Settlement Date, the Applicable Ownership Interest (as defined herein). Each Growth PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, and (ii) the Company will pay the holder Contract Adjustment
Payments, at the rate of      % of the Stated Amount per annum, and (b) a
1/20 undivided beneficial interest in a      % zero-coupon U.S. Treasury
Security (CUSIP No.   ) having a principal amount equal to $1,000 and
maturing on          16, 2001 (the "Treasury Securities"). The Company will,
directly or indirectly, own all the common securities (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of Debentures of
the Company, due              , 2003 and initially bearing interest at      %
(the "Debentures"). As long as the FELINE PRIDES are in the form of Income PRIDES or Growth PRIDES, the related Trust Preferred Securities or the Treasury Portfolio or a Treasury Security, as applicable, will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

   Aggregate payments of   % of the Stated Amount per annum will be made or
accrue on each Income PRIDES quarterly in arrears on February 16, May 16,
August 16 and November 16 of each year, commencing      16, 1998, until the
Purchase Contract Settlement Date. These payments will consist of cumulative cash distributions on the related Trust Preferred Securities or Treasury
Portfolio, as applicable, payable at the rate of   % of the Stated Amount per
annum, and Contract Adjustment Payments payable by the Company at the rate of
  % of the Stated Amount per annum, subject in the case of Trust Preferred Securities and Contract Adjustment Payments, to the Company's right to defer payment of such amounts. Contract Adjustment Payments, payable by the Company
at the rate of   % of the Stated Amount per annum, will be made or accrue on each Growth PRIDES quarterly in arrears on February 16, May 16, August 16 and
November 16 of each year, commencing     16, 1998, until the Purchase
Contract Settlement Date, subject to the Company's right to defer such payments. In addition, original issue discount ("OID") will accrue on the related Treasury Security. Subject to the Company's right to defer such payments, holders of each Trust Preferred Security will receive cumulative cash distributions, payable quarterly in arrears, on February 16, May 16,
August 16 and November 16 of each year, commencing     16, 1998 at the rate
of   % of the Stated Amount per annum. Such quarterly distributions on the
Trust Preferred Securities will constitute a portion of the quarterly distribution on the related Income PRIDES. The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures. As a consequence of such deferral, quarterly distributions on the Trust Preferred Securities and the Income PRIDES (to the extent that a portion of the quarterly distribution on the Income PRIDES is comprised of the quarterly distributions on the Trust Preferred Securities) would be deferred, but would continue to accrue with interest compounded quarterly. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the Purchase

Contract Settlement Date, to defer Contract Adjustment Payments. As a consequence of such deferral, such portion of the cumulative quarterly distributions on the Income PRIDES that is comprised of the Contract Adjustment Payments and the quarterly cash distributions on the Growth PRIDES would be deferred; however, such deferred Contract Adjustment Payments, if
any, would continue to accrue at the rate of    % per annum, compounded
quarterly (the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments). If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES as described herein, quarterly distributions on such Treasury Portfolio as a portion of the cumulative cash distributions to the holders of Income PRIDES will not be deferred.


   The applicable distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day (as defined herein) immediately preceding the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the Reset Agent (as defined herein) equal to the sum of (x) a spread amount (the "Reset Spread") to be determined by the Reset Agent on the tenth Business Day prior to the Purchase Contract Settlement Date and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein) in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date, such sum being the distribution rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that the Company may limit such Reset Spread to be no higher than 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%.

   The payment of distributions and certain redemptions out of monies held by the Trust and payments on liquidation of the Trust will be guaranteed by the Company (the "Guarantee") to the extent described herein and under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Trust Preferred Securities only if and to the extent the Trust has funds available therefor, which will not be the case unless the Company has made a payment of principal or interest on the Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture (as defined herein) and the Company's obligations under the Declaration (as defined below), provides a full and unconditional guarantee on a senior unsecured basis by the Company of amounts due on the Trust Preferred Securities.

   The Company's obligations in respect of the Debentures and the Guarantee generally will be senior unsecured obligations of the Company. The Contract Adjustment Payments will be subordinated and junior in right of payment only to the Company's obligations under the Senior Indebtedness (as defined herein). "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is in parity or subordinate in right of payments to the Contract Adjustment Payments.


   If the holder of an Income PRIDES (unless a Tax Event Redemption has occurred) has not notified the Purchase Contract Agent (as defined herein) by the fifth Business Day immediately preceding the Purchase Contract Settlement Date, in the manner described herein, of its intention to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the Remarketing Agent (as defined herein), pursuant to the terms of the Remarketing Agreement and the Remarketing Underwriting Agreement (each as defined herein), will use its reasonable efforts to remarket the related Trust Preferred Security (bearing the Reset Rate) on the third Business Day immediately preceding the Purchase Contract Settlement Date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.5% of such Trust Preferred Security's stated liquidation amount plus accrued and unpaid distributions (including deferred distributions, if any) thereon. The proceeds from such remarketing, in an amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract. In addition, after deducting as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities, from any amount received in connection with such remarketing in excess of the aggregate stated liquidation amount of such Trust

Preferred Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, to the Purchase Contract Agent for the benefit of such holder. If, despite using its reasonable efforts the Remarketing Agent fails to remarket the Trust Preferred Securities at a price not less than 100% of their aggregate stated liquidation amount plus accrued and unpaid distributions (including deferred distributions, if any), the remarketing will be deemed to have failed (a "Failed Remarketing") and the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided, that if the Company exercises such rights as a secured Party with respect to such Trust Preferred Securities, any accrued and unpaid distributions (including any deferred distributions, if any) on such Trust Preferred Securities will be paid in cash by the Company to the holder of record of such Trust Preferred Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date.

   Pursuant to the Remarketing Agreement and subject to the terms of the
Remarketing Underwriting Agreement, on or prior to the    Business Day
immediately preceding the Purchase Contract Settlement Date, but no earlier
than the    Business Day immediately preceding the Purchase Contract
Settlement Date, holders of separate Trust Preferred Securities which are not components of Income PRIDES may elect, in the manner described herein, to have their Trust Preferred Securities remarketed by the Remarketing Agent. Holders of Trust Preferred Securities electing to have their Trust Preferred Securities remarketed will also have the right to withdraw such election on
or prior to the    Business Day immediately preceding the Purchase Contract
Settlement Date.

   On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder (including, initially, an Underwriter) of an Income PRIDES (unless a Tax Event Redemption has occurred) will have the right to substitute for the related Trust Preferred Securities held by the Collateral Agent zero-coupon U.S. Treasury Securities (CUSIP No. ),
which are principal strips of the    % U.S. Treasury Securities that mature
on the Business Day immediately preceding the Purchase Contract Settlement Date (the "Treasury Securities"), in an amount per Income PRIDES equal to the Stated Amount per Trust Preferred Security thereby creating Growth PRIDES. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitutions only in integral multiples of 20 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has became a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES (but obtaining the release of the appropriate Applicable Ownership Interest of the Treasury Portfolio rather than the Trust Preferred Securities), at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Treasury Securities will be substituted for the Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to recreate Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Incoming PRIDES.


   A holder of Growth PRIDES will have the right to subsequently recreate Income PRIDES at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution (but using the appropriate Applicable

Ownership Interest of the Treasury Portfolio rather than Trust Preferred Securities) only in integral multiples of 32,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be substituted for the Treasury Security and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments are at a higher rate for Income PRIDES than for Growth PRIDES, holders of Growth PRIDES wishing to recreate Income PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last payment date through the date of substitution on the Income PRIDES being recreated by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Growth PRIDES.


   On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder of a Growth PRIDES (unless a Tax Event Redemption has occurred) will have the right to substitute for the related Treasury Securities held by the Collateral Agent Trust Preferred Securities in an amount per Growth PRIDES equal to the Stated Amount per Treasury Security, thereby creating Income PRIDES. Such Trust Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Holders of Growth PRIDES may make such substitutions only in integral multiples of 20 Growth PRIDES; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution only in integral multiples of 32,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date (but obtaining the release of the appropriate Applicable Ownership Interest of the Treasury Portfolio rather than the Treasury Securities). In the event that Contract Adjustment Payments are at a higher rate for Income PRIDES than for Growth PRIDES, holders of Growth PRIDES wishing to create Income PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Income PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Growth PRIDES. Upon the substitution of Trust Preferred Securities for the related Treasury Securities as collateral, such Treasury Securities will be released to the Growth PRIDES holder as described herein. A holder of such Income PRIDES will have the right to subsequently recreate Growth PRIDES by delivering 20 Income PRIDES to the Purchase Contract Agent plus a Treasury Security to the Collateral Agent in exchange for 20 Growth PRIDES and the release of the 20 related Trust Preferred Securities to such Income PRIDES holder; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being recreated by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES.

   If a Failed Remarketing has occurred, each holder of Trust Securities (including, following the distribution of the Debentures upon a dissolution of the Trust as described herein, such Debenture holders) holding such Trust Securities or Debentures, as the case may be, following the Purchase Contract Settlement Date will have the right, in the case of the Trust Securities, to require the Trust to put to the Company the related Debentures or, in the case of the Debentures, to put such Debentures directly to the Company on
     , 2001, upon at least three Business Days' prior notice, at a price equal to the principal amount thereof, plus accrued and unpaid interest (including deferred interest), if any, thereon. Upon the repurchase of such Debentures by the Company, (i) the proceeds from such repurchase shall simultaneously be applied (in the case of Trust Securities) to redeem such Trust Securities of such holder having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased and
(ii) any accrued and unpaid distributions (including deferred distributions) with respect to such Trust Securities will be paid to such holder in cash.

    On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) has had the Trust Preferred Securities related to such holder's Purchase Contract remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "Description of the Purchase Contracts -- Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied, pursuant to the exercise of such rights by the Company to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.


   In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles (in the case of Income PRIDES) such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, will be released to the holder as described herein.

   The Company will have the right at any time to dissolve the Trust, after satisfaction of liabilities to creditors, and cause the Debentures to be distributed to the holders of the Trust Securities. If the Debentures are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Debentures to be listed on such exchange on which the Trust Preferred Securities are then listed, including, if applicable, the New York Stock Exchange.


   The Debentures (and, thus, the Trust Securities) are redeemable at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days prior notice upon the occurrence and continuation of a Tax Event (as defined herein) under the circumstances described herein (a "Tax Event Redemption"). If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities at a redemption price (the "Redemption Price") per Trust Security equal to the Redemption Amount (as defined herein) plus accrued and unpaid distributions including deferred distributions, if any, thereon to the date fixed for redemptions and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interests in the Trust or in the Debentures will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase, on behalf of the holders of Income PRIDES, the Treasury Portfolio and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holder of such Income PRIDES. See "Description of the Debentures -- Tax Event Redemption." Such Treasury Portfolio will be substituted for the Trust Preferred Securities and will be pledged to the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES AND THE COMMON STOCK OF THE COMPANY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                        PROSPECTUS SUPPLEMENT SUMMARY


   The following summary information is qualified in its entirety by the more detailed information and consolidated financial statements of the Company appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement or in the documents incorporated herein or in the accompanying Prospectus by reference. A listing of the pages on which certain definitions of capitalized terms used in this Prospectus Supplement Summary and elsewhere in this Prospectus Supplement are defined is set forth in the "Index of Terms for Prospectus Supplement" herein. Except as otherwise noted, all information in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment option. Unless the context otherwise requires, the terms "Cendant" and "Company" refer to Cendant Corporation and its consolidated subsidiaries.

                                 THE COMPANY

   The Company is one of the foremost consumer and business services companies in the world. The Company was created through the merger (the "Merger") of CUC International Inc. ("CUC") and HFS Incorporated ("HFS") in December 1997 and provides all of the services formerly provided by each of CUC and HFS, including technology-driven, membership-based consumer services, travel services and real estate services. See "The Company."

                                  THE TRUST

   The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, executed by the Company, as sponsor (the "Sponsor"), and certain of the trustees of the Trust (the "Cendant Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 5, 1998. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. See "The Trust."


                                 THE OFFERING


Securities Offered ............  20,000,000 FELINE PRIDES, consisting of
                                   ,000,000 Income PRIDES and at least
                                 2,000,000 Growth PRIDES, and at least
                                 2,000,000 separate Trust Preferred
                                 Securities.    ,000,000 Trust Preferred
                                 Securities will be initially issued and held as a component of the Income PRIDES.

Issuers .......................  Cendant Corporation and Cendant Capital I.


Stated Amount .................  $50 per FELINE PRIDES.


Listing of the Income
 PRIDES, Growth PRIDES and
 Trust Preferred Securities ...  Application will be made to list the Income
                                 PRIDES, the Growth PRIDES and the Trust
                                 Preferred Securities on the NYSE, subject to official notice of issuance. See
                                 "Underwriting."

NYSE Symbol of Common Stock ...  "CD"

Use of Proceeds ..............  Substantially all of the proceeds from the sale of the Growth PRIDES will be used to
                                 purchase the underlying Treasury Securities
                                 to be transferred to holders of the Growth
                                 PRIDES pursuant to the terms thereof, and
                                 the Company will receive no proceeds from
                                 the sale of the Growth PRIDES. All or
                                 substantially all of the proceeds from the
                                 sale of the Income PRIDES, the Trust
                                 Preferred Securities which are not
                                 components of Income PRIDES and the Common
                                 Securities will be invested by the Trust in
                                 Debentures of the Company. The Company
                                 currently anticipates using all of the net
                                 proceeds from the sale of the Debentures,
                                 estimated to be approximately $    million,
                                 to repay outstanding indebtedness under the
                                 Company's revolving credit facilities,
                                 including (i) $   million of outstanding
                                 indebtedness under the $1.25 billion 364-Day
                                 Competitive Advance and Revolving Credit
                                 Agreement dated as of October 2, 1996, as
                                 amended and restated, among the Company (as
                                 successor by Merger with HFS), the lenders
                                 named therein (the "Lenders") and The Chase
                                 Manhattan Bank ("Chase"), as Administrative
                                 Agent (the "364-Day Revolving Credit
                                 Facility") and (ii) $   million of
                                 outstanding indebtedness under the $750
                                 million Five-Year Competitive Advance and
                                 Revolving Credit Agreement dated as of
                                 October 2, 1996, as amended and restated, among the Company, the Lenders and Chase (the "Five Year Revolving Credit Facility" and, together with the 364-Day Revolving Credit Facility, the "Revolving Credit Facilities").

                                 The 364-Day Revolving Credit Facility will mature on September 30, 1998, provided that the Company is entitled to annually request a 364-day extension of such maturity date, and the Five Year Revolving Credit Facility will mature on October 1, 2001.

                                 The 364-Day Revolving Credit Facility and the Five Year Revolving Credit Facility provide for revolving loans which bear interest, at the option of the Company, at rates based on competitive bids of Lenders participating in such facilities, at a prime rate or at LIBOR plus a margin approximating
                                 22.5 basis points. The proceeds of such
                                 loans have been used for general corporate purposes, primarily for business acquisitions.

                                 Chase is an affiliate of Chase Securities
                                 Inc., an Underwriter.

Components of FELINE PRIDES ...  The 20,000,000 FELINE PRIDES offered hereby
                                 will initially consist of (A)   ,000,000
                                 units referred to as Income PRIDES and (B)
                                 at least 2,000,000 units referred to as
                                 Growth PRIDES. Each Income PRIDES will
                                 initially consist of a unit comprised of (a)
                                 a Purchase Contract under which (i) the
                                 holder will purchase from the Company on the
                                 Purchase Contract Settlement Date, for an
                                 amount of cash equal to the Stated Amount, a
                                 number of newly issued shares of Common
                                 Stock of the Company equal to the Settlement
                                 Rate, and (ii) the Company will pay Contract
                                 Adjustment Payments at the rate of   % of
                                 the Stated Amount per annum to the holder,
                                 and (b) either
                                 beneficial ownership of a   % Trust
                                 Originated Preferred Security, having a
                                 stated liquidation amount equal to the
                                 Stated Amount, representing a preferred,
                                 undivided beneficial interest in the assets
                                 of the Trust or upon the occurrence of a Tax
                                 Event Redemption prior to the Purchase
                                 Contract Settlement Date, the appropriate
                                 the Applicable Ownership Interest in the
                                 Treasury Portfolio. The purchase price of
                                 each Income PRIDES will be allocated between
                                 the related Purchase Contract and the
                                 related Trust Preferred Security in
                                 proportion to their respective fair market
                                 values at the time of purchase. Each Growth
                                 PRIDES will initially consist of a unit
                                 comprised of (a) a Purchase Contract under
                                 which (i) the holder will purchase from the
                                 Company on the Purchase Contract Settlement
                                 Date, for an amount in cash equal to the
                                 Stated Amount, a number of newly issued
                                 shares of Common Stock of the Company, equal
                                 to the Settlement Rate, and (ii) the Company
                                 will pay Contract Adjustment Payments at the
                                 rate of   % of the Stated Amount per annum
                                 and (b) a 1/20 undivided beneficial interest
                                 in a   % Treasury Security having a
                                 principal amount of $1,000 and maturing on
                                     , 2001. The purchase price of each
                                 Growth PRIDES will be allocated between the
                                 related Purchase Contract and the related interest in the Treasury Security in proportion to their respective fair market values at the time of purchase.

                                 The applicable distribution rate on the
                                 Trust Preferred Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, to be determined by a nationally recognized investment banking firm chosen by the Company (the "Reset Agent"). See "Description of the Trust Preferred Securities -- Market Rate Reset."

                                 The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, to cause the Debentures to be distributed to the holders of the Trust Preferred Securities. References herein to Trust Preferred Securities, unless the context otherwise requires, mean (i) the Trust Preferred Securities or (ii) the Debentures which have been delivered to the holders of the Trust Preferred Securities upon dissolution of the Trust. In addition, as described below, upon the occurrence of a Tax Event (as defined herein) prior to the Purchase Contract Settlement Date, the Company may at its option cause the Debentures (and, thus, the Trust Preferred Securities) to be redeemed at the Redemption Price and the Treasury Portfolio will be substituted for the redeemed Trust Preferred Securities in the manner described herein to secure the Income PRIDES holders' obligations under their related Purchase Contracts. The distribution rate and the payment dates for the Trust Preferred Securities will correspond to the interest rate and the payment dates for the Debentures, which will be the sole assets of the Trust. As long as a FELINE PRIDES is in the form of an Income PRIDES or Growth PRIDES, the related Trust Preferred Securities, Treasury Securities or the Treasury Portfolio, as applicable, will be pledged pursuant to a pledge agreement, to be dated as of February , 1998 (the "Pledge Agreement"), between the Company and The Chase Manhattan Bank, as collateral agent for the Company (together with any successor thereto in such capacity, the "Collateral Agent"), to secure the holder's obligation to purchase Common Stock under the related Purchase Contract. See "Risk Factors."

Purchase Contract Agreement ...  The FELINE PRIDES will be issued under a
                                 Purchase Contract Agreement, to be dated as
                                 of February   , 1998 (the "Purchase Contract
                                 Agreement"), between the Company and The
                                 First National Bank of Chicago, as agent for the holders of the FELINE PRIDES (together with any successor thereto in such capacity, the "Purchase Contract Agent").


Substitution of Pledged
Securities ....................  Each holder of an Income PRIDES will have the right, on or prior to the fifth Business
                                 Day immediately preceding the Purchase
                                 Contract Settlement Date, to substitute for the related Trust Preferred Securities held by the Collateral Agent zero-coupon U.S. Treasury Securities in an amount per Income PRIDES equal to the Stated Amount per Trust Preferred Security. Such Treasury Securities will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitutions only in integral multiples of 20 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES (but obtaining the release of the appropriate Applicable Ownership Interest of the Treasury Portfolio rather than the Trust Preferred Securities) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES.


                                 Each holder of Growth PRIDES will have the right, on or prior to the fifth Business Day immediately preceding the Purchase

                                 Contract Settlement Date, to create Income
                                 PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution (but using the Treasury Portfolio rather than Trust Preferred Securities) only in integral multiples of 32,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments are at a higher rate for Income PRIDES than for Growth PRIDES, holders of Growth PRIDES wishing to create Income PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Income PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Growth PRIDES. See "Description of the FELINE PRIDES -- Substitution of Pledged Securities."

                                 Holders who elect to substitute Pledged
                                 Securities (as defined in "Description of the Purchase Contracts -- Pledged Securities and Pledge Agreement"), will be responsible for any fees or expenses payable in connection therewith. See "Certain Provisions of the Purchase Contract Agreements and the Pledge Agreement -- Miscellaneous."


Recreating Income PRIDES
 or Growth PRIDES .............  On or prior to the fifth Business Day immediately preceding the Purchase Contract
                                 Settlement Date, a holder of Growth PRIDES will have the right to recreate Income PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution (but using the Treasury Portfolio rather than Trust Preferred Securities) only in integral multiples of 32,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments are at a higher rate for Income PRIDES than for Growth PRIDES, holders of Growth PRIDES wishing to recreate Income PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Income PRIDES being recreated by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Growth PRIDES.


                                 On or prior to the fifth Business Day
                                 immediately preceding the Purchase Contract
                                 Settlement Date, a holder of Income PRIDES will have the right to subsequently recreate Growth PRIDES by delivering 20 Income PRIDES to the Purchase Contract Agent plus a Treasury Security to the Collateral Agent in exchange for 20 Growth PRIDES and the release of the 20 related Trust Preferred Securities to such Income PRIDES, holder; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to recreate Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being recreated by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES. See "Description of the FELINE PRIDES -- Recreating Income PRIDES and Growth PRIDES."

Current Payments ..............  Holders of Income PRIDES will be entitled to receive aggregate cash distributions at a
                                 rate of   % of the Stated Amount per annum
                                 from and after     16, 1998, payable
                                 quarterly in arrears, consisting of
                                 cumulative cash distributions on the related
                                 Trust Preferred Securities or the Treasury
                                 Portfolio, as applicable, payable at the
                                 rate of   % of the Stated Amount per annum,
                                 and Contract Adjustment Payments, payable by
                                 the Company at the rate of   % of the Stated
                                 Amount per annum, subject (in the case of both the distributions on the Trust Preferred Securities and of the Contract Adjustment Payments), to the Company's right to defer the payment of such amounts. The ability of the Trust to make the quarterly distributions on the related Trust Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company's obligations with respect to the Debentures will be senior and unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of the Company.

                                 If a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date as described herein and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as a portion of the cumulative quarterly distribution to the holders of Income PRIDES, will not be deferred.

                                 Holders of Growth PRIDES will be entitled to
                                 receive quarterly cash distributions of
                                 Contract Adjustment Payments, payable by the
                                 Company at the rate of   % of the Stated
                                 Amount per annum, subject to the Company's rights of deferral described herein. In addition, OID would continue to accrue on the related Treasury Securities. See "Risk Factors -- Right to Defer Current Payments."

Contract Adjustment Payments ..  Contract Adjustment Payments will be fixed
                                 at a rate per annum of   % of the Stated
                                 Amount per Purchase Contract in the case of
                                 Income PRIDES, and   % of the Stated Amount
                                 per Purchase Contract, in the case of Growth
                                 PRIDES. The Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Senior Indebtedness. See "Description of the Purchase Contracts -- Contract Adjustment Payments."

Option to Extend Distribution
 Payment Periods ..............  The Company has the right at any time, and from time to time, limited to a period not
                                 extending beyond the maturity date of the
                                 Debentures, to defer the interest payments
                                 due on the Debentures. As a consequence of
                                 such deferral, the corresponding quarterly
                                 distributions to holders of Trust Preferred
                                 Securities and Income PRIDES would be
                                 deferred (but despite such deferral, would
                                 continue to accumulate quarterly and would
                                 accrue interest thereon compounded quarterly
                                 at the rate of   % per annum through and
                                 including     15, 2001, and at the Reset
                                 Rate thereafter). The Company also has the
                                 right to defer the payment of Contract
                                 Adjustment Payments on the related Purchase
                                 Contracts until no later than the Purchase
                                 Contract Settlement Date; however, such
                                 deferred Contract Adjustment Payments will
                                 bear additional Contract Adjustment Payments
                                 at the rate of   % per annum (the higher of
                                 (i) the rate which would accrue on Income
                                 PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments) (such deferred Contract Adjustment Payments together with such additional Contract Adjustment Payments shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts --Contract Adjustment Payments." If interest payments on the Debentures or the Contract Adjustment Payments are deferred, the Company has agreed, among other things, not to declare or pay any dividend on or repurchase its capital stock (subject to certain exceptions) during the period of such deferral. If a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the appropriate Applicable Ownership Interest Treasury Portfolio as a portion of the cumulative quarterly distributions to the holders of Income PRIDES will not be deferred.
                                 In the event that the Company elects to
                                 defer the payment of Contract Adjustment
                                 Payments on the related Purchase Contracts until the Purchase Contract Settlement Date, each holder of the related Income PRIDES or Growth PRIDES will receive on the Purchase Contract Settlement Date in respect of such Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by
                                 (y) the Applicable Market Value (as defined herein). See "Description of the Purchase Contracts -- Option to Defer Contract Adjustment Payments."

Payment Dates .................  Subject to the deferral provisions described herein, the current payments described above
                                 in respect of the Income PRIDES will be
                                 payable quarterly in arrears on February 16,
                                 May 16, August 16 and November 16 of each
                                 year, commencing     16, 1998, through and
                                 including (i) in the case of the Contract
                                 Adjustment Payments, the earlier of the
                                 Purchase Contract Settlement Date or the most recent such quarterly date on or prior to any early settlement of the related Purchase Contracts and (ii) in the case of Trust Preferred Securities, the most recent such quarterly date on or prior to the earlier of the Purchase Contract Settlement Date and the date the liquidation amount of a Trust Preferred Security, together with all accumulated and unpaid distributions thereon (each, a "Payment Date").

Remarketing ...................  Unless a Tax Event Redemption has occurred, pursuant to a remarketing agreement (the
                                 "Remarketing Agreement") dated as of     ,
                                 1998, among the Company, the Trust, the
                                 Purchase Contract Agent and a nationally recognized investment banking firm chosen by the Company (the "Remarketing Agent"), and subject to the terms of a Remarketing Underwriting Agreement to be dated as of the third Business Day immediately preceding the Purchase Contract Settlement Date among such parties (the "Remarketing Underwriting Agreement"), the Trust Preferred Securities of such Income PRIDES holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts with separate cash, will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Trust

                                 Preferred Securities (bearing the Reset
                                 Rate) on such date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Security, plus accrued and unpaid distributions (including any deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will be automatically applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including any deferred distributions), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders, whose Trust Preferred Securities are so remarketed will not otherwise be responsible for any Remarketing Fee in connection therewith. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related Trust Preferred Securities of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions, including deferred distributions, if any, resulting in a Failed Remarketing, the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts, provided, that if the Company exercises such rights as a secured party with respect to such Trust Preferred Securities, any accrued and unpaid distributions (including any deferred distributions) on such Trust Preferred Securities will be paid in cash by the Company to the holder of record of such Trust Preferred Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent. See "Description of the Purchase Contracts -- Remarketing."


Purchase Contract Settlement
Date ..........................        16, 2001.

Settlement of Purchase
Contracts .....................  On the Business Day immediately preceding the Purchase Contract Settlement Date,
                                 unless a holder of Income PRIDES or Growth
                                 PRIDES (i) has settled the related Purchase
                                 Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day prior to the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) has had the Trust Preferred Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or
                                 (iv) an event described under "Description of the Purchase Contracts -- Termination" has occurred, (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the related Trust Preferred Securities in accordance with the applicable law, and (B) in the case of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied, pursuant to the exercise of such rights by the Company to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

                                 In the event that a holder of either Income
                                 PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, in the case of an Income PRIDES, settles such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, will be released to such holder as described herein.


Settlement Rate ...............  The number of newly issued shares of Common
                                 Stock issuable upon settlement of each
                                 Purchase Contract on the Purchase Contract
                                 Settlement Date (the "Settlement Rate") will
                                 be calculated as follows (subject to
                                 adjustment under certain circumstances): (a)
                                 if the Applicable Market Value is equal to
                                 or greater than $    (the "Threshold
                                 Appreciation Price," which is approximately
                                   % above the last reported sale price of
                                 the Common Stock set forth on the cover page
                                 of the final Prospectus Supplement (the
                                 "Reference Price")), the Settlement Rate
                                 (which will be equal to the Stated Amount
                                 divided by the Threshold Appreciation Price)
                                 will be    ; accordingly, if, between the
                                 date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable

                                 Market Value of such Common Stock) will be
                                 equal to the Stated Amount; (b) if the
                                 Applicable Market Value is less than the
                                 Threshold Appreciation Price but greater
                                 than the Reference Price, the Settlement
                                 Rate will be equal to the Stated Amount
                                 divided by the Applicable Market Value;
                                 accordingly, if the market price for the
                                 Common Stock increases between the date of
                                 the final Prospectus Supplement and the
                                 period during which the Applicable Market
                                 Value is measured but such market price is
                                 less than the Threshold Appreciation Price,
                                 the aggregate market value of the shares of
                                 Common Stock issued upon settlement of each
                                 Purchase Contract (assuming that such market
                                 value is the same as the Applicable Market
                                 Value of such Common Stock) will be equal to
                                 the Stated Amount; and (c) if the Applicable
                                 Market Value is less than or equal to the
                                 Reference Price, the Settlement Rate (which
                                 will be equal to the Stated Amount divided
                                 by the Reference Price) will be    ;
                                 accordingly, if the market price for the Common Stock decreases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount. "Applicable Market Value" means the average of the Closing Price (as defined herein) per share of Common Stock on each of the twenty consecutive Trading Days (as defined herein) ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. See "Description of the Purchase Contracts -- General."


Early Settlement ..............  A holder of Income PRIDES (unless a Tax
                                 Event Redemption has occurred) may settle the related Purchase Contracts on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein, but only in integral multiples of 20 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may settle early only in integral multiples of 32,000 Income PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. A holder of Growth PRIDES may settle the related Purchase Contracts on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein (in either case, an "Early Settlement"). Upon such Early Settlement, (a) the holder will pay to the Company through the Purchase Contract Agent in immediately available funds an amount equal to the

                                 Stated Amount for each Purchase Contract to be settled and deliver the Income PRIDES or Growth PRIDES, as the case may be, to the Purchase Contract Agent, (b) the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, within three Business Days of the date of Early Settlement, will be transferred to the holder free and clear of the Company's security interest therein, and (c) the Company, within three Business Days of the date of Early Settlement, will deliver newly issued shares of Common Stock an amount equal to the Stated Amount divided by the Threshold Appreciation Price) to the holder for each Purchase Contract so settled. Upon Early Settlement, (i) the holder's rights to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited,
                                 (ii) the holder's right to receive
                                 additional Contract Adjustment Payments, if any, in respect of such Purchase Contracts will terminate and (iii) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, or any amount accrued in respect of Contract Adjustment Payments. See "Description of the Purchase Contracts -- Early Settlement."

Termination ...................  The Purchase Contracts and the rights and obligations of The Company and the holders of the FELINE PRIDES thereunder(including the right thereunder to receive accrued or Deferred Contract Adjustment Payments, if any, and the obligation to purchase Common Stock) will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash, and the payment of such cash to the holders, to the extent that the holder would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, there may be a delay before such release and distribution. In the event that the Company becomes the subject of a case under the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. The Company expects any such delay to be limited. See "Description of the Purchase Contracts -- Termination."


Voting and Certain Other
Rights ........................  Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees (as defined herein) and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred Securities --

                                 Voting Rights." Holders of Purchase
                                 Contracts forming part of the Income PRIDES or Growth PRIDES in their capacities as such holders will have no voting or other rights in respect of the Common Stock.


TRUST PREFERRED SECURITIES

The Trust .....................  The Trust is a Delaware statutory business trust. The sole assets of the Trust will consist of the Debentures. The Company will directly or indirectly own all of the Common Securities representing common undivided beneficial ownership interests in the assets of the Trust.

Trust Preferred Securities ....       % Trust Preferred Securities
                                 (liquidation amount $50 per Trust Preferred
                                 Security), representing preferred, undivided beneficial ownership interests in the assets of the Trust.


Distributions .................  Distributions on the Trust Preferred
                                 Securities, which will constitute all or a
                                 portion of the distributions on the Income
                                 PRIDES, will be cumulative, will accrue from
                                 the first date of issuance of the Trust
                                 Preferred Securities and will be payable
                                 initially at the annual rate of   % of the
                                 liquidation amount of $50 per Trust
                                 Preferred Security to but excluding the
                                 Purchase Contract Settlement Date, and in
                                 the case of Trust Preferred Securities that
                                 remain outstanding on and after the Purchase
                                 Contract Settlement Date, from the Purchase
                                 Contract Settlement Date to but excluding
                                          16, 2003, at the Reset Rate, in
                                 each case, when, as and if funds are
                                 available for payment. Subject to the
                                 distribution deferral provisions,
                                 distributions will be payable quarterly in
                                 arrears on each February 16, May 16, August
                                 16 and November 16, commencing          16,
                                 1998.


Market Rate Reset .............  The applicable quarterly distribution rate on the Trust Preferred Securities and the interest rate on the Debentures on and after the Purchase Contract Settlement Date, will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided, that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Reset Agent. See "Description of the Trust Preferred Securities -- Market Rate Reset."

 Optional Remarketing .........  Pursuant to the Remarketing Agreement and
                                 subject to the terms of Remarketing
                                 Underwriting Agreement, on or prior to the
                                     Business Day immediately preceding the
                                 Purchase Contract Settlement Date, but no
                                 earlier than the     Business Day
                                 immediately preceding the Purchase Contract
                                 Settlement Date, holders of separate Trust
                                 Preferred Securities which are not
                                 components of Income PRIDES may elect to
                                 have their Trust Preferred Securities
                                 remarketed, by delivering their Trust
                                 Preferred Securities along with a notice of
                                 such election to the Collateral Agent.
                                 Holders of Trust Preferred Securities
                                 electing to have their Trust Preferred
                                 Securities remarketed will also have the
                                 right to withdraw such election on or prior
                                 to the     Business Day immediately
                                 preceding the Purchase Contract Settlement
                                 Date. On the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Collateral Agent will deliver such Trust Preferred Securities to the Remarketing Agent for remarketing. The Remarketing Agent will use its reasonable efforts to remarket such Trust Preferred Securities (bearing the Reset Rate) on the third Business Day immediately preceding the Purchase Contract Settlement Date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Securities, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will be remitted by the Remarketing Agent to the Collateral Agent for the benefit of such Trust Preferred Securities holders. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including any deferred distributions), the Remarketing Agent will remit to the Collateral Agent the remaining portion of the proceeds, if any, for the benefit of such holder of Trust Preferred Securities. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the Trust Preferred Securities of such holders of Trust Prefered Securities at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions, including deferred distributions, if any, resulting in a Failed Remarketing, the Remarketing Agent will return such Trust Preferred Securities to the Collateral Agent to return such Trust Preferred Securities to such holders. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent. See "Description of the Trust Preferred Securities -- Optional Remarketing."

Distribution Deferral
 Provisions .................... The ability of the Trust to pay distributions on the Trust Preferred
                                 Securities will be solely dependent on the
                                 receipt of interest payments from the
                                 Company on the Debentures. The Company will
                                 have the right at any time, and from time to
                                 time, to defer the interest payments due on
                                 the Debentures for successive extension
                                 periods (the "Extension Periods") limited,
                                 in the aggregate, to a period not extending
                                 beyond the maturity date of the Debentures.
                                 The corresponding quarterly distributions on
                                 the Trust Preferred Securities would be
                                 deferred by the Trust (but would continue to
                                 accumulate quarterly and would accrue
                                 interest, compounded quarterly, at the rate
                                 of   % per annum through and including
                                     15, 2001, and at the Reset Rate thereafter)
                                 until the end of any such Extension Period.
                                 If a deferral of an interest payment occurs, the holders of the Trust Preferred
                                 Securities will be required to accrue
                                 interest income for United States federal income tax purposes in advance of the receipt of any corresponding cash distribution with respect to such deferred interest payment. See "Risk Factors -- Right to Defer Current Payments," "Description of the Trust Preferred Securities -- Distributions" and "Certain Federal Income
                                 Tax Consequences -- Income PRIDES -- Trust
                                 Preferred Securities -- Interest Income and
                                 Original Issue Discount."

Rights Upon Deferral of
 Distribution .................  During any period in which interest payments on the Debentures are deferred, interest
                                 will accrue on the Debentures (compounded
                                 quarterly) and the corresponding quarterly
                                 distributions on the Trust Preferred
                                 Securities will continue to accumulate with
                                 interest thereon at the rate of   % per
                                 annum through and including     15, 2001,
                                 and at the Reset Rate thereafter, compounded quarterly.

Liquidation Preference ........  In the event of any liquidation of the
                                 Trust, and after satisfaction of liabilities to creditors of the Trust, if any, holders will be entitled to receive Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities.


Put Option ....................  If a Failed Remarketing has occurred, holders of Trust Securities (including,
                                 following the distribution of the Debentures
                                 upon a dissolution of the Trust as described
                                 herein, such Debenture holders), holding
                                 such Trust Securities or Debentures, as the
                                 case may be, following the Purchase Contract
                                 Settlement Date will have the right, in the
                                 case of Trust Securities, to require the
                                 Trust to put to the Company the related
                                 Debentures, or in the case of Debentures, to
                                 put such Debentures directly to the Company
                                 on    , 2001, upon at least three Business
                                 Days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest (including deferred interest), if any, thereon. Upon the repurchase of such Debentures the proceeds of such repurchase shall simultaneously be applied (in the case of Trust Securities) to redeem such Trust Securities of such holder in an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased and (ii) any accrued and unpaid distributions (including deferred distributions) with respect to such Trust Securities will be paid to such holder in cash. See "Description of the Debentures -- Put Option."

Distribution of Debentures ....  In certain circumstances involving an
                                 Investment Company Event, the Trust would be dissolved, with the result that, after satisfaction of liabilities to creditors of the Trust, if any, Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis including the Collateral Agent. In such event an Income PRIDES would thereafter consist of beneficial ownership of a Debenture with a principal amount equal to the Stated Amount of such Income PRIDES and the related Purchase Contract, and such Debenture would be otherwise treated as if it were a Trust Preferred Security. See "Description of the Trust Preferred Securities -- Distribution of Debentures."


Tax Event Redemption ..........  The Debentures (and, thus, the Trust
                                 Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice in whole but not in part upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount together with accrued and unpaid distributions (including deferred distributions). See "Description of the Debentures -- Tax Event Redemption." If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of any Income PRIDES holders' interest in the Trust, will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to holders of such Income PRIDES. The Treasury Portfolio will be substituted for the Trust Preferred Security and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

                                 Other than in the event of a Tax Event
                                 Redemption, the Company will not have the ability to redeem the Debentures prior to their stated maturity date. See "Description of the Debentures -- Tax Event Redemption of Trust Preferred Securities."

 Guarantee ....................  The Company will irrevocably and unconditionally guarantee (the "Guarantee"), generally on a senior unsecured basis, the payment in full of (i) distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor, (ii) the redemption price of Trust Preferred Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) generally, the liquidation amount of the Trust Preferred Securities or the Redemption Price upon a Tax Event Redemption, to the extent the Trust has assets available for distribution to holders of Trust Preferred Securities in the event of a dissolution of the Trust. The Company's obligations under the Guarantee will be a senior unsecured obligation of the Company and will rank on a parity with all of the Company's other senior unsecured obligations. See "Description of the Guarantee."

Debentures ....................  Unless a Tax Event Redemption has occurred,
                                 the Debentures will mature on        16,
                                 2003, and will bear interest initially at
                                 the rate of      % per annum, payable
                                 quarterly in arrears on each February 16,
                                 May 16, August 16 and November 16,
                                 commencing        16, 1998. The interest
                                 rate on the Debentures, and the distribution
                                 rate on the Trust Preferred Securities, that
                                 remain outstanding after the Purchase
                                 Contract Settlement Date will be reset on
                                 the third Business Day immediately preceding
                                 the Purchase Contract Settlement Date to the
                                 Reset Rate determined by the Reset Agent.
                                 See "Description of Debentures -- Interest."
                                 Interest payments on the Debentures may be
                                 deferred from time to time by the Company
                                 for successive Extension Periods not
                                 extending, in the aggregate, beyond the
                                 stated maturity date of the Debentures.
                                 During any Extension Period, interest at the
                                 rate of      % per annum through and
                                 including        15, 2001, and at the Reset
                                 Rate thereafter would continue to accrue and compound quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, provided such new Extension Period does not extend beyond the stated maturity date of the Debentures. No interest shall be due during an Extension Period until the end of such period. During an Extension Period, the Company will be prohibited (subject to certain exceptions) from paying dividends on or purchasing any of its capital stock and making certain other restricted payments until quarterly interest payments are resumed and all amounts then due on the Debentures are paid. The Debentures will be senior unsecured obligations of the Company and will rank on a parity with all of the Company's other senior unsecured obligations. See "Description of the Debentures."

Federal Income Tax
Consequences Related to
the Income PRIDES, Growth
PRIDES and Trust Preferred
Securities ....................  Provided the Company does not exercise its right to defer interest on the Debentures, a beneficial owner of Income PRIDES and Trust Preferred Securities will include in gross income its pro rata share of the stated interest on the Debentures when such interest income is paid or accrued in accordance with its regular method of tax accounting. The Company intends to report the Contract Adjustment Payments as income to holders of Income PRIDES and Growth PRIDES, but holders should consult their tax advisors concerning the possibility that the Contract Adjustment Payments may be treated as loans, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. A beneficial owner of Growth PRIDES will be required to include in gross income its allocable share of any OID with respect to the Treasury Securities as it accrues on a constant yield to maturity basis. If a Tax Event Redemption has occurred, a beneficial owner of Income PRIDES will be required to include in gross income its allocable share of OID on the Treasury Portfolio as it accrues on a constant yield to maturity basis. See "Certain Federal Income Tax Consequences."

                             EXPLANATORY DIAGRAMS


   For illustrative purposes only, the following diagrams demonstrate some of the key features of Purchase Contracts, Income PRIDES and Growth PRIDES and the transformation of Income PRIDES into Growth PRIDES and Trust Preferred Securities. The hypothetical percentages, coupon rates and time periods below are for illustration only. There can be no assurance that the actual percentage of shares delivered will be limited by the range of hypothetical percentages shown. In addition, there can be no assurance that payment rates on the FELINE PRIDES will be at the levels set forth below.

   The following diagrams and the related text are not complete, are general in nature and are qualified in their entirety by more detailed information appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement and in documents which are on file with the Commission.


FELINE PRIDES PURCHASE CONTRACT

o Income PRIDES and Growth PRIDES both include a Purchase Contract under which the investor agrees to purchase shares of Common Stock of the Company at the end of three years. In addition, such Purchase Contracts include specified Contract Adjustment Payments as shown in the diagrams on the following pages.

                              PURCHASE CONTRACT
                              -----------------

VALUE OF DELIVERED SHARES AT MATURITY

Reference Price

Threshold Application Price

Common Stock Price


QUANTITY OF DELIVERED SHARES AT MATURITY

Deliver 100% of Shares

Deliver Between 77% and 100% of Shares

Deliver 77% of Shares

Reference Price

Threshold Appreciation Price

Common Stock Price

INCOME PRIDES

o Income PRIDES consist of two components as described below:

PURCHASE CONTRACT
-----------------

(Owed to Investor)

Shares + Contract Adjustment Payment 1.00% per annum paid quarterly

$50 at Maturity
(end of year 3)

(Owed to Company)



TRUST PREFERRED SECURITIES
--------------------------

(Owed to Investor)

6.25% per annum paid quarterly

(reset at end of year 3)

$50 at Maturity
(end of year 5)

(Owed to Investor)


o The investor owns the Trust Preferred Securities but will pledge them to the Company to secure its obligations under the Purchase Contract.



GROWTH PRIDES

o Growth PRIDES consist of two components as described below:

PURCHASE CONTRACT
-----------------

(Owed to Investor)

Shares + Contract Adjustement Payment 1.25% per annum paid quarterly

$50 at Maturity
(end of year 3)

(Owed to Company)


+


ZERO-COUPON TREASURY SECURITY
-----------------------------

$50 at Maturity
(end of year 3)

(Owed to Investor)

o The investor owns the Zero-Coupon Treasury Security but will pledge it to the Company to secure its obligations under the Purchase Contract.

TRUST PREFERRED SECURITIES

o Trust Preferred Securities have the terms described below:

(Owed to Investor)

6.25% per annum
paid quarterly

(reset at end of year 3)

$50 at Maturity
(end of year 5)

(Owed to Investor)

o The holder of Trust Preferred Securities which are a component of Income PRIDES has an option at the end of year 3 to either.

    o Cash settle the Purchase Contract for $50 and receive Trust Preferred Securities whose rate has been reset at the end of year 3, or

    o Cash settle the Purchase Contract by allowing the Trust Preferred Securities to be included in the remarketing process.

o The holder of Trust Preferred Securities that are separate and not a component of Income PRIDES has the option at the end of year 3 to either.

    o Continue to hold the Trust Preferred Securities whose rate has been reset at the end of year 3, or

    o Deliver the Trust Preferred Securities to the Collateral Agent to be included in the remarketing process.

TRANSFORMING INCOME PRIDES INTO GROWTH PRIDES AND TRUST PRIDES SECURITIES

o To create a Growth PRIDES, the investor separates an Income PRIDES into its two components -- the Purchase Contract and the Trust Preferred Securities -- and then combines the Purchase Contract with a specific Zero-Coupon Treasury Security which matures concurrently with the maturity of the Purchase Contract.

o The investor owns the Zero-Coupon Treasury Security but will pledge it to the Company to secure its obligations under the Purchase Contract.

o The Zero-Coupon Treasury Security together with the Purchase Contract constitute a Growth PRIDES. The Trust Preferred Securities which are no longer a component of the Income PRIDES are tradeable as separate securities.

PURCHASE CONTRACT
-----------------

(Owed to Investor)

Shares

+
Contract Adjustment
Payment
1.00% per annum
paid quarterly

$50 at Maturity
(end of year 3)

(Owed to Company)


TRUST PREFERRED SECURITIES
--------------------------

(Owed to Investor)

6.25% per annum paid quarterly

(reset at end of year 3)

$50 at Maturity
(end of year 5)

(Owed to Investor)

Income PRIDES


PURCHASE CONTRACT
-----------------

(Owed to Investor)

Shares

+
Contract Adjustment Payment
1.25% per annum
paid quarterly

$50 at Maturity
(end of year 3)

(Owed to Company)

+

Zero-Coupon Treasury Security
-----------------------------

$50 at Maturity
(end of year 3)

(Owed to Investor)

Growth PRIDES

+

TRUST PREFERRED SECURITIES
--------------------------

(Owed to Investor)

6.25% per annum paid quarterly

(reset at end of year 3)

$50 at Maturity
(end of year 5)

(Owed to Investor)

o The investor can also transform Growth PRIDES and Trust Preferred Securities into Income PRIDES.

                                 RISK FACTORS

   Potential purchasers of the FELINE PRIDES offered hereby should carefully consider the risk factors set forth herein under "Risk Factors" as well as other information contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference therein.

INVESTMENT IN FELINE PRIDES REQUIRES HOLDERS TO PURCHASE COMMON STOCK; RISK OF DECLINE IN EQUITY VALUE

   Although holders of the FELINE PRIDES will be the beneficial owners of the related Trust Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, prior to the Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds of the repurchase by the Company of the related Debentures or the principal of the related Treasury Securities, or the applicable Appropriate Ownership Interest of the Treasury Portfolio, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder of Income PRIDES has cash settled, following the Purchase Contract Settlement Date, the holder will own shares of Common Stock rather than a beneficial interest in Trust Preferred Securities. See "Description of the Purchase Contracts -- General." There can be no assurance that the market value of the Common Stock receivable by the holder on the Purchase Contract Settlement Date will be equal to or greater than the Stated Amount of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock is less than the Reference Price the aggregate market value of the Common Stock issued to the holder in settlement of each Purchase Contract on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount paid for the FELINE PRIDES and the market value per share of such Common Stock will be less than the effective price per share paid by each holder for such Common Stock on the date hereof, in which case an investment in the Securities will result in a loss. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION

   The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the
Threshold Appreciation Price (which represents an appreciation of    % over
the Reference Price). Moreover, in such event, holders of FELINE PRIDES would
receive on the Purchase Contract Settlement Date only    % (the percentage
equal to the Reference Price divided by the Threshold Appreciation Price) of the shares of Common Stock that such holders would have received if they had made a direct investment in the Common Stock on the date hereof, and
therefore would receive on the Purchase Contract Settlement Date only    % of
the appreciation in the value of the Common Stock in excess of the Threshold Appreciation Price through such date.

FACTORS AFFECTING TRADING PRICES

   The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to predict whether the price of the Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Trust Preferred Securities and Common Stock.

VOTING AND CERTAIN OTHER RIGHTS


   Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of Cendant Trustees, and generally will have no voting rights except in the limited circumstances described under "Description of the Trust Preferred Securities -- Voting Rights." Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on the Purchase Contract Settlement date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Articles of Incorporation or By-Laws of the Company and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on such amendment.


DILUTION OF COMMON STOCK


   The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See "Description of the Purchase Contracts -- Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. The Company is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Trust Preferred Securities and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.


POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

   It is not possible to predict how Income PRIDES, Growth PRIDES or Trust Preferred Securities will trade in the secondary market or whether such market will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. Application has been made to list the Income PRIDES, Growth PRIDES and Trust Preferred Securities on the NYSE. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities, the ability of holders to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES or Growth PRIDES were to substitute Treasury Securities or Trust Preferred Securities for Trust Preferred Securities or Treasury Securities, thereby converting their Income PRIDES to Growth PRIDES or their Growth PRIDES to Income PRIDES, as the case may be, the liquidity of Income PRIDES, Growth PRIDES and Trust Preferred Securities could be adversely affected. There can be no assurance that the Income PRIDES, Growth PRIDES or Trust Preferred Securities will not be delisted from the NYSE or that trading in the Income PRIDES, Growth PRIDES and Trust Preferred Securities will not be suspended as a result of the election by holders to create Income PRIDES or Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES, Growth PRIDES or Trust Preferred Securities to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES, Growth PRIDES and Trust Preferred Securities be outstanding at any time.

 PLEDGED SECURITIES ENCUMBERED

   Although the beneficial owners of FELINE PRIDES will be the beneficial owners of the related Trust Preferred Securities, Treasury Portfolio or Treasury Securities (together, the "Pledged Securities"), as applicable, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.

INVESTMENT COMPANY EVENT DISTRIBUTION

   Upon the occurrence of an Investment Company Event, the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis. Such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within a 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Preferred Securities, and will involve no material cost. In addition, the Company will have the right at any time to dissolve the Trust. See "Description of the Trust Preferred Securities -- Distribution of the Debentures."

   There can be no assurance as to the impact on the market prices for Income PRIDES of a distribution of the Debentures in exchange for Trust Preferred Securities upon a dissolution of the Trust. Because Income PRIDES will consist of Debentures and related Purchase Contracts upon the occurrence of the dissolution of the Trust as a result of an Investment Company Event or otherwise, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Trust Preferred Securities -- Distribution of the Debentures" and "Description of the Debentures -- General."

TAX EVENT REDEMPTION


   The Debentures (and, thus, the Trust Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, at any time prior to the Purchase Contract Settlement Date upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid distributions (including deferred distributions). See "Description of the Debentures -- Tax Event Redemption." If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holder of such Trust Securities. If the Tax Event Redemption has occurred prior the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Holders of Trust Preferred Securities, not held in the form of Income PRIDES, will receive redemption payments directly. The Treasury Portfolio will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts. There can be no assurance as to the impact on the market prices for the Income PRIDES of the substitution of the Treasury Portfolio as collateral in replacement of any Trust Preferred Securities so redeemed. See "Description of the Trust Preferred Securities -- Optional Redemption." A Tax Event Redemption will be a taxable event to the beneficial owners of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences -- Tax Event Redemption of Trust Preferred Securities."

 RIGHT TO DEFER CURRENT PAYMENTS

   The Company may, at its option, defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments will
bear Deferred Contract Adjustment Payments at the rate of    % per annum
(compounding on each succeeding Payment Date) until paid (the higher of (i) the rate which would accrue on Income PRIDES for such Payments and (ii) the rate which would accrue on Growth PRIDES for such payments). If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, will also terminate.

   In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts -- Contract Adjustment Payments."


   The Company also will have the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period at any time, and from time to time, on the Debentures. As a consequence of such an extension, quarterly distributions on the Trust Preferred Securities, held either as a component of the Income PRIDES or held separately, would be
deferred (but despite such deferrals would accrue interest at a rate of    %
per annum through and including February 15, 2001, and at the Reset Rate thereafter, compounded on a quarterly basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Debentures will be limited such that an Extension Period may not extend beyond the stated maturity of the Debentures. During any such Extension Period, (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank on a parity with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee (as defined herein)). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period may not extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Trust Preferred Securities -- Distributions" and "Description of the Debentures -- Option to Extend Interest Payment Period."

   The Company believes, and intends to take the position, that as of the issue date of the Debentures, the likelihood that it will exercise its right to defer payments of stated interest on the Debentures is remote and that, therefore, the Debentures should not be considered to be issued with OID as a result of the Company's right to defer payments of stated interest on the Debentures unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "Certain Federal Income Tax Consequences -- Trust Preferred Securities -- Interest Income and Original Issue Discount."

    Should the Company exercise its right to defer payments of interest by extending the interest payment period, each beneficial owner of Trust Preferred Securities held either as a component of the Income PRIDES or held separately would be required to include such beneficial owner's share of the stated interest on the Trust Preferred Securities in gross income, as OID, on daily economic accrual basis, regardless of such owner's method of tax accounting and in advance of receipt of the cash attributable to such income. As a result, each such beneficial owner of Trust Preferred Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and would not receive the cash from the Trust related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "Certain Federal Income Tax Consequences --Trust Preferred Securities -- Interest Income and Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should the Company determine to exercise such right in the future, the market price of the Trust Preferred Securities is likely to be affected. A holder that disposes of its Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Trust Preferred Securities (which represent a preferred, undivided beneficial interest in the assets of the Trust) may be more volatile than the market price of other securities that are not subject to such deferral. See "Certain Federal Income Tax Consequences --Trust Preferred Securities -- Interest Income and Original Issue Discount."


UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See "Certain Federal Income Tax Consequences."

PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT

   Although the Trust Preferred Securities constituting a part of the Income PRIDES will be issued pursuant to the Declaration, which will be qualified under the Trust Indenture Act, the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of FELINE PRIDES will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of the security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to the holders of FELINE PRIDES. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Information Concerning the Purchase Contract Agent."

RIGHTS UNDER THE GUARANTEE

   The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

   The Guarantee guarantees to the holders of the Trust Preferred Securities, generally on a senior unsecured basis, the payment of (i) any accrued and unpaid distributions that are required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available therefor, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Preferred Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and
(iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. The majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Debentures or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Debentures against the Company pursuant to the terms of the Indenture and the Debentures or (2) by such holder of the Institutional Trustee's or such holder's own rights against the Company to enforce payments on the Debentures. See "--Enforcement of Certain Rights by Holders of Trust Preferred Securities," "Description of the Debentures" and "Description of the Guarantee." The Declaration provides that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

   If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Trust Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as registered holder of the Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as the holder of the Debentures. The Indenture provides that the Debt Trustee (as defined herein) shall give holders of Debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Debentures, the Debt Trustee will be protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of such holders.

   If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default (as defined herein) after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures. In addition, if the Company fails to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the Debentures. In connection with such a Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder by the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Description of the Trust Preferred Securities -- Declaration Events of Default."

 LIMITED RIGHTS OF ACCELERATION

   The Institutional Trustee, as holder of the Debentures, may accelerate payment of the principal and accrued and unpaid interest on the Debentures only upon the occurrence and continuation of a Declaration Event of Default or Indenture Event of Default, which generally are limited to payment defaults, breach of certain covenants, certain events of bankruptcy, insolvency and reorganization of the Company and certain events of dissolution of the Trust. See "Description of the Trust Preferred Securities -- Declaration Events of Default." Accordingly, there is no right to acceleration upon default by the Company of its payment obligations under the Guarantee.

TRADING PRICE OF THE TRUST PREFERRED SECURITIES


   The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss. See "Certain Federal Income Consequences --Trust Preferred Securities -- Interest Income and Original Issue Discount" and "--Sales, Exchanges or Other Dispositions of Trust Preferred Securities."

                                 THE COMPANY

   The Company is one of the foremost consumer and business services companies in the world. The Company was created through the Merger of CUC and HFS in December 1997 and provides all of the services formerly provided by each of CUC and HFS, including technology-driven, membership-based consumer services, travel services and real estate services.

   Membership Services. The Company's membership-based consumer services provide more than 66.5 million members with access to a variety of goods and services worldwide. These memberships include such components as shopping, travel, auto, dining, home improvement, lifestyle, vacation exchange, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new homeowners with discounts for local merchants, and provides travelers with value-added tax refunds. The Company believes that it is the leading provider of membership-based consumer services of these types in the United States. The Company's membership activities are conducted principally through its Comp-U-Card division and certain of the Company's wholly-owned subsidiaries, FISI*Madison Financial Corporation, Benefit Consultants, Inc., Entertainment Publications, Inc. and SafeCard Services, Inc.

   Travel Services. The Company also provides services to consumers through intermediaries in the travel and real estate industries. In the travel industry, the Company, through certain of its subsidiaries, franchises hotels primarily in the mid-priced and economy markets. It is the world's largest hotel franchisor, operating the Days Inn(Registered Trademark), Ramada(Registered Trademark) (in the United States), Howard Johnson(Registered Trademark), Super 8(Registered Trademark), Travelodge(Registered Trademark) (in North America), Villager Lodge(Registered Trademark), Knights Inn(Registered Trademark) and Wingate Inn(Registered Trademark) franchise systems. Additionally, the Company owns the Avis worldwide vehicle rental system, which is operated through its franchisees and is the second-largest car rental system in the world (based on total revenues and volume of rental transactions). The Company currently owns approximately 27.5% of the capital stock of the world's largest Avis franchisee, Avis Rent A Car, Inc. The Company also owns Resort Condominiums International, Inc., a leading timeshare exchange organization. The Company also operates the second largest provider in North America of comprehensive vehicle management services and is the market leader in the United Kingdom among the four nationwide providers of fuel card services and the six nationwide providers of vehicle management services.

   Real Estate Services. In the residential real estate industry, the Company, through certain of its subsidiaries, franchises real estate brokerage offices under the Century 21(Registered Trademark), Coldwell Banker(Registered Trademark) and

Electronic Realty Associates(Registered Trademark) (ERA(Registered Trademark)) real estate brokerage franchise systems and is the world's largest real estate brokerage franchisor. Additionally, the Company, through Cendant Mobility Services Corporation, is the largest provider of corporate relocation services in the United States, offering relocation clients a variety of services in connection with the transfer of a client's employees. Through Cendant Mortgage Corporation, the Company originates, sells and services residential mortgage loans in the United States, marketing such services to consumers through relationships with corporations, affinity groups, financial institutions, real estate brokerage firms and other mortgage banks.

   As a franchisor of hotels, residential real estate brokerage offices and car rental operations, the Company licenses the owners and operators of independent businesses to use the Company's brand names. The Company does not own or operate hotels or real estate brokerage offices. Instead, the Company provides its franchisee customers with services designed to increase their revenue and profitability.

   Other. The Company also offers consumer software in various multimedia forms. During 1996, the Company acquired Davidson & Associates, Inc., Sierra On-Line, Inc. and Knowledge Adventure, Inc. These companies develop, publish, manufacture and distribute educational, entertainment and personal productivity interactive multimedia products for home and school use.

   The Company from time to time explores and conducts discussions with regard to acquisitions and other strategic corporate transactions in its industries and in other businesses. Historically, the Company has been involved in numerous transactions of various magnitudes including transactions in excess of $1 billion, for consideration which included cash or securities (including Common Stock) or combinations thereof. The Company will evaluate and pursue appropriate acquisition and combination opportunities as they arise. No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. In the past, acquisitions by the Company have involved both relatively small acquisitions and acquisitions which have been significant.


   As part of its regular on-going evaluation of acquisition opportunities, the Company is currently engaged in a number of separate and unrelated preliminary discussions concerning possible acquisitions. The Company is in the early stages of such discussions and has not entered into any agreement in principle with respect to any of these possible acquisitions. The purchase price for the possible acquisitions may be paid in cash, through the issuance of Common Stock (which would increase the number of shares of Common Stock outstanding), Preferred Stock, Debt Securities or other securities of the Company, borrowings, or a combination thereof. Prior to consummating any such possible acquisitions, the Company, among other things, will have to initiate and satisfactorily complete its due diligence investigation; negotiate the financial and other terms (including price) and conditions of such acquisitions; obtain appropriate Board of Directors, regulatory and other necessary consents and approvals; and secure financing. The Company cannot predict whether any such acquisitions will be consummated or, if consummated, will result in a financial or other benefit to the Company.


   The Company's principal executive offices are located at 6 Sylvan Way, Parsippany, New Jersey 07054 (telephone number: (973) 428-9700).

RECENT DEVELOPMENTS

   1997 Financial Results. On February 4, 1998, the Company announced its financial results for the year ended December 31, 1997. The Company reported diluted earnings per share of $1.00 for 1997, a 49% increase compared to $.67 earnings per share reported for 1996, excluding one-time charges recognized in both 1997 and 1996. The Company had revenues of $5.3 billion for 1997 compared with $3.9 billion for 1996, an increase of 36%, and net income of $872.2 million for 1997, excluding one-time charges, compared with $542.3 million of 1996, excluding one-time charges, an increase of 61%. On a pro forma basis, which assumes that the financial results include all of the Company's 1996 acquisitions, accounted for under the purchase method, as if they had occurred as of January 1, 1996, earnings per share for the year ended December 31, 1997, excluding one-time charges, was $1.00 representing a 43% increase over pro forma $.70 per share for the year ended December 31, 1996.

    When giving effect to one-time charges, the Company reported $.06 diluted earnings per share for the year ended December 31, 1997 and net income of $55.4 million for 1997 compared to $423.6 million for 1996. In 1997, one-time charges totaled $1.1 billion ($816.8 million after-tax, or $.94 per share) for merger related costs and unusual charges coincident with the Merger, as well as the merger of HFS and PHH Corporation which was consummated in April 1997. In 1996, one-time charges totaled $179.9 million ($118.7 million after-tax, or $.15 per share) related to three CUC mergers.

   Proposed Acquisition of American Bankers. On January 27, 1998, the Company made a proposal to acquire American Bankers Insurance Group Inc. ("American Bankers") for $58 per share in cash and stock, for an aggregate purchase price of approximately $2.7 billion on a fully diluted basis. On January 28, 1998, the Company commenced a tender offer to purchase approximately 23.5 million of American Bankers' common shares at a price of $58 per share in cash, which together with shares the Company owns will equal approximately 51% of the fully diluted shares of American Bankers. The Company proposes to exchange, on a tax free basis, shares of its common stock with a fixed value of $58 per share for the balance of American Bankers' common stock. The tender offer is subject to customary conditions and there can be no assurance that the Company will be successful in its proposal to acquire American Bankers.

   In connection with the Company's proposal to acquire American Bankers, the Company entered into a commitment letter, dated January 23, 1998, with The Chase Manhattan Bank and Chase Securities Inc. to provide a $1.5 billion 364-Day revolving credit facility (the "New Facility") which will mature 364 days after the execution of the definitive documentation relating thereto. The New Facility will bear interest, at the option of the Company, at rates based on competitive bids of lenders participating in such facilities at a prime rate or at LIBOR plus an applicable variable margin based on the Company's senior unsecured long-term debt rating.

   Harpur Acquisition. On January 20, 1998, the Company completed the acquisition of Harpur Group, Ltd., a leading fuel card and vehicle management company in the United Kingdom, from H-G Holdings, Inc. for approximately $186 million in cash plus future contingent payments of up to $20 million over the next two years.

   Jackson Hewitt Acquisition. On January 7, 1998, the Company completed the acquisition of Jackson Hewitt Inc. ("Jackson Hewitt"), for approximately $480 million in cash, or $68 per share of common stock of Jackson Hewitt. Jackson Hewitt is the second largest tax preparation service system in the United States with locations in 41 states. Jackson Hewitt franchises a system of approximately 2,050 offices that specialize in computerized preparation of federal and state individual income tax returns.

   Interval Divestiture. On December 17, 1997, in connection with the merger with HFS, the Company completed the divestiture of its timeshare exchange subsidiary, Interval International Inc., as contemplated by the consent decree with the Federal Trade Commission.

   Providian Acquisition. On December 10, 1997, the Company announced that it had entered into a definitive agreement to acquire Providian Auto and Home Insurance Company ("Providian") and its subsidiaries from an Aegon N.V. subsidiary for approximately $219 million in cash. Providian sells automobile insurance to consumers through direct response marketing in 45 states and the District of Columbia. The closing of this transaction is subject to customary conditions, including regulatory approval and is anticipated to occur in the spring of 1998.

   Hebdo Mag Acquisition. On October 3, 1997, the Company completed the acquisition of all of the outstanding capital stock of Hebdo Mag International Inc. ("Hebdo Mag") in exchange for the issuance of shares of preferred stock of Getting to Know You of Canada Ltd., an indirect wholly-owned subsidiary of the Company, exchangeable for shares of Common Stock (the "Hebdo Acquisition Shares") and the assumption of certain options of Hebdo Mag exchanged for options to acquire shares of Common Stock, such Hebdo Acquisition Shares or options having an aggregate value of approximately $440 million. Based in Paris, France, Hebdo Mag is an international publisher of over 150 titles and distributor of classified advertising information with operations in twelve countries, including Canada, France, Sweden, Hungary, the United States, Italy, Russia and Holland. The Hebdo Mag Acquisition was accounted for in accordance with the pooling-of-interests method of accounting.

                       SUMMARY HISTORICAL AND PRO FORMA
                     FINANCIAL INFORMATION OF THE COMPANY

The following summary historical and pro forma consolidated financial data of Cendant should be read in conjunction with (i) the Cendant historical financial statements and notes thereto and: (ii) the pro forma financial information of Cendant. Such information is contained in Cendant's Current Reports on Forms 8-K, dated January 29, 1998 and February 13, 1998, respectively, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."





                                                             YEAR ENDED DECEMBER 31,                                 NINE MONTHS
                                ----------------------------------------------------------------------------------       ENDED
                                                                                                    PRO FORMA      SEPTEMBER 30,
                                   1992        1993        1994          1995           1996          1996 (3)          1997 (4)
                                ---------- ----------  ------------ ------------  --------------- ---------------  ----------------
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income Statement Data:
 (1)(2)
 Net Revenues................  $1,835.5      $2,136.4    $2,446.7      $2,992.1      $ 3,908.8      $ 4,475.3          $3,890.0
                                ---------- ----------  ------------ ------------  --------------- ---------------  ---------------
 Expenses:
  Total expenses exclusive
   of depreciation,
   amortization and
   interest..................   1,512.4       1,628.5     1,874.6(6)    2,362.6(7)     3,001.8(8)(9)  3,395.7(10)       2,908.3
  Depreciation and
   amortization..............      68.5          80.8        97.2         112.9          167.9          234.3             190.6
  Interest, net..............      17.6          13.9        10.6          13.3           25.4           48.2              43.9
                                ---------- ----------  ------------ ------------  --------------- ---------------  ---------------
 Total expenses..............   1,598.5       1,723.2     1,982.4       2,488.8        3,195.1        3,678.3           3,142.8
                                ---------- ----------  ------------ ------------  --------------- ---------------  ---------------
 Income before income taxes
 and extraordinary loss......     237.0         413.2       464.3         503.3          713.7          797.0             747.2
 Net income..................     153.2         209.2(5)    286.6(6)      302.8(7)       423.6(8)(9)    473.4(10)         400.7
 Net income per share (fully
  diluted)...................  $    .30      $    .34(5) $    .41(6)   $    .41(7)   $     .52(8)(9)$     .56(10)      $    .47
 Weighted average shares
  outstanding (fully
  diluted)...................     519.2         607.7       702.2         748.7          820.6          851.1             877.4

                                                           AT DECEMBER 31,
                                ------------------------------------------------------------------    AT SEPTEMBER 30,
                                   1992        1993        1994          1995           1996               1997
                                ---------- ----------  ------------ ------------  --------------- --------------------
Balance sheet data: (1)(2)
 Total assets................  $6,027.2      $6,698.8    $7,437.0      $8,994.4      $13,588.4          $14,997.0
 Long-term debt..............     303.5         394.1       420.0         354.0        1,004.6            2,422.5
 Assets under management and
  mortgage programs..........   3,805.7       4,058.8     4,115.4       4,955.6        5,729.2            5,602.2
 Debt under management and
  mortgage programs..........   3,273.1       3,629.7     3,791.6       4,427.9        5,089.9            4,952.0
 Shareholders' equity........   1,054.1       1,319.3     1,629.8       2,148.8        4,322.7            4,608.9



------------
(1) Financial data reflects and has been restated to include the following mergers and acquisitions accounted for under the pooling of interest method of accounting: (i) the Merger; (ii) the April 30, 1997 merger with PHH Corporation; (iii) the July 1996 mergers with Davidson and Associates Inc. ("Davidson") and Sierra On-Line, Inc. ("Sierra"); (iv) the August 1996 merger with Ideon Group Inc. ("Ideon"); (v) the 1995 acquisitions of Getko Group Inc., North American Outdoor Group, Inc. and Advance Ross Corporation; and (vi) other mergers and acquisitions.
(2) Financial data reflects the following acquisitions accounted for under the purchase method of accounting, and accordingly the financial results of such acquired companies are reflected since the respective dates of acquisition: (i) Resort Condominiums International, Inc. ("RCI") in November 1996; (ii) Avis, Inc. ("Avis") in October 1996; (iii) Coldwell Banker Corporation ("Coldwell Banker") in May 1996; (iv) Century 21 Real Estate Corporation in August 1995; (v) the Super 8 Motel franchise system in April 1993; (vi) the Days Inn of America, Inc. franchise system in January 1992; and (vii) other acquisitions.
(3) Pro forma income statement data include the following acquisitions and related financing, as if they occurred on January 1, 1996: (i) Coldwell Banker in May 1996; (ii) Avis in October 1996; (iii) RCI in November 1996; and (iv) other acquisitions completed during 1996.

(4) In the opinion of management, all adjustments necessary for a fair presentation of the interim consolidated financial data are included. These interim results are not necessarily indicative of results for a full year.
(5) Includes extraordinary loss, net of tax of $12.8 million or $.02 per fully diluted share, related to the early extinguishment of debt.
(6) Includes a net gain of $9.8 million ($6.2 million, after-tax or $.01 per fully diluted share) comprised of the gain on the sale of The ImagiNation Network, Inc. offset by costs related to Ideon products abandoned and restructuring.
(7) Includes provision for costs related to the abandonment of certain Ideon development efforts and the restructuring of Cendant's SafeCard division and corporate infrastructure. The charges aggregated $97.0 million ($62.1 million, after-tax or $.08 per fully diluted share).
(8) Includes provisions for costs incurred principally in connection with the 1996 mergers with Davidson, Sierra and Ideon. The charges aggregated $179.9 million ($118.7 million, after-tax or $.14 per fully diluted share). Such costs in connection with Cendant's mergers with Davidson and Sierra are non-recurring and are comprised primarily of transaction costs and other professional fees. Such costs associated with Cendant's merger with Ideon are non-recurring and include transaction costs as well as a provision relating to certain litigation matters. In June 1997, Cendant entered into an agreement which provided for the settlement of certain Ideon litigation matters. Such agreement called for the payment of $70.5 million over a six-year period which was provided for during the year ended December 31, 1996.
(9) Includes a charge of $7.0 million ($4.3 million, after-tax or $.05 per fully diluted share) related primarily to the contribution of Coldwell Banker's owned brokerage offices to an independent trust.
(10) Includes a one-time merger related charge of $303 million ($227 million, after-tax or .28 per fully diluted share) during the second quarter of 1997 in connection with the merger with PHH Corporation ("PHH"). Such charge is comprised of merger-related costs, including severance, facility and system consolidations and terminations, costs associated with exiting certain activities and professional fees.

                                  THE TRUST


   The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, executed by the Sponsor and certain of the Cendant Trustees and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 5, 1998. Such trust declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Although upon issuance of the Trust Preferred Securities, the holders of Income PRIDES will be the beneficial owners of the related Trust Preferred Securities, such Trust Preferred Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. See "Description of the Purchase Contracts -- Pledged Securities and Pledge Agreement" and "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of approximately seven years, but may dissolve earlier as provided in the Declaration.


   The number of Cendant Trustees initially is three. Two of the Cendant Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. Pursuant to the Declaration, the third trustee will be a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as the Preferred Securities Guarantee and as trustee resident in the State of Delaware (the "Delaware Trustee") for purposes of the Delaware Business Trust Act (the "Trust Act"). See "Description of the Guarantee" and "description of the Trust Preferred Securities -- Voting Rights."

   The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated noninterest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Cendant Trustee and to increase or decrease the number of Cendant Trustees; provided, however, that the number of Cendant Trustees shall be at least two, at least one of which shall be a Regular Trustee. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Debentures -- Miscellaneous."

   The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Description of the Trust Preferred Securities."

   The office of the Delaware Trustee currently is Wilmington Trust Company, Wilmington, Delaware. The principal place of business of the Trust shall be c/o Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054 and its telephone number shall be (973) 428-9700.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

   The Common Stock is listed and traded on the NYSE under the symbol "CD". The following table sets forth, for the calendar quarters indicated, the high and low closing sales prices per share on the NYSE for the periods shown below as reported on the NYSE Composite Tape. All stock prices have been adjusted to give retroactive effect to the three-for-two stock split effective October 21, 1996 for shareholders of record on October 7, 1996. On December 17, 1997, CUC merged with HFS, with CUC surviving and changing its name to "Cendant Corporation."

                                             MARKET PRICE (1)
                                             -------------
PERIOD                                        HIGH     LOW
------                                       ------   -----
1996:
 First Quarter ............................ $26 11/64 $19 5/64
 Second Quarter ...........................  26 1/4    18 43/64
 Third Quarter ............................  26 37/64  21 1/4
 Fourth Quarter ...........................  27 21/64  22 1/2

1997:
 First Quarter ............................ $26 7/8   $22 1/2
 Second Quarter ...........................  26 3/4    20
 Third Quarter ............................  31 3/4    23 11/16
 Fourth Quarter ...........................  34 3/8    26 15/16

1998:
 First Quarter (through February 11, 1998)  $37 1/2   $32 1/8

------------
(1) All Cendant Common Stock prices prior to the first quarter of 1998 are for CUC.

   The Company has never paid a cash dividend on its Common Stock. The Company does not anticipate paying cash dividends on its capital stock in the foreseeable future and intends to retain all earnings to finance the operations and expansion of the Company's business. The payment of cash dividends in the future will depend on the Company's earnings, financial condition and capital needs and on other factors deemed relevant by the Board of Directors at that time.

                                CAPITALIZATION


   The following table summarizes the actual capitalization of the Company and its consolidated subsidiaries at September 30, 1997 and such capitalization adjusted to reflect: (i) the sale of the FELINE PRIDES and Trust Preferred Securities offered hereby, (ii) the concurrent purchase by the Trust from the Company of approximately $1,031 million principal amount of Debentures and (iii) an assumed application of the proceeds from the foregoing, after underwriting commissions and estimated expenses of this Offering, to repay indebtedness. This table should be read in conjunction with the Company's Current Report on Form 8-K dated January 29, 1998 which is incorporated by reference herein.



                                                             SEPTEMBER 30, 1997
                                                 -------------------------------------------
                                                               ADJUSTMENTS FOR
                                                                     THE
                                                              ISSUANCE OF FELINE     AS
(AMOUNTS IN MILLIONS, EXCEPT SHARE AMOUNTS)         ACTUAL     PRIDES(2)(3)(4)    ADJUSTED
                                                 ----------- ------------------  ----------
Long-term debt including current portion:
 Revolving Credit Facilities....................  $ 1,122.5        $(970.0)       $   152.5
 5 7/8% Senior Notes due 1998...................      150.0                           150.0
 4 1/2% Convertible Senior Notes due 1999 ......      149.6                           149.6
 4 3/4% Convertible Senior Notes due 2003 ......      240.0                           240.0
 3% Convertible Subordinated Notes due 2002  ...      550.0                           550.0
 Other loans and capital lease obligations .....      210.4                           210.4
                                                 ----------- ------------------  ----------
  Total long-term debt including current
  portion ......................................    2,422.5         (970.0)         1,452.5
                                                 ----------- ------------------  ----------
Liabilities under management and mortgage
 programs:
 Commercial paper...............................    2,431.9                         2,431.9
 Medium-term-notes..............................    2,262.8                         2,262.8
 Other..........................................      257.4                           257.4
                                                 ----------- ------------------  ----------
  Total liabilities under management and
   mortgage programs:...........................    4,952.1                         4,952.1
                                                 ----------- ------------------  ----------
Minority interest in consolidated subsidiaries:
 Company-obligated manditorily redeemable
  preferred securities of subsidiary trusts
  (1)...........................................                     970.0            970.0
                                                 ----------- ------------------  ----------
Shareholders' equity:
 Preferred stock, $1.00 par value--authorized
  10 million shares; none issued and
  outstanding ..................................         --                              --
 Common stock, $.01 par value--authorized 2
  billion shares; issued 824,544,641 shares ....        8.2                             8.2
 Additional paid-in capital.....................    3,017.5           (2.9)         3,014.6
 Retained earnings..............................    1,890.5                         1,890.5
 Currency translation adjustment................      (27.0)                          (27.0)
 Restricted stock, deferred compensation .......      (28.7)                          (28.7)
 Treasury stock, at cost, 13,964,693 shares ....     (251.6)                         (251.6)
                                                 ----------- ------------------  ----------
   Total shareholders' equity...................    4,608.9           (2.9)         4,606.0
                                                 ----------- ------------------  ----------
   Total capitalization.........................  $11,983.5        $  (2.9)       $11,980.6
                                                 =========== ==================  ==========



------------
(1) Subsequent to the completion of the Offering, the assets of the Trust will consist solely of approximately $1,031 million in aggregate
        principal amount of the Debentures with an interest rate of     % and
        a maturity date of     16, 2003.
(2) Pro forma adjustments assume that the anticipated net proceeds from the issuance of the FELINE PRIDES and the Trust Preferred Securities will be used to reduce borrowings under the revolving credit agreements.
(3) The pro forma adjustments assume that the underwriters' over-allotment options are not exercised.
(4) The present value of the Contract Adjustment Payments is charged to additional paid-in capital.

                             ACCOUNTING TREATMENT

   The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Trust Preferred Securities shown on the Company's balance sheet under the caption "Company-obligated mandatorily redeemable preferred securities of subsidiary trusts." The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Debentures. Dividends on the Trust Preferred Securities will be reflected as a charge to the Company's consolidated income, identified as Minority Interest in Net Income of Consolidated Subsidiaries, whether paid or accrued.

   The Purchase Contracts are forward transactions in the Common Stock. Upon settlement of a Purchase Contract, the Company will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to shareholders' equity allocated between the common stock and paid-in capital accounts. The present value of the Contract Adjustment Payments will initially be charged to equity, with an offsetting credit to liabilities. Subsequent Contract Adjustment Payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.


   Prior to the issuance of shares of Common Stock upon settlement of the Purchase Contracts, it is anticipated that the FELINE PRIDES will be reflected in the Company's earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                               USE OF PROCEEDS

   Substantially all of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof, and the Company will receive no proceeds from the sale of the Growth PRIDES. All or substantially all of the proceeds from the sale of the Income PRIDES, the Trust Preferred Securities which are not components of Income PRIDES and the Common Securities will be invested by the Trust in Debentures of the Company. The Company currently anticipates using all of the net proceeds from the sale
of the Debentures, estimated to be approximately $    million, to repay
outstanding indebtedness under the Revolving Credit Facilities, including (i)
$    million of outstanding indebtedness under the 364-Day Revolving Credit
Facility and (ii) $    million of outstanding indebtedness under the
Five-Year Revolving Credit Facility.

   The 364-Day Revolving Credit Facility will mature on September 30, 1998, provided that the Company is entitled to annually request a 364-day extension of such maturity date, and the Five Year Revolving Credit Facility will mature on October 1, 2001.

   The 364-Day Revolving Credit Facility and the Five Year Revolving Credit Facility provide for revolving loans which bear interest, at the option of the Company, at rates based on competitive bids of Lenders participating in such facilities, at a prime rate or at LIBOR plus a margin approximating 22.5 basis points. The proceeds of such loans have been used for general corporate purposes, primarily for business acquisitions.

   Chase is an affiliate of Chase Securities Inc., an Underwriter.

                       DESCRIPTION OF THE FELINE PRIDES

   The following descriptions of certain terms of the FELINE PRIDES offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the FELINE PRIDES set forth in the accompanying Prospectus, to which reference is hereby made. The summaries of certain provisions of documents described below are not necessarily complete, and in each instance reference is hereby made to the copies of such documents (including the definitions therein of certain terms) which are on file with the Commission. Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying Prospectus.


   Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. The FELINE PRIDES
offered hereby initially will consist of (A)    000,000 units referred to as
Income PRIDES and (B) at least   ,000,000 units referred to as Growth PRIDES.
Each Income PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder (including, initially, an Underwriter) will purchase from the Company on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts -- General," and (ii) the Company will pay Contract Adjustment Payments to the holder at the rate of
  % of the Stated Amount per amount, and (b) (i) beneficial ownership of a
related    % Trust Originated Preferred Security, having a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, representing a preferred, undivided beneficial ownership interest in the assets of the Trust, which will consist solely of the Debentures, (ii) in the case of a distribution of the Debentures upon the dissolution of the Trust as a result of an Investment Company Event, as described below, or otherwise, Debentures having a principal amount equal to the Stated Amount or (iii) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio. "Applicable Ownership Interest" means, with respect to an Income PRIDES and the U.S. Treasury Securities in the Treasury Portfolio, (A) a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to February 15, 2001 and (B) for each scheduled interest payment date on the
Debentures that occurs after the Tax Event Redemption Date, a    % undivided
beneficial ownership interest in a $1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date. Each Growth PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount , a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, and (ii) the Company will pay the holder
Contract Adjusted Payments at the rate of    % of the Stated Amount, and (b)
a 1/20 undivided beneficial interest in a    % Treasury Security. The
purchase price of each FELINE PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security or interest in a Treasury Security in proportion to their respective fair market values at the time of purchase. The Company expects that the entire purchase price of a FELINE PRIDES will be allocated to the related Trust Preferred Security or interest in a Treasury Security and that no amount will be allocated to the related Purchase Contract. Such position generally will be binding on each beneficial owner of each Income PRIDES (but not on the IRS (as defined herein)). See "Certain Federal Income Tax Consequences -- FELINE PRIDES -- Allocation of Purchase Price." As long as a FELINE PRIDES is in the form of an Income PRIDES or Growth PRIDES, the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as applicable, will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.


SUBSTITUTION OF PLEDGED SECURITIES

   Each holder of an Income PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract

Settlement Date, to substitute for the related Trust Preferred Securities held by the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 20 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES (but obtaining the release of the Treasury Portfolio rather than the Trust Preferred Securities), at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, as collateral to secure such holder's obligation under the related Purchase Contracts will be referred to as Growth PRIDES. To create 20 Growth PRIDES, (unless a Tax Event Redemption has occurred), the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000 and
(b) transfer 20 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 20 Trust Preferred Securities relating to such 20 Income PRIDES. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same period on the related Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related 20 Trust Preferred Securities from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Income PRIDES, (ii) transfer the 20 related Trust Preferred Securities to such holder and (iii) deliver 20 Growth PRIDES to the holder. The Treasury Security will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. The related Trust Preferred Securities released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments will be payable by the Company on such Growth PRIDES on each Payment Date from the
later of       , 1998 and the last Payment Date on which Contract Adjustment
Payments were paid. In addition, original issue discount will accrue on the related Treasury Securities. Distributions on any Trust Preferred Securities, up to but not including the Purchase Contract Settlement Date, including after a substitution of collateral resulting in the creation of Growth
PRIDES, will continue to be payable by the Trust at the rate of    % of the
Stated Amount per annum, subject to the Company's deferral rights described in "--Current Payments."


   Each holder of a Growth PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the Fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Treasury Securities held by the Collateral Agent Trust Preferred Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities, thereby creating Income PRIDES. Such Trust Preferred Securities will be pledged with the Collateral Agent to secure such Income PRIDES holders obligation to purchase Common Stock under the related Purchase Contract. Because Treasury Securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make such substitutions only in integral multiples of 20 Growth PRIDES; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of the Growth PRIDES, may make such substitution only in integral multiples of 32,000 Growth PRIDES, at any time, on or prior ro the second Business Day immediately preceding the Purchase Contract Settlement Date. To create 20 Income PRIDES (unless a Tax Event Redemption has occurred, the Growth PRIDES holder will (a) deposit with the Collateral Agent 20 Trust Preferred Securities and (b) transfer 20 Growth PRIDES certificates to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited 20 Trust Preferred Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such Growth PRIDES holder the Treasury Security relating to such Growth PRIDES. In the event that Contract Adjustment Payments are at a higher rate for Income PRIDES than for Growth PRIDES, holders of Growth PRIDES wishing to create Income PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Income PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Growth PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Growth PRIDES, (ii) transfer the related Treasury Security to such holder of Growth PRIDES and (iii) deliver 20 Income PRIDES to such holder of Growth PRIDES. The substituted Trust Preferred Securities will be pledged with the Collateral Agent to secure such Income PRIDES holder's obligation to purchase Common Stock under the related purchase contacts. Cumulative cash
distribution, payable quarterly at a rate of    % of the Stated Amount per
annum (subject to the Company's deferral rights) on such Income PRIDES, will be payable on such Income PRIDES by the Company on each Payment Date from the
later of       , 1998 and the last Payment Date on which such cumulative cash distributions, if any, were paid.

   Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Miscellaneous."

RECREATING INCOME PRIDES OR GROWTH PRIDES

   On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date a holder of Growth PRIDES or Income PRIDES may recreate Income PRIDES or Growth PRIDES (unless a Tax Event Redemption has occurred) by (a) depositing with the Collateral Agent 20 Trust Preferred Securities or a Treasury Security and (b) transferring 20 Growth PRIDES or Income PRIDES, as applicable to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES or Income PRIDES holder has deposited 20 Trust Preferred Securities or a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the related Treasury Security or Trust Preferred Securities, as applicable. Upon such deposit and receipt of instructions from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security or Trust Preferred Securities, as applicable, from the pledge of the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Growth PRIDES or Income PRIDES, as applicable, (ii) transfer such Treasury Security or Trust Preferred Securities, as applicable, to such holder and (iii) deliver 20 Income PRIDES or 20 Growth PRIDES, as applicable, to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES or Income PRIDES, as applicable, may make such substitutions (but using the appropriate Applicable Ownership Interest of the Treasury Portfolio rather than the Trust Preferred Securities, in the case of the Growth PRIDES) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date but only in integral multiples of 32,000 Growth PRIDES or Income PRIDES, as applicable. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to recreate Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being recreated by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES. In the event that Contract Adjustment Payments are at a higher rate for Income PRIDES than for Growth PRIDES, holders of Growth PRIDES wishing to recreate

Income PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Income PRIDES being recreated by such holders, over the same time period on the related Growth PRIDES. The substituted Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio or a Treasury Security, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

CURRENT PAYMENTS

   Holders of Income PRIDES are entitled to receive aggregate cash
distributions at a rate of    % of the Stated Amount per annum from and after
       , 1998, payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the related Trust Preferred Securities or the Treasury Portfolio, as applicable,
payable at the rate of    % of the Stated Amount per annum and (ii) Contract
Adjustment Payments payable by the Company at the rate of    % of the Stated
Amount per annum, subject (in the case of distributions on the Trust Preferred Securities and the Contract Adjustment Payments) to the Company's right of deferral as described herein.


   Each holder of Growth PRIDES will be entitled to receive quarterly
Contract Adjustment Payments payable by the Company at the rate of    % of
the Stated Amount per annum, subject to the Company's rights of deferral. In addition, OID will accrue on the related Treasury Securities.


   The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Debentures, to defer the interest payments on the Debentures. As a consequence of such deferral, quarterly distributions (unless a Tax Event Redemption has occurred) to holders of Income PRIDES (or any Trust Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon
compounded quarterly at the rate of    % per annum through and including
February 15, 2001, and at the Reset Rate thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments on the related Purchase Contracts until the Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments will bear additional Contract
Adjustment Payments at the rate of    % per annum (the higher of (i) the rate
which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments) (such deferred installments of Contract Adjustment Payments, together with the additional Contract Adjustment Payments, shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts -- Contract Adjustment Payments" and "Description of the Trust Preferred Securities -- Distributions." If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the Treasury Portfolio, as a portion of the cumulative quarterly distributions to the holders of Income PRIDES, will not be deferred.


   The Company's obligations with respect to the Debentures will be senior and unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of the Company. The Company's obligations with respect to the Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's Senior Indebtedness.


VOTING AND CERTAIN OTHER RIGHTS

   Holders of Trust Preferred Securities, in their capacities as such holders, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of the Trust Preferred Securities -- Voting Rights." Holders of Purchase Contracts relating to the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

 LISTING OF THE SECURITIES


   Application will be made to list the Income PRIDES, the Growth PRIDES and the Trust Preferred Securities on the NYSE, subject to official notice of issuance.


NYSE SYMBOL OF COMMON STOCK

   The Common Stock is listed on the NYSE under the symbol "CD."

MISCELLANEOUS


   The Company or its affiliates may from time to time purchase any of the Securities offered hereby which are then outstanding by tender, in the open market or by private agreement.


                    DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL

   Each Purchase Contract underlying a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount of such FELINE PRIDES, a number of newly issued shares of Common Stock equal to the Settlement Rate. The number of newly issued shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows (subject to adjustment under certain circumstances): (a) if the
Applicable Market Value is equal to or greater than $      (the "Threshold
Appreciation Price," which is approximately    % above the last reported sale
price of the Common Stock set forth on the cover page of the final Prospectus Supplement (the "Reference Price")), the Settlement Rate (which is equal to the Stated Amount divided by the Threshold Appreciation Price) will be ; accordingly, if, between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate (which is equal to the
Stated Amount divided by the Reference Price) will be     ; accordingly, if
the market price for the Common Stock decreases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount. "Applicable Market Value" means the average of the Closing Prices (as defined herein) per share of Common Stock on each of the twenty consecutive Trading Days (as defined herein) ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date or, if the Common

Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

   No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.

   On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts prior to the Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "--Early Settlement," (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice in the manner described under "--Notice to Settle with Cash", (iii) has had the Trust Preferred Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "--Termination" below has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder. In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, in the case of Income PRIDES, settles the related Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein. The funds received by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, upon cash settlement of a Purchase Contract, will be promptly invested in overnight permitted investments and paid to the Company on the Purchase Contract Settlement Date. Any funds received by the Collateral Agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the Purchase Contract Agent for payment to the holders.

   Prior to the date on which shares of Common Stock are issued in settlement of Purchase Contracts, the Common Stock underlying the related Purchase Contracts will not be deemed to be outstanding for any purpose and the holders of such Purchase Contracts will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a stockholder of the Company by virtue of holding such Purchase Contracts. See "Description of the Trust Preferred Securities -- Voting Rights."

   Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract

Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, and (ii) the Debentures as indebtedness of the Company, in each case, for United States federal, state and local income and franchise tax purposes.

REMARKETING

   Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement between the Remarketing Agent, the Purchase Contract Agent, the Company and the Trust, the Trust Preferred Securities of Income PRIDES holders' who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described under "--Notice to Settle with Cash" of their intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date, will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Trust Preferred Securities on such date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Securities, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will automatically be applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities, from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Trust Preferred Securities are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Trust Preferred Securities of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions (including deferred distributions) and thus resulting in a Failed Remarketing, the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with the applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided, that if the Company exercises such rights as a secured creditor, any accrued and unpaid distributions (including any deferred distributions) on such Trust Preferred Securities will be paid in cash by the Company to the holders of record of such Trust Preferred Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, the Company will request, not later than seven nor more than 15 calendar days prior to the remarketing date, that the Depository notify its participants holding Trust Preferred Securities, Income PRIDES and Growth PRIDES of such remarketing and of the procedures that must be followed if a Trust Preferred Security holder wishes to exercise its right to put its Trust Preferred Security to the Company as described herein. The Company will endeavor to ensure that a registration statement with regard to the full amount of the Trust Preferred Securities to be remarketed shall be effective in such form as will enable the Remarketing Agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent.

EARLY SETTLEMENT

   A holder of Income PRIDES may settle the related Purchase Contracts on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the

Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (payable to the Company in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may settle early only in integral multiples of 32,000 Income PRIDES (and the related appropriate Applicable Ownership Interest of the Treasury Portfolio) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. A holder of Growth PRIDES may settle the related Purchase Contracts on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to the Stated Amount times the number of Purchase Contracts being settled. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined herein), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent.

   Upon Early Settlement of the Purchase Contracts related to any Income PRIDES or Growth PRIDES, (a) the holder will receive newly issued shares of Common Stock per Income PRIDES or Growth PRIDES having a Stated Amount of $50 (regardless of the market price of the Common Stock on the date of such Early Settlement), subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below, (b) the Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments will terminate and (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amounts accrued in respect of Contract Adjustment Payments.

   If the Purchase Contract Agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day (other than from Income PRIDES holders after the occurrence of a Tax Event Redemption), the next Business Day will be considered the settlement date.

   Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "--Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

NOTICE TO SETTLE WITH CASH

   A holder of an Income PRIDES or Growth PRIDES wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date must notify the Purchase Contract Agent by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract

Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of a Growth PRIDES holder or an Income PRIDES holder (if a Tax Event Redemption has occurred) and on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of Income PRIDES holder. If a holder that has given notice of such holder's intention to settle the related Purchase Contract with separate cash fails to deliver such cash on the Business Day immediately preceding the Purchase Contract Settlement Date, then the Company will exercise its right as a secured party to dispose of, in accordance with the applicable law, the related Trust Preferred Securities or Treasury Securities, as the case may be, to satisfy in full, from the disposition of such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, such holder's obligation to purchase Common Stock under the related Purchase Contract.

CONTRACT ADJUSTMENT PAYMENTS

   Contract Adjustment Payments will be fixed at a rate per annum of    % of
the Stated Amount per Purchase Contract in the case of Income PRIDES, and at
a rate per annum of    % of the Stated Amount per Purchase Contract in the
case of Growth Prides. Contract Adjustment Payments that are not paid when due (after giving effect to any permitted deferral thereof) will bear
interest thereon at the rate per annum of    % thereof (the higher of (i) the
rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments), compounded quarterly, until paid. Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract Adjustment Payments will accrue from December 12, 1997 and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of
each year, commencing     16, 1998.

   Contract Adjustment Payments will be payable to the holders of Purchase Contracts as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent who will hold amounts received in respect of the Contract Adjustment Payments for the benefit of the holders of the Purchase Contracts relating to such Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "--Book-Entry System." In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which Contract Adjustment Payments are to be made on the Purchase Contracts related to the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

   The Company's obligations with respect to Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness.

OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS

   The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments on the Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment Payments at the rate of % per annum (the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments) (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, will also terminate.

   In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value.

   In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).

ANTI-DILUTION ADJUSTMENTS

   The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined herein) thereof; (c) subdivisions, splits and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer. The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

   In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.

   If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See "Certain Federal Income Tax Consequences -- Purchase Contracts -- Adjustment to Settlement Rate."

   In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

   Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

   The Company will be required, within ten Business Days following the adjustment of the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

   Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

TERMINATION

   The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash and the payment of such cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. The Company expects any such delay to be limited.

 PLEDGED SECURITIES AND PLEDGE AGREEMENT

   The Trust Preferred Securities related to the Income PRIDES or the Treasury Securities related to the Growth PRIDES, or the Treasury Portfolio if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date (collectively, the "Pledged Securities") will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to the Pledge Agreement to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, (ii) to substitute Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the related Treasury Securities (for both (i) and (ii), as provided for under "Description of the FELINE PRIDES -- Substitution of Pledged Securities" and "--Recreating Income PRIDES or Growth PRIDES") or (iii) upon the termination or Early Settlement of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Income PRIDES (unless a Tax Event Redemption has occurred) will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of the related Trust Preferred Securities (including distribution, voting, redemption, repayment and liquidation rights), and each holder of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) will retain beneficial ownership of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, pledged in respect of the related Purchase Contracts. The Company will have no interest in the Pledged Securities other than its security interest.

   Except as described in "Description of the Purchase Contracts -- General," the Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments received from the Company, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the Record Date immediately preceding the date of such distribution.

BOOK ENTRY-SYSTEM

   The Depository Trust Company (the "Depositary") will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security
Certificates.

   The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American

Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

   No FELINE PRIDES represented by Global Security Certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Purchase Contract Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts. All FELINE PRIDES represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

   As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Trust Preferred Securities, Treasury Portfolio, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

   Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

   The information in this section concerning the Depositary and its book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

                 CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                      AGREEMENT AND THE PLEDGE AGREEMENT

GENERAL

   Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.

   Shares of Common Stock will be delivered on the Purchase Contract Settlement Date (or earlier upon Early Settlement), or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts -- Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent. The Company expects any such delay to be limited.

   If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the related Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

   If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

   The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

   No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION

   The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than a majority of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby,
(a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Trust Preferred Securities or Treasury Portfolio, as the case may be, or the rights of holders of Growth PRIDES to substitute Trust Preferred Securities or Treasury Portfolio, as the case may be, for the related Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract

Adjustment Payments or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract,
(e) reduce the amount of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of such class.

NO CONSENT TO ASSUMPTION

   Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

   The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Debentures, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

TITLE

   The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

   In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.

   Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Purchase Contract Settlement Date (or after Early Settlement) or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the principal amount of the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.

GOVERNING LAW

   The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT


   The First National Bank of Chicago will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.


   The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

INFORMATION CONCERNING THE COLLATERAL AGENT


   The Chase Manhattan Bank will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.


   The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.


   The Chase Manhattan Bank maintains commercial banking relationships with the Company.


MISCELLANEOUS

   The Purchase Contract Agreement will provide that the Company will pay all fees and expenses related to (i) the offering of the FELINE PRIDES, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

                DESCRIPTION OF THE TRUST PREFERRED SECURITIES

   The Trust Preferred Securities, a certain portion of which form a component of the Income PRIDES, and a certain portion of which will trade separately, will be issued pursuant to the terms of the Declaration. See "Description of the FELINE PRIDES -- Substitution of Pledged Securities." The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of certain provisions of the Trust Preferred Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The following descriptions of certain terms of the Trust Preferred Securities offered hereby supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Trust Preferred Securities set forth in the accompanying Prospectus, to which reference is hereby made.

GENERAL


   The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank on a parity, and payments will be made thereon on a pro rata basis, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Preferred Securities), provides a full and unconditional guarantee of amounts due on the Trust Preferred Securities. The Guarantee will be held by the Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Debentures (except in the limited circumstances in which the holder may take direct action). See "-- Declaration Events of Default" and "-- Voting Rights."


DISTRIBUTIONS

   Distributions on the Trust Preferred Securities will be fixed initially at
a rate per annum of   % of the stated liquidation amount of $50 per Trust
Preferred Security. Distributions applicable on the Trust Preferred Securities that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date. See "-- Market Rate Reset." Distributions in arrears for more than one quarter will bear interest thereon
at the rate of   % per annum through and including 15, 2001 and at the Reset
Rate thereafter, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Trust Preferred Securities will be cumulative and will accrue from December 12, 1997 and will be payable quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing
    , 1998, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.


   The Company has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures, which right, if exercised, would defer quarterly distributions on the Trust Preferred Securities (though such distributions
would continue to accrue with interest at the rate of   % per annum through
and including       15, 2001, and at the Reset Rate thereafter) during any
such extended interest payment period. Such right to extend the interest payment period for the Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank on a parity with or junior to such Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing other than pursuant to the Guarantee or the Common Securities Guarantee. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the maturity date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.


   Distributions on the Trust Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available in the Property Account for the payment of such distributions. The Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received from the Company on the Debentures. See "Description of the Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee." Distributions on the Trust Preferred Securities will be payable to the holders thereof, including the Collateral Agent, as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Debentures in the Property Account for the benefit of the holders of the Trust Preferred Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. With respect to Trust Preferred Securities not in book-entry form, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Trust Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date.

MARKET RATE RESET

   The applicable quarterly distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated Amount; provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the Purchase Contract Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Trust Preferred Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). The Company may limit the Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the third Business Day immediately preceding the Purchase Contract Settlement Date plus 200 basis points (2%). It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent.

   On the tenth Business Day immediately preceding the Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (the "Reset Announcement Date"). The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than 7 nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Trust Preferred Securities, Income PRIDES or Growth PRIDES of such Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

 OPTIONAL REMARKETING

   Pursuant to the Remarketing Agreement and subject to the terms of the
Remarketing Underwriting Agreement, on or prior to the    Business Day
immediately preceding the Purchase Contract Settlement Date, but no earlier
than the    Business Day immediately preceding the Purchase Contract
Settlement Date, holders of separate Trust Preferred Securities which are not components of Income PRIDES may elect to have their Trust Preferred Securities remarketed, by delivering their Trust Preferred Securities along with a notice of such election to the Collateral Agent. The Collateral Agent will hold such Trust Preferred Securities in an account separate from the collateral account in which the Pledged Securities will be held. Holders of Trust Preferred Securities electing to have their Trust Preferred Securities remarketed will also have the right to withdraw such election on or prior to
the     Business Day immediately preceding the Purchase Contract Settlement
Date. On the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Collateral Agent will deliver such Trust Preferred Securities to the Remarketing Agent for remarketing. The Remarketing Agent will use its reasonable efforts to remarket such Trust Preferred Securities on such date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Securities, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will automatically be remitted by the Remarketing Agent to the Collateral Agent for the benefit of such Trust Preferred Securities holders. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities, from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit to the Collateral Agent the remaining portion of the proceeds, if any, for the benefit of such holder. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related Trust Preferred Securities of such holders at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions (including deferred distributions) and thus resulting in a Failed Remarketing, Collateral Agent will promptly return such Trust Preferred Securities to the Collateral Agent to release to such holders. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, the Company will request, not later than seven nor more than 15 calendar days prior to the remarketing date, that the Depository notify its participants holding Trust Preferred Securities, Income PRIDES and Growth PRIDES of such remarketing and of the procedures that must be followed if a Trust Preferred Security holder wishes to exercise its right to put its Trust Preferred Security to the Company as described herein. The Company will endeavor to ensure that a registration statement with regard to the full amount of the Trust Preferred Securities to be remarketed shall be effective in such form as will enable the Remarketing Agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent.


OPTIONAL REDEMPTION

   The Debentures are redeemable at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days notice, upon the occurrence and continuation of a Tax Event under the circumstances described under "Description of the Debentures -- Tax Event Redemption". If the Company redeems the Debentures upon the occurrence and continuation of a Tax Event, the proceeds from such repayment shall simultaneously be applied on a pro rata basis to redeem Trust Preferred Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a Redemption Price, per Trust Preferred Security, equal to the Redemption Amount plus accrued and unpaid interest thereon to the date of such redemption. Such proceeds will be payable in cash to the holders of such Trust Preferred Securities. If the Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable to the Collateral Agent, in liquidation of the Income PRIDES holders' interests in the Trust, will be simultaneously applied by the

Collateral Agent to purchase on behalf of the holders' of the Income PRIDES the Treasury Portfolio. The Treasury Portfolio will be pledged with the Collateral Agent to secure the obligation of Income PRIDES holders' to purchase Common Stocks under the related Purchase Contracts.

   If a Failed Remarketing has occurred, holders of Trust Securities (including, following the distribution of the Debentures upon a dissolution of the Trust as described herein, such Debenture holders) holding such Trust Securities or Debentures, as the case may be, following the Purchase Contract Settlement Date will have the right, in the case of Trust Securities, to require the Trust to put to the Company the related Debentures or, in the case of the Debentures, to put such Debentures directly to the Company on March 2, 2001, upon at least three Business Days' prior notice, at a price per Debenture equal to $50, plus accrued and unpaid interest (including deferred interest), if any, thereon. Upon the repurchase of such Debentures by the Company, (i) the proceeds from such repurchase shall simultaneously be applied (in the case of the Trust Securities) to redeem such Trust Securities of such holder in an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased and (ii) any accrued and unpaid distributions, including deferred distributions, with respect to such Trust Securities will be paid to such holder in cash.

REDEMPTION PROCEDURES

   If the Trust gives a notice of redemption (which notice will be irrevocable) in respect of all of the Trust Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Institutional Trustee sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will irrevocably deposit with the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, funds sufficient to pay the applicable Redemption Price and will give the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, irrevocable instructions and authority to pay the Redemption Price to the holders of the Trust Preferred Securities so called for redemption. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day.

DISTRIBUTION OF THE DEBENTURES

   "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as defined below) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

   If, at any time, an Investment Company Event shall occur and be continuing, the Trust shall be dissolved, with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Investment Company Event; provided, however, that such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within such 90-day period by taking some ministerial action or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost. If an Investment Company Event occurs, Debentures distributed to the Collateral Agent in liquidation of such holder's interest in the Trust would be pledged (in lieu of the Trust Preferred Securities) to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

   The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities. As of the date of any distribution of Debentures upon dissolution of the Trust, (i) the Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Preferred Securities not held by the Depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance. Debentures distributed to the Collateral Agent in liquidation of the interest of the holders of the Trust Preferred Securities in the Trust would be substituted for the Trust Preferred Securities and pledged to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

   There can be no assurance as to the market prices for either the Trust Preferred Securities or the Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution of the Trust were to occur. Accordingly, the Trust Preferred Securities or such Debentures that an investor may receive if a dissolution of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities forming a part of the Income PRIDES offered hereby.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

   In the event of any voluntary or involuntary dissolution of the Trust (unless a Tax Event Redemption has occurred), the then holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Preferred Securities on a pro rata basis in exchange for such Trust Preferred Securities.

   The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Trust Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

   Pursuant to the Declaration, the Trust shall dissolve (i) on        ,
2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) after the receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust or the filing of a certificate of dissolution or its equivalent with respect to the Trust, (v) upon the distribution of Debentures, (vi) upon the occurrence and continuation of a Tax Event Redemption or (vii) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust.

DECLARATION EVENTS OF DEFAULT

   An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. If a Declaration Event of Default with respect to the Trust Preferred Securities is waived by holders of Trust Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (after giving effect to any right of deferral), then a holder of Trust Preferred Securities may directly institute a proceeding after the respective due date specified in the Debentures for enforcement of payment (a "Direct Action") to such holder directly of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder. In connection with such Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder of the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Effect of Obligations under the Debentures and the Guarantee."

   Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Debentures will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

   Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Guarantee -- Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.

   Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate stated liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section 5.7 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate stated liquidation amount of the Trust Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Trust Preferred Securities of any notice of default received from the Debt Trustee (as defined herein) with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for federal income tax purposes.

   In the event the consent of the Institutional Trustee, as the holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Preferred Securities and the Common Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in stated liquidation amount of the Trust Preferred Securities and the Common Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in stated liquidation amount of the Trust Preferred Securities and the Common Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Preferred Securities and the Common Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

   A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

   Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to cancel Trust Preferred Securities or distribute Debentures in accordance with the Declaration.

   Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding.

   The procedures by which holders of Trust Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

   Holders of the Trust Preferred Securities will have no rights to appoint or remove the Conseco Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

   The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or
(ii) the dissolution of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the Trust Securities affected thereby; provided further, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of such class of securities. In addition, the Declaration may be amended without the consent of the holders of the Trust Securities to, among other things, cause the Trust to continue to be classified for United States federal income tax purposes as a grantor trust.

   Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for purposes of United States federal income taxation, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

   The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "Liquidation Distribution Upon Dissolution". The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the surviving entity, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures, (iii) if the Trust Preferred Securities are listed, any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as defined herein). Notwithstanding the foregoing the Trust shall not, except with the consent of holders of 100% in stated liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.


BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY


   In the event that the Trust Preferred Securities are issued as one or more fully-registered global Trust Preferred Securities certificates representing the total aggregate number of Trust Preferred Securities, the

Depositary will act as securities depositary for any Trust Preferred Securities that are held separately from the Income PRIDES. In such event, the Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). However, under certain circumstances, the Regular Trustees with the consent of the Company may decide not to use the system of book-entry transfers through the DTC with respect to the Trust Preferred Securities. In that event, certificates of the Trust Preferred Securities will be printed and delivered to the holders.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a global certificate.

   Purchases of Trust Preferred Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

   To facilitate subsequent transfers, all the Trust Preferred Securities deposited by Participants with the Depositary will be registered in the name of the Depositary's nominee, Cede & Co. The deposit of Trust Preferred Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   So long as the Depositary or its nominee is the registered owner or holder of a global certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with the Depositary applicable procedures, in addition to those provided for under the Declaration.

   The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the global certificates are credited and only in respect of such portion of the stated liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such directions. However, if there is a Declaration Event of Default under the Trust Preferred Securities, the Depositary will exchange the global certificates for certificated securities, which it will distribute to its Participants.

   Conveyance of notices and other communications by the Depositary to Direct Participants and Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

   Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, the Depositary would mail an omnibus proxy to the

Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Trust Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a beneficial interest in the Trust.

   Distribution payments on the Trust Preferred Securities issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

   Except as provided herein, a Beneficial Owner in a global Trust Preferred Security certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Trust Preferred Securities.

   Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any Conseco Trustee will have any responsibility for the performance by the Depositary or its Participants or Indirect Participants under the rules and procedures governing the Depositary. The Depositary may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Trust Preferred Securities certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through the Depositary (or any successor depositary) with respect to the Trust Preferred Securities. In that event, certificates for the Trust Preferred Securities will be printed and delivered to holders. In each of the above circumstances, the Company will appoint a paying agent with respect to the Trust Preferred Securities.

   The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy hereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT


   Payments in respect of the Trust Preferred Securities represented by the global certificates shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates, or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Cendant Trustees. In the event that First National Bank of Chicago shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

   The First National Bank of Chicago will act as registrar, transfer agent and paying agent for the Trust Preferred Securities.

    Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (and the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charge which may be imposed in relation to it.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

   The Institutional Trustee prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.

   The Institutional Trustee maintains commercial banking relationships with the Company.

GOVERNING LAW

   The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

   The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action not inconsistent with applicable law, the Declaration of Trust, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities or vary the terms thereof.

   Holders of the Trust Preferred Securities have no preemptive or similar rights.

                         DESCRIPTION OF THE GUARANTEE

   Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the Guarantee Trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities. The following descriptions of certain terms of the Guarantee supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus, to which reference is hereby made.

GENERAL

   Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full on a senior unsecured basis, to the holders of the Trust Preferred Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Trust Preferred Securities issued by the Trust to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Trust Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Preferred Securities in respect of which the related Debentures have been redeemed by the Company upon the occurrence of a Tax Event Redemption, to the extent the Trust shall have funds available therefor; and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities), the lesser of (a) the aggregate of the stated liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

   The Guarantee will be a full and unconditional guarantee on a senior unsecured basis with respect to the Trust Preferred Securities issued by the Trust, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Preferred Securities and will not have funds available therefor. See "Effect of Obligations under the Debentures and the Guarantee."

   The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture, and the Declaration, will have the effect of providing a full and unconditional guarantee on a senior unsecured basis by the Company of payments due on the Trust Preferred Securities.

   The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

 CERTAIN COVENANTS OF THE COMPANY


   In the Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank on a parity with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee).


MODIFICATION OF THE GUARANTEE; ASSIGNMENT

   Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding Trust Preferred Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

TERMINATION

   The Guarantee will terminate (a) upon distribution of the Debentures held by the Trust to the holders of the Trust Preferred Securities, (b) upon full payment of the redemption price of all the Trust Preferred Securities in the event that all of the Debentures are repurchased by the Company upon the occurrence of a Tax Event Redemption or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must return payment of any sums paid under the Trust Preferred Securities or the Guarantee.

EVENTS OF DEFAULT

   An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

   The holders of a majority in stated liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

 STATUS OF THE GUARANTEE


   The Guarantee will constitute an unsecured obligation of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.


INFORMATION CONCERNING THE GUARANTEE TRUSTEE

   The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

GOVERNING LAW

   The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                        DESCRIPTION OF THE DEBENTURES

   Set forth below is a description of the specific terms of the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description is not necessarily complete, and reference is hereby made to the copy of the form of the Indenture to be entered into between the Company and The Bank of Nova Scotia Trust Company of New York , as trustee (the "Debt Trustee"), as supplemented or amended from time to time (as so supplemented and amended, the "Indenture") which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, and to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

   Under certain circumstances involving the dissolution of the Trust, Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities -- Distribution of the Debentures." The following descriptions of certain terms of the Debentures supplement and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which reference is hereby made.

GENERAL


   The Debentures will be issued as senior unsecured debt under the Indenture and will rank on a parity in right of payment with all of the Company's other senior unsecured debt obligations. The Debentures will be limited in
aggregate principal amount to $     million.


   The Debentures will not be subject to a sinking fund provision. Unless a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date, the entire principal amount of the Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and expenses and taxes of the
Trust, if any, on       16, 2003.

   The Company will have the right at any time to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities. If Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Debentures are issued in certificated form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Debentures issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Debentures. In the event Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the Institutional Trustee in Wilmington, Delaware; provided, that at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of principal and interest on the Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

   The Indenture does not contain provisions that afford holders of the Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

INTEREST

   Each Debenture shall bear interest initially at the rate of    % per annum
from the original date of issuance, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each an "Interest Payment
Date"), commencing        16, 1998, to the person in whose name such
Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The applicable interest rate on the Debentures and the distribution rate on the related Trust Preferred Securities outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date, and will be determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated Amount; provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the third Business Day immediately preceding the Purchase Contract Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%.

   On the Reset Announcement Date, the Two-Year Benchmark Treasury will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company. The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In the event the Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than fifteen Business Days but less than 60 Business Days prior to the Interest Payment Date.

   The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

TAX EVENT REDEMPTION

   If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Debentures in whole (but not in part) at any time prior to the Purchase Contract Settlement Date, at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid interest thereon, including Compound Interest and expenses and taxes of the Trust, if any, to the date of redemption (the "Tax Event Redemption Date"). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, then the proceeds of such redemption will be applied to redeem Trust Securities having a liquidation amount equal to the principal amount of Debentures to be paid in accordance with their terms, at the Redemption Price. Such Redemption Price will be payable in cash to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. Such Treasury Portfolio will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligation to purchase the Company's Common Stock under the Purchase Contracts; provided, that if the Tax Event Redemption occurs after the Purchase Contract Settlement Date, such Treasury Portfolio will not be purchased.

   "Tax Event" means the receipt by the Trust of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Trust Securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Trust Securities under the Declaration, there is more than an insubstantial risk that (i) interest payable by the Company on the Debentures would not be deductible, in whole or in part, by the Company for federal income tax purposes or (ii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury
Securities which mature on or prior to      15, 2001 in an aggregate amount
equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and (b) if the Tax Event Redemption Date occurs after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to
     15, 2003 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

   "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities outstanding on such Tax Event Redemption Date.

    "Redemption Amount" means for each Debenture, the product of (i) the principal amount of such Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

   "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

   "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures.

PUT OPTION

   If a Failed Remarketing has occurred, holders of Debentures (including the Institutional Trustee, and following the distribution of the Debentures upon a dissolution of the Trust as described herein, such Debenture holders) will
have the right to put their Debentures to the Company on       , 2001, upon
at least three Business Days' prior notice, at a price per Debenture equal to $50, plus accrued and unpaid interest, if any, thereon. Upon the repurchase of such Debentures by the Company, the proceeds from such repurchase shall simultaneously be applied to redeem (in the case of Trust Securities) any outstanding Trust Preferred Securities of such holders having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased plus accrued and unpaid distributions, including deferred distributions, if any.

OPTION TO EXTEND INTEREST PAYMENT PERIOD


   The Company shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the Debentures, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any expenses and taxes of the Trust, as herein defined) together with interest thereon
compounded quarterly at the rate of   % per annum through and including
15, 2001, and at the Reset Rate thereafter, to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank on a parity with or junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee).

Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company, at its option, may prepay on any Interest Payment Date all of the interest accrued during the then elapsed portion of an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Trust Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Trust Preferred Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Trust Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, the Company shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Debentures of the record or payment date of such related interest payment.

EXPENSES AND TAXES OF THE TRUST

   In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including the costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The Company also has agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

INDENTURE EVENTS OF DEFAULT

   If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Debentures, will have the right to declare the principal of and the interest on the Debentures (including any Compound Interest and expenses and taxes of the Trust, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

   The following are Events of Default under the Indenture with respect to the Debentures: (1) failure to pay interest on the Debentures when due, continued for 30 days; provided, however, that if the Company is permitted by the terms of the Debentures to defer the payment in question, then the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (2) failure to pay the principal of (or premium, if any, on) the Debentures when due and payable at the stated maturity date, upon redemption or otherwise; provided, however, if the Company is permitted by the terms of the Debentures to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (3) failure to observe or perform in any material respect certain other covenants contained in the Indenture, continued for a period of 90 days after written notice has been given to the Company by the Debt Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debentures; and (4) certain events of bankruptcy, insolvency or reorganization relating to the Company.


   The Indenture provides that the Debt Trustee shall, within 90 days after the occurrence of any Default or Event of Default with respect to the Debentures, give the holders of the Debentures notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Debt Securities of such series, or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series and any related coupons; provided, however, that, except in the case of an Event of Default or a Default in a payment on the Debentures, the Debt Trustee shall be protected in withholding such notice so long as the board of directors, the executive committee or directors or responsible officers of the Debt Trustee in good faith determine that the withholding of such notice is in the interest of the holders of the Debentures.


   If an Event of Default with respect to the Debentures occurs and is continuing, the Debt Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures, by notice in writing to the Company (and to the Debt Trustee if given by the holders of at least 25% in aggregate principal amount of the Debentures), may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Debentures to be due and payable immediately and, upon any such declaration, the Debentures shall become immediately due and payable.

   In addition, in the case of the Debentures held by the Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment.

   Any such declaration with respect to the Debentures may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Debentures) may be waived by the holders of a majority of the principal amount of the outstanding Debentures, upon the conditions provided in the Indenture.

   The Indenture provides that the Company shall periodically file statements with the Debt Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to the Debentures, in performing such covenants, of which the signers may have knowledge.

   An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Trust Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Debentures. See "Description of the Trust Preferred Securities -- Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of and interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder after the respective due date specified in the Debentures. In connection with such action, the Company shall have the right under the Indenture to set-off any payment made to such holder by the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

BOOK-ENTRY AND SETTLEMENT


   If distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution of the Trust, the Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

   Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

   If Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Debentures. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. The Company may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

   None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   A Global Security shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

   The Indenture and the Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

   The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Conseco Trustees and
(iv) the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities.

                        EFFECT OF OBLIGATIONS UNDER THE
                         DEBENTURES AND THE GUARANTEE

   As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Debentures and engage in only those other activities necessary or incidental thereto.

   As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Cendant Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

   Payments of distributions (to the extent funds therefor are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

   If the Company fails to make interest or other payments on the Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Trust Preferred Securities, using the procedures described in "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Indenture. If the Institutional Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, such holder of record of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Indenture without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Trust Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

   The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. See "Description of the Guarantee."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


   The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES, Trust Preferred Securities and Common Stock acquired under a Purchase Contract. Unless otherwise stated, this summary applies only to "U.S. Holders" who purchase Income PRIDES, Growth PRIDES or Trust Preferred Securities upon original issuance for an amount equal to the initial offering price thereof. A "U.S. Holder" is (i) a person who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, certain U.S. expatriates, or persons that will hold FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of FELINE PRIDES, Trust Preferred Securities or Common Stock acquired pursuant to a Purchase Contract. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable. PROSPECTIVE INVESTORS THAT ARE NOT UNITED STATES PERSONS (WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN FELINE PRIDES OR TRUST PREFERRED SECURITIES, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.


   This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. Holder.


   No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES OR TRUST PREFERRED SECURITIES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

FELINE PRIDES

   Allocation of Purchase Price. A U.S. Holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of two components--in the case of an Income PRIDES, the Trust Preferred Security and the Purchase Contract constituting such Income PRIDES and, in the case of a Growth PRIDES, the Treasury Security interest and the Purchase Contract comprising such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Trust Preferred Security or Treasury Security interest and the Purchase Contract. The Company will report the fair market value of each Trust Preferred Security and

Treasury Security interest so that the entire purchase price of a FELINE PRIDES will be allocable to the Trust Preferred Security or Treasury Security interest, as the case may be, and no amount will be allocable to the Purchase Contract. This position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes.

   Ownership of Trust Preferred Securities or Treasury Securities. A U.S. Holder will be treated as owning the Trust Preferred Securities or Treasury Securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. The Company and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Trust Preferred Securities or Treasury Securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. The remainder of this summary will assume that U.S. Holders of FELINE PRIDES will be treated as the owners of the Trust Preferred Securities or Treasury Securities constituting a part of such FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the Trust Preferred Securities or Treasury Securities are discussed below (see "-- Trust Preferred Securities," "-- Treasury Securities" and
"-- Tax Event Redemption of Trust Preferred Securities.").

TRUST PREFERRED SECURITIES

   Classification of the Trust. In connection with the issuance of the FELINE PRIDES, Skadden, Arps, Slate, Meagher & Flom LLP ("Tax Counsel"), will deliver an opinion that, under current law and assuming compliance with the terms of the Declaration, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. Holder of Trust Preferred Securities will be treated as owning an undivided beneficial ownership interest in the Debentures. Accordingly, each U.S. Holder of Trust Preferred Securities will be required to include in its gross income its pro rata share of the interest income or OID that is paid or accrued on the Debentures. See "-- Interest Income and Original Issue Discount."

   Classification of the Debentures. The Company, the Trust and, by acquiring Income PRIDES or Trust Preferred Securities, each U.S. Holder agree to treat the Debentures as indebtedness of the Company for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness for United States federal income tax purposes.

   Interest Income and Original Issue Discount. Subject to the discussion below regarding the Company's right to defer payments of interest on the Debentures, the Debentures should be treated as "reset bonds" under applicable Treasury regulations, and interest on the Debentures should not constitute contingent interest for purposes of the OID rules. Under the Treasury regulations applicable to reset bonds, the Debentures should be treated, solely for purposes of calculating the accrual of OID, as maturing on the day immediately preceding the Purchase Contract Settlement Date for an amount equal to 100.5% of the Stated Amount (the "Reset Amount") and as having been reissued on the Purchase Contract Settlement Date for the Reset Amount. If the amount of the initial purchase price for the FELINE PRIDES allocated to the Trust Preferred Securities is less than the Reset Amount, as is anticipated, the Debentures should be treated as having been issued with OID equal to the difference between the Reset Amount and the amount so allocated to the Trust Preferred Securities, unless such difference is less than three-fourths of one-percent of the Reset Amount, as would likely occur, in which case the Debentures would not be treated as having been issued with OID. If the Debentures were, however, treated as issued with OID, a U.S. Holder would be required to include such OID in income on an economic accrual basis over the period between the issue date and the day immediately preceding the Purchase Contract Settlement Date regardless of such U.S. Holder's method of tax accounting.

Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though the Company would not actually make current cash payments with respect to such OID. Any amount of OID included in a U.S. Holder's gross income would increase such U.S. Holder's tax basis in its Trust Preferred Securities. In addition, a U.S. Holder will include stated interest on the Debentures in income as ordinary income when paid to the Trust or accrued, in accordance with such U.S. Holder's regular method of accounting, whether or not such U.S. Holder is required to accrue OID.

   Under the Indenture, the Company has the right to defer payments of interest on the Debentures. The Company's right to defer payments of interest could cause the Debentures to be subject to the OID rules. The Company, however, believes, and intends to take the position, that as of the issue date, the terms and conditions of the Debentures make the likelihood that the Company would exercise its option to defer the payment of interest a "remote" contingency for these purposes. If so treated, except as provided below, the Debentures would not be subject to the OID rules as a result of the Company's right to defer payments of interest on the Debentures.


   If the Company were to exercise its right to defer payments of interest, the Debentures would at that time be treated, solely for purposes of the OID rules, as reissued with OID. In such event, all of a U.S. Holder's taxable interest income with respect to the Debentures would thereafter be accounted for on an economic accrual basis regardless of such U.S. Holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though the Company would not make actual cash payments during an Extension Period. Any amount of OID included in a U.S. Holder's gross income would increase such U.S. Holder's tax basis in its Trust Preferred Securities, and the amount of distributions received by a U.S. Holder with respect to such Trust Preferred Securities would reduce the tax basis of such Trust Preferred Securities.


   The IRS could take the position that the likelihood that the Company would exercise its right to defer payments of interest is not a "remote" contingency for these purposes, in which case U.S. Holders would be required to accrue OID on the Debentures on an economic accrual basis under the OID rules described in the preceding paragraph during the entire term of the Debentures.


   U.S. Holders that are corporations will not be entitled to a dividends received deduction with respect to any income recognized with respect to the Trust Preferred Securities.


   Distribution of Debentures to U.S. Holders of Trust Preferred Securities. A distribution by the Trust of the Debentures as described under the caption "Description of the Trust Preferred Securities -- Liquidation Distribution Upon Dissolution" would be non-taxable to U.S. Holders. In such event, a U.S. Holder would have an aggregate tax basis in the Debentures received in the liquidation equal to the aggregate tax basis such U.S. Holder had in its Trust Preferred Securities surrendered therefor, and the holding period of such Debentures would include the period during which such U.S. Holder had held the Trust Preferred Securities. Also, a U.S. Holder would continue to include interest (or OID) in respect of Debentures received from the Trust in the manner described under "-- Interest Income and Original Issue Discount."

   Sales, Exchanges or Other Dispositions of Trust Preferred Securities.
Gain or loss will be recognized by a U.S. Holder on a sale, exchange, redemption or other taxable disposition (collectively, a "disposition") of a Trust Preferred Security (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Trust Preferred Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such U.S. Holder's allocable share of the Debentures that such U.S. Holder has not included in gross income previously, which amount will be taxable as ordinary interest income) and the U.S. Holder's adjusted tax basis in the Trust Preferred Security. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon the sale, exchange or other disposition of the Trust Preferred Securities. Gain or loss realized by a U.S. Holder on a disposition of a Trust

Preferred Security may be long-term capital gain depending on the holding period of the Trust Preferred Securities. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

TREASURY SECURITIES

   Original Issue Discount. A U.S. Holder of Growth PRIDES will be required to treat the Treasury Security interest comprising the Growth PRIDES as an interest in a bond originally issued on the date such Growth PRIDES is purchased and having OID equal to the excess of the Stated Amount of the Growth PRIDES over the purchase price of the Growth PRIDES. A U.S. Holder will be required to include such OID in income on an economic accrual basis over the period between the issue date of the Growth PRIDES and the day immediately preceding the Purchase Contract Settlement Date, regardless of such U.S. Holder's method of tax accounting. Amounts of OID included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its Treasury Security interest.

   Sales, Exchanges or Other Dispositions of Treasury Securities. In the event that a U.S. Holder obtains the release of Treasury Securities by delivering Trust Preferred Securities to the Collateral Agent, gain or loss will be recognized by the U.S. Holder on a subsequent sale, exchange or other taxable disposition of the Treasury Securities in an amount equal to the difference between the amount realized by the U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in the Treasury Securities. Such gain or loss may be long-term capital gain or loss depending on the holding period of the Treasury Securities. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.


PURCHASE CONTRACTS


   Income From Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash. There is no direct authority addressing the treatment, under current law, of the Contract Adjustment Payments and Deferred Contract Adjustment Payments (if any), or the delivery of cash in respect of excess accrued Contract Adjustment Payments (if any) by a U.S. Holder of Income PRIDES or Growth PRIDES upon the creation of Growth PRIDES or Income PRIDES, respectively, and such treatment is unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, may constitute taxable income to a U.S. Holder of FELINE PRIDES when received or accrued, in accordance with the U.S. Holder's method of tax accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S. Holder. U.S. Holders should consult their own tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments and the delivery of cash upon creation of Growth PRIDES, including the possibility that any Contract Adjustment Payment or Deferred Contract Adjustment Payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, and that the delivery of cash upon creation of Growth PRIDES or Income PRIDES may be treated as an offset to Contract Adjustment Payments or Deferred Contract Adjustment Payments or as a purchase price adjustment. The treatment of Contract Adjustment Payments, Deferred Contract Adjustment Payments and the delivery of cash upon creation of Growth PRIDES or Income PRIDES could affect a U.S. Holder's tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract. See "-- Acquisition of Common Stock under a Purchase Contract," "-- Sale or Disposition of FELINE PRIDES" and "-- Termination of Purchase Contract."

   Acquisition of Common Stock Under a Purchase Contract. A U.S. Holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract generally should equal the purchase price paid for such Common Stock plus such U.S. Holder's tax basis in the Purchase Contract (if any), less the portion of such purchase price and tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received thereunder; payments in cash that have been made by a U.S. Holder to create Growth PRIDES or Income PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received thereunder (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). The holding period for Common Stock received under a Purchase Contract will commence on the day after the acquisition of such Common Stock.


   Ownership of Common Stock Acquired Under the Purchase Contract. Any dividend on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by a U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

   Upon a disposition of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such gain or loss may be long-term capital gain or loss depending on the holding period of the Common Stock. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.


   Early Settlement of Purchase Contract. A U.S. Holder of FELINE PRIDES will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Trust Preferred Securities or Treasury Securities upon Early Settlement of a Purchase Contract and will have the same tax basis in such Trust Preferred Securities or Treasury Securities as before such Early Settlement.

   Termination of Purchase Contract. If a Purchase Contract terminates, a U.S. Holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract; payments in cash that have been made by a U.S. Holder to create Growth PRIDES or Income PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's tax basis in the Purchase Contract or result in a deduction on the termination of the Purchase Contract (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). Any such gain or loss may be long-term capital gain or loss depending upon the holding period of the Purchase Contract. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Trust Preferred Securities, Treasury Securities or Treasury Portfolio upon termination of the Purchase Contract and will have the same tax basis in such Trust Preferred Securities, Treasury Securities or Treasury Portfolio as before such distribution.


   Adjustment to Settlement Rate. U.S. Holders of FELINE PRIDES might be treated as receiving a constructive distribution from the Company if (i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets or earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE OR RECREATE GROWTH PRIDES

   A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Trust Preferred Securities generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Trust Preferred Securities to such U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

SUBSTITUTION OF TRUST PREFERRED SECURITIES TO CREATE OR RECREATE INCOME
PRIDES

   A U.S. Holder of a Growth PRIDES that delivers Trust Preferred Securities to the Collateral Agent in substitution for Treasury Securities generally will not recognize gain or loss upon the delivery of such Trust Preferred Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

TAX EVENT REDEMPTION OF TRUST PREFERRED SECURITIES

   A Tax Event Redemption will be a taxable event for U.S. Holders of Trust Preferred Securities. Gain or loss will be recognized by a U.S. Holder in an amount equal to the difference between the Redemption Price (whether paid directly to such U.S. Holder or applied by the Collateral Agent to the purchase of the Treasury Portfolio on behalf of holders of Income PRIDES), except to the extent of amounts paid in respect of accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income, and the U.S. Holder's adjusted tax basis in the Trust Preferred Securities. Gain or loss realized by a U.S. Holder upon a Tax Event Redemption will be capital gain or loss and may be long-term capital gain or loss depending upon the holding period of the Trust Preferred Securities. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

   Ownership of Treasury Portfolio. The Company, the Trust and, by acquiring Income PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder in the event of a Tax Redemption prior to the Purchase Contract Settlement Date. Each U.S. Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. Based on such agreement, the remainder of this summary assumes that U.S. Holders of Income PRIDES will be treated as the owners of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

   Interest Income and Original Issue Discount. The Treasury Portfolio will consist of stripped U.S. Treasury Securities. Following a Tax Redemption prior to the Purchase Contract Settlement Date, a U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each U.S. Treasury Security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant U.S. Treasury Securities and will include OID in income over the life of the U.S. Treasury Securities in an amount equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury Securities over the value of the U.S. Treasury Securities at the time the Collateral Agent acquires them on behalf of holders of Income PRIDES. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury Portfolio. Consequently, a substantial portion of each scheduled interest payment to U.S. Holders will be treated as a tax-free return of the U.S. Holder's investment in the Treasury Portfolio and will not be considered current income for federal income tax purposes.


   A U.S. Holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term U.S. Treasury Securities as defined below) in income for federal income tax purposes as it accrues on a constant yield to maturity basis. See "-- Interest Income and Original Issue Discount" above. In the case of any U.S. Treasury Security with a maturity of one year or less from the date it is purchased (a "short-term U.S. Treasury Security"), in general only accrual basis taxpayers will be required to include OID in income as it is accrued. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term U.S. Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

   Tax Basis of the Treasury Portfolio. A U.S. Holder's initial tax basis in such U.S. Holder's Applicable Ownership Interest of the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's tax basis in the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury Portfolio.

SALE OR DISPOSITION OF FELINE PRIDES

   Upon a disposition of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or Treasury Securities. Such gain or loss generally will be capital gain or loss, except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued interest on the Trust Preferred Securities, which will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments, which may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss may be long-term capital gain or loss depending on the holding period of the FELINE PRIDES. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the Purchase Contract has negative value, the U.S. Holder should be considered to have received additional consideration for the Trust Preferred Securities, Treasury Portfolio or Treasury Securities in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.

   Payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES or Income PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's tax basis in the Purchase Contract or result in a decrease in the amount realized on the disposition of the Purchase Contract (see
"-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" above).

 BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

   Payments under the FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a Purchase Contract, and the sale of FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.

                                 UNDERWRITING


   Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among the Company, the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Chase Securities Inc. (the "Underwriters"), the Company and the Trust have agreed to sell to the Underwriters, and the Underwriters severally have agreed to purchase from the Company and the Trust, the number of Income PRIDES, Growth PRIDES and Trust Preferred Securities set forth below opposite each Underwriter's name. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES, Growth PRIDES and Trust Preferred Securities offered hereby if any of the Income PRIDES, Growth PRIDES or Trust Preferred Securities are purchased.



                                                NUMBER OF      NUMBER OF           NUMBER OF
                                                  INCOME        GROWTH               TRUST
                 UNDERWRITERS                     PRIDES        PRIDES       PREFERRED SECURITIES
--------------------------------------------  ------------- -------------  ------------------------
  Merrill Lynch, Pierce, Fenner & Smith
        Incorporated ........................
                                              ------------- -------------  ------------------------
  Chase Securities Inc. .....................
                                              ------------- -------------  ------------------------
        Total................................
                                              ============= =============



   The Underwriters have advised the Company and the Trust that they propose initially to offer the Income PRIDES, Growth PRIDES and Trust Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less
a concession not in excess of $    per Income PRIDES, $    per Growth PRIDES
and $    per Trust Preferred Security. The Underwriters may allow, and such
dealers may reallow, a discount not in excess of $    per Income PRIDES, $
per Growth PRIDES and $    per Trust Preferred Security on sales to certain
other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.


   Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.


   If the Underwriters create a short position in the Securities in connection with the Offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Securities in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment options described below.

   The Underwriters may also impose a penalty bid on certain selling group members. This means that if the Underwriters purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from any Underwriter and selling group members who sold those Securities as part of the Offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security and the Common Stock of the Company to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.


   Neither the Company, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company, the Trust nor any of the Underwriters makes any representation that the Underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.


   The Company and the Trust have granted to the Underwriters options, exercisable for 30 days following the date of this Prospectus Supplement, to
purchase up to an aggregate of an additional   ,000,000 Income PRIDES,
  ,000,000 Growth PRIDES and   ,000,000 Trust Preferred Securities from the
Company and the Trust at the Price to Public set forth on the cover page of this Prospectus Supplement less the underwriting discount. The Underwriters may exercise these options only to cover over-allotments, if any, made on the sale of the Income PRIDES, Growth PRIDES and Trust Preferred Securities offered hereby. If the Underwriters exercise their over-allotment options, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such Income PRIDES, Growth PRIDES and Trust Preferred Securities that the respective number of Income PRIDES, Growth PRIDES and Trust Preferred Securities set forth opposite its name in the foregoing table bears to the Income PRIDES, Growth PRIDES and Trust Preferred Securities offered hereby.

   The Company and the Trust have agreed, for a period of 90 days after the date of this Prospectus Supplement, to not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Growth PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock, as the case may be, or any securities of the Company similar to the Income PRIDES, Growth PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Growth PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock other than (i) to the Underwriters pursuant to the Underwriting Agreement, (ii) shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee or agent benefit, dividend reinvestment and stock option and stock purchase plans of the Company and its subsidiaries, (iii) any securities issued pursuant to or sold in connection with any securities of the Company and its subsidiaries, outstanding as of the date hereof, which are convertible into or exchangeable or exercisable for any securities of the Company and its subsidiaries, (iv) any securities issued pursuant to a merger or acquisition, (v) the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledged Securities, or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES or (vi) upon exercise of stock options.

   Prior to this offering, there has been no public market for the Income PRIDES, Growth PRIDES and the Trust Preferred Securities. The public offering price for the Income PRIDES, Growth PRIDES and the Trust Preferred Securities was determined in negotiations between the Company, the Trust and the Underwriters. In determining the terms of the Income PRIDES, Growth PRIDES and the Trust Preferred Securities including the public offering price, the Company, the Trust and the Underwriters considered the market price of the Common Stock and also considered the Company's recent results of operations, the future prospects of the Company and the industry in general, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities markets. Application will be made to list the Income PRIDES, Growth PRIDES and Trust Preferred Securities have been approved for listing on the NYSE, subject to official notice of issuance. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities or that the Income PRIDES, Growth PRIDES or Trust Preferred Securities will trade in the public market subsequent to the offering at or above the initial public offering price.

    The Company and the Trust have agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   This Prospectus Supplement, as amended or stickered, may be used by the Remarketing Agent for remarketing the Trust Preferred Securities at such time as is necessary.


   In the ordinary course of their respective businesses, the Underwriters and their affiliates have performed, and may in the future perform, financial advisory, investment banking and/or general financing and banking services for the Company. Chase Securities Inc. is an affiliate of The Chase Manhattan Bank, which currently serves as Lender and Administrative Agent under the Revolving Credit Facilities and as Collateral Agent under the Pledge Agreement. The Chase Manhattan Bank will receive a portion of the amounts repaid under the Revolving Credit Facilities with the proceeds from the sale of the Debentures. See "Use of Proceeds."


                                LEGAL OPINIONS


   The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof and the Debentures will be passed upon for the Company by Eric J. Bock, Esq., Vice President-Legal of the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, and certain matters of Delaware law with respect to the validity of the Trust Preferred Securities offered hereby will be passed upon for the Company and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Debentures and the Trust Preferred Securities will be passed upon for the Underwriters by Shearman & Sterling. Mr. Bock owns Common Stock and options to acquire shares of Common Stock of the Company.

              INDEX OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT

1940 Act                                     S-64
Applicable Market Value                      S-17, S-48
Applicable Ownership Interest                S-44
Applicable Principal Amount                  S-76
Bankruptcy Code                              S-18
Beneficial Owner                             S-69
Business Day                                 S-52
Cendant Trustees                             S-7
Change in 1940 Act Law                       S-64
Closing Price                                S-48
Code                                         S-82
Collateral Agent                             S-10
Common Securities                            S-2
Common Securities Guarantee                  S-72
Common Stock                                 S-2
Compound Interest                            S-77
Contract Adjustment Payments                 S-2
Current Market Price                         S-53
Debentures                                   S-2
Debt Trustee                                 S-74
Declaration                                  S-7
Declaration Event of Default                 S-65
Default                                      S-79
Deferred Contract Adjustment Payments        S-13, S-47
Delaware Trustee                             S-40
Depositary                                   S-55
Direct Action                                S-34, S-66
Direct Participants                          S-55
Early Settlement                             S-17
Exchange Act                                 S-55
Extension Periods                            S-21
Failed Remarketing                           S-4
FELINE PRIDES                                S-1
FELINE PRIDES Certificate                    S-49
Global Security                              S-79
Global Security Certificates                 S-55
Growth PRIDES                                S-2
Guarantee                                    S-3, S-23
Guarantee Payments                           S-72
Income PRIDES                                S-2
Indenture                                    S-74
Indenture Event of Default                   S-65
Indirect Participants                        S-56
Institutional Trustee                        S-40
Interest Payment Date                        S-75
Investment Company Event                     S-64
IRS                                          S-82
NYSE                                         S-1
OID                                          S-2

                              S-92

Participants                                 S-55
Payment Date                                 S-14
Pledge Agreement                             S-10
Pledged Securities                           S-31, S-55
Primary Treasury Dealer                      S-77
Property Account                             S-40
Purchase Contract                            S-2
Purchase Contract Agent                      S-10
Purchase Contract Agreement                  S-10
Purchase Contract Settlement Date            S-2
Quotation Agent                              S-77
Redemption Amount                            S-77
Redemption Price                             S-6
Reference Price                              S-16, S-48
Regular Trustees                             S-40
Remarketing Agent                            S-14
Remarketing Agreement                        S-14
Remarketing Fee                              S-3
Remarketing Underwriting Agreement           S-14
Reset Agent                                  S-9
Reset Amount                                 S-83
Reset Announcement Date                      S-62
Reset Rate                                   S-3
Reset Spread                                 S-3
Securities                                   S-1
Senior Indebtedness                          S-3
Settlement Rate                              S-16, S-48
Sponsor                                      S-7
Stated Amount                                S-2
Successor Securities                         S-68
Super-Majority                               S-66
Tax Counsel                                  S-83
Tax Event                                    S-76
Tax Event Redemption                         S-6
Tax Event Redemption Date                    S-76
Threshold Appreciation Price                 S-16, S-48
Trading Day                                  S-49
Treasury Portfolio                           S-76
Treasury Portfolio Purchase Price            S-77
Treasury Securities                          S-2, S-4
Trust                                        S-1
Trust Act                                    S-40
Trust Indenture Act                          S-7
Trust Preferred Securities                   S-1
Trust Securities                             S-2
Underwriters                                 S-89
Underwriting Agreement                       S-89
U.S. Holders                                 S-82

                        INDEX TO FINANCIAL STATEMENTS


                                                                                               PAGE
                                                                                             --------
CENDANT CORPORATION
Independent Auditors' Report................................................................    F-2
Consolidated Balance Sheets for the years ended December 31, 1996 and 1995 .................    F-3
Consolidated Statements of Income for the years ended December 31, 1996, 1995 and 1994 .....    F-5
Consolidated Statements of Shareholders' Equity for the years ended December 31, 1996, 1995
 and 1994...................................................................................    F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994 .    F-9
Notes to Consolidated Financial Statements..................................................   F-11
Consolidated Balance Sheets at September 30, 1997 and December 31, 1996.....................   F-55
Consolidated Statements of Income for the three months ended September 30, 1997 and 1996
 and for the nine months ended September 30, 1997 and 1996..................................   F-57
Consolidated Statements of Cash Flows for the nine months ended September 30, 1997, and
 1996.......................................................................................   F-58
Notes to Consolidated Financial Statements..................................................   F-59
Management's Discussion and Analysis of Financial Condition and Results of Operations ......   F-66

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Cendant Corporation

We have audited the consolidated balance sheets of Cendant Corporation and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of CUC International Inc. with HFS Incorporated to form Cendant Corporation, which has been accounted for as a pooling of interests as described in Note 2 to the consolidated financial statements. We did not audit the balance sheets of CUC International Inc. as of January 31, 1997 and 1996, or the related statements of income, shareholders' equity, and cash flows of CUC International Inc. for the years ended January 31, 1997, 1996 and 1995, which statements reflect total assets of approximately $2.5 billion and $2.1 billion as of January 31, 1997 and 1996, respectively, and net income of approximately $164.1 million, $145.0 million and $164.1 million for the years ended January 31, 1997, 1996 and 1995, respectively. Nor did we audit the balance sheets of PHH Corporation (a consolidated subsidiary of HFS Incorporated) as of December 31, 1996 and January 31, 1996, or the related statements of income, shareholders' equity, and cash flows of PHH Corporation for the years ended December 31, 1996, January 31, 1996 and 1995, which statements reflect total assets of approximately $6.6 billion and $5.8 billion as of December 31, 1996 and January 31, 1996, respectively, and net income of approximately $87.6 million, $78.1 million and $69.0 million for the years ended December 31, 1996, January 31, 1996 and 1995, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for CUC International Inc. and PHH Corporation for such periods, is based solely on the reports of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cendant Corporation and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights", in the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
December 17, 1997

                      CENDANT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                DECEMBER 31,
                                                         -------------------------
ASSETS                                                      1996          1995
                                                         -----------   -----------
Current assets
   Cash and cash equivalents                             $   633,903   $   355,959
   Marketable securities                                      94,200        97,164
   Receivables, net of allowance for doubtful accounts
     of $85,640 and $66,059                                1,290,625     1,028,976
   Deferred income taxes                                     141,251        50,563
   Other current assets                                      369,614       271,483
                                                         -----------   -----------

Total current assets                                       2,529,593     1,804,145
                                                         -----------   -----------

   Deferred membership acquisition costs                     401,564       404,655
   Franchise agreements - net                                995,947       517,218
   Goodwill - net                                          2,302,226       700,375
   Other intangibles - net                                   636,230        38,845
   Other assets                                              993,574       573,537
                                                         -----------   -----------

Total assets exclusive of assets under programs            7,859,134     4,038,775
                                                         -----------   -----------

Assets under management and mortgage programs
   Net investment in leases and leased vehicles            3,418,666     3,243,236
   Relocation receivables                                    773,326       736,038
   Mortgage loans held for sale                            1,248,299       784,901
   Mortgage servicing rights and fees                        288,943       191,434
                                                         -----------   -----------
                                                           5,729,234     4,955,609
                                                         -----------   -----------

TOTAL ASSETS                                             $13,588,368   $ 8,994,384
                                                         ===========   ===========

          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    DECEMBER 31,
                                                             ----------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY                             1996            1995
                                                             ------------    ------------
   Accounts payable, accrued expenses and other
     current liabilities                                     $  1,664,946    $    919,057
                                                             ------------    ------------

   Deferred income                                              1,099,393         747,414
   Long-term debt                                               1,004,584         353,977
   Deferred income taxes                                           46,770          59,899
   Other noncurrent liabilities                                    78,115         102,601
                                                             ------------    ------------

Total liabilities exclusive of liabilities under programs       3,893,808       2,182,948
                                                             ------------    ------------

Liabilities under management and mortgage programs
   Debt                                                         5,089,943       4,427,872
   Deferred income taxes                                          281,948         234,918
                                                             ------------    ------------
                                                                5,371,891       4,662,790

Commitments and contingencies (Note 13)

SHAREHOLDERS' EQUITY
   Preferred stock, $1.00 par value - authorized
     10 million shares; none issued and outstanding                  --              --
   Common stock, $.01 par value - authorized
     2 billion shares; issued 804,655,850
     and 700,361,629 shares                                         8,047           7,004
   Additional paid-in capital                                   2,870,422         994,814
   Retained earnings                                            1,556,300       1,202,589
   Net unrealized gain on marketable securities                     4,334             593
   Currency translation adjustment                                (12,452)        (25,356)
   Restricted stock, deferred compensation                        (28,212)           --
   Treasury stock, at cost, 6,911,757 and 5,115,947 shares        (75,770)        (30,998)
                                                             ------------    ------------

Total shareholders' equity                                      4,322,669       2,148,646
                                                             ------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $ 13,588,368    $  8,994,384
                                                             ============    ============

          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                            1996          1995         1994
                                                        -----------   -----------   -----------
REVENUES
   Membership and service fees - net                    $ 3,433,917   $ 2,606,196   $ 2,178,984
   Fleet leasing (net of depreciation and
     interest costs of $1,132,408, $1,088,993
     and $976,244, respectively)                             56,660        52,079        47,860
   Other                                                    418,203       333,847       219,887
                                                        -----------   -----------   -----------
Net revenues                                              3,908,780     2,992,122     2,446,731
                                                        -----------   -----------   -----------

EXPENSES
   Operating                                              1,392,788     1,110,928       921,832
   Marketing and reservation                              1,089,482       875,155       742,933
   General and administrative                               339,543       279,500       221,745
   Depreciation and amortization                            167,907       112,914        97,175
   Interest - net                                            25,445        13,264        10,553

   Merger and related costs and other unusual charges       179,945        97,029         7,900
   Gain on sale of the ImagiNation Network                     --            --         (19,739)
                                                        -----------   -----------   -----------
Total expenses                                            3,195,110     2,488,790     1,982,399
                                                        -----------   -----------   -----------

Income before income taxes                                  713,670       503,332       464,332
Provision for income taxes                                  290,059       200,507       179,742
                                                        -----------   -----------   -----------

Net income before cumulative effect of
   accounting change for income taxes                       423,611       302,825       284,590
Cumulative effect of accounting change for
   income taxes                                                --            --           2,000
                                                        -----------   -----------   -----------
Net income                                              $   423,611   $   302,825   $   286,590
                                                        ===========   ===========   ===========

PER SHARE INFORMATION
   Net income per share
     Primary                                            $      0.53   $      0.42   $      0.42
     Fully diluted                                      $      0.52   $      0.41   $      0.41

   Weighted average shares
     Primary                                                814,292       734,624       690,547
     Fully diluted                                          820,586       748,704       702,209

          See accompanying notes to consolidated financial statements.

                                     CENDANT CORPORATION AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF  SHAREHOLDERS' EQUITY
                                                 (IN THOUSANDS)

                                                                       NET UNREALIZED               RESTRICTED
                                                ADDITIONAL             GAIN (LOSS) ON   CURRENCY      STOCK,
                                 COMMON STOCK    PAID-IN    RETAINED     MARKETABLE    TRANSLATION   DEFERRED    UNEARNED  TREASURY
                              SHARES    AMOUNT   CAPITAL    EARNINGS     SECURITIES    ADJUSTMENT  COMPENSATION    ESOP      STOCK
                             -------   -------  ---------   ---------   -----------    ----------  ------------  --------  --------
Balance, January 1, 1994     643,258   $ 6,433  $ 533,807   $ 822,399   $        --    $ (26,481)   $      --    $(7,160)  $(9,745)

Issuance of common stock      10,592       106     62,043          --            --           --           --         --        --
Exercise of stock options
  by payment of cash and
  common stock                 7,732        76     53,649     (10,140)           --           --           --         --      (760)
Tax benefit from exercise
  of stock options and
  vesting of restricted
  stock                           --        --     44,151          --            --           --           --         --        --
Amortization of
  restricted stock                --        --        303          --            --           --           --         --        --
Amortization of ESOP
  obligation                      --        --         --          --            --           --           --      2,331        --
Adjustment to reflect
  change in GETKO and
  NAOG fiscal years               --        --         --      (4,067)           --           --           --      3,071        --
Cash dividends declared           --        --         --     (29,199)           --           --           --         --        --
Conversion of convertible
  notes                        4,484        45     22,650          --            --           --           --         --        --
Net unrealized loss on
  marketable securities           --        --         --          --          (748)          --           --         --        --
Purchase of common stock          --        --         --          --            --           --           --         --   (25,885)
Retirement of treasury
  stock                       (2,832)      (28)   (25,873)         --            --           --           --         --    25,885
Currency translation
  adjustment                      --        --         --          --            --        4,529           --         --        --
Distribution of Chartwell
   Leisure Inc.                   --        --    (18,445)    (79,775)           --           --           --         --        --
Net income                        --        --         --     286,590            --           --           --         --        --
                             -------   -------  ---------   ---------   -----------    ----------  ------------  --------  --------
Balance, December 31, 1994   663,234     6,632    672,285     985,808          (748)     (21,952)          --     (1,758)  (10,505)

          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)
                                 (IN THOUSANDS)

                                                                      NET UNREALIZED               RESTRICTED
                                              ADDITIONAL              GAIN (LOSS) ON   CURRENCY      STOCK,
                            COMMON STOCK       PAID-IN     RETAINED     MARKETABLE    TRANSLATION   DEFERRED    UNEARNED  TREASURY
                         SHARES    AMOUNT      CAPITAL     EARNINGS     SECURITIES    ADJUSTMENT  COMPENSATION    ESOP      STOCK
                        -------   -------     ---------    ---------   -----------    ----------  ------------  --------  --------
Balance,
  January 1, 1995       663,234    $6,632      $672,285     $985,808     $ (748)        $(21,952)   $    --     $(1,758)  $(10,505)

Issuance of common
  stock                  20,810       208       183,384           --         --               --         --          --         --
Exercise of stock
  options by
  payment of cash
  and common stock       12,435       124        64,421           --         --               --         --          --    (20,493)
Tax benefit from
  exercise of
  stock options              --        --        54,842           --         --               --         --          --         --
Amortization of
  ESOP obligation            --        --         1,242           --         --               --         --       1,758         --
Exercise of stock
  warrants                2,381        24        14,872           --         --               --         --          --         --
Cash dividends
  declared and
  other equity
  distributions              --        --           175      (36,005)        --               --         --          --         --
Adjustment to
  reflect change
  in Advance Ross
  and Ideon fiscal
  years                      --        --            --      (50,039)        --               --         --          --         --
Conversion of
  convertible notes       2,126        21        13,670           --         --               --         --          --         --
Net unrealized gain
  on marketable
  securities                 --        --            --           --      1,341               --         --          --         --
Purchase of common
  stock                      --        --            --           --         --               --         --          --    (10,083)
Retirement of
  treasury stock           (624)       (5)      (10,077)          --         --               --         --          --     10,083
Currency
  translation
  adjustment                 --        --            --           --         --           (3,404)        --          --         --
Net income                   --        --            --      302,825         --               --         --          --         --
                        -------   -------     ---------    ---------   -----------    ----------  ------------  --------  --------
Balance,
  December 31, 1995     700,362     7,004       994,814    1,202,589        593          (25,356)        --          --    (30,998)

          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)
                                 (IN THOUSANDS)

                                                                      NET UNREALIZED               RESTRICTED
                                              ADDITIONAL              GAIN (LOSS) ON   CURRENCY      STOCK,
                            COMMON STOCK       PAID-IN     RETAINED     MARKETABLE    TRANSLATION   DEFERRED    UNEARNED  TREASURY
                         SHARES    AMOUNT      CAPITAL     EARNINGS     SECURITIES    ADJUSTMENT  COMPENSATION    ESOP      STOCK
                        -------   -------     ---------    ---------   -----------    ----------  ------------  --------  --------
Balance,
  January 1, 1996       700,362    $7,004    $  994,814   $1,202,589      $  593      $(25,356)      $    --    $    --   $(30,998)

Hebdo Mag
  adjustment             14,203       142        16,705          718          --         1,612            --         --         --
Issuance of common
  stock                  70,961       710     1,654,009      (34,137)         --            --            --         --         --
Exercise of stock
  options by
  payment of cash
  and common stock       14,010       140        78,161           --          --            --            --         --    (25,620)
Restricted stock
  issuance                1,365        13        30,472           --          --            --       (30,485)        --         --
Amortization of
  restricted stock           --        --            --           --          --            --         2,273         --         --
Tax benefit from
  exercise of
  stock options              --        --        78,844           --          --            --            --         --         --
Cash dividends
  declared                   --        --            --      (29,402)         --            --            --         --         --
Adjustment to
  reflect change
  in Davidson,
  Sierra & Ideon
  fiscal years               --        --            --       (4,674)         --            --            --         --         --
Adjustment to
  reflect change
  in PHH fiscal
  year                      (67)       (1)         (634)      (2,405)         --         2,380            --         --         --
Conversion of
  convertible
  notes                   3,822        39        18,051           --          --            --            --         --         --
Net unrealized
  gain on
  marketable
  securities                 --        --            --           --       3,741            --            --         --         --
Purchase of
  common stock               --        --            --           --          --            --            --         --    (19,152)
Currency
  translation
  adjustment                 --        --            --           --          --         8,912            --         --         --
Net income                   --        --            --      423,611          --            --            --         --         --
                        -------    ------    ----------   ----------      ------      --------      --------    -------   --------

Balance,
  December 31, 1996     804,656    $8,047    $2,870,422   $1,556,300      $4,334      $(12,452)     $(28,212)   $    --   $(75,770)

          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                YEAR ENDED DECEMBER 31,
                                                                      -----------------------------------------
OPERATING ACTIVITIES                                                      1996           1995           1994
                                                                      -----------    -----------    -----------
Net income                                                            $   423,611    $   302,825    $   286,590
Adjustments to reconcile net income
   to net cash provided by operating activities:
   Depreciation and amortization                                          177,725        117,031        103,667
   Membership acquisition costs                                          (638,182)      (605,058)      (508,807)
   Amortization of membership costs                                       641,272        556,548        467,019
   Gain on sales of mortgage servicing rights                              (5,194)       (17,400)       (28,076)
   Deferred income taxes                                                   56,523         22,632         58,387
Increase (decrease) from changes in:
   Receivables                                                           (162,566)      (184,801)      (103,688)
   Accounts payable, accrued expenses and other current liabilities       149,387        136,595        (33,804)
   Deferred income                                                         23,386         83,533         60,220
   Other                                                                   28,127        (55,027)      (100,004)
                                                                      -----------    -----------    -----------
                                                                          694,089        356,878        201,504
                                                                      -----------    -----------    -----------


Increase (decrease) from changes in assets
     under management and mortgage programs:
     Depreciation and amortization under management and
       mortgage programs                                                1,021,761        960,913        869,807
     Mortgage loans held for sale                                         (73,308)      (139,520)        42,562
                                                                      -----------    -----------    -----------
                                                                          948,453        821,393        912,369
                                                                      -----------    -----------    -----------

Net cash provided by operating activities                               1,642,542      1,178,271      1,113,873
                                                                      -----------    -----------    -----------

INVESTING ACTIVITIES
Assets under management and mortgage programs:
   Investment in leases and leased vehicles                            (1,738,426)    (2,008,559)    (1,703,690)
   Payments received on investment in leases and leased vehicles          595,852        576,670        593,155
   Proceeds from sales and transfers of leases and
     leased vehicles to third parties                                        --          109,859        105,087
   Additions to originated mortgage servicing rights                     (164,393)      (130,135)       (41,920)
   Proceeds from sales of mortgage servicing rights                         7,113         21,742         36,836
     Repayment of advances on homes under management                    4,348,857      6,070,490      5,059,017
   Equity advances on homes under management                           (4,307,978)    (6,238,538)    (4,989,953)
                                                                      -----------    -----------    -----------
                                                                       (1,258,975)    (1,598,471)      (941,468)

Property and equipment additions                                         (140,626)      (108,702)       (73,804)
Proceeds from sales of marketable securities                              137,277        255,916        136,977
Purchases of marketable securities                                       (125,551)      (138,198)      (161,585)
Loans and investments                                                     (12,721)       (33,783)       (42,524)
Net assets acquired, exclusive of cash acquired                        (1,688,294)      (145,789)       (63,437)
Funding of grantor trusts                                                 (89,849)          --             --
Other                                                                      33,634        (23,821)        27,355
                                                                      -----------    -----------    -----------

Net cash used in investing activities                                  (3,145,105)    (1,792,848)    (1,118,486)
                                                                      -----------    -----------    -----------

          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (IN THOUSANDS)

                                                              YEAR ENDED DECEMBER 31,
                                                    -----------------------------------------
                                                        1996           1995          1994
                                                    -----------    -----------    -----------
FINANCING ACTIVITIES
Proceeds from borrowings                            $ 2,150,404    $ 1,858,826    $ 1,413,699
Principal payments on borrowings                     (1,649,040)    (1,282,911)    (1,252,979)
Net change in short term borrowings under
   management and mortgage programs                     231,819         17,419         27,852
Issuance of common stock                              1,222,199        100,806         46,401
Purchases of common stock                               (19,152)       (10,083)       (25,885)
Redemption of warrants                                     --           14,877           --
Payment of dividends of pooled entities                 (27,782)       (30,971)       (29,199)
Other                                                   (81,620)          --          (50,043)
                                                    -----------    -----------    -----------

Net cash provided by financing activities             1,826,828        667,963        129,846
                                                    -----------    -----------    -----------
Effect of changes in exchange rates
   on cash and cash equivalents                         (46,321)         6,545          2,665
                                                    -----------    -----------    -----------

Net increase in cash and cash equivalents               277,944         59,931        127,898

Cash and cash equivalents, beginning of period          355,959        296,028        168,130
                                                    -----------    -----------    -----------

Cash and cash equivalents, end of period            $   633,903    $   355,959    $   296,028
                                                    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:
   Interest                                         $   307,600    $   285,400    $   207,900
                                                    ===========    ===========    ===========
   Taxes                                            $    89,400    $    90,700    $    87,600
                                                    ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS: Cendant Corporation (formerly CUC International Inc. ("CUC")), together with its subsidiaries and its joint ventures (the "Company") is a leading global provider of services to businesses serving consumer industries. On December 17, 1997, the Company merged with HFS Incorporated ("HFS"), which has been accounted for as a pooling of interests. The Company primarily engages in three business segments: membership services, travel and real estate.

    MEMBERSHIP SERVICES SEGMENT BUSINESSES:

    o Membership. The Company provides individual, wholesale and discount program membership services to consumers which are distributed through various channels, including through financial institutions, credit unions, charities, other cardholder-based organizations and retail establishments. These memberships include such components as shopping, travel, auto, dining, home improvement, lifestyle, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new homeowners with discounts from local merchants, and provides travelers with value-added tax refunds.

    TRAVEL SEGMENT BUSINESSES:

    o Lodging franchise. The Company franchises guest lodging facilities and provides operational and administrative services to its franchisees. As franchisor, the Company licenses the owners and operators of independent hotels to use the Company's brand names. Services include access to a national reservation system, national advertising and promotional campaigns, co-marketing programs and volume purchasing discounts.

    o    Car rental. The Company licenses the Avis trademark to Avis
         Rent A Car, Inc. ("ARAC"). In addition, the Company operates the telecommunications and computer processing system which services ARAC for reservations, rental agreement processing, accounting and fleet control for which the Company charges ARAC at cost. The Company also provides similar franchise services to licensees other than ARAC.

    o Timeshare. The Company is a provider of timeshare exchange programs, publications and other travel related services to the timeshare industry.

    o Fleet management. The Company provides services which primarily consist of the management, purchasing, leasing, and resale of vehicles for corporate clients and government agencies. These services also include fuel, maintenance, safety and accident management programs and other fee-based services for clients' vehicle fleets.

    REAL ESTATE SEGMENT BUSINESSES:

    o Real estate franchise. The Company franchises residential real estate brokerage offices and provides operational and administrative services to its franchisees. As franchisor, the Company licenses the owners and operators of independent real estate brokerage offices to use the Company's brand names. The Company provides services designed to increase franchisee revenue and profitability including national advertising and promotions, referrals, training and volume purchasing discounts.

    o Relocation. The Company provides relocation services to client corporations which include the responsibility of selling transferee residences, providing equity advances on transferee residences for the purchase of new homes and certain home management services. The Company also offers fee-based programs such as home marketing assistance, household goods moves, destination services and property dispositions for financial institutions and government agencies.

    o Mortgage services. The Company provides services which primarily include the origination, sale and servicing of residential first mortgage loans. The Company markets a variety of first mortgage products to consumers through relationships with corporations, affinity groups, financial institutions, real estate brokerage firms and other mortgage banks.

    OTHER SEGMENT BUSINESSES: The Company develops, publishes and distributes educational and entertainment software for home and school use and provides marketing and other services to casino gaming facilities. Also included in other segment businesses is the equity in the earnings from its investment in ARAC.

    PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts and transactions of the Company together with its joint ventures and its wholly owned and majority owned subsidiaries except for the Company's ownership of ARAC, which is accounted for under the equity method. The accompanying consolidated financial statements have been restated for the business combinations accounted for as poolings of interests (as discussed in Note 2) as if such combined companies had operated as one entity since inception. All material intercompany balances and transactions have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS: The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    PROPERTY AND EQUIPMENT: Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets.

    FRANCHISE AGREEMENTS: Franchise agreements are recorded at their estimated fair values upon acquisition and amortized on a straight-line basis over the estimated period to be benefited, ranging from 12 to 40 years. At December 31, 1996 and 1995, accumulated amortization amounted to $87.9 million and $65.9 million, respectively.

    GOODWILL: Goodwill, which represents the excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over the estimated useful lives, ranging from 5 to 40 years. At December

    31, 1996 and 1995, accumulated amortization amounted to $168.6 million and $74.1 million, respectively.

    IMPAIRMENT OF LONG-LIVED ASSETS: The Company periodically evaluates the recoverability of its long-lived assets, comparing the respective carrying values to the current and expected future cash flows to be generated from such assets. Property and equipment is evaluated separately within each business segment. The recoverability of franchise agreements and goodwill are evaluated on a separate basis for each acquisition and each respective franchise brand.

    MEMBERSHIP ACQUISITION COSTS: Membership acquisition costs are deferred and charged to operations as membership fees are recognized. These costs, which relate directly to membership solicitations (direct response advertising costs), principally include: postage, printing, kits, mailings, publications (including coupon books) and telemarketing costs. Substantially all of these costs are incurred for services performed by outside sources. Such costs are amortized on a straight-line basis as revenues are realized over the average membership period (generally one to three years). The membership acquisition costs incurred, applicable to obtaining a new member, for memberships other than coupon book memberships, generally approximate the initial membership fee. Initial membership fees for coupon book memberships generally exceed the membership acquisition costs incurred applicable to obtaining a new member. However, if membership acquisitions costs were to exceed the membership fee, an appropriate adjustment would be made for any significant impairment.

    Amortization of membership acquisition costs, including deferred renewal costs, which consist principally of charges from sponsoring institutions and publications, amounted to $641.3 million, $556.5 million and $467.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. All advertising costs other than direct response advertising costs are expensed in the period incurred. Such amounts, exclusive of amounts recorded as part of marketing and reservation expense, were $273.9 million, $172.3 million and $133.8 million for the years ended December 31, 1996, 1995 and 1994, respectively.

    Membership fees are generally billed through financial institutions and other cardholder based institutions and are recorded as deferred membership income upon acceptance of membership, net of estimated cancellations, and pro-rated over the membership period.

    SOFTWARE RESEARCH AND DEVELOPMENT COSTS AND COSTS OF SOFTWARE REVENUE:
    Capitalization of software development costs begins upon the establishment of technological feasibility of the product. Costs meeting this criteria are insignificant and, therefore, most costs related to designing, development and testing new software products are charged to operating expenses as incurred. Software research and development costs aggregated $66.2 million, $52.9 million and $36.3 million for the years ended December 31, 1996, 1995 and 1994, respectively. Software net revenue included in other was $375.2 million, $291.9 million and $191.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. Costs of software revenue include material costs, manufacturing labor and overhead and royalties paid to developers and affiliated label publishers. Costs of software revenue are included in operating expenses and aggregated $109.6 million, $115.3 million and $73.3 million for the years ended December 31, 1996, 1995 and 1994, respectively.

    The Company has a history of working closely with all of its distributors and retailers with respect to selling consumer software. As a result, the Company monitors the sales of its consumer software at all of its significant points of sale on a regular basis. Therefore, the Company has extensive data on returns by product on an on-going basis and does not have any significant obligations for future performance. Accordingly, the Company has the ability to estimate the amount of future returns and accurately determine the amount of revenue that should be recognized in accordance with Statement of Position 91-1 "Software Revenue Recognition" at any point in time.

    REVENUE RECOGNITION: Revenue primarily consists of fees for providing services to businesses in consumer industries.

    Membership revenue: Membership fees are generally billed through financial institutions and other cardholder based institutions and are recorded as deferred membership income upon acceptance of membership, net of estimated cancellations. Membership fees are recognized over the average membership period, generally one to three years. Deferred membership income is classified as non-current in the supplemental consolidated balance sheet since working capital will not be required as the deferred income is recognized over future periods.

    Franchise revenue: Franchise revenue principally consists of royalty, marketing and reservation fees which are based on a percentage of franchised lodging properties' gross room sales and franchised real estate brokerage offices' gross commissions earned on sales of residential real estate properties. Royalty, marketing and reservation fees are accrued as the underlying franchisee revenue is earned. Franchise revenue also includes initial franchise fees which are recorded as revenue when the lodging property, car rental location or real estate brokerage office opens as a franchised unit.

     Relocation revenue: Relocation revenue primarily consists of the purchase, management and resale of homes and fee based home related services for transferred employees of corporate clients, members of affinity group clients and government agencies. Although the Company acquires the home of client employees, the client corporation reimburses the Company for carrying costs until the home is sold and for home sale losses. Accordingly, the Company earns a fee for services with minimal real estate risk. Revenues associated with the resale of a residence are recognized when services are performed.

     Timeshare revenue: Timeshare exchange fees are recognized as revenue when the exchange request has been confirmed to the subscriber. Timeshare subscription revenue is deferred upon receipt and recorded as revenue as the contractual services (delivery of publications) are provided to subscribers.

     Fleet management revenue: Revenues from fleet management services other than leasing are recognized over the period in which services are provided and the related expenses are incurred. The Company records the cost of leased vehicles as "net investment in leases and leased vehicles". Amounts charged to lessees for interest on the unrecovered investment are credited to income on a level yield method which approximates the contractual terms.

     Mortgage services revenue: Loan origination fees and direct loan origination costs are deferred until the loan is sold. Servicing fees are credited to income when received. Sales of mortgage loans are generally recorded on the date a loan is delivered to an investor. Sales of mortgage securities are recorded on the settlement date.

     The Company records mortgage servicing rights at the time a loan is sold by allocating cost based on the relative fair value of assets acquired, as long as the recorded amount is less than the servicing rights' fair value. The carrying value of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing income.

     Gains or losses on the sale of mortgage servicing rights are recognized when title and all risks and rewards have irrevocably passed to the buyer and there are no significant unresolved contingencies.

     The Company reviews the recoverability of mortgage servicing rights based on their fair value, and records impairment to individual strata. For measuring impairment, the interest rate bands of the underlying loans are the risk characteristic used to stratify the capitalized servicing portfolio. To determine the fair value of mortgage servicing rights, the Company uses market prices for comparable mortgage servicing, when available, or alternatively uses a valuation model that calculates a present value for mortgage servicing rights with assumptions that market participants would use in estimating future net servicing income.

     INCOME TAXES: The Company uses the liability method of recording deferred income taxes. Differences in financial and tax reporting result from differences in the recognition of income and expenses for financial and income tax purposes as well as differences between the fair value of assets acquired in business combinations accounted for as purchases and their respective tax bases. The Company and its subsidiaries file a consolidated federal income tax return for periods subsequent to each acquisition.

     NET INCOME PER SHARE: Net income per share has been computed based upon the weighted average number of common and common equivalent shares outstanding during the respective periods after giving effect to the mergers and acquisitions accounted for in accordance with the pooling of interests method of accounting (See Note 2) and stock splits (See Note
     15). The $240 million 4-3/4% Convertible Senior Notes issued in February 1996 are antidilutive for all respective periods and, accordingly, are not included in the computations of earnings per share. In addition, the $150 million 4-1/2% Convertible Senior Notes issued in October 1994 are antidilutive for the year ended December 31, 1994 and, accordingly, are not included in the computation of earnings per share for 1994.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION: The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation" and applies Accounting Principle Board Opinion ("APB") No. 25 and related interpretations in accounting for its stock option plans. Under APB No. 25, because the exercise prices of the Company's employee stock options are equal to the market prices of the underlying Company stock on the date of grant, no compensation expense is recognized (See Note 16).

     DERIVATIVE FINANCIAL INSTRUMENTS: As a matter of policy, the Company does not engage in derivatives trading or market-making activities. Rather, derivative financial instruments including interest rate swaps and forward exchange contracts are used by the Company principally in the management of its interest rate exposures and foreign currency exposures on intercompany borrowings. Additionally, the Company enters into forward delivery contracts, financial futures programs and options to reduce the risks of adverse price fluctuation with respect to both mortgage loans held for sale and anticipated mortgage loan closings arising from commitments issued.

     Amounts to be paid or received under interest rate swap agreements are accrued as interest rates change and are recognized over the life of the swap agreements as an adjustment to interest expense. The fair values of the swap agreements are not recognized in the consolidated financial statements since they are accounted for as hedges. Market value gains and losses on the Company's foreign currency transaction hedges are recognized in income and substantially offset by the related foreign exchange transaction gains and losses. Market value gains and losses on positions used as hedges in the mortgage banking services operations are deferred and considered in the valuation of lower of cost or market value of mortgage loans held for sale.

     TRANSLATION OF FOREIGN CURRENCIES: Assets and liabilities of foreign subsidiaries are translated at the exchange rates as of the balance sheet dates, equity accounts are translated at historical exchange rates and revenues, expenses and cash flows are translated at the average exchange rates for the periods presented. Translation gains and losses are included in shareholders' equity. Gains and losses resulting from the change in exchange rates realized upon settlement of foreign currency transactions are substantially offset by gains and losses realized upon settlement of forward exchange contracts. Therefore, the resulting net income effect of transaction gains and losses in the years ended December 31, 1996, 1995 and 1994, was not significant.

     RECLASSIFICATIONS: Certain reclassifications have been made to the historical financial statements of the Company and HFS to conform to the restated presentation.

2.   BUSINESS COMBINATIONS

     In connection with the underlying pooling of interests business combinations, the accompanying consolidated financial statements have been prepared as if the Company and all such pooled companies had operated as one entity since inception.

     1997 POOLINGS

     On December 17, 1997, the Company completed a merger with HFS (the "Cendant Merger") by issuing 440.0 million shares of its common stock in exchange for all of the outstanding common stock of HFS. Pursuant to the terms of the agreement and plan of merger, HFS stockholders received
     2.4031 shares of Company common stock for each share of HFS common stock. Upon consummation of the Cendant Merger, the Company changed its name from CUC International Inc. to Cendant Corporation. In connection with the Cendant Merger, the Company changed its fiscal year end from January 31 to December 31. HFS had a calendar year end and, accordingly, the HFS statements of income for the years ended December 31, 1996, 1995 and 1994 have been combined with the Company's statements of income for the fiscal years ended January 31, 1997, 1996 and 1995, respectively.

     On October 3, 1997, the Company, through a wholly-owned subsidiary ("Acquisition Sub"), acquired all of the outstanding capital stock of Hebdo Mag International Inc. ("Hebdo Mag") pursuant to the terms of a share purchase agreement dated August 13, 1997 among the Company, Acquisition Sub, Hebdo Mag and other parties thereto. The purchase price of approximately $440.0 million was satisfied by the issuance of 14.2 million shares of Company common stock. Hebdo Mag is a leading publisher and distributor of classified advertising information. In connection with the merger, Hebdo Mag's statement of income for the twelve month period ended December 31, 1996 has been combined with the Company's statement of income for the fiscal year ended January 31, 1997.

     On April 30, 1997, prior to being merged with and into the Company, HFS acquired PHH Corporation ("PHH") by merger (the "HFS/PHH Merger") which was satisfied by the issuance of 72.8 million equivalent shares of Company common stock in exchange for all of the outstanding common stock of PHH. PHH is the world's largest provider of corporate relocation services and also provides mortgage services and fleet management services. Prior to the HFS/PHH Merger, PHH had an April 30 fiscal year end. In connection with the HFS/PHH Merger, PHH prepared financial statements for the twelve month periods ended December 31, 1996, January 31, 1996 and January 31, 1995. To conform to a calendar year end, the PHH statements of income for the aforementioned twelve month periods have been combined with the HFS statements of income for the years ended December 31, 1996, 1995 and 1994, respectively. In combining PHH's twelve month periods to the HFS calendar years, the consolidated statement of income for the year ended December 31, 1996 included one month (January 1996) of PHH's operating results which was also included in the consolidated statement of income for the year ended December 31, 1995. Accordingly, an adjustment has been made to 1996 retained earnings for the duplication of net income of $8.3 million and cash dividends declared of $5.9 million for such one month period.

     During February 1997, the Company acquired substantially all of the assets and assumed specific liabilities of Numa Corporation ("Numa") for $73.5 million. The purchase price was satisfied by the issuance of 3.4 million shares of Company common stock. Numa publishes personalized heritage publications and markets and sells personalized merchandise.

     1996 POOLINGS

     During July 1996, the Company acquired all of the outstanding capital stock of Davidson & Associates, Inc. ("Davidson") for a purchase price of approximately $1 billion, which was satisfied by the issuance of 45.1 million shares of Company common stock. Also during July 1996, the Company acquired all of the outstanding capital stock of Sierra On-Line, Inc. ("Sierra") for a purchase price of $858.0 million, which was satisfied by the issuance of 38.4 million shares of Company common stock. Davidson and Sierra develop, publish and distribute educational and entertainment software for home and school use. During August 1996, the Company acquired all of the outstanding capital stock of Ideon Group, Inc. ("Ideon"), principally a provider of credit card enhancement services, for a purchase price of $393 million, which was satisfied by the issuance of 16.6 million shares of Company common stock.

     During 1995, prior to being merged into the Company, Davidson and Sierra acquired all of the outstanding capital stock of various companies by issuing an aggregate of .8 million and 3.9 million equivalent shares of Company common stock, respectively. During 1994, Davidson acquired all of the outstanding shares of a company by issuing .8 million equivalent shares of Company common stock.

     Davidson, Sierra and Ideon previously used the fiscal years ended December 31, March 31 and December 31, respectively, for their financial reporting. To conform to the Company's January 31 former fiscal year end, Davidson's and Ideon's operating results for January 1996 have been excluded from, and Sierra's operating results for February and March 1996 have been duplicated in the Company's year ended January 31, 1997 operating results. The excluded and duplicated periods have been adjusted by a net $4.7 million charge to retained earnings at December 31, 1996. Effective January 1, 1995, Ideon changed its fiscal year end from October 31 to December 31 (the "Ideon Transition Period"). The Ideon Transition Period has been excluded from the accompanying consolidated statements of income. Ideon's revenues and net loss for the Ideon Transition Period were $34.7 million and $49.9 million, respectively. This excluded period has been adjusted by a $49.9 million charge to retained earnings at December 31, 1995. The net loss for the Ideon Transition Period was principally the result of a $65.5 million one-time, non-cash, pre-tax charge recorded in connection with a change in amortization periods for deferred membership acquisition costs. Prior to the change, membership acquisition costs were generally amortized up to ten years for single year membership periods and up to twelve years for multi-year membership periods. These amortization periods represented the estimated life of the member. At December 31, 1994, the amortization periods were shortened to one year and three years for single and multi-year membership periods, respectively (initial membership period without regard for anticipated renewals).

     In 1996, the Company acquired outstanding stock or substantially all of the assets and liabilities of certain other entities for an aggregate purchase price of $202.1 million, consisting of 8.3 million shares of Company common stock.

     1995 POOLINGS

     During June 1995, the Company acquired all of the outstanding capital stock of Getko Group, Inc. ("Getko") for a purchase price of $100.0 million, which was satisfied by the issuance of 5.6 million shares of Company common stock. Getko distributes complimentary welcoming packages to new homeowners throughout the

     United States and Canada. During September 1995, the Company acquired all of the outstanding capital stock of North American Outdoor Group, Inc. ("NAOG") for a purchase price of $52.0 million, which was satisfied by the issuance of 2.3 million shares of Company common stock. NAOG owns one of the largest for-profit hunting and general interest fishing membership organizations in the United States, and also owns various other membership organizations. During January 1996, the Company acquired all of the outstanding capital stock of Advance Ross Corporation ("Advance Ross") for a purchase price of $183.0 million, which was satisfied by the issuance of
     8.9 million shares of Company common stock. Advance Ross processes value-added tax refunds for travelers in over 20 European countries.

     Getko, NAOG, and Advance Ross previously used the fiscal years ended November 30, December 31 and December 31, respectively for their financial reporting. To conform to the Company's January 31 former fiscal year end, Getko's operating results for December 1993 and January 1994 and NAOG's operating results for January 1994 have been excluded from the Company's year ended January 31, 1995 operating results in the consolidated financial statements. The excluded periods have been adjusted by a net $4.1 million charge to retained earnings at December 31, 1994. In addition, Advance Ross' operating results for January 1995 have been excluded from the year ended January 31, 1996 operating results in the consolidated financial statements. This excluded period has been adjusted by a $0.1 million charge to retained earnings at December 31, 1995.

     The following table presents the historical results of the Company and the pooled entities for the last complete periods prior to their respective mergers ($000's):

                                         NINE MONTHS                       YEAR ENDED DECEMBER 31,
                                      ENDED SEPTEMBER 30,     ------------------------------------------------
                                       1997 (UNAUDITED)          1996             1995              1994
                                      --------------------    -------------     -------------    -------------
     Net revenues
         The Company                      $  2,002,597        $   2,347,655     $   1,401,551    $   1,044,669
         HFS (inclusive of PHH)              1,749,477            1,436,457         1,056,890          892,120
         Hebdo Mag                             137,941              124,668                 -                -
         1996 Pooled Entities                        -                    -           533,681          371,715
         1995 Pooled Entities                        -                    -                 -          138,227
                                          ------------        -------------     -------------    -------------
                                          $  3,890,015        $   3,908,780     $   2,992,122    $   2,446,731
                                          ============        =============     =============    =============


     Net income
         The Company                      $    252,082        $     164,099     $     164,669    $     117,591
         HFS (inclusive of PHH)                142,057              257,241           157,850          122,533
         Hebdo Mag                               6,555                2,271                 -                -
         1996 Pooled Entities                        -                    -           (19,694)          39,491
         1995 Pooled Entities                        -                    -                 -            6,975
                                          ------------        -------------     -------------    -------------
                                          $    400,694        $     423,611     $     302,825    $     286,590
                                          ============        =============     =============    =============

     The following table shows the historical results of HFS and PHH for the periods prior to the HFS/PHH Merger ($000's):

                                            THREE MONTHS                YEAR ENDED DECEMBER 31,
                                            ENDED MARCH 31,   ------------------------------------------------
                                          1997 (UNAUDITED)       1996             1995              1994
                                        ------------------    -------------     -------------    -------------
     Net revenues
         HFS                              $    347,962        $     785,980     $     411,299    $     312,081
         PHH                                   178,635              650,477           645,591          580,039
                                          ------------        -------------     -------------    -------------
              Total                       $    526,597        $   1,436,457     $   1,056,890    $     892,120
                                          ============        =============     =============    =============


     Net income
         HFS                              $     58,940        $     169,584     $      79,730    $      53,489
         PHH                                    32,164               87,657            78,120           69,044
                                          ------------        -------------     -------------    -------------
              Total                       $     91,104        $     257,241     $     157,850    $     122,533
                                          ============        =============     =============    =============


     PURCHASE BUSINESS COMBINATIONS

     The acquisitions discussed below were accounted for using the purchase method of accounting; accordingly, assets acquired and liabilities assumed were recorded at their estimated fair values. The operating results of such acquired companies are reflected in the Company's consolidated statements of income since the respective dates of acquisition.

     The following tables reflect the fair values of assets acquired and liabilities assumed in connection with the acquisitions described below.

     (IN MILLIONS)                                           ACQUIRED IN 1996
                                            -----------------------------------------------------
                                                                        COLDWELL
                                              RCI         AVIS           BANKER        OTHER
                                            ---------     --------     -----------    -----------
     Cash paid                              $   412.1     $  367.2     $     747.8    $     210.4
     Common stock issued                         75.0        338.4               -           70.8
     Notes issued                                   -        100.9               -            5.0
                                            ---------     --------     -----------    -----------
     Total consideration                        487.1        806.5           747.8          286.2
                                            ---------     --------     -----------    -----------

     Assets acquired                            439.1        783.9           541.7           94.8
     Liabilities assumed                        429.7        311.4           148.5           50.9
                                            ---------     --------     -----------    -----------
     Fair value of net assets acquired            9.4        472.5           393.2           43.9
                                            ---------     --------     -----------    -----------
     Goodwill                               $   477.7     $  334.0     $     354.6    $     242.3
                                            =========     ========     ===========    ===========

     Shares issued                                2.4         11.1            46.6            2.5
                                            =========     ========     ===========    ===========

     (IN MILLIONS)                                    ACQUIRED IN 1995
                                              -------------------------------
                                              CENTURY 21            OTHER
                                              -----------        ------------
     Cash paid                                $     100.2        $      122.5
     Common stock issued                             64.8                40.8
     Preferred stock issued                          80.0                   -
                                              -----------        ------------
     Total consideration                            245.0               163.3
                                              -----------        ------------

     Assets acquired                                120.6                67.2
     Liabilities assumed                             75.3                56.2
                                              -----------        ------------
     Fair value of net assets acquired               45.3                11.0
                                              -----------        ------------
     Goodwill                                 $     199.7        $      152.3
                                              ===========        ============

     Shares issued                                    9.6                 6.0
                                              ===========        ============


     RESORT CONDOMINIUMS INTERNATIONAL, INC.: In November 1996, HFS completed the acquisition of all the outstanding capital stock of Resort Condominiums International, Inc. and its affiliates ("RCI") for $487.1 million. The purchase agreement provides for contingent payments of up to $200.0 million over the next five years which are based on components which measure RCI's future performance, including EBITDA, net revenues and number of members, as defined. Any contingent payments made will be accounted for as additional goodwill.

     AVIS: In October 1996, HFS completed the acquisition of all of the outstanding capital stock of ARAC, initially including payments under certain employee stock plans of Avis and the redemption of certain series of preferred stock of Avis for an aggregate $806.5 million. Subsequently, HFS made contingent cash payments of: (a) during the first quarter of 1997, $17.6 million to General Motors Corporation ("GM"), representing the amount by which the value attributable under the stock purchase agreement to HFS common stock received by GM in the Avis acquisition exceeded the proceeds realized upon the subsequent sale of such Company common stock; and (b) during the fourth quarter of 1996, $26.0 million of credit facility termination fees which were not at HFS's discretion since the facility termination resulted from change of control provisions and the elimination of the Avis Employee Stock Ownership Plan in connection with the Avis acquisition.

     In September 1997, ARAC completed an IPO resulting in a 72.5% dilution of HFS's investment in ARAC, the Company that operated the car rental operations of HFS Car Rental, Inc. Net proceeds approximating $359.3 million retained by ARAC were used to fund its August 20, 1997 acquisition of The First Gray Line Corporation and repay ARAC indebtedness. See Note 23 for a discussion of HFS's executed business plan and related accounting treatment regarding Avis.

     COLDWELL BANKER CORPORATION: In May 1996, HFS acquired by merger Coldwell Banker Corporation ("Coldwell Banker"), the largest gross revenue producing residential real estate company in North America and a leading provider of corporate relocation services. HFS paid $640.0 million in cash for all of the outstanding capital stock of Coldwell Banker and repaid $105.0 million of Coldwell Banker indebtedness. The aggregate purchase price for the transaction was financed through the May 1996 sale of an aggregate 46.6 million equivalent shares of Company common stock pursuant to a public offering. Subsequent to the acquisition of Coldwell Banker, HFS acquired for $2.8 million a relocation consulting firm which was merged into the Coldwell Banker relocation business.

     Immediately following the closing of the Coldwell Banker acquisition, HFS conveyed Coldwell Banker's 318 owned real estate brokerage offices (the "Owned Brokerage Business") to National Realty Trust (the "Trust"), an independent trust in which HFS has no beneficial interest. HFS recorded a $5.0 million charge ($3.1 million, net of tax) in the second quarter of 1996 representing the fair value of operations contributed to the Trust. The charge represents the fair value of the Owned Brokerage Business based upon a valuation which considered earnings, cash flow, assets and business prospects to the contributed business.

     OTHER: During 1996, the Company and HFS acquired certain entities for an aggregate purchase price of $286.2 million.

     CENTURY 21: In August 1995, a majority owned subsidiary of HFS, C21 Holding Corp. ("Holding"), acquired Century 21 Real Estate Corporation ("Century 21"), the world's largest residential real estate brokerage franchisor. Aggregate consideration for the acquisition consisted of $245.0 million plus expenses, including an initial cash payment of $70.2 million, 9.6 million equivalent shares of Company common stock valued at $64.8 million, the assumption of $80.0 million of Century 21 redeemable preferred stock issued prior to the acquisition (subsequently redeemed in February 1996) and a $30.0 million contingent payment made in February 1996.

     HFS and certain stockholders sold approximately 15.4 million equivalent shares of Company common stock pursuant to a public offering in September 1995 (the "C21 Offering"). Included in the C21 Offering were 9.6 million equivalent Company shares issued as partial consideration for the acquisition of Century 21. In accordance with Century 21 acquisition agreements, HFS received $28.9 million representing proceeds from the sale of such shares in excess of $7.28 per equivalent Company share, net of certain expenses of the C21 Offering. In connection with the C21 Offering, HFS also received $20.1 million of proceeds, net of certain expenses from the sale of shares issued upon the exercise of an underwriter over-allotment option. Net proceeds from the C21 Offering received by HFS resulted in corresponding increases in stockholders' equity.

     In connection with the acquisition, HFS executed an agreement (the "Subscription and Stockholders' Agreement"), with a management group pursuant to which the ownership of Century 21 Holding Corp. common stock would be divided 87.5% to HFS and 12.5% to the management group. In addition, the management group executives entered into renewable employment agreements with HFS with initial terms that commenced on November 1, 1995 and would expire on December 31, 1997. HFS had a call option to purchase Holding common stock owned by the management group and the management group had a put option to require HFS to purchase all their Holding common stock after January 1, 1998 at fair market value. Effective October 29, 1996 (the "Effective Date"), HFS amended the Subscription and Stockholders' Agreement to provide that HFS's call option to purchase Holding common stock at fair value from the management group would be accelerated to the Effective Date with the fair value determined as of the Effective Date. Pursuant to such amendment, the employment agreements were terminated in October 1996 and the put and call options have been exercised. The 12.5% interest was acquired by HFS for $52.8 million in the second quarter of 1997.

     OTHER: During 1995, the Company and HFS collectively acquired certain entities for an aggregate purchase price of $163.3 million.

     PRO FORMA INFORMATION (UNAUDITED): The following information reflects pro forma statements of income data for the years ended December 31, 1996 and 1995 assuming the aforementioned completed acquisitions were consummated on January 1, 1995.

     The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase prices for the above acquisitions will differ materially from the preliminary allocations. The pro forma results are not necessarily indicative of the operating results that would have occurred had the transactions been consummated as indicated nor are they intended to indicate results that may occur in the future. The underlying pro forma information includes the amortization expense associated with the assets acquired, the reflection of the Company's and HFS's financing arrangements, the elimination of redundant costs and the related income tax effects.

     ($000's, except per share amounts)            YEAR ENDED DECEMBER 31,
                                                -----------------------------
                                                    1996             1995
                                                -------------    ------------
         Net revenue                            $   4,475,262    $  3,809,181
         Income before income taxes                   797,042         634,898
         Net income                                   473,359         378,577
         Net income per share:
                  Primary                       $         .57             .48
                  Fully diluted                 $         .56             .47
         Weighted average shares outstanding:
                  Primary                             844,798         803,548
                  Fully diluted                       851,091         817,628


3.   MERGER AND RELATED COSTS AND OTHER UNUSUAL CHARGES

     1997 POOLINGS (UNAUDITED)

     The Company expects to incur merger and related costs and other unusual charges in connection with the fourth quarter 1997 mergers with HFS and Hebdo Mag approximating $825.0 million ($560.0 million, after tax).

     HFS recorded a one-time merger and related charge (the "PHH Merger Charge") of $303.0 million ($227.0 million, after tax) during the second quarter of 1997 in connection with the HFS/PHH Merger. The PHH Merger Charge is summarized by type as follows (in millions):

              Personnel related                     $       142.4
              Professional fees                              36.8
              Business terminations                          44.7
              Facility related                               57.1
              Other costs                                    22.0
                                                    -------------
                  Total                             $       303.0
                                                    =============

     Personnel related charges are comprised of costs incurred in connection with employee reductions associated with the combination of HFS's relocation services business and the consolidation of corporate activities. Personnel related charges include termination benefits such as severance, medical and other benefits. Also included in personnel related charges are supplemental retirement benefits resulting from the change of control. Several grantor trusts were established and funded by HFS to pay such benefits in accordance with the terms of the PHH merger agreement. Full implementation of the restructuring plan will result in the termination of approximately 500 employees, substantially all of whom are located in North America, of which 369 employees were terminated as of September 30, 1997. Professional fees are primarily comprised of investment banking, accounting and legal fees incurred in connection with the HFS/PHH Merger. Business termination charges relate to the exit from certain activities associated with fleet management, mortgage services and ancillary operations in accordance with HFS's revised strategic plan. Facility related expenses include costs associated with contract and lease terminations, asset disposal and other charges incurred in connection with the consolidation and closure of excess space.

     The Company anticipates that approximately $236.0 million will be paid in cash in connection with the PHH Merger Charge of which $137.0 million was paid through September 30, 1997. The remaining cash portion of the PHH Merger Charge will be financed through cash generated from operations and borrowings under the Company's revolving credit facilities. Revenue and operating results from activities that will not be continued are not material to the results of operations of the Company.

     1996 POOLINGS

     Principally in connection with the Davidson, Sierra and Ideon mergers, the Company recorded a charge to operations of approximately $179.9 million ($118.7 million, after-tax) for the year ended December 31, 1996.
     The charge is summarized by type, as follows ($000's):

              Personnel related                               $    18.6
              Professional fees and litigation                     95.3
              Facility related                                     66.0
                                                              ---------
                                                              $   179.9
                                                              =========

     Such costs in connection with the Davidson & Sierra mergers with the Company (approximately $48.6 million) are non-recurring and are comprised primarily of transaction costs, other professional fees and exit costs. Such costs associated with the Company's merger with Ideon (the "Ideon Merger") (approximately $131.3 million) are non-recurring and include transaction and exit costs as well as a provision relating to certain litigation matters giving consideration to the Company's intended approach to these matters. In determining the amount of the provision related to these outstanding litigation matters, the Company estimated the cost of settling these litigation matters. In estimating such cost, the Company considered potential liabilities related to these matters and the estimated cost of prosecuting and defending them (including out-of-pocket costs, such as attorneys' fees, and the cost to the Company of having its management involved in numerous complex litigation matters). The Company has since settled certain of these litigation matters while certain of these matters remain outstanding. Although the Company has attempted to estimate the amounts that will be required to settle remaining litigation matters, there can be no assurance that the actual aggregate amount of such settlements will not exceed the amount accrued (See Note 13). As of September 30, 1997, such charges amounted to $155.7 million. The Company considered litigation-related costs and liabilities, as well as exit and transaction costs, in determining the agreed upon exchange ratio in respect to the Ideon Merger.

     In determining the amount of the provision related to the Company's proposed consolidation efforts, the Company estimated the significant severance costs to be accrued upon the consummation of the Ideon Merger and costs relating to the expected obligations for certain third-party contracts (e.g., existing leases and vendor agreements) to which Ideon is a party and which are neither terminable at will nor automatically terminate upon a change-in-control of Ideon. As a result of the Ideon Merger, 120 employees were terminated. The Company incurred significant exit costs because Ideon's credit card registration and enhancement services are substantially similar to the Company's credit card registration and enhancement services. All of the business activities related to the operations performed by Ideon's Jacksonville, Florida office were transferred to the Company's Comp-U- Card Division in Stamford, Connecticut upon the consummation of the Ideon Merger. The Company does not expect any loss in revenue as a result of these consolidation efforts.

     COSTS RELATED TO IDEON PRODUCTS ABANDONED AND RESTRUCTURING

     During the year ended December 31, 1995, Ideon incurred special charges totaling $43.8 million, net of recoveries, related to the abandonment of certain new product developmental efforts and the related impairment of certain assets and the restructuring of the SafeCard division of Ideon and the Ideon corporate infrastructure as discussed below. The original charge of $45.0 million was composed of accrued liabilities of $36.2 million and asset impairments of $8.8 million. In December 1995, Ideon recovered $1.2 million of costs in the above charges. Also included in costs related to the Ideon merger and products abandoned are marketing and operational costs incurred for products abandoned of $53.2 million. During the year ended December 31, 1996, all remaining amounts that had been previously accrued were paid.

     During 1995, the following costs related to products abandoned and restructuring were incurred. In early 1995, Ideon launched an expanded PGA TOUR Partners program that provided various benefits to members and consumer response rates after the launch were significantly less than Ideon management's expectations. The product as configured was deemed not economically viable and a charge of $18 million was incurred. Costs associated with the abandonment of the product marketing included employee severance payments (approximately 130 employees), costs to terminate equipment and facilities leases, costs for contract impairments and write-downs taken for asset impairments. In September 1995, after a period of product redesign and test marketing, Ideon discontinued its PGA TOUR Partners credit card servicing role and recorded a charge of $3.6 million for costs associated with the abandonment of this role, including employee severance payments (approximately 60 employees), costs to terminate equipment and facilities leases and the recognition of certain commitments. In April 1995, Ideon launched a nationwide child registration and missing child search program. Consumer response rates after the launch were significantly less than Ideon management's expectations and a charge of $9 million was incurred to cover severance payments (approximately 100 employees), costs to terminate equipment and facilities leases and write-down taken for asset impairments. As a result of the discontinuance of these products, Ideon undertook an overall restructuring of its operations and incurred charges of $7.2 million to terminate operating leases and write-down assets to realizable value, $3.0 million for restructuring its SafeCard division and $4.2 million for restructuring its corporate infrastructure.

     During 1994, costs related to products abandoned and restructuring were incurred when Ideon reorganized its operations and named a new senior management team, resulting in $7.9 million of charges for various severance agreements and a lease termination.

     PURCHASE BUSINESS COMBINATION LIABILITIES

     In connection with the acquisitions of Century 21, Coldwell Banker, RCI and certain other acquisitions related business plans were developed to restructure each of the respective companies. Acquisition liabilities were recorded at the dates of consummation and are included in the respective purchase price allocations. These liabilities include costs associated with restructuring activities such as planned involuntary termination and relocation of employees, the consolidation and closing of certain facilities and the elimination of duplicative operating and overhead activities. Accrued acquisition obligations related to each acquired entity are summarized by type as follows ($000's):

                                           COLDWELL
                            CENTURY 21       BANKER          RCI       OTHER
                            ----------  -----------  -----------  ----------
     Personnel related      $   12,647  $     4,237  $     9,845  $    5,542
     Facility related           16,511        5,491        6,929       3,851
     Other costs                   990          211        7,025         880
                            ----------  -----------  -----------  ----------
     Total                  $   30,148  $     9,939  $    23,799  $   10,273
                            ==========  ===========  ===========  ==========

     Terminated employees          319           87          252         275


     Personnel related charges include termination benefits such as severance, wage continuation, medical and other benefits. Facility related costs include contract and lease terminations, temporary storage and relocation costs associated with assets to be disposed of, and other charges incurred in the consolidation and closure of excess space.

     During 1995, approximately $14.3 million was paid and charged against the acquisition liability for restructuring charges related to the Century 21 acquisition. During 1996, approximately $11.3 million, $3.9 million, $0.5 million and $7.7 million was paid and charged against the acquisition liabilities for restructuring charges related to the Century 21, Coldwell Banker, RCI and certain other acquisitions, respectively. Additional restructuring charges were accrued during 1996 for Century 21 of $6.1 million. The adjustment to the restructuring liability represented revised cost estimates for activities contemplated in management's original restructuring plans.

     The business plans to restructure Century 21, Coldwell Banker, RCI and certain other acquisitions have been fully executed. Remaining accrued acquisition obligations related to the restructuring of such acquired companies pertain primarily to future lease commitments and other contractual obligations that existed at the respective acquisition dates.

4.   OTHER INTANGIBLES - NET

     Other intangibles - net consisted of ($000's):


                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                            BENEFIT PERIODS    ------------------------------
                                               IN YEARS             1996             1995
                                              -------------    -------------    -------------
     Avis trademark                                  40        $     400,000    $          --
     Customer lists                            6.5 - 10              113,976               --
     Reservation system                              10               95,000               --
     Contract renewal rights                     2 - 16               90,695           90,345
                                                               -------------    -------------
                                                                     699,671           90,345
     Less accumulated amortization                                    63,441           51,500
                                                               -------------    -------------
     Other intangibles - net                                   $     636,230    $      38,845
                                                               =============    =============

     Other intangibles are recorded at their estimated fair values at the dates acquired and are amortized on a straight-line basis over the periods to be benefited.

5.   ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accounts payable, accrued expenses and other current liabilities consisted of ($000's):

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                   ---------------------------
                                                        1996          1995
                                                   -------------  ------------
     Accounts payable                                $   535,978  $   407,437
     Short-term debt                                     250,930           --
     Merger and acquisition obligations                  167,238       13,227
     Accrued payroll and related                         157,032       88,364
     Advances from relocation clients                     78,761       95,869
     Other                                               475,007      314,160
                                                   -------------  -----------
     Accounts payable, accrued expenses and other
         current liabilities                       $   1,664,946  $   919,057
                                                   =============  ===========

     Short-term debt at December 31, 1996 consisted of $150 million of acquired Avis fleet financing, borrowed on behalf of ARAC, which was repaid upon settlement of the corresponding intercompany loan due from ARAC prior to the IPO and a $100.9 million note payable issued to ARAC as partial consideration for ARAC in connection with the Company's acquisition of ARAC. The outstanding short-term debt as of December 31, 1996 had a weighted average interest rate of 6.85%.

6.   NET INVESTMENT IN LEASES AND LEASED VEHICLES

     The net investment in leases and leased vehicles consisted of ($000's):

                                                                       YEAR ENDED
                                                                      DECEMBER 31,
                                                              ------------------------------
                                                                 1996             1995
                                                              -------------    -------------
     Vehicles under open-end operating leases                 $   2,617,263    $   2,585,953
     Vehicles under closed-end operating leases                     443,853          320,894
     Direct financing leases                                        356,699          335,498
     Accrued interest on leases                                         851              891
                                                              -------------    -------------
         Net investments in leases and leased vehicles        $   3,418,666    $   3,243,236
                                                              =============    =============

     The Company leases vehicles for initial periods of twelve months or more under either operating or direct financing lease agreements. The Company's experience indicates that the full term of the leases may vary considerably due to extensions beyond the minimum lease term. Lessee repayments of investments in leases and leased vehicles for 1996 and 1995 were $1.6 billion and $1.5 billion, respectively, and the ratio of such repayments to the average net investment in leases and leased vehicles was 47.19% and 47.96%, respectively.

     Vehicles under operating leases are amortized using the straight-line method over the expected lease term. The Company has two types of operating leases. Under one type, open-end operating leases, resale of the vehicles upon termination of the lease is generally for the account of the lessee except for a minimum residual value which the Company has guaranteed. The Company's experience has been that vehicles under this type of lease agreement have consistently been sold for amounts exceeding the residual value guarantees. Maintenance and repairs of vehicles under these agreements are the responsibility of the lessee. The original cost and accumulated depreciation of vehicles under this type of operating lease was $4.6 billion and $2.0 billion, respectively, at December 31, 1996 and $4.4 billion and $1.8 billion, respectively, at December 31, 1995.

     Under the other type of operating lease, closed-end operating leases, resale of the vehicles on termination of the lease is for the account of the Company. The lessee generally pays for or provides maintenance, vehicle licenses and servicing. The original cost and accumulated depreciation of vehicles under these agreements was $600.6 million and $156.7 million, respectively at December 31, 1996 and $482.9 million and $162.0 million, respectively, at December 31, 1995. The Company believes adequate reserves are maintained in the event of loss on vehicle disposition.

     Under the direct financing lease agreements, resale of the vehicles upon termination of the lease is generally for the account of the lessee. Maintenance and repairs of these vehicles are the responsibility of the lessee.

     Leasing revenues, which are reflected in fleet leasing on the consolidated statements of income consist of ($000's):

                                                                           YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------------
                                                                     1996             1995             1994
                                                                -------------     -------------    -------------
         Operating leases                                       $   1,145,745     $   1,098,697    $     982,416
         Direct financing leases, primarily interest                   43,323            42,375           41,688
                                                                -------------     -------------    -------------
                                                                $   1,189,068     $   1,141,072    $   1,024,104
                                                                =============     =============    =============


     Other managed vehicles are subject to leases serviced by the Company for others, and neither the vehicles nor the leases are included as assets of the Company. The Company receives a fee under such agreements which covers or exceeds its cost of servicing.

     The Company has transferred existing managed vehicles and related leases to unrelated investors and has retained servicing responsibility. Credit risk for such agreements is retained by the Company to a maximum extent in one of two forms: excess assets transferred, which were $7.1 million and $5.9 million at December 31, 1996 and 1995, respectively; or guarantees to a maximum extent of $0 and $263,000 at December 31, 1996 and 1995, respectively. All such credit risk has been included in the Company's consideration of related reserves. The outstanding balances under such agreements aggregated $158.5 million and $98.4 million at December 31, 1996 and 1995, respectively.

     Other managed vehicles with balances aggregating $93.9 million and $114.9 million at December 31, 1996 and 1995, respectively, are included in a special purpose entity which is not owned by the Company. This entity does not require consolidation as it is not controlled by the Company and all risks and rewards rest with the owners. Additionally, managed vehicles totaling approximately $47.4 million and $48.5 million at December 31, 1996 and 1995, respectively, are owned by special purpose entities which are owned by the Company. However, such assets and related liabilities have been netted in the balance sheet since there is a two-party agreement with determinable accounts, a legal right of setoff exists and the Company exercises its right of setoff in settlement with client corporations.

7.   MORTGAGE LOANS HELD FOR SALE

     Mortgage loans held for sale are recorded at the lower of cost or market value on the aggregate loan basis. The Company issues mortgage-backed certificates insured or guaranteed by various government sponsored entities and private insurance agencies. Primarily, the insurance or guaranty is provided on a non-recourse basis to the Company, except where limited by the Federal Housing Administration and Veterans Administration and their respective loan program. The valuation reserve was approximately $10.1 million and $1.9 million at December

     31, 1996 and 1995, respectively. As of December 31, 1996, mortgage loans sold with recourse amounted to approximately $83.0 million.

8.   MORTGAGE SERVICING RIGHTS AND FEES

     Mortgage servicing rights and fees activity was as follows ($000's):

                                             EXCESS         PURCHASED     ORIGINATED
                                            SERVICING       SERVICING      SERVICING     IMPAIRMENT
                                             FEES            RIGHTS         RIGHTS        ALLOWANCE        TOTAL
                                          -----------     -----------    -----------    -----------     -----------
     Balance, January 1, 1994             $   75,529      $    8,808     $        -     $         -     $   84,337
         Additions                            24,679          17,241              -               -         41,920
         Amortization                        (13,512)         (6,772)             -               -        (20,284)
         Sales                                (8,729)            (31)             -               -         (8,760)
                                          -----------     -----------    -----------    -----------     -----------
     Balance, December 31, 1994               77,967          19,246              -               -         97,213
         Additions                            51,191          17,849         61,095               -        130,135
         Amortization                        (18,609)         (5,858)        (4,089)              -        (28,556)
         Write-down/provision                 (1,630)              -              -          (1,386)        (3,016)
         Sales                                (1,080)         (3,262)             -               -         (4,342)
                                          -----------     -----------    -----------    -----------     -----------
     Balance, December 31, 1995              107,839          27,975         57,006          (1,386)       191,434
     Less: PHH activity for January
         1996 to reflect change in
         PHH fiscal year                      (3,623)           (170)       (10,227)            183        (13,837)

         Additions                            66,825               -         97,568               -        164,393
         Amortization                        (31,235)         (4,763)       (15,752)              -        (51,750)
         Write-down/provision                      -               -              -             622            622
         Sales                                (1,291)           (628)             -               -         (1,919)
                                          -----------     -----------    -----------    -----------     -----------
     Balance, December 31, 1996           $  138,515      $   22,414     $  128,595     $      (581)    $  288,943
                                          ==========      ==========     ==========     ===========     ===========


     Excess servicing fees represent the present value of the differential between the actual servicing fees and normal servicing fees which are capitalized at the time loans are sold with servicing rights retained. Purchased servicing rights represent the cost of acquiring the rights to service mortgage loans for others. Originated servicing rights represents the present value of normal servicing fees which are capitalized at the time loans are sold with servicing rights retained.

     In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" (SFAS No. 122). This Statement requires that mortgage servicing rights be recognized when a mortgage loan is sold and servicing rights are retained. The Company adopted SFAS No. 122 effective May 1, 1995 and, accordingly, capitalized originated servicing rights, net of amortization and valuation allowances of approximately $82.4 million and $55.6 million in the years ended December 31, 1996 and 1995, respectively.

     SFAS No. 122 requires that a portion of the cost of originating a mortgage loan be allocated to the mortgage servicing rights based on the fair value of the servicing rights' relative to the loan as a whole. To determine the fair value of mortgage servicing rights, the Company uses market prices for comparable mortgage servicing, when available, or alternatively uses a valuation model that calculates the present value of future net servicing income using assumptions that market participants would use in estimating future net servicing income.

     SFAS No. 122 also requires the impairment of originated and purchased servicing rights to be measured based on the difference between the carrying amount and current fair value of the servicing rights. In determining impairment, the Company aggregates all mortgage servicing rights, excluding those capitalized prior to the adoption of SFAS No. 122, and stratifies them based on the predominant risk characteristic of interest rate band. For each risk stratification, a valuation allowance is maintained for any excess of amortized book value over the current fair value by a charge or credit to income.

     Prior to the adoption of SFAS No. 122, the Company reviewed the recoverability of purchased servicing rights by discounting anticipated future cash flows at appropriate discount rates, utilizing externally published prepayment rates. If the recorded balance exceeded the discounted anticipated future cash flows, the amortization of the purchased servicing rights was accelerated on a prospective basis.

9.   MARKETING AND RESERVATION ACTIVITIES

     The Company receives marketing and reservation fees from several of its lodging and real estate franchisees. Marketing and reservation fees related to the Company's lodging brands' franchisees are calculated based on a specified percentage of gross room sales. Marketing and reservation fees received from the Company's real estate brands' franchisees are based on a specified percentage of gross closed commissions earned on the sale of real estate. As provided in the franchise agreements, at the Company's discretion, all of these fees are to be expended for marketing purposes and the operation of a centralized brand-specific reservation system for the respective franchisees and are controlled by the Company until disbursement. Membership and service fee revenues included marketing and reservation fees of $157.6 million, $140.1 million, $130.6 million for the years ended December 31, 1996, 1995 and 1994, respectively. Advertising expenses included in marketing and reservation expense are $55.2 million, $48.0 million and $43.6 million for the years ended December 31, 1996, 1995 and 1994, respectively.

10.  LONG-TERM DEBT

     Long-term debt consists of ($000's):

                                                         DECEMBER 31,
                                                 -----------------------------
                                                     1996             1995
                                                 ------------    -------------
     Revolving Credit Facilities                 $    330,205    $      15,400
     5-7/8%  Senior Notes                             149,811          149,715
     4-1/2% Convertible Senior Notes                  146,678          149,971
     4-3/4% Convertible Senior Notes                  240,000               --
     Other loans and capital lease obligations        148,925           41,140
                                                 ------------    -------------
                                                    1,015,619          356,226
     Less current portion                              11,035            2,249
                                                 ------------    -------------
     Long-term debt                              $  1,004,584    $     353,977
                                                 ============    =============


     REVOLVING CREDIT FACILITIES: At December 31, 1996, the Company had a $500.0 million revolving credit facility (the "CUC Credit Facility") with a variety of different types of loans available thereunder. Interest was payable, depending on the type of loan utilized by the Company, at a variety of rates based on the federal funds rate, LIBOR, the prime rate or rates quoted by participating banks based on an auction process for the CUC Credit Facility. At December 31, 1996, no borrowings under this facility were outstanding. The CUC Credit Facility required the Company to maintain certain financial ratios and contained other restrictive covenants including, without limitation, financial covenants and restrictions on certain corporate transactions, and also contained various events of default provisions including, without limitation, defaults arising from certain changes in control of the Company.

     At December 31, 1996, HFS had $1 billion in revolving credit facilities consisting of (i) a $500.0 million, five year revolving credit facility (the "Five Year Revolving Credit Facility") and (ii) a $500.0 million, 364 day revolving credit facility (the "364 Day Revolving Credit Facility" and collectively with the Five Year Revolving Credit Facility, the "Revolving Credit Facilities"). At December 31, 1996, there was $205.0 million outstanding under the Revolving Credit Facilities and there were no borrowings under such facility at December 31, 1995.

     Upon consummation of the Cendant Merger, the CUC Credit Facility was terminated and the Revolving Credit Facilities were maintained with commitments aggregating $1.25 billion and $750.0 million under the 364 Day Revolving Credit Facility and Five Year Revolving Credit Facility, respectively. The 364 Day Revolving Credit Facility will mature on September 30, 1998 but may be renewed on an annual basis for an additional 364 days upon receiving lender approval. The Five Year Revolving Credit Facility will mature on October 1, 2001. The Revolving Credit Facilities, at the option of the Company, bear interest based on competitive bids of lenders participating in the facilities, at prime rates or at LIBOR plus a margin of approximately 22 basis points. The Company is required to pay a per annum facility fee of .08% and .06% of the average daily availability of the Five Year Revolving Credit Facility and 364 Revolving Credit Facility, respectively. The interest rates and facility fees are subject to change based upon credit ratings on the Company's senior unsecured long-term debt by nationally recognized statistical rating companies. The Revolving Credit Facilities contain certain restrictive covenants including restrictions on indebtedness, mergers, liquidations and sale and leaseback transactions and requires the maintenance of certain financial ratios, including a 3:1 minimum interest average ratio and a 3.5:1 maximum coverage ratio, as defined.

     During the year ended December 31, 1996, Wright Express Corporation, a wholly-owned subsidiary of the Company, entered into a new revolving credit facility agreement replacing its previous revolving line of credit. This facility has an available line of $60 million and expires February 8, 1999. Interest on the outstanding borrowings is computed, at the option of Wright Express Corporation, under various methods. At December 31, 1996, $31.4 million was outstanding under this facility with an interest rate of 6.04%. Borrowings under the previous arrangement at December 31, 1995 aggregated $15.4 million with interest rates ranging from 6.31% to 7.25%.

     In connection with the acquisition of Hebdo Mag, the Company assumed a $115.2 million revolving credit facility which bears interest at varying rates ranging from the prime rate plus .25% to 1.5% or LIBOR plus 1.0% to 2.25%, depending upon Hebdo Mag's ratio of total debt to pro forma cash flow, as defined. At December 31, 1996, $93.8 million was outstanding under this facility. This facility expires on March 15, 1998 but may be renewed on an annual basis for successive periods of one year upon receiving lender approval.

     Amounts outstanding under all revolving credit facilities as of December 31, 1996 and 1995 are classified as long-term, based on the Company's intent and ability to maintain these loans on a long-term basis.

     SENIOR NOTES: In December 1993, HFS completed a public offering of $150.0 million, unsecured 5-7/8% Senior Notes due December 15, 1998 (the "Senior Notes"). Interest is payable semi-annually.

     4-1/2% CONVERTIBLE SENIOR NOTES: In October 1994, HFS completed a public offering of $150.0 million unsecured 4-1/2% Convertible Senior Notes (the "4-1/2% Notes") due 1999, which were convertible at the option of the holders at any time prior to maturity into 132.425 equivalent shares of Company common stock per $1,000 principal amount of the 4-1/2% Notes, representing a conversion price of $7.55 per share. Interest was payable semi-annually commencing April 1995.

     On September 22, 1997, HFS exercised its option to redeem the outstanding 4-1/2% Notes effective on October 15, 1997 in accordance with the provisions of the indenture under which the 4-1/2% Notes were issued. Prior to the redemption date, all of the outstanding 4-1/2% Notes were converted. Accordingly, 19.7 million equivalent shares of Company common stock were issued as a result of the conversion of such notes.

     4-3/4% CONVERTIBLE SENIOR NOTES: On February 22, 1996, HFS completed a public offering of $240 million unsecured 4-3/4% Convertible Senior Notes (the "4-3/4% Notes") due 2003, which are convertible at the option of the holder at any time prior to maturity into 36.030 equivalent shares of Company common stock per $1,000 principal amount of the 4-3/4% Notes, representing a conversion price of $27.76 per share. The 4- 3/4% Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 3, 1998 at redemption prices decreasing from 103.393% of principal at March 3, 1998 to 100% of principal at March 3, 2003. However, on or after March 3, 1998 and prior to March 3, 2000, the 4-3/4% Notes will not be redeemable at the option of the Company unless the closing price of the Company's common stock shall have exceeded $38.86 per share (subject to adjustment upon the occurrence of certain events) for 20 trading days within a period of 30 consecutive trading days ending within five days prior to redemption. Interest on the 4- 3/4% Notes is payable semi-annually commencing September 1, 1996.

     OTHER LOANS AND CAPITAL LEASES OBLIGATIONS

      Zero Coupon Convertible Notes: The Zero Coupon Convertible Notes issued in connection with the Company's fiscal 1990 recapitalization were recorded at their fair value on the date of issuance and were issued in $100 principal amounts and multiples thereof. Each $100 principal amount was convertible into 22.78 shares of Company common stock. Virtually all of the Zero Coupon Convertible Notes were converted into Company common stock by the maturity date of June 6, 1996. The principal balance outstanding at December 31, 1995 was $14.4 million.

     6-1/2% Convertible Subordinated Notes: On April 12, 1994, Sierra issued $50.0 million in principal amount of 6-1/2% Convertible Subordinated Notes due April 1, 2001 (the "6-1/2% Notes"). Interest on the 6-1/2% Notes is payable semi-annually on April 1 and October 1 of each year. Each $7.62 principal amount of 6-1/2% Notes is convertible into one share of Company common stock, subject to adjustment under certain conditions. The 6-1/2% Notes are redeemable after April 2, 1997, at the option of the Company, at specified redemption prices. The 6-1/2% Notes are subordinated to all existing and future Senior Indebtedness (as defined in the indenture governing the 6-1/2% Notes) of Sierra. Issuance costs have been netted against the principal convertible debt balance and are being amortized on a straight-line basis over seven years. The principal convertible debt balance outstanding at December 31, 1996 and 1995 was $23.5 million and $23.4 million, respectively.

     Other: In connection with the acquisition of Hebdo Mag, the Company assumed long-term debt of $110.5 million consisting of senior and subordinated notes and other miscellaneous loans which is reflected in the long-term debt balance at December 31, 1996.

     Long-term debt payments including obligations under capital leases at December 31, 1996 are due as follows ($000's):

             YEAR                                 AMOUNT
         -----------                           -------------
          1997                                   $    11,035
          1998                                       167,797
          1999                                       175,447
          2000                                        34,900
          2001                                       261,286
          Thereafter                                 365,154
                                               -------------
          Total                                $   1,015,619
                                               =============

11.  LIABILITIES UNDER MANAGEMENT AND MORTGAGE PROGRAMS

     Borrowings to fund assets under management and mortgage programs, classified as "Liabilities under management and mortgage programs-debt" consisted of ($000's):

                                                      DECEMBER 31,
                                             ------------------------------
                                                 1996              1995
                                             -------------    -------------
     Commercial paper                        $   3,090,843    $   2,348,732
     Medium-term notes                           1,662,200        2,031,200
     Other                                         336,900           47,940
                                             -------------    -------------
     Liabilities under management and
          mortgage programs - debt           $   5,089,943    $   4,427,872
                                             =============    =============

     Commercial paper, all of which matures within 90 days, is supported by committed revolving credit agreements described below and short-term lines of credit. The weighted average interest rates on the Company's outstanding commercial paper was 5.4% and 5.8% at December 31, 1996 and 1995, respectively

     Medium-term notes of $1.6 billion represent unsecured loans which mature in 1997. The weighted average interest rates on such medium-term notes was 5.7% and 5.8% at December 31, 1996 and 1995, respectively. The remaining $0.1 billion of medium-term notes represents an unsecured obligation having a fixed interest rate of 6.5% with interest payable semi-annually and a term of seven years payable in full in 2000.

     Other liabilities under management and mortgage programs is principally comprised of unsecured debt, all of which matures in 1997, which includes borrowings under short-term lines of credit and other bank facilities. The weighted average interest rate on unsecured debt was 5.8% and 6.9% at December 31, 1996 and 1995, respectively.

     Interest expense is incurred on indebtedness which is used to finance vehicle leasing activities, mobility services, and mortgage servicing activities. Interest incurred on borrowings used to finance vehicle leasing activities of $161.8 million, $159.7 million and $126.7 million for the years ended December 31, 1996, 1995, and 1994 respectively, is included net within fleet leasing revenues in the consolidated statements of income. Interest on borrowings used to finance both equity advances on homes and mortgage servicing activities are recorded net within service fee revenues in the consolidated statements of income. Interest related to equity advances on homes was $35.0 million, $26.0 million and $20.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. Interest related to mortgage servicing activities was $63.4 million, $49.9 million and $32.8 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company has a $2.5 billion syndicated unsecured credit facility backed by a consortium of domestic and foreign banks. The facility is comprised of $1.25 billion of lines maturing in 364 days and $1.25 billion maturing in five years. Under the credit facilities, the Company is obligated to pay annual commitment fees which were $2.4 million and $2.3 million for the years ended December 31, 1996 and 1995, respectively. The Company had other unused lines of credit of $301.5 million and $327.9 million at December 31, 1996 and 1995, respectively with various banks.

     Although the period of service for a vehicle is at the lessee's option, and the period a home is held for resale varies, management estimates, by using historical information, the rate at which vehicles will be disposed and the rate at which homes will be resold. Projections of estimated liquidations of assets under management and mortgage programs and the related estimated repayment of liabilities under management and mortgage programs as of December 31, 1996, as set forth in the table below, indicate that the actual repayments of liabilities under management and mortgage programs will be different than required by contractual maturities. ($000's):

                     ASSETS UNDER MANAGEMENT    LIABILITIES UNDER MANAGEMENT
         YEARS        AND MORTGAGE PROGRAMS        AND MORTGAGE PROGRAMS
         -----       ------------------------      ---------------------
         1997            $   2,961,264                   $   2,608,179
         1998                1,539,172                       1,471,407
         1999                  673,535                         671,623
         2000                  318,643                         217,143
         2001                   53,843                          71,061
         2002-2006             182,777                          50,530
                         -------------                   -------------
                         $   5,729,234                   $   5,089,943
                         =============                   =============


12.  FAIR VALUE OF FINANCIAL INSTRUMENTS AND SERVICING RIGHTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for material financial instruments. The fair values of the financial instruments presented may not be indicative of their future values.

     Marketable securities: Marketable securities primarily consist of corporate bonds, tax-free municipal obligations, U.S. Treasury notes, commercial paper and equity securities. The Company determines the appropriate classification of marketable securities at the time of purchase and reevaluates such designation as of each balance sheet date. All securities at December 31, 1996 and 1995 were classified as available-for-sale and were reported at fair value with the net unrealized holding gains and losses, net of tax, reported as a component of shareholders' equity until realized. Fair value was based upon quoted market prices or investment adviser estimates. Securities not maturing within one year are classified as non-current assets. Declines in the market value of available-for-sale securities deemed to be other than temporary result in charges to current earnings and the establishment of a new cost basis. The majority of debt securities had contractual maturities of less than one year with $4.0 million and $28.7 million having maturities of greater than one year at December 31, 1996 and 1995, respectively. Gross unrealized gains and losses of such securities were not material.

     Mortgage loans held for sale: Fair value is estimated using the quoted market prices for securities backed by similar types of loans and current dealer commitments to purchase loans. These loans are priced to be sold with servicing rights retained. Gains (losses) on mortgage-related positions, used to reduce the risk of adverse price fluctuations, for both mortgage loans held for sale and anticipated mortgage loan closings arising from commitments issued, are included in the carrying amount of mortgage loans held for sale.

     Mortgage servicing rights and fees: Fair value is estimated by discounting the expected net cash flow of servicing rights and fees using discount rates that approximate market rates and externally published prepayment rates, adjusted, if appropriate, for individual portfolio characteristics.

     Long-term debt: The fair values of the Company's Senior Notes, Convertible Notes and Medium-term Notes are estimated based on quoted market prices or market comparables.

     Interest rate swaps, foreign exchange contracts, forward delivery commitments, futures contracts and options: The fair value of interest rate swaps, foreign exchange contracts, forward delivery commitments, futures contracts and options is estimated, using dealer quotes, as the amount that the Company would receive or pay to execute a new agreement with terms identical to those remaining on the current agreement, considering interest rates at the reporting date.

     The carrying amounts and fair values of the Company's financial instruments at December 31, are as follows ($000's):

                                                    1996                                  1995
                                    ------------------------------------  -------------------------------------
                                                              ESTIMATED                              ESTIMATED
                                      NOTIONAL     CARRYING     FAIR         NOTIONAL     CARRYING      FAIR
                                       AMOUNT       AMOUNT      VALUE         AMOUNT       AMOUNT       VALUE
                                    -----------  -----------  ----------  ------------  -----------  ----------
     Assets
       Cash and cash equivalents    $         -  $   633,903  $  633,903   $         -  $   355,959  $  355,959
       Marketable securities:
         Debt securities                      -       75,673      75,673             -      110,492     110,492
         Equity securities                    -       22,500      22,500             -       15,353      19,200
     Assets under management
       and mortgage programs:
       Receivables                            -    1,290,625   1,290,625             -    1,028,976   1,028,976
       Relocation receivables                 -      773,326     773,326             -      736,038     736,038
       Mortgage loans held for sale           -    1,248,299   1,248,299             -      784,901     784,901
       Excess mortgage servicing fees         -      138,515     155,033             -      107,839     107,966
       Originated mortgage servicing
         rights                               -      128,014     139,776             -       55,620      58,764
       Purchased mortgage servicing
         rights                               -       22,414      29,326             -       27,975      33,268

     Liabilities
       Long-term debt                         -    1,004,584   1,484,277             -      353,977     543,092

     Liabilities under management
       and mortgage programs:
       Debt                                   -    5,089,943   5,089,943             -    4,427,872   4,427,872
     Off balance sheet
       Interest rate swaps            1,670,155            -           -     2,630,567            -           -
         In a gain position                   -            -       2,457             -            -       4,969
         In a loss position                   -            -     (10,704)            -            -     (13,828)

     Foreign exchange forwards          329,088            -      10,010       118,069            -       6,413

     Mortgage-related positions:(a)
       Forward delivery commitments   1,703,495       11,425       7,448     1,323,285        5,407      (6,997)
       Option contracts to sell         265,000          952         746       330,000          839          69
       Option contracts to buy          350,000        1,346        (463)      485,000        3,388         528
     Treasury options used to hedge
       servicing rights                 313,900        1,327         278             -            -           -

---------

(a) Gains (losses) on mortgage-related positions are already included in the determination of market value of mortgage loans held for sale.

13.  COMMITMENTS AND CONTINGENCIES

     LEASES: The Company has noncancelable operating leases covering various equipment and facilities, which expire through 2004. Rental expense for the years ended December 31, 1996, 1995 and 1994 was $84.4 million, $66.9 million and $54.5 million respectively, excluding real estate taxes and other fees that are also the responsibility of the Company.

     Operating lease commitments over the next five years and thereafter are as follows ($000's):

          FOR THE YEAR ENDING DECEMBER 31,
              1997                               $      90,066
              1998                                      77,543
              1999                                      58,727
              2000                                      45,335
              2001                                      33,067
              Thereafter                                76,430
                                                 -------------
              Total minimum lease payments       $     381,168
                                                 =============


     The Company has been granted rent abatements for varying periods on certain of its facilities. Deferred rent relating to those abatements is being amortized on a straight-line basis over the applicable lease terms.

     IDEON: On June 13, 1997, the Company entered into an agreement (the "Agreement") with Peter Halmos, the co-founder of SafeCard Services, Incorporated ("SafeCard"), which was reorganized in 1995 as Ideon. The Company acquired Ideon in August 1996. The Agreement provides for the settlement of all of the outstanding litigation matters involving Peter Halmos, SafeCard and Ideon as set forth below. The Agreement became effective in July 1997. The Agreement calls for the dismissal with prejudice of these outstanding litigation matters and the payment to Peter Halmos, over a six-year period, of $70.5 million. Specifically, the Agreement requires that the Company pay Peter Halmos one up-front payment of $13.5 million and six subsequent annual payments of $9.5 million each. The Agreement also calls for the transfer to the Company of assets related to SafeCard's CreditLine business, including the transfer by CreditLine Corporation to the Company of all of the CreditLine Corporation's rights under a marketing agreement between it and SafeCard dated November 1, 1988.

     The following Halmos related cases have been dismissed pursuant to the
     Agreement:

     1. Halmos Trading & Investing Company v. SafeCard Services, Inc. and Gerald Cahill v. Peter A. Halmos and Steven J. Halmos and Halmos Trading & Investment Co., Case No. 93-04354 (06) in the Circuit Court for the 17th Judicial Circuit in and for Broward County, Florida.

     2. SafeCard Services, Inc. v. Peter Halmos, a Florida resident; High Plains Capital Corporation, a Wyoming Corporation; and CreditLine Corporation, a Wyoming corporation which is pending in the District Court, First Judicial District of Laramie County, Wyoming; Case No. Doc. 134, No. 192.

     3. Peter Halmos, CreditLine Corporation and Continuity Marketing Corporation v. Paul G. Kahn, William T. Bacon, Robert L. Dilenschneider, Eugene Miller and SafeCard Services, Inc., in the United States District Court, Southern District of Florida, Case No. 94-6920 CG-NESBITT.

     4.   Peter Halmos v SafeCard Services, Inc., William T. Bacon, Jr., Barry
          I. Tillis and Barry Natter, Case No. 95-6325 (AJ) filed in the Circuit Court, Fifteenth Judicial Circuit, in and for Palm Beach County Florida.

     5. High Plains Capital Corporation f/k/a Halmos & Company, Inc v. Ideon Group, Inc., SafeCard Services, Inc., Eugene Miller, Robert L. Dilenschneider, and the Dilenschneider Group, Inc., Palm Beach County, Florida, Civil Action No. CL 95 8313 AE (Hon. Walter Colbath).

     6. High Plains Capital Corporation v. Ideon Group, Inc., and SafeCard Services, Inc., Civil Action No. 95 015024, Seventeenth Judicial Circuit, Broward County, Florida.

     The following Halmos related case will also be dismissed pursuant to the
     Agreement:

     7. Ideon Group, Inc., SafeCard Services, Inc., Paul G. Kahn, William T. Bacon, Jr., Marshall L. Burman, John Ellis (Jeb) Bush, Robert L. Dilenschneider, Adam W. Herbert, Eugene Miller, and Thomas F. Petway, III v. Peter Halmos, Civil Action No. 14600, filed in the Court of Chancery of New Castle County, Delaware.

     On October 22, 1997, the plaintiffs, the Company and all of the Company's indemnitees, entered into a Memorandum of Understanding and thereafter filed final settlement agreements in James B. Chambers and Peter A. Halmos
     v. SafeCard Services, Inc; Ideon Group, Inc.; Paul G. Kahn; William T. Bacon, Jr.,; Robert L. Dilenschneider; The Dilenschneider Group; Eugene Miller; G. Thomas Frankland; Francis J. Marino; John R. Birk; Marshall Burman; Thomas F. Petway III; John Ellis Bush; Adam W. Herbert, Jr.; Price Waterhouse LLP; Mahoney Adams & Criser, P.A. and John Does 1 through 25, United States District Court, Southern District of Florida, Case No. 95-1298-CIV-NESBITT ("Chambers"); Lois Hekker v. Ideon Group, Inc. and Paul G. Kahn, United States District Court, Middle District of Florida, Jacksonville Division, Case No. 95-681-CIV-J ("Hekker"); and James L. Binder, individually, as custodian for Elizabeth Binder, and as custodian for the James L. Binder, D.D.S., P.C. Profit Sharing Trust; Edward Dubois; Sheila Ann Dubois, as Personal Representative for The Estate of Winifred Dubois; G. Neal Goolsby; John E. Masters, individually and as custodian for Gregory Halmos and Nicholas Halmos; J.B. McKinney; on behalf of themselves and all others similarly situated, and Peter A. Halmos, as Trustee for the Peter A. Halmos Revocable Trust Dated January 24, 1990, and The Halmos Foundation, Inc., individually, v. SafeCard Services, Inc., a Delaware corporation; Paul G. Kahn; William T. Bacon, Jr.; Robert L. Dilenschneider; The Dilenschneider Group, a Delaware corporation; Eugene Miller; Gerald R. Cahill; Oppenheimer & Co., Inc., a Delaware corporation; and John Does 1 through 100, inclusive. United States District Court for the Southern District of Florida, (Miami Division) Case No. 94-2604-CIV-MOORE ("Binder"). The above referenced settlement in the Chambers and Hekker matters was for payment by the Company to class members of $15.0 million. The settlement in the Binder litigation calls for the payment by the Company to class members of $3.0 million. These settlements must be approved by the court at hearings anticipated during the first quarter of 1998.

     The following actions remain pending, in whole or in part, as described below:

     A suit initiated by Peter Halmos, related entities, and Myron Cherry (a former lawyer for SafeCard) in April 1993 in Cook County Circuit Court in Illinois against SafeCard and one of Ideon's directors, purporting to state claims aggregating in excess of $100.0 million, principally relating to alleged rights to "incentive compensation," stock options or their equivalent, indemnification, wrongful termination and defamation. On February 7, 1995, the court dismissed with prejudice Peter Halmos' claims regarding alleged rights to "incentive compensation," stock options or their equivalent, wrongful termination and defamation. Mr. Halmos has appealed this ruling. SafeCard has filed an answer to the remaining indemnification claims. Its obligation to file an answer to the claims of Myron Cherry have been stayed pending settlement discussions. On December 28, 1995, the court stayed Halmos' indemnification claims pending resolution of a declaratory judgment action filed by Ideon in Delaware Chancery Court. As a result of the Halmos settlement described above, only the claims of Myron Cherry remain pending.

     A suit seeking monetary damages and injunctive relief by LifeFax, Inc. and Continuity Marketing Corporation, companies affiliated with Peter Halmos, in the State Circuit Court in Palm Beach County, Florida in April 1995 against Ideon, Family Protection Network, Inc., SafeCard, one of Ideon's directors and Ideon's Chief Executive Officer purporting to state various statutory and tort claims. The claims principally relate to the allegation by these companies that SafeCard's Early Warnings Service and Family Protection Network were conceived and commercialized by, among others, Peter Halmos and have been improperly copied. An amended complaint filed on June 14, 1995 seeking monetary damages adds to the prior claims certain claims by Nicholas Rubino that principally relate to the allegation that SafeCard's Pet Registration Product was conceived by Mr. Rubino and has been improperly copied. The company has filed an appropriate answer. As a result of the Halmos settlement, all claims of Continuity Marketing Corporation will be dismissed, leaving pending only the claims related to Family Protection Network and the Pet Registration Program.

     A suit by First Capital Partners, Thomas F. Frist III and Patricia F. Elcan against Ideon and two of its employees in the United States District Court for the Southern District of New York. The litigation involves claims against Ideon, its former CEO and its Vice President of Investor Relations for alleged material misrepresentations and omissions in connection with announcements relating to Ideon's expected earnings per share in 1995 and its new product sales, which included the PGA Tour Card Program, Family Protection Network and Collections of the Vatican Museums. On July 15, 1996, Ideon filed a motion to dismiss. The company withdrew its motion to dismiss and answered the complaint on December 5, 1996.

     The Company established a reserve upon the consummation of the merger with Ideon during the third quarter of 1996 related, in part, to these litigation matters. Although not anticipated, in the event the foregoing class action settlements are not approved by the Court, the outcome of the class action matters described above as well as the other pending Ideon matters could also exceed the amount accrued. The Company is also involved in certain other claims and litigation arising in the ordinary course of business, which are not considered material to the financial position, operations or cash flows of the Company.

14.  INCOME TAXES

     The income tax provision (benefit) consists of ($000's):

                                          FOR THE YEARS ENDED DECEMBER 31,
                                    -------------------------------------------
                                        1996           1995           1994
                                    ------------   -------------  -------------
     Current
         Federal                    $     149,290  $     108,767  $     106,831
         State                             19,561         22,050         19,738
         Foreign                           21,254         14,744         11,261
                                    -------------  -------------  -------------
                                          190,105        145,561        137,830
                                    -------------  -------------  -------------

     Deferred
         Federal                    $      83,308  $      52,447  $     36,687
         State                             15,462          1,299         5,460
         Foreign                            1,184          1,200          (235)
                                    -------------  -------------  -------------
                                           99,954         54,946        41,912
                                    -------------  -------------  ------------
     Provision for income taxes     $     290,059  $     200,507  $    179,742
                                    =============  =============  ============


     Net deferred income tax assets and liabilities are comprised of the following ($000's):

                                                           DECEMBER 31,
                                                    -------------------------
                                                      1996            1995
                                                    ---------      ----------
     Provision for doubtful accounts                $    8,100     $    7,600
     Deferred income                                    46,400          7,800
     Acquisition and litigation related reserves        62,700         14,446
     Franchise acquisition costs                        (2,600)        (2,400)
     Insurance retention refund                        (11,306)        (9,773)
     Accrued liabilities and deferred income            37,591         29,915
     Other                                                 366          2,975
                                                    ----------     ----------
     Current net deferred tax asset                 $  141,251     $   50,563
                                                    ==========     ==========


     Depreciation and amortization                  $ (173,597)    $  (78,742)
     Accrued liabilities and deferred income            65,165         22,239
     Acquired net operating loss carryforward           85,900             --
     Insurance retention refund                        (11,306)        (9,773)
     Acquisition and litigation related reserves            --          8,175
     Other                                             (12,932)        (1,798)
                                                    ------------   -----------
     Noncurrent net deferred tax liability          $  (46,770)    $  (59,899)
                                                    ============   ===========

                                                           DECEMBER 31,
                                                     ------------------------
                                                        1996          1995
                                                     ----------    ----------
     Depreciation                                    $ (245,146)   $ (223,337)
     Unamortized mortgage servicing rights              (51,239)      (23,489)
     Accrued liabilities and deferred income              1,359         2,101
     Alternative minimum tax and net operating loss
       carryforwards                                     13,078         9,807
                                                     -----------   ----------
     Net deferred tax liabilities under management
       and mortgage programs                         $ (281,948)   $ (234,918)
                                                     ===========   ===========

     Net operating loss carryforwards at December 31, 1996 acquired in connection with the acquisition of Avis, Inc. expire as follows: 2001, $14.8 million; 2002, $89.6 million; 2005, $7.2 million; 2009, $17.7 million; and 2010, $116.0 million.

     The Company's effective income tax rate differs from the statutory federal rate as follows:

                                                 FOR THE YEARS ENDING DECEMBER 31,
                                                 ---------------------------------
                                                    1996       1995       1994
                                                   ---------  ---------  -------
     Federal statutory rate                          35.0%      35.0%      35.0%
     State income taxes net of federal benefit        3.0%       3.6%       3.4%
     Amortization of non-deductible goodwill          1.2%       1.4%       1.2%
     Foreign taxes differential                       0.3%       0.1%       0.3%
     Tax exempt interest                              (0.2%)      --       (0.6%)
     Technology under development                       --        --        0.3%
     Non consolidated losses                            --        --       (0.2%)
     Merger costs                                     1.4%        --         --
     Other                                            (0.1%)    (0.3%)     (0.7%)
                                                   ---------  --------   -------
     Effective tax rate                              40.6%      39.8%      38.7%
                                                   =========  ========   =======

15.  SHAREHOLDERS' EQUITY

     A. STOCK SPLITS: On September 26, 1996, the Company's Board of Directors declared a three-for-two split of the Company's common stock which was effected in the form of a stock dividend in October 1996. In each of November 1995 and February 1994, HFS's Board of Directors authorized a two-for-one split of HFS's common stock which was effected in the form of a 100% stock dividend in February 1996 and April 1994, respectively. All equivalent share, per share, stock price and stock award plan information presented herein has been retroactively adjusted to reflect the stock splits.

     B. AUTHORIZED SHARES: In conjunction with the Cendant Merger effective on December 17, 1997, the Company's shareholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock and preferred stock to 2 billion shares and 10 million shares, respectively. The Company has never issued any shares of preferred stock.

16.  STOCK OPTION PLANS

     In connection with the Cendant Merger, the Company adopted its 1997 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan authorizes the granting of up to 25 million shares of Company common stock through awards of stock options (which may include incentive stock options and/or nonqualified stock options), stock appreciation rights and shares of restricted Company common stock. All directors, officers and employees of the Company and its affiliates are eligible to receive awards under the Incentive Plan. Options granted under the Incentive Plan generally have a ten year term and are exercisable at 20% per year commencing one year from the date of grant. During 1997, the Company also adopted two other stock plans: the 1997 Employee Stock Plan (the "1997 Employee Plan") and the 1997 Stock Option Plan (the "1997 SOP"). The 1997 Employee Plan authorizes the granting of up to 25 million shares of Company common stock through awards of nonqualified stock options, stock appreciation rights and shares of restricted Company common stock to employees of the Company and its affiliates. The 1997 SOP provides for the granting of up to 10 million shares of Company common stock to key employees (including employees who are directors and officers) of the Company and its subsidiaries through awards of incentive and/or nonqualified stock options. Options granted under the 1997 Employee Plan and the 1997 SOP generally have ten year terms and are exercisable at 20% per year commencing one year from the date of grant.

     The Company also grants options to employees pursuant to three additional stock option plans: the 1992 Employee Stock Option Plan (the "1992 Plan"), the 1992 Bonus and Salary Replacement Stock Option Plan (the "Replacement Plan") and the 1987 Stock Option Plan (the "1987 Plan"). Under these plans, the Company may grant options to purchase in the aggregate up to
     90.8 million shares of Company common stock. At December 31, 1996, there were outstanding in the aggregate options to purchase 35.5 million shares of Company common stock pursuant to the 1992 Plan, the Replacement Plan and the 1987 Plan. Options granted under the 1992 Plan generally are exercisable at 20% per year commencing one year from the date of grant. Options granted under the Replacement Plan generally are exercisable at 33% per year commencing one year from the date of grant. Options granted under the 1987 Plan generally are exercisable at 25% per year commencing one year from the date of grant. Options granted under these stock option plans generally have 10-year terms. All options outstanding under these plans are non-qualified stock options. These stock option plans include options acquired by the Company in connection with its various acquisitions accounted for in accordance with the pooling of interests method of accounting (See Note 2).

     The Company has granted options to its non-employee directors pursuant to its 1994 Directors Stock Option Plan (the "1994 Directors Plan"). The 1994 Directors Plan provides that options to acquire an aggregate of up to .3 million shares of Company common stock shall be granted to non-employee directors of the Company in office on each of November 23, 1994, 1995, 1996 and 1997. Options under the 1994 Directors Plan are exercisable in full on the date of grant. At January 31, 1997, there also were outstanding grants made to non-employee directors of the Company under the Company's 1990 Directors Stock Option Plan (the "1990 Directors Plan") and 1992 Directors Stock Option Plan (the "1992 Directors Plan"), under which the Company is no longer granting options.

     The Company has certain other stock option plans pursuant to which it no longer makes any new option grants, but pursuant to which there continues to exist outstanding options to purchase shares of Company common stock. These options generally expire ten years after their grant dates. Under these plans, there are outstanding both non-qualified stock options and incentive stock options to purchase 3.8 million shares of Company common stock in the aggregate at January 31, 1997. These stock option plans include plans assumed by the Company in connection with its acquisitions of Sierra and Knowledge Adventure, Inc. during fiscal 1997.

     Prior to the Cendant Merger, HFS had two stock option plans: the 1992 Stock Option Plan and the Amended and Restated 1993 Stock Option Plan. These plans provided for the granting of options to certain directors, officers, employees and independent contractors of HFS's common stock at prices not less than the fair market values at the date of grant. Generally, such stock options have a ten-year term and vest within five years from the date of grant On December 17, 1997, in connection with the Cendant Merger, all obligations under HFS's stock option plans were assumed by the Company. Following the Cendant Merger, no further grants will be made under these plans.

     Prior to the HFS/PHH Merger, PHH had stock option plans for its key employees and outside directors. The plans allowed for the purchase of common stock at prices not less than fair market value on the date of grant. Either incentive stock options or non-statutory stock options were granted under the plans. Options became exercisable after one year from date of grant on a vesting schedule provided by the plans and expired ten years after the date of the grant. On April 30, 1997, in connection with the HFS/PHH Merger, all unexercised PHH stock options were canceled and converted to 1,770,852 equivalent shares of Company common stock. The table below summarizes the annual activity of the Company's pooled stock option plans (shares in 000's):

                                                                    WEIGHTED
                                                   OPTIONS        AVG. EXERCISE
                                                   OUTSTANDING        PRICE
                                                   -----------      ---------
         BALANCE AT JANUARY 1, 1994                  77,579         $    4.86
         Granted                                     23,878              9.90
         Canceled                                    (2,079)             6.36
         Exercised                                   (7,731)             3.93
         Distribution of Chartwell Leisure Inc.       1,091              4.44
         ----------------------------------------------------------------------

         BALANCE AT DECEMBER 31, 1994                92,738         $    6.20
         Granted                                     21,098             10.74
         Canceled                                    (2,726)             8.48
         Exercised                                  (12,434)             5.39
         ----------------------------------------------------------------------

         BALANCE AT DECEMBER 31, 1995                98,676         $    7.21
         Granted                                     36,116             22.14
         Canceled                                    (2,838)            18.48
         Exercised                                  (14,010)             5.77

         Less: PHH activity for January 1996
              to reflect change in PHH fiscal year       48              8.78
         ----------------------------------------------------------------------

         BALANCE AT DECEMBER 31, 1996               117,992          $  11.68
         ----------------------------------------------------------------------

     The Company adopted the disclosure-only provisions of SFAS No. 123 and accordingly, no compensation cost was recognized in connection with its stock option plans. Had the Company elected to recognize compensation cost for its stock option plans based on the calculated fair value at the grant dates for awards under such plans, consistent with the method prescribed by SFAS No. 123, net income per share would have reflected the pro forma amounts indicated below ($000's, except per share data):

                                           YEARS ENDED DECEMBER 31,
                                       --------------------------------
                                            1996               1995
                                       -------------      -------------
     Net income:
                      as reported      $     423,611      $     302,825
                      pro forma              338,769            297,547
     -------------------------------------------------------------------

     Net income per share:
     Primary          as reported      $        0.53      $        0.42
                      pro forma                 0.43               0.41
     Fully diluted    as reported               0.52               0.41
                      pro forma                 0.43               0.41
     -------------------------------------------------------------------

     The fair values of the stock options are estimated on the dates of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for options granted in 1996 and 1995:

                                           THE COMPANY PLANS            HFS PLANS                  PHH PLANS
                                         ---------------------    ----------------------     ----------------------
                                           1996         1995        1996          1995         1996         1995
                                         --------     --------    ---------     --------     ---------   ----------
         Dividend yield                        0%           0%           0%           0%         2.8%          3.5%
         Expected volatility                28.0%        26.0%        37.5%        37.5%        21.5%         19.8%
         Risk-free interest rate             6.3%         5.3%         6.4%         6.4%         6.5%          6.9%
         Expected holding period          5 years      5 years    9.1 years     9.1 years    7.5 years    7.5 years


     The weighted average fair values of stock options granted during the years ended December 31, 1996 and 1995 were $7.51 and $6.69, respectively for the Company plans. The weighted average fair values of stock options granted during the years ended December 31, 1996 and 1995 for the HFS plans (inclusive of PHH Plans) were $10.96 and $4.79, respectively.

     The effect of applying SFAS No. 123 on the pro forma net income per share disclosures is not indicative of future amounts because it does not take into consideration option grants made prior to 1995 or in future years.

     The tables below summarize information regarding pooled stock options outstanding and exercisable of the Company as of December 31, 1996 (shares in 000's):

     THE COMPANY/HFS OPTIONS                     OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
     -----------------------       ----------------------------------------------    ----------------------------
                                                    WEIGHTED AVG.       WEIGHTED                       WEIGHTED
                                                     REMAINING           AVERAGE                        AVERAGE
       RANGE OF EXERCISE                            CONTRACTUAL         EXERCISE                       EXERCISE
            PRICES                   SHARES          LIFE                PRICE         SHARES           PRICE
      ----------------------        ---------     ---------------    -----------     -----------    -------------
      $    .01  to  $ 10.00            56,548             6.3        $      4.19          43,460    $      3.71
      $  10.01  to  $ 20.00            31,597             8.2              14.50           8,781          15.04
      $  20.01  to  $ 30.00            16,809             9.4              23.97           1,055          25.77
      $  30.01  to  $ 40.00             6,331             9.6              31.78             226          31.37
                                    ---------                                        -----------
      Total                           111,285             7.5              11.67          53,522           6.12
                                    =========                                        ===========


      PHH OPTIONS
      Less than $6.87                   3,489             4.5        $      5.74           3,489    $      5.74
      Greater than $6.87                3,218             8.7               8.82           1,055           6.90
                                    ---------                                        -----------
      Total                             6,707             6.5               7.22           4,544           6.01
                                    =========                                        ===========


     Shares exercisable and available for grant were as follows (000's):

                                           THE COMPANY OPTIONS           HFS OPTIONS               PHH OPTIONS
                                             AT DECEMBER 31,           AT DECEMBER 31,            AT DECEMBER 31,
                                          ---------------------     --------------------       ---------------------
                                            1996        1995         1996         1995          1996           1995
                                          --------     --------     --------    --------       -------        ------
         Shares exercisable                11,819       12,193       41,703       17,012        4,544         5,890
         Shares available for grant         8,358       10,013        3,958           84        1,182         3,316


     The Company has reserved 11,390,625 shares of Company common stock for issuance in connection with its 1989 Restricted Stock Plan. As of December 31, 1996, 10,494,423 shares of restricted common stock had been granted under this plan. During fiscal 1997, 720,000 shares of restricted common stock were granted under the plan and 645,000 shares of restricted common stock were granted other than under the plan. The aggregate fair value on the date of grant of such restricted common stock was $30.5 million, which amount was deducted from shareholders' equity and is being amortized over the vesting period of 10 years.

     The Company has reserved 1,125,000 shares of Company common stock in connection with its 1994 Employee Stock Purchase Plan, which enables employees to purchase shares of common stock from the Company at 90% of the fair market value on the fifteenth day following the last day of each calendar quarter, in an amount up to 25% of the employees' year-to-date earnings.

17.  EMPLOYEE BENEFIT PLANS

     The Company sponsors several defined contribution plans that provide certain eligible employees of the Company an opportunity to accumulate funds for their retirement. The Company matches the contributions of participating employees on the basis of the percentages specified in the plans. During 1996, a Deferred Compensation Plan (the "Plan") was implemented providing senior executives with the opportunity to participate in a funded, deferred compensation program. The assets of the Plan are held in an irrevocable rabbi trust. Under the Plan, participants may defer up to 80% of their base compensation and up to 98% of bonuses earned. The Company contributes $0.50 for each $1.00 contributed by a participant, regardless of length of service, up to a maximum of six percent of the employee's compensation. The Plan is not qualified under Section 401 of the Internal Revenue Code. The Company's matching contributions relating to the above plans were not material to the consolidated financial statements for all periods presented.

     PENSION AND SUPPLEMENTAL RETIREMENT PLANS

     The Company's PHH subsidiary has a non-contributory defined benefit pension plan covering substantially all US employees of PHH and its subsidiaries. PHH's subsidiary located in the UK has a contributory defined benefit pension plan, with participation at the employee's option. Under both the US and UK plans, benefits are based on an employee's years of credited service and a percentage of final average compensation. The policy for both plans is to contribute amounts sufficient to meet the minimum requirements plus other amounts as the Company deems appropriate from time to time. The projected benefit obligations of the funded plans were $97.1 million and 85.6 million and funded assets, at fair value (primarily common stock and bond mutual funds) were $88.4 million and $74.3 million at December 31, 1996 and 1995, respectively. The net pension cost and the recorded liability were not material to the accompanying consolidated financial statements.

     The Company also sponsors two unfunded supplemental retirement plans to provide certain key executives with benefits in excess of limits under the federal tax law and to include annual incentive payments in benefit calculations. The projected benefit obligation, net pension cost and recorded liability related to the unfunded plans were not material to the accompanying consolidated financial statements for all periods presented.

     POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company's PHH subsidiary provides health care and life insurance benefits for certain retired employees up to the age of 65. The net periodic postretirement benefit costs and the recorded liability were not material to the accompanying consolidated financial statements for all periods presented.

18.  SALE OF THE IMAGINATION NETWORK - SIERRA

     The operating activities of The ImagiNation Network, Inc. ("INN") were consolidated with those of Sierra through July 26, 1993. On July 27, 1993 Sierra sold 42% of INN's voting stock and reduced its ownership interest to 58% and reduced its voting control such that Sierra recorded its liquidation preference in excess of recorded book value as shareholders' equity.

     In December 1994, Sierra sold its remaining equity interest in INN to AT&T and recorded a gain of $19.7 million for the year ended December 31, 1994. Sierra also entered into a multi-year publishing agreement with AT&T to provide content for INN. The publishing agreement provides for AT&T to fund up to $4.0 million of Sierra's development expenditures under an existing publishing agreement and up to $23.0 million of Sierra's development expenditures, subject to certain limitations, through non-refundable royalty advances. The non-refundable royalty advances are reflected net of research and development expense.

19.  FRANCHISING ACTIVITIES

     Revenue from franchising activities includes initial fees charged to lodging properties and real estate brokerage offices upon execution of a franchise contract based on the number of rooms at the lodging property and estimated real estate brokerage offices gross closed commissions. Initial franchise fees amounted to $24.2 million, $15.7 million and $13.8 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     Franchising activity for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                                 LODGING                       REAL ESTATE
                                                  -----------------------------------    ---------------------------
                                                    1996          1995        1994          1996             1995
                                                  ----------    ---------  ----------    ----------       ----------
          FRANCHISES IN OPERATION
               Units at end of year                 5,397         4,603        4,229         11,349           5,990

          EXECUTED BUT NOT OPENED
               Acquired                                24            31            -            110             104
               New agreements                       1,142           983          870            829             248
               Backlog, end of year                   786           682          594            275             176


20.  DERIVATIVE FINANCIAL INSTRUMENTS

     The Company employs interest rate swap agreements to match effectively the fixed or floating rate nature of liabilities to the assets funded. A key assumption in the following information is that rates remain constant at December 31, 1996 levels. To the extent that rates change, both the maturity and variable interest rate information will change. However, the net rate the Company pays remains matched with the assets funded.

     The following table summarizes the maturity and weighted average rates of the Company's interest rate swaps employed at December 31, 1996. These characteristics are effectively offset within the portfolio of assets funded by the Company ($000's):

                                                                         MATURITIES
                                               ---------------------------------------------------------------
                                    TOTAL       1997       1998       1999       2000       2001       2002
                                    --------   --------   --------   --------   --------  ---------  ---------
UNITED STATES
Commercial Paper:
     Pay fixed/receive floating:
     Notional value                 $427,181   $199,528   $136,176   $ 59,346   $ 20,531  $   4,625  $   6,975
     Weighted average receive rate                5.72%      5.72%      5.72%      5.72%      5.72%      5.72%
     Weighted average pay rate                    6.21%      6.33%      6.47%      6.37%      6.51%      6.60%
Medium-Term Notes:
     Pay floating/receive fixed:
     Notional value                  336,000    250,000                86,000
     Weighted average receive rate                6.59%                 6.50%
     Weighted average pay rate                    5.95%                 5.86%
     Pay floating/receive floating:
     Notional value                  357,200    357,200
     Weighted average receive rate                5.51%
     Weighted average pay rate                    5.90%

CANADA
Commercial Paper:
     Pay fixed/receive floating:
     Notional value                   68,255     32,631     22,849     10,585      2,190
     Weighted average receive rate                3.11%      3.11%      3.11%      3.11%
     Weighted average pay rate                    6.25%      5.89%      5.63%      4.58%

     Pay floating/receive floating:
     Notional value                   52,730     28,010     14,961      4,342      2,853      2,564
     Weighted average receive rate                7.21%      7.09%      6.93%      7.61%      7.61%
     Weighted average pay rate                    3.38%      3.38%      3.38%      3.38%      3.38%
     Pay floating/receive fixed:
     Notional value                   36,481     36,481
     Weighted average receive rate                4.92%
     Weighted average pay rate                    3.07%

UK
Commercial Paper:
     Pay floating/receive fixed:
     Notional value                  379,308     37,708     93,070    138,834    109,696
     Weighted average receive rate                6.56%      6.56%      6.56%      6.56%
     Weighted average pay rate                    6.17%      7.85%      6.96%      7.10%

GERMANY
Commercial Paper:

     Pay fixed/receive fixed:
     Notional value                   13,000      1,950      2,925    (6,825)      3,575     11,375
     Weighted average receive rate                3.25%      3.25%      3.25%      3.25%      3.25%
     Weighted average pay rate                    5.34%      5.34%      5.34%      5.34%      5.34%
                                   ---------   --------   --------   --------   --------  ---------

Total                              $1,670,155  $943,508   $269,981   $292,282   $138,845  $  18,564  $   6,975
                                   ==========  ========   ========   ========   ========  =========  =========

                                      F-47

     For the years ended December 31, 1996 and 1995, the Company's hedging activities increased interest expense $4.1 million and $2.0 million, respectively, and had no effect on its weighted average borrowing rate. For the same period in the year ended December 31, 1994, hedging activities increased interest expense $8.4 million and increased the weighted average borrowing rate 0.2%.

     The Company enters into foreign exchange contracts as hedges against currency fluctuations on certain intercompany loans. Such contracts effectively offset the currency risk applicable to approximately $329.1 million and $118.1 million of obligations at December 31, 1996 and 1995, respectively.

     The Company is exposed to credit-related losses in the event of non-performance by counterparties to certain derivative financial instruments. The Company manages such risk by periodically evaluating the financial position of counterparties and spreading its positions among multiple counterparties. The Company presently does not expect non-performance by any of the counterparties.

21.  INDUSTRY SEGMENT INFORMATION

     The Company is principally in the business of providing services to businesses that serve consumer industry customers. The Company's major business segments are reflective of the industries in which it serves. See
     Note 1 for a more detailed description of each of the Company's industry segments. Operating profit consists of revenues less operating expenses excluding interest income, net and includes merger and related charges of $131.3 million and $48.6 million allocated to the membership and other segments respectively, for the year ended December 31, 1996 (See Note 3). Membership services operating profit for the year ended December 31, 1995 includes $97.0 million of costs related to Ideon products abandoned and restructuring. Membership Services operating profit for the year ended December 31, 1994 includes $7.9 million of costs related to Ideon products abandoned and restructuring and a $17.7 million net gain on the sale of INN. The following table presents industry segment data of the Company for the years ended December 31, 1996, 1995 and 1994.

     Operations by segment ($000's):

     Year Ended December 31, 1996

                                                                                    REAL ESTATE
                                                                      ------------------------------------------
                                                                       REAL ESTATE                     MORTGAGE
                                        CONSOLIDATED    MEMBERSHIP      FRANCHISE      RELOCATION      SERVICES
                                       -------------   -----------     -----------    -------------  -----------
     Net revenues                      $  3,908,780    $ 2,097,098     $   233,469    $     344,865  $   127,729
     Operating income                       739,115        266,314         110,535           54,302       41,302
     Identifiable assets                 13,588,368      2,517,600       1,295,501        1,086,374    1,742,409
     Depreciation and amortization          167,907         60,888          27,317           11,168        4,442
     Capital expenditures                   140,626         48,678           9,932            9,112        9,859

                                                                 TRAVEL
                                        -----------------------------------------------------------
                                                          CAR
                                          LODGING        RENTAL         TIMESHARE         FLEET            OTHER
                                        -----------    -----------     -----------    -------------     -----------
     Net revenues                       $   385,920    $    10,014     $    30,723    $     255,866     $   423,096
     Operating income                       145,798            537           3,319           76,218          40,790
     Identifiable assets                    954,649        882,397         772,585        3,868,472         468,381
     Depreciation and amortization           30,852          3,439           2,559           13,214          14,028
     Capital expenditures                    19,302             --           1,473            9,999          32,271


     Year Ended December 31, 1995
                                                                                    REAL ESTATE
                                                                      ------------------------------------------
                                                                       REAL ESTATE                    MORTGAGE
                                        CONSOLIDATED    MEMBERSHIP      FRANCHISE      RELOCATION     SERVICES
                                       -------------   -----------     -----------    -------------  -----------
     Net revenues                       $ 2,992,122    $ 1,643,242     $    47,965    $     301,667  $    93,251
     Operating income                       516,596        184,699          19,277           41,718       41,744
     Identifiable assets                  8,994,384      1,800,952         195,157        1,023,860    1,142,272
     Depreciation and amortization          112,914         40,358           2,997           10,385        3,099
     Capital expenditures                   108,702         53,048           2,034            8,678        2,987

                                                       TRAVEL
                                        ------------------------------------------
                                          LODGING         FLEET           OTHER
                                        -----------    -----------     -----------
     Net revenues                       $   335,402    $   258,877     $   311,718
     Operating income                       120,606         56,918          51,634
     Identifiable assets                    724,673      3,649,654         457,816
     Depreciation and amortization           26,058         18,837          11,180
     Capital expenditures                     5,059          9,872          27,024

Year Ended December 31, 1994

                                                                                REAL ESTATE
                                                                       ----------------------------
                                                                                         MORTGAGE
                                        CONSOLIDATED    MEMBERSHIP      RELOCATION       SERVICES
                                        ------------   -----------     -----------    -------------
     Net revenues                       $ 2,446,731    $ 1,363,561     $   255,974    $      74,494
     Operating income                       474,885        218,145          34,534           30,172
     Identifiable assets                  7,437,042      1,566,186         794,372          849,131
     Depreciation and amortization           97,175         27,683           9,280            2,944
     Capital expenditures                    73,804         29,809          11,541            2,471

                                                         TRAVEL
                                        ------------------------------------------
                                          LODGING         FLEET           OTHER
                                        -----------    -----------     -----------
     Net revenues                       $   300,694    $   249,571     $   202,437
     Operating income                       102,487         52,323          37,224
     Identifiable assets                    738,543      3,247,320         241,490
     Depreciation and amortization           21,921         17,765          17,582
     Capital expenditures                     9,378          8,854          11,751


     The Company's operations outside of North America principally include fleet management and relocation segment operations in Europe. Geographic operations of the Company are as follows ($000's):

                                                                       NORTH          EUROPE
         YEAR ENDED DECEMBER 31, 1996                                 AMERICA         & OTHER      CONSOLIDATED
         ----------------------------                             --------------    -----------    -------------
         Net revenues                                             $    3,529,563    $   379,217    $   3,908,780
         Income before income taxes                                      650,030         63,640          713,670
         Identifiable assets                                          12,519,616      1,068,752       13,588,368

         YEAR ENDED DECEMBER 31, 1995
         Net revenues                                                  2,774,201        217,921        2,992,122
         Income before income taxes                                      464,393         38,939          503,332
         Identifiable assets                                           8,230,792        763,592        8,994,384


         YEAR ENDED DECEMBER 31, 1994
         Net revenues                                             $    2,296,067    $   150,664    $   2,446,731
         Income before income taxes                                      439,390         24,942          464,332
         Identifiable assets                                           6,857,565        579,477        7,437,042

22.  SELECTED QUARTERLY FINANCIAL DATA - (UNAUDITED)

     ($000's, except per share data)

     1996                             FIRST        SECOND (1)     THIRD (2)       FOURTH (3)      TOTAL YEAR
     ----                           -----------    -----------    -----------     -----------    -----------
     Net revenues                   $   821,411    $   935,639    $ 1,042,901     $ 1,108,829    $   3,908,780
     Income before income taxes         158,300        179,430        112,569         263,371          713,670
     Net income                          95,974        101,064         68,466         158,107          423,611

     Net income per share:
         Primary                    $       .13    $       .13    $       .08     $       .20    $         .53
         Fully diluted              $       .13    $       .13    $       .08     $       .19    $         .52

     1995                           FIRST (4)      SECOND (4)     THIRD (4)      FOURTH (4, 5)      TOTAL YEAR
     ----                           -----------    -----------    -----------    -------------   -------------
     Net revenues                   $   661,280    $   722,571    $   787,150     $   821,121    $   2,992,122
     Income before income taxes         117,865         64,211        151,646         169,610          503,332
     Net income                          71,139         36,116         90,082         105,488          302,825

     Net income per share:
         Primary                    $       .10    $       .05    $       .12     $       .14    $         .42
         Fully diluted              $       .10    $       .05    $       .12     $       .14    $         .41

     (1) Includes merger cost of $28.6 million ($25.1 million, after tax or $0.03 per share) recorded in connection with the mergers of Davidson & Associates, Inc. and Sierra On-Line, Inc.

     (2) Includes merger costs of $147.2 million ($89.6 million, after tax or $0.11 per share) principally related to the completion of the Ideon Group, Inc. acquisition.

     (3) Includes costs of $4.1 million principally related to investment banking fees incurred in connection with other Company acquisitions.

     (4) The first, second, third and fourth quarters include $8.1 million ($5.2 million, net of tax or $.01 per share), $73.1 million ($46.8 million net of tax or $.07 per share), $16.4 million ($10.5 million net of tax or $.01 per share) and ($.6 million), respectively of Ideon's costs related to products abandoned and restructuring.

     (5) Includes merger costs of $5.2 million ($4.2 million, net of tax or $.06 per share) related to the acquisition of Advance Ross.

23.  INVESTMENT IN ARAC

     Upon entering into a definitive merger agreement to acquire Avis, Inc. in July 1996, HFS announced its strategy to dilute its interest in ARAC's car rental operations while retaining assets associated with the franchise business, including trademarks, reservation system assets and franchise agreements with ARAC and other licensees. Since HFS's control was planned to be temporary, HFS accounted for its 100% investment in ARAC under the equity method. In September 1997, ARAC completed the IPO, which diluted HFS's equity interest to approximately 27.5%.

     The Company licenses the Avis trademark to ARAC pursuant to a 50-year master license agreement and receives royalty fees based upon 4% of ARAC revenue, escalating to 4.5% of ARAC revenue over a 5-year period. In addition, the Company operates the telecommunications and computer processing system which services ARAC for reservations, rental agreement processing, accounting and fleet control for which the Company charges ARAC at cost. Summarized financial information of ARAC is as follows ($000's):

                             AVIS RENT A CAR, INC.

                                    SEPTEMBER 30,
                                        1997                 DECEMBER 31,
     Balance sheet data:             (UNAUDITED)                 1996
                                  -----------------         --------------
         Vehicles                     $   3,364,660         $   2,243,492
         Total assets                     4,717,107             3,131,357
         Debt                             3,285,548             2,295,474
         Total liabilities                4,263,001             3,054,817
         Shareholders' equity               454,106                76,540


                                  NINE MONTHS ENDED      OCTOBER 17, 1996
                                  SEPTEMBER 30, 1997   (DATE OF ACQUISITION)
                                     (UNAUDITED)       TO DECEMBER 31, 1996
                                  ------------------   --------------------
     Statement of income data:
         Revenues                     $   1,525,696          $    362,844
         Income before provision
           for income taxes                  49,313                 2,261
         Net income                          26,974                 1,221



24.  SUBSEQUENT EVENTS - (PRIOR TO THE CENDANT MERGER DATE OF DECEMBER 17, 1997)

     PROVIDIAN ACQUISITION

     On December 9, 1997, HFS executed a definitive agreement to acquire Providian Auto and Home Insurance Company and its subsidiaries from an AEGON N.V. subsidiary for approximately $219.0 million in cash. Closing is subject to receipt of required regulatory approval and other customary conditions and is anticipated in the spring of 1998. Providian sells automobile insurance to consumers through direct response marketing in 45 states and the District of Columbia.

     DIVESTITURE

     As directed by the Federal Trade Commission ("FTC") as a condition terminating the waiting period under the Hart Scott Rodino Antitrust Improvements Act in connection with the Cendant Merger, on December 17, 1997, the Company sold its wholly-owned subsidiary, Interval International Inc. and certain related entities ("Interval"), for approximately $200.0 million, subject to certain adjustments. The agreement contemplates that the Company will continue to provide certain existing services to Interval's developers and members.

     INVESTMENT IN NRT

     During the third quarter of 1997, HFS acquired $182.0 million of preferred stock of NRT Incorporated ("NRT"), a newly formed corporation created to acquire residential real estate brokerage firms. HFS acquired $216.1 million of certain intangible assets including trademarks associated with real estate brokerage firms acquired by NRT in 1997. The Company, at its discretion, may acquire up to $81.3 million of additional NRT preferred stock and may also purchase up to $229.9 million of certain intangible assets of real estate brokerage firms acquired by NRT.

     In September 1997, NRT acquired the real estate brokerage business and operations of the Trust, and two other regional real estate brokerage businesses. The Trust is an independent trust to which HFS contributed the brokerage offices formerly owned by Coldwell Banker in connection with HFS's acquisitions of Coldwell Banker. NRT is the largest residential brokerage firm in the United States.

     ISSUANCE OF 3% CONVERTIBLE SUBORDINATED NOTES

     On February 11, 1997, the Company issued $550 million in principal amount of 3% Convertible Subordinated Notes (the "3% Notes") due February 15, 2002. Interest on the 3% Notes is payable semi-annually. Each $1,000 principal amount of 3% Notes is convertible into 32.6531 shares of Company common stock subject to adjustment in certain events. The 3% Notes may be redeemed at the option of the Company at any time on or after February 15, 2000, in whole or in part, at the appropriate redemption prices (as defined in the indenture governing the 3% Notes) plus accrued interest to the redemption date. The 3% Notes will be subordinated in right of payment to all existing and future Senior Debt (as defined in the indenture governing the 3% Notes) of the Company. Issuance costs are being amortized on a straight-line basis over five years.

-------------------------------------------------------------------------------

     SUBSEQUENT EVENTS - (POST CENDANT MERGER DATE OF DECEMBER 17, 1997) - UNAUDITED

     PROPOSED ACQUISITION

     On January 27, 1998, the Company proposed to acquire American Bankers Insurance Group Inc. ("American Bankers") for $58 per share in cash and stock, for an aggregate purchase price approximating $2.7 billion. On January 28, 1998, the Company commenced a tender offer to purchase approximately 23.5 million shares of American Bankers' common stock at a price of $58 per share in cash, which together with shares owned by the Company on the announcement date, approximate 51% of the fully diluted shares of American Bankers. The Company proposed to exchange, on a tax free basis, shares of its common stock with a fixed value of $58 per share for the balance of American Bankers' common stock. The tender offer is subject to certain customary conditions and there can be no assurance that the Company will be successful in its proposal to acquire American Bankers. The Company received a commitment from a bank to provide funds necessary to finance the proposed acquisition.

     HARPUR GROUP LTD. ACQUISITION

     On January 20, 1998, the Company completed its acquisition of The Harpur Group Ltd. ("Harpur"), a leading fuel card and vehicle management company in the United Kingdom, from privately held H-G Holdings, Inc. for approximately $186.0 million in cash plus future contingent payments of up to $20.0 million over the next two years.

     JACKSON HEWITT INC. MERGER

     On January 7, 1998, the Company completed the acquisition of Jackson Hewitt Inc. (" Jackson Hewitt"), for approximately $480.0 million in cash or $68 per share of common stock of Jackson Hewitt. Jackson Hewitt is the second largest tax preparation service system in the United States with locations in 41 states.

     Jackson Hewitt franchises a system of approximately 2,050 offices that specialize in computerized prepartion of federal and state individual income tax returns.

                      CENDANT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                   SEPTEMBER 30,       DECEMBER 31,
                                                     1997                1996
                                                 ---------------     --------------
ASSETS
Current assets
   Cash and cash equivalents                     $       902,777     $      633,903
   Marketable securities                                 308,947             94,200
   Receivables, net                                    1,538,415          1,290,625
   Other current assets                                  630,657            510,865
                                                 ---------------     --------------

Total current assets                                   3,380,796          2,529,593
                                                 ---------------     --------------

   Deferred membership acquisition costs                 389,870            401,564
   Franchise agreements, net                             942,780            995,947
   Goodwill, net                                       1,913,478          2,302,226
   Other intangibles, net                              1,438,537            636,230
   Other assets                                        1,329,370            993,574
                                                 ---------------     --------------

Total assets exclusive of assets under programs        9,394,831          7,859,134
                                                 ---------------     --------------

Assets under management and mortgage programs
   Net investment in leases and leased vehicles        3,547,217          3,418,666
   Relocation receivables                                587,310            773,326
   Mortgage loans held for sale                        1,162,220          1,248,299
   Mortgage servicing rights and fees                    305,428            288,943
                                                 ---------------     --------------
                                                       5,602,175          5,729,234
                                                 ---------------     --------------

TOTAL ASSETS                                     $    14,997,006     $   13,588,368
                                                 ===============     ==============









          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)



                                                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                                                 1997               1996
                                                                                          ---------------    --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued expenses and
   other current liabilities                                                              $     1,358,767    $    1,664,946
                                                                                          ---------------    --------------

Deferred income                                                                                 1,091,649         1,099,393
Long-term debt                                                                                  2,422,524         1,004,584
Other noncurrent liabilities                                                                      262,407           124,885
                                                                                          ---------------    --------------

Total liabilities exclusive of liabilities under programs                                       5,135,347         3,893,808
                                                                                          ---------------    --------------

Liabilities under management and mortgage programs
   Debt                                                                                         4,952,083         5,089,943
   Deferred income taxes                                                                          300,683           281,948
                                                                                          ---------------    --------------

                                                                                                5,252,766         5,371,891
                                                                                          ---------------    --------------

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred stock, $1.00 par value - authorized 10 million shares;
   none issued and outstanding                                                                         --                --
Common stock, $.01 par value - authorized 2 billion shares;
   issued 824,544,641 and 804,655,850 shares, respectively                                          8,245             8,047
Additional paid-in capital                                                                      3,017,461         2,870,422
Retained earnings                                                                               1,890,452         1,556,300
Net unrealized gain on marketable securities                                                         --               4,334
Currency translation adjustment                                                                   (27,024)          (12,452)
Restricted stock, deferred compensation                                                           (28,664)          (28,212)
Treasury stock, at cost (13,964,693 and 6,911,757 shares, respectively)                          (251,577)          (75,770)
                                                                                          ----------------   --------------

Total shareholders' equity                                                                      4,608,893         4,322,669
                                                                                          ----------------   --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                $    14,997,006    $   13,588,368
                                                                                          ================   ==============






          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                                             SEPTEMBER 30,                    SEPTEMBER 30,
                                                       -----------------------------    -----------------------------
                                                            1997           1996             1997           1996
                                                       ------------    -------------    -------------   -------------
REVENUES
   Membership and service fees, net                    $  1,288,092    $     924,246    $   3,502,423   $   2,513,994
   Fleet leasing (net of depreciation and
     interest costs of $307,908, $283,086,
     $892,186 and $839,080, respectively)                    13,148           14,297           42,905          41,016
   Other                                                    130,064          104,358          344,687         244,941
                                                       ------------    -------------    -------------     -----------
Net revenues                                              1,431,304        1,042,901        3,890,015       2,799,951
                                                       ------------    -------------    -------------     -----------

EXPENSES
   Operating                                                464,483          363,426        1,317,841       1,004,391
   Marketing and reservation                                360,900          283,529          963,349         776,908
   General and administrative                               105,859           83,811          324,076         255,765
   Merger and related costs and other
     unusual charges                                              -          147,200          303,000         175,835
   Depreciation and amortization                             70,240           49,903          190,599         119,529
   Interest, net                                             15,562            2,463           43,920          17,224
                                                       ------------    -------------    -------------     -----------
Total expenses                                            1,017,044          930,332        3,142,785       2,349,652
                                                       ------------    -------------    -------------     -----------

Income before income taxes                                  414,260          112,569          747,230         450,299
Provision for income taxes                                  165,996           44,103          346,536         184,795
                                                       ------------    -------------    -------------   -------------
Net income                                             $    248,264    $      68,466    $     400,694   $     265,504
                                                       ============    =============    =============   =============


PER SHARE INFORMATION
Net income  per share
   Primary                                             $       0.29    $        0.08    $        0.47     $      0.34
                                                       ============    =============    =============     ===========
   Fully diluted                                       $       0.28    $        0.08    $        0.47     $      0.33
                                                       ============    =============    =============     ===========


Weighted average common and common
   equivalent shares outstanding
       Primary                                              888,061          834,441          874,379         800,716
       Fully diluted                                        899,447          838,483          877,419         807,607



          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                             NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                      --------------------------------
                                                                                          1997               1996
                                                                                      ------------      --------------
OPERATING ACTIVITIES:
   Net income                                                                         $    400,694      $      265,504
   Merger related charge                                                                   303,000                  --
   Merger related payments                                                                (137,000)                 --
   Depreciation and amortization                                                           168,083              93,606
   Increase (decrease) from changes in
       assets under management programs
       Depreciation and amortization under management
             and mortgage programs                                                         812,309             764,173
       Mortgage loans held for sale                                                         86,079            (318,767)
   Other                                                                                  (314,955)             61,310
                                                                                      -------------     --------------
       Net cash provided by operating activities                                         1,318,210             865,826
                                                                                      -------------     --------------

INVESTING ACTIVITIES:
   Assets under management and mortgage programs
       Investment in leases and leased vehicles                                         (1,565,857)         (1,217,700)
       Payments received on investment in leases and leased vehicles                       615,153             470,193
       Equity advances on homes under management                                        (4,185,486)         (2,347,351)
       Repayment of advances on homes under management                                   4,341,295           2,377,103
       Additions to originated mortgage servicing rights                                  (147,608)           (115,219)
       Proceeds from sales of mortgage servicing rights                                     48,974               7,113

   Property and equipment additions                                                        (112,608)           (93,381)
   Proceeds from sales of marketable securities                                             233,902            108,071
   Purchases of marketable securities                                                      (467,176)           (96,517)
   Investment in preferred stock                                                           (181,191)                --
   Due from Avis Rent A Car, Inc.                                                          (124,440)                --
   Net assets acquired, exclusive of cash acquired                                         (567,438)          (990,668)
   Other                                                                                     (6,789)            19,853
                                                                                        ------------    --------------
       Net cash used in investing activities                                             (2,119,269)        (1,878,503)
                                                                                        ------------    ---------------

FINANCING ACTIVITIES:
   Proceeds from borrowings                                                               3,046,657          1,538,130
   Principal payments on borrowings                                                      (1,767,264)        (1,212,446)
   Net proceeds from issuance of convertible notes                                          542,830                 --
   Redemption of series A preferred stock                                                         --           (80,000)
   Net change in short term borrowings under management and mortgage programs              (693,891)           114,518
   Issuance of common stock, net                                                            119,977          1,218,689
   Purchases of common stock                                                               (171,318)            (8,025)
   Payment of dividends of pooled entities                                                   (6,644)           (21,154)
                                                                                        ------------    ---------------
       Net cash provided by financing activities                                          1,070,347          1,549,712
                                                                                        -----------      -------------

Effect of changes in exchange rates on cash and cash equivalents                               (414)           (17,104)
                                                                                        ------------     --------------

Net increase in cash and cash equivalents                                                   268,874            519,931
Cash and cash equivalents, beginning of period                                              633,903            355,959
                                                                                        -----------     --------------
Cash and cash equivalents, end of period                                                $   902,777     $      875,890
                                                                                        ===========     ==============


          See accompanying notes to consolidated financial statements.

                      CENDANT CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------




1.   BASIS OF PRESENTATION

       The consolidated balance sheet of Cendant Corporation and subsidiaries, formerly CUC International Inc. (the "Company"), as of September 30, 1997, the consolidated statements of income for the three and nine months ended September 30, 1997 and 1996, and the consolidated statements of cash flows for the nine months ended September 30, 1997 and 1996, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements are included. There were no adjustments of an unusual nature recorded during the three and nine months ended September 30, 1997 and 1996 except for (i) a one-time charge of $303.0 million ($227.0 million after tax), recorded in the second quarter of 1997 representing merger and related costs incurred in connection with the merger of HFS Incorporated ("HFS") with PHH Corporation ("PHH"); (ii) non-recurring charges of $147.2 ($89.6 million, after tax) and $28.6 million ($25.1 million, after tax) recorded in the third and second quarters of 1996, respectively, representing merger and related costs incurred in connection with the 1996 mergers of the Company with Davidson & Associates, Inc. ("Davidson"), Sierra On-Line, Inc. ("Sierra") and Ideon Group, Inc. ("Ideon") and (iii) a $5.0 million restructuring charge recorded in June 1996, related to the contribution of owned Coldwell Banker brokerage offices to an independent trust.

       The consolidated financial statements include the accounts and transactions of the Company and all wholly-owned and majority owned subsidiaries and joint ventures except for the Company's ownership of Avis Rent A Car Inc. ("ARAC"), which is accounted for under the equity method (See Note 5). The accompanying consolidated financial statements have been restated for the business combinations accounted for as poolings of interest (See Note 2) as if such combined companies had operated as one entity since inception. All material intercompany balances and transactions have been eliminated in consolidation. These consolidated financial statements will become the Company's primary historical financial statements for the periods presented. Interim results are not necessarily indicative of results for a full year.

       The accompanying consolidated financial statements and notes thereto are presented in accordance with interim financial reporting requirements as required by Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The December 31, 1996 consolidated balance sheet was derived from the Company's audited consolidated financial statements. For further information, refer to the consolidated financial statements and notes thereto included herein as Exhibit 99.1 in this Form 8-K.

       Certain reclassifications have been made to the historical financial statements of the pooled companies to conform to the restated presentation.

2.   BUSINESS COMBINATIONS

     1997 POOLINGS

       On December 17, 1997, the Company completed a merger with HFS (the "Cendant Merger") by issuing 440.0 million shares of its common stock in exchange for all of the outstanding common stock of HFS. Pursuant to the terms of the agreement and plan of merger, HFS stockholders received
     2.4031 shares of Company common stock for each share of HFS common stock. Upon consummation of the Cendant Merger, the Company changed its name from CUC International Inc. to Cendant Corporation.

       In connection with the Cendant Merger, the Company changed its fiscal year end from January 31 to December 31. HFS has a calendar year end and the Company has only recalendarized its 1997 results. Accordingly, the HFS statements of income for the three and nine months ended September 30, 1997 and September 30, 1996 have been combined with the Company's statements of income for the three and nine months ended September 30, 1997 and October 31, 1996, respectively.

       On October 3, 1997, the Company, through a wholly-owned subsidiary ("Acquisition Sub"), acquired all of the outstanding capital stock of Hebdo Mag International Inc. ("Hebdo Mag"), pursuant to the terms of a share purchase agreement dated August 13, 1997 among the Company, Acquisition Sub, Hebdo Mag and other parties thereto. The purchase price of approximately $440.0 million was satisfied by the issuance of 14.2 million shares of Company common stock. Hebdo Mag is a leading publisher and distributor of classified advertising information.

       On April 30, 1997, prior to being merged with and into the Company, HFS acquired PHH by merger (the "HFS/PHH Merger") which was satisfied by the issuance of 72.8 million equivalent shares of Company common stock in exchange for all of the outstanding common stock of PHH. PHH is the world's largest provider of corporate relocation services and also provides mortgage services and fleet management services. In connection with the merger, PHH changed its fiscal year end from April 30 to December 31.

       During February 1997, the Company acquired substantially all of the assets and assumed specific liabilities of Numa Corporation ("Numa") for $73.5 million. The purchase price was satisfied by the issuance of 3.4 million shares of Company common stock. Numa publishes personalized heritage publications and markets and sells personalized merchandise.

       The following table presents the historical results of the Company and the respective pooled entities for the last complete periods prior to their respective mergers ($000's):

                                                    THREE MONTHS ENDED             NINE MONTHS ENDED
                                                        SEPTEMBER 30,                 SEPTEMBER 30,
                                               ----------------------------  -----------------------------
                                                  1997          1996             1997            1996
                                               -------------  -------------  -------------   -------------
     Net revenues
         The Company                           $     737,067  $     602,203  $   2,002,597   $   1,673,426
         HFS (inclusive of PHH)                      649,880        409,571      1,749,477       1,032,615
         Hebdo Mag                                    44,357         31,127        137,941          93,910
                                               -------------  -------------  -------------   -------------
                                               $   1,431,304  $   1,042,901  $   3,890,015   $   2,799,951
                                               =============  =============  =============   =============

                                                    THREE MONTHS ENDED             NINE MONTHS ENDED
                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                               ----------------------------  -----------------------------
                                                    1997           1996          1997            1996
                                               -------------  -------------  -------------   -------------
     Net income
         The Company                           $      87,553  $    (18,009)  $     252,082   $      74,573
         HFS (inclusive of PHH)                      157,403        84,874         142,057         188,491
         Hebdo Mag                                     3,308         1,601           6,555           2,440
                                               -------------  -------------  -------------   -------------
                                               $     248,264  $     68,466   $     400,694   $     265,504
                                               =============  =============  =============   =============


       The following table presents the historical results of HFS and PHH for the periods prior to the HFS/PHH Merger ($000's):

                               THREE MONTHS                NINE MONTHS
                                  ENDED                       ENDED
                              MARCH 31, 1997           SEPTEMBER 30, 1996
                             ---------------           ------------------
     Net revenues
         HFS                 $       347,962           $           550,010
         PHH                         177,923                       482,605
                             ---------------           -------------------
                             $       525,885           $         1,032,615
                             ===============           ===================

     Net income
         HFS                 $        58,940           $           130,960
         PHH                          32,164                        57,531
                             ---------------           -------------------
                             $        91,104           $           188,491
                             ===============           ===================


     PURCHASE BUSINESS COMBINATIONS

         During the nine months ended September 30, 1997, the Company acquired certain entities for an aggregate purchase price of $63.3 million, satisfied by the payment of $27.5 million in cash and the issuance of 1.5 million shares of Company common stock. The goodwill resulting from these acquisitions aggregated $89.9 million. These acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the results of operations have been included in the consolidated results of operations from the respective dates of acquisitions. The results of operations for the periods prior to the respective dates of acquisition were not significant to the Company's operations.

3.   MERGER AND RELATED COSTS AND OTHER UNUSUAL CHARGES

     PHH MERGER CHARGE

         HFS recorded a one-time merger and restructuring charge (the "PHH Merger Charge") of $303.0 million ($227.0 million, after tax) during the second quarter of 1997 in connection with the HFS/PHH Merger. Excluding the PHH Merger Charge, net income was $627.7 million for the nine months ended September 30, 1997. The PHH Merger Charge is summarized by type as follows (in millions):

         Personnel related                $     142.4
              Professional fees                  36.8
              Business terminations              44.7
              Facility related                   57.1
              Other costs                        22.0
                                          -----------
              Total                       $     303.0
                                          ===========

       Personnel related charges are comprised of costs incurred in connection with employee reductions associated with the combination of HFS's relocation service businesses and the consolidation of corporate activities. Personnel related charges include termination benefits such as severance, medical and other benefits. Also included in personnel related charges are supplemental retirement benefits resulting from the change of control. Several grantor trusts were established and funded by HFS to pay such benefits in accordance with the terms of the HFS/PHH Merger agreement. Full implementation of the restructuring plan will result in the termination of approximately 500 employees substantially all of whom are located in North America, of which 369 employees were terminated as of September 30, 1997. Professional fees are primarily comprised of investment banking, accounting and legal fees incurred in connection with the HFS/PHH Merger. Business termination charges relate to the exit from certain activities associated with fleet management, mortgage services and ancillary operations. Facility related expenses include costs associated with contract and lease terminations, asset disposals and other charges incurred in connection with the consolidation and closure of excess space.

       The Company anticipates that approximately $236.0 million will be paid in cash in connection with the PHH Merger Charge of which $137.0 million was paid through September 30, 1997. The remaining cash portion of the PHH Restructuring Charge will be financed through cash generated from operations and borrowings under the Company's revolving credit facilities. It is currently anticipated that the restructuring plan will be completed during the first quarter of 1998. Revenue and operating results from activities that will not be continued are not material to the results of operations of the Company.

     1996 POOLINGS

     In connection with the Company's 1996 acquisitions of Davidson, Sierra and Ideon, which were accounted for as poolings of interests, the Company recorded a non-recurring charge of approximately $179.9 million ($118.7 million, after tax) for the year ended December 31, 1996. Such charge is comprised of transaction costs, exit costs and a provision relating to certain litigation matters giving consideration to the Company's intended approach to these matters. As of September 30, 1997, such charges amounted to $155.7 million.

4.   PRO FORMA INFORMATION

       The following table reflects the unaudited operating results of the Company for the nine months ended September 30, 1996 on a pro forma basis, which gives effect to HFS's 1996 acquisitions, accounted for under the purchase method of accounting as if they had occurred on January 1, 1996:

         Net revenues                                         $   3,284,158
         Net income                                                 319,439

         Net income per share (fully diluted)                 $        0.38

5.   INVESTMENT IN ARAC

       Upon entering into a definitive merger agreement to acquire Avis, Inc. in July 1996, HFS announced its strategy to dilute its interest in ARAC's car rental operations while retaining assets associated with the franchise business, including trademarks, reservation system assets and franchise agreements with ARAC and other licensees. Since HFS's control was planned to be temporary, HFS accounted for its 100% investment in ARAC under the equity method. In September 1997, ARAC completed an initial public offering ("IPO") of a subsidiary that operated the car rental operations of HFS Car Rental Inc., which diluted HFS's equity interest in such subsidiary to approximately 27.5%. Net proceeds from the IPO approximating $359.3 million retained by ARAC were used to fund its August 20, 1997 acquisition of The First Gray Line Corporation and repay ARAC indebtedness.

       The Company licenses the Avis trademark to ARAC pursuant to a 50-year master license agreement and receives royalty fees based upon 4% of ARAC revenue, escalating to 4.5% of ARAC revenue over a 5-year period. In addition, the Company operates the telecommunications and computer processing system which services ARAC for reservations, rental agreement processing, accounting and fleet control for which the Company charges ARAC at cost. Summarized financial information of ARAC is as follows ($000's):

                             AVIS RENT A CAR, INC.


         Balance sheet data:                                  SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                             -------------------    -----------------
              Vehicles                                       $         3,364,660    $       2,243,492
              Total assets                                             4,717,107            3,131,357
              Debt                                                     3,285,548            2,295,474
              Total liabilities                                        4,263,001            3,054,817
              Shareholders' equity                                       454,106               76,540


                                                              THREE MONTHS ENDED    NINE MONTHS ENDED
         Statement of income data:                            SEPTEMBER 30, 1997    SEPTEMBER 30, 1997
                                                             -------------------    ------------------
              Revenues                                       $           580,049    $       1,525,696
              Income before provision for income taxes                    24,953               49,313
              Net income                                                  13,868               26,974


6.   SOFTWARE RESEARCH AND DEVELOPMENT COSTS AND COSTS OF SOFTWARE REVENUE

     Software research and development costs are included in operating expenses and aggregated $30.0 million and $15.9 million for the three months ended September 30, 1997 and 1996, respectively, and $79.7 million and $46.1 million for the nine months ended September 30, 1997 and 1996, respectively. Software revenue included in Other was $265.2 million and $228.1 million for the nine months ended September 30, 1997 and 1996, respectively. Costs of software revenue are included in operating expenses and aggregated $26.7 million and $24.0 million for the three months ended September 30, 1997 and 1996, respectively, and $82.1 million and $69.9 million for the nine months ended September 30, 1997 and 1996, respectively.

7.   REDEMPTION OF 4-1/2% NOTES

       On September 22, 1997, HFS exercised its option to redeem the outstanding 4-1/2% Convertible Senior Notes ("4-1/2% Notes") effective on October 15, 1997 in accordance with the provisions of the indenture under which the 4-1/2% Notes were issued. Prior to the redemption date, all of the outstanding 4-1/2% Notes were converted. Accordingly, 19.7 million equivalent shares of Company common stock were issued (0.2 million shares as of September 30, 1997) as a result of the conversion of such notes.

8.   ISSUANCE OF 3% CONVERTIBLE SUBORDINATED NOTES

       On February 11, 1997, the Company issued $550.0 million in principal amount of 3% Convertible Subordinated Notes (the "3% Notes") due February 15, 2002. Interest on the 3% Notes is payable semi-annually. Each $1,000 principal amount of 3% Notes is convertible into 32.6531 shares of Company common stock subject to adjustment in certain events. The 3% Notes may be redeemed at the option of the Company at any time on or after February 15, 2000, in whole or in part, at the appropriate redemption prices (as defined in the indenture governing the 3% Notes) plus accrued interest to the redemption date. The 3% Notes will be subordinated in right of payment to all existing and future Senior Debt (as defined in the indenture governing the 3% Notes) of the Company. Issuance costs are being amortized on a straight-line basis over five years.

9.   INVESTMENT IN NRT

       During the third quarter of 1997, HFS acquired $182.0 million of preferred stock (included in other assets) of NRT Incorporated ("NRT"), a newly formed corporation created to acquire residential real estate brokerage firms. HFS acquired $216.1 million of certain intangible assets including trademarks associated with real estate brokerage firms acquired by NRT in 1997. HFS, at its discretion, may acquire up to $81.3 million of additional NRT preferred stock and may also purchase up to $229.9 million of certain intangible assets of real estate brokerage firms acquired by NRT.

       In September 1997, NRT, acquired the real estate brokerage business and operations of National Realty Trust (the "Trust"), and two other regional real estate brokerage businesses. The Trust is an independent trust to which HFS contributed the brokerage offices formerly owned by Coldwell Banker Corporation in connection with HFS's acquisition of Coldwell Banker Corporation. NRT is the largest residential brokerage firm in the United States.

10.  SHAREHOLDERS' EQUITY

     A.  AUTHORIZED SHARES

         In conjunction with the Cendant Merger effective on December 17, 1997, the Company's shareholders approved an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of common stock and preferred stock to 2 billion shares and 10 million shares, respectively. The Company has never issued shares of preferred stock.

     B.  TREASURY PURCHASES

       In January 1997, HFS's Board of Directors authorized the purchase of 6.2 million equivalent shares of Company common stock to satisfy stock option exercises and conversions of convertible debt securities and to fund future acquisitions. The Company acquired approximately 6.2 million equivalent treasury shares in January and February 1997 for $179.4 million with revolving credit borrowings.

11.  CONTINGENCIES - IDEON

       On June 13, 1997, the Company entered into an agreement (the "Agreement") with Peter Halmos, the co-founder of SafeCard Services, Incorporated ("SafeCard"), which was reorganized in 1995 as Ideon. The Agreement calls for the dismissal with prejudice of certain outstanding litigation matters between Peter Halmos and certain of the Company's subsidiaries and the payment to Peter Halmos, over a six-year period, of $70.5 million. Specifically, the Agreement requires that the Company pay Peter Halmos one up-front payment of $13.5 million of six subsequent annual payments of $9.5 million each. For additional disclosure, see Footnote 13 -- Commitments and Contingencies on Page F-37.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL OVERVIEW

     On December 17, 1997 CUC International Inc. ("CUC" or the "Company") merged with HFS Incorporated ("HFS") and was renamed Cendant Corporation in a transaction which has been accounted for as a pooling of interests. Accordingly, financial statements have been restated for all periods presented as if CUC and HFS had operated as one entity since inception. The Company is a leading global provider of services to businesses serving consumer industries.

     The Company provides fee-based services to consumers within the Membership, Travel and Real Estate business segments. The Company generally does not own the assets or share the risks associated with the underlying businesses of its customers. In the Membership Services segment, the Company is a technology-driven leading provider of membership-based consumer services. In the Travel segment, the Company is the world's largest franchisor of lodging facilities and rental car agencies, the leading provider of vacation timeshare exchange services and a leading provider of international fleet management services. In the Real Estate segment, the Company is the world's largest franchisor of residential real estate brokerage offices, the world's largest provider of corporate relocation services and operates a leading mortgage lending business in the United States. The combination of CUC and HFS provides the Company's membership businesses access to HFS's more than 100 million consumer contacts, while providing HFS businesses with the technology-driven, direct marketing expertise necessary to successfully cross-market within its existing business units.


SEGMENT DISCUSSION

     Certain of the underlying business segments are comprised of businesses acquired which were accounted for as poolings of interest (See "Liquidity and Capital Resources - 1997 Poolings, 1996 Poolings and 1995 Poolings"). Accordingly, all financial information has been restated as if all of the pooled companies operated as one entity since inception. Certain of the underlying segments are comprised of businesses which were acquired in 1996 and 1995 and accounted for by the purchase method of accounting. (See " Liquidity and Capital Resources - 1996 Purchase Acquisitions and 1995 Purchase Acquisitions"). Accordingly, the results of operations of such acquired companies were included in the consolidated operating results of the Company from the respective dates of acquisition. In the underlying results of operations discussions, operating expenses include total expenses excluding interest expense and income taxes.

RESULTS OF OPERATIONS DISCUSSION

YEAR ENDED DECEMBER 31, 1996 VS  YEAR ENDED DECEMBER 31, 1995

     Net income increased $120.8 million (40%) despite non-recurring merger and related charges approximating $179.9 million ($118.7 million, after tax) (the "Davidson, Sierra and Ideon Merger Charge") in 1996 in connection with the mergers with Davidson & Associates, Inc. ("Davidson"), Sierra On-Line, Inc. ("Sierra") and Ideon Group, Inc. ("Ideon"). In connection with such charge, $131.3 million was allocated to the operations of the "Membership" segment.

The increase in net income primarily resulted from a $222.5 million (43%) increase in operating income.

     The financial summary of the Company for the years ended December 31, 1996 and 1995 is as follows ($000's):

                                    1996              1995          VARIANCE
                                  -------------  --------------    ---------
Net revenue                       $   3,908,780  $    2,992,122        31%
Operating expenses                    3,169,665       2,475,526        28%
                                  -------------  --------------
Operating income                  $     739,115  $      516,596        43%
                                  =============  ==============

Net income                        $     423,611  $      302,825        40%
                                  =============  ==============


MEMBERSHIP SEGMENT

     The Company provides its consumers, representing approximately 73 million memberships at September 30, 1997, access to a variety of goods and services including shopping, travel, auto, dining, home improvement, lifestyle, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel for credit union members and distributes welcoming packages which provide new homeowners with discounts for local merchants. Revenue is derived from membership fees which vary depending on the particular membership program. The Company provides individual, wholesale and discount program membership services to consumers, which are distributed through various channels including financial institutions, credit unions, charities, other cardholder-based organizations and retail establishments. Individual memberships consist of members that pay directly for the services and the Company pays for the marketing costs to solicit the members primarily using direct marketing techniques. Wholesale memberships include members that pay directly for the services to their sponsor and the Company does not pay for the marketing costs to solicit the members. Discount program memberships are generally marketed through a direct sales force, participating merchants or general advertising and the related fees are either paid directly by the member or the local retailer. All of these categories share various aspects of the Company's marketing and operating resources. The Company maintains a flexible marketing plan so that it is not dependent on any one service for the future growth of the total membership base.

                                                          YEAR ENDED DECEMBER 31,
                                                     ---------------------------------
     OPERATING INCOME ($000'S)                           1996                1995            VARIANCE
     -------------------------                       -------------       -------------       --------
         Net revenue                                 $   2,097,098       $   1,643,242          28%
         Operating expenses                              1,830,784           1,458,543          26%
                                                     -------------       -------------
         Operating income                            $     266,314       $     184,699          44%
                                                     =============       =============

     Operating income increased $81.6 million (44%) despite $34.3 million of incremental non-recurring merger and related costs and other unusual charges in 1996 compared to 1995. Operating income increased $115.9 million (41%) excluding such charges.

     The Company's overall membership base continues to grow at a rapid rate (from 59.7 million members at December 31, 1995 to 66.3 million members at December 31, 1996), which is the largest contributing factor to the 28% increase in membership revenues (from $1.6 billion in 1995 to $2.1 billion in 1996). While the overall membership base increased by 6.6 million members, or 11% during the year, the average annual fee charged for the Company's membership services increased by approximately 4%.

     In 1996, individual (before giving effect to Ideon acquired members), wholesale and discount program memberships grew by 14%, 23% and 12%, respectively. Wholesale memberships have grown in part due to the success of the Company's international business in Europe. For the year ended December 31, 1996, individual, wholesale and discount program memberships represented 68%, 13% and 19% of membership revenues, respectively. The Company completed a number of acquisitions accounted for under the purchase method of accounting during 1996. Total revenue contributed by these acquisitions is not material to the Company's total reported membership revenue.

     As the Company's membership services continue to mature, a greater percentage of the total individual membership base is in its renewal years. This results in increased profit margins for the Company due to the significant decrease in certain marketing costs incurred on renewing members. Improved response rates for new members also favorably impact profit margins.

     Individual membership usage continues to increase, which contributes to additional service fees and indirectly contributes to the Company's strong renewal rates. Historically, an increase in overall membership usage has had a favorable impact on renewal rates. Actual membership cancellations were $401 million in 1996, compared to $376 million in 1995. This represents 17% and 19%, respectively, of the gross membership revenues accrued for all services. The Company records its deferred revenue net of estimated cancellations which are anticipated in the Company's marketing programs. The number of cancellations has increased due to the increased level of marketing efforts, but has decreased as a percentage of the total number of members.

     The major components of the Company's membership operating costs continue to be personnel, telephone, computer processing and participant insurance premiums (the cost of obtaining insurance coverage for members). Historically, the Company has seen a direct correlation between providing a high level of service to its members and improved retention. Marketing costs remained constant as a percentage of revenues, which is primarily due to maintained per member acquisitions costs and an increase in renewing members. The Company routinely reviews all membership renewal rates and has not seen any material change in the average renewal rate in 1996 compared to 1995. Renewal rates are calculated by dividing the total number of renewing members not requesting a refund during their renewal year by the total members eligible for renewal.

TRAVEL SEGMENT

LODGING

     The Company operates eight nationally recognized brands with approximately 5,700 lodging properties under franchise contracts of up to 20 years in duration. The Company provides central reservation system services and national marketing programs, which are completely funded by its franchisees from a designated portion of the franchise fees. The Company charges royalty fees based on a percentage of franchisee gross room sales to fund all expenses not covered by marketing and reservation fees, such as quality inspections and franchise sales and service functions. The significant revenue drivers of the Company are the number of royalty-paying franchise units and the average rate at which they pay. Other relevant drivers are the average daily rates and occupancy percentages of the underlying lodging properties.

                                               YEAR ENDED DECEMBER 31,
                                            -----------------------------
     OPERATING INCOME ($000'S)                 1996              1995              VARIANCE
     -------------------------              -----------       -----------          --------
         Net revenue                        $   385,920       $   335,402             15%
         Operating expenses                     240,122           214,796             12%
                                            -----------       -----------
         Operating income                   $   145,798       $   120,606             21%
                                            ===========       ===========

     Operating income increased 21% and net revenue increased 15% as a result of a 13% increase in royalty fees and a 41% increase in revenue from preferred alliances seeking access to the Company's franchisees and their underlying consumer base. Results for 1996 demonstrated that room growth is the most significant outcome driver for franchisee royalty, as the Company added 55,253 net rooms in 1996, representing a 133% increase from 1995 results. The Company added 94,506 rooms in 1996 (including 30,274 rooms added by the acquisition of Travelodge franchise contracts) and terminated 39,253 rooms in 1996 (including 6,053 Park Inn International rooms, comprising the franchise system sold in September 1996 for $2.2 million). In 1995, the Company added 63,280 rooms (including 9,780 rooms added by the acquisition of Knights Inn franchise contracts) and terminated 39,603 rooms (including 22,151 related to a special year-end removal of properties as a result of the repositioning and tightening of quality standards of the Company's brands). Total U.S. system revenue per available room ("REVPAR") increased 1.3% primarily due to a 1.9% increase in the average daily rates ("ADR") charged at franchised lodging facilities, however, REVPAR for comparable properties in 1996 and 1995 ("same store basis") increased 3.3% as a result of increases in ADR. The 12% ($25.3 million) increase in operating expenses included an 18% increase ($4.7 million) in depreciation and amortization, primarily related to the excess of cost over net assets acquired ("goodwill") associated with the acquisitions of the Travelodge and Knights Inn franchise systems in January 1996 and August 1995, respectively. In addition, operating expenses increased as a result of a 13% ($17.8 million) increase in marketing and reservation expenses associated with funds administered by the Company on a pass-through basis (corresponding franchisee contribution included in revenue).

CAR RENTAL

     HFS acquired HFS Car Rental, Inc. (formerly Avis, Inc.) in October 1996. In September 1997, Avis Rent A Car, Inc. ("ARAC") then a subsidiary of HFS Car Rental Inc., which operated the rental car operations of HFS Car Rental Inc., completed an initial public offering ("IPO") which diluted HFS's equity interest in ARAC from 100% to 27.5%. HFS retained the assets that are consistent with its service provider business profile, including the trademarks, franchise agreements, reservation system and information technology system assets. The Company licenses the Avis trademark to ARAC pursuant to a 50-year master license agreement and receives royalty fees based upon 4% of ARAC revenue, escalating to 4.5% of ARAC revenue over a 5-year period. In addition, the Company operates the telecommunications and computer processing system which services ARAC for reservations, rental agreement processing, accounting and fleet control for which the Company charges ARAC at cost.

                                                    FOR THE PERIOD
                                                  OCTOBER 17, 1996 TO
     OPERATING INCOME ($000'S)                     DECEMBER 31, 1996
     -------------------------                    -------------------
         Net revenue                                 $    10,014
         Operating expenses                                9,477
                                                     -----------
         Operating income                            $       537
                                                     ===========

     Net revenue consisted primarily of fees for information technology services provided to ARAC from the October 17, 1996 acquisition date. Operating expenses consisted of $3.4 million of depreciation and amortization expenses primarily associated with the Avis trademark and goodwill and $6.0 million of technology related expenses for services provided to ARAC and other rental car companies.

TIMESHARE

     HFS acquired Resort Condominiums International ("RCI") in November 1996 for $487.1 million plus up to $200 million of contingent consideration. RCI sells subscription memberships to owners of vacation timeshare resorts which allow members to exchange their timeshare accommodations for timeshare accommodations owned by other members at participating affiliated resorts worldwide. In addition to membership fees, RCI earns fees for exchanges processed by its call center. The key timeshare revenue drivers include the number of fee paying members and exchanges as well as each corresponding average fee.

                                                   FOR THE PERIOD
                                                  NOVEMBER 12, 1996 TO
     OPERATING INCOME ($000'S)                     DECEMBER 31, 1996
     -------------------------                    --------------------
         Net revenue                                 $    30,723
         Operating expenses                               27,404
                                                     -----------
         Operating income                            $     3,319
                                                     ===========

     Net revenue primarily consisted of $11.3 million of member fees and $12.1 million of exchange fees. Operating expenses consisted primarily of $17.9 million of staff and communication costs associated with member services (call centers). Assuming Company ownership of RCI since January 1, 1995, pro forma annual membership and exchange fee revenue increased 12% to $102.0 million and $11% to $157.6 million, respectively and total members and exchanges for calendar year 1996 increased 8% to 2.2 million and 9% to 1.7 million, respectively compared to 1995.

FLEET MANAGEMENT SERVICES

     Fleet management services are offered to corporate clients and government agencies to assist them in effectively managing their vehicle fleet costs, reducing in-house administrative costs and enhancing driver productivity. Services consist of leasing (which generally requires an investment by the Company in the vehicle and includes new vehicle purchasing, open and closed-end operating leasing, direct finance leasing and used vehicle marketing) as well as a variety of fee-based services including fuel purchasing, maintenance management programs, expense reporting, fuel management programs, accident and safety programs and other driver services for managing clients' vehicle fleets. The Company has experienced minimal losses associated with its investment in vehicles due to the overall creditworthiness of its corporate clients.

                                       YEAR ENDED DECEMBER 31,
                                    -----------------------------
     OPERATING INCOME ($000'S)         1996             1995        VARIANCE
     -------------------------      -----------       -----------   ---------
         Net revenue                $   255,866       $   258,877     (1%)
         Operating expenses             179,648           201,959    (11%)
                                    -----------       -----------
         Operating income           $    76,218       $    56,918      34%
                                    ===========       ===========

     Operating income increased $19.3 million (34%) to $76.2 million, primarily as a result of an increase in fee-based services and an $11.7 million gain on the sale of the Company's truck fuel management business ("NTS") which was sold in January 1996. The net revenue generated in 1996 included the increase in fee- based services but was offset by the absence of approximately $21.8 million of revenue from the sold NTS business. The $22.3 million (11%) decrease in operating expenses was primarily associated with $19.1 million of expenses associated with the sold NTS business.

REAL ESTATE SEGMENT

REAL ESTATE FRANCHISE

     The Company licenses brand names to independently owned brokerage offices associated with three of the four largest franchise systems in the world. The Company acquired the world's largest franchise system, the CENTURY 21(R) franchise system, in August 1995, the ERA(R) franchise system in February 1996 and the Coldwell Banker(R)franchise system in May 1996. The most significant revenue driver for real estate franchise is the number of transactions for which the broker receives commission revenue. Royalties are calculated based on a percentage of such franchisee commission revenue. Marketing fees are collected by the Company and are used to fund national advertising expenditures and other marketing activities.

                                    YEAR ENDED DECEMBER 31,
                                 -----------------------------
     OPERATING INCOME ($000'S)      1996              1995        VARIANCE
     -------------------------   -----------       -----------   -----------
         Net revenue             $   233,469       $    47,965       387%
         Operating expenses          122,934            28,688       329%
                                 -----------       -----------
         Operating income        $   110,535       $    19,277       473%
                                 ===========       ===========

     The increases in net revenue and operating income are due to the CENTURY 21 franchise system's first full year contribution to operating results and partial year contributions from the acquired Coldwell Banker and ERA franchise systems. These franchises systems licensed their trademarks to approximately 184,000 sales associates at December 31, 1996. The royalty portion of revenue increased $162.8 million (361%) and revenue from preferred affiliates grew from $0.2 million to $13.4 million, net of the Company's $11.0 million fourth quarter 1996 write-off of revenue associated with the license of the CENTURY 21 trademark to Amre, Inc., which filed for bankruptcy protection in February 1997.

     Operating expenses increased 329% ($94.2 million) as a result of incremental expenses associated with acquired franchise systems. Operating expenses also included a $5.0 million restructuring charge associated with the second quarter 1996 contribution of Coldwell Banker's former owned brokerage business to National Realty Trust (the "Trust"), an independent entity governed by independent trustees.

RELOCATION

     Relocation primarily consist of the purchase, management and resale of homes and fee-based home- related services for transferred employees of corporate clients, members of affinity group clients and government agencies. Although the Company acquires the homes of client employees, the client corporations reimburse the Company for carrying costs until the home is sold and for home sale losses. Accordingly, the Company earns a fee for services with minimal real estate risk. Operating expenses primarily consist of staffing and related costs for sales and service functions. Operating results include contributions from PHH Relocation for all periods shown, from Coldwell Banker Relocation Services, Inc. ("CBRS") since the May 31, 1996 acquisition date and from Worldwide Relocation Management, Inc. ("WRM") since the August 1, 1995 acquisition date.

                                     YEAR ENDED DECEMBER 31,
     OPERATING INCOME ($000'S)        1996                1995       VARIANCE
     -------------------------     -----------         -----------   --------
         Net revenue               $   344,865         $   301,667       14%
         Operating expenses            290,563             259,949       12%
                                   -----------         -----------
         Operating income          $    54,302         $    41,718       30%
                                   ===========         ===========

     Acquired CBRS and WRM operations generated $19.2 million of operating income and PHH Relocation operating income decreased $6.6 million (18%). PHH Relocation net revenue increased $23.7 million due to an expansion of services provided to corporate clients while revenue from home sale assistance was flat compared to 1995. The revenue increase was offset by $30.3 million of increased expenses associated with the development of the expanded full service infrastructure.

MORTGAGE SERVICES

     Mortgage services primarily consist of the origination, sale and servicing of residential first mortgage loans. The Company packages its originated loans for sale in secondary markets, generally within 45 days of origination, and retains servicing rights. The Company markets a variety of first mortgage products to consumers through relationships with corporations, affinity groups, government agencies, financial institutions, real estate brokerage firms and mortgage banks by a combination of retail teleservices delivery and wholesale correspondent lending arrangements.

                                       YEAR ENDED DECEMBER 31,
                                 --------------------------------
     OPERATING INCOME ($000'S)       1996               1995          VARIANCE
     -------------------------   -----------         ------------     --------
         Net revenue             $   127,729         $     93,251        37%
         Operating expenses           86,427               51,507        68%
                                 -----------         ------------
         Operating income        $    41,302         $     41,744       (1%)
                                 ===========         ============

     The increase in net revenue resulted from a 149% increase in loan origination revenue offset by a 28% decrease in loan servicing fees. The volume of loan closings increased 33% from $6.3 billion to $8.4 billion and the average fee increased from 54 to 100 basis points. Whereas the portfolio of loans serviced increased 16% from $19.4 billion to $22.5 billion, the average fee decreased 38% from 30.8 to 19.2 basis points. The increase in origination fees and decrease in servicing fees results from the implementation of Statement of Financial Accounting Standards ("SFAS") No. 122 "Accounting for Mortgage Servicing Rights" in 1995, which had the effect of reallocating revenue from servicing fees to origination fees. A reduction in gains recorded from the sale of a portion of the loan servicing portfolio also contributed to the decrease in service fees. The gain on the sale of servicing amounted to $17.4 million in 1995 compared to $1.5 million in 1996. Operating expenses increased as a result of higher closing volume experienced in expanded retail teleservices delivery arrangements in 1996.

OTHER SEGMENT

     Other business operations primarily consist of the development and sale of high-quality educational, entertainment and personal productivity interactive multimedia products for home and school use ("Software"), casino credit information and marketing services, the equity in earnings from the Company's investment in ARAC (net of information technology fees charged to ARAC) and other operations or transactions which are not included in the Company's primary business segments.

                                     YEAR ENDED DECEMBER 31,
     OPERATING INCOME ($000'S)      1996               1995         VARIANCE
     -------------------------  -----------         ------------    --------
         Net revenue            $   423,096         $    311,718        36%
         Operating expenses         382,306              260,084        47%
                                -----------         ------------
         Operating income       $    40,790         $     51,634      (21%)
                                ===========         ============

     Operating income decreased $10.9 million (21%) as a result of $48.6 million of incremental merger and related charges associated with the acquisitions of Davidson and Sierra. Excluding such merger and related charges, operating income increased $37.8 million (73%) primarily as a result of a $27.1 million increase from Software operations and $9.5 million in consideration received for the termination of a corporate services agreement with Chartwell Leisure Inc. Software revenue increased 28% to $375.2 million in 1996 and excluding the merger and related costs, software profit margins increased from 14% in 1995 to 19% in 1996. Distribution revenue, which consists principally of third-party software and typically has low operating margins, was down from $64.8 million in 1995 to $46.9 million in 1996. The Company's Software operations continue to grow by focusing on selling titles through retailers. Excluding distribution revenue, core software revenue grew by 44%. Contributing to the Software revenue growth in 1996 is the availability of a larger number of titles as well as a significant increase in the installed base of CD-ROM personal computers.

YEAR ENDED DECEMBER 31, 1995 VS YEAR ENDED DECEMBER 31, 1994

Net income increased $41.7 million (9%) despite $89.1 million of incremental non-recurring merger charges and costs associated with Ideon products abandoned. Net income excluding such charges increased $72.1 million (25%). The increase in net income was a result of a $41.7 million increase in operating income partially offset by a $2.7 million increase in net interest expense associated with financing the CENTURY 21 acquisition, and a general rise in interest rates in 1995 compared to 1994. Despite average LIBOR rate increases approximating 84 basis points, the Company's average borrowing rate increased only 40 basis points to 6.0%, principally as a result of favorable fixed rate debt securities issued in 1994 and 1993.

The financial summary of the Company for the years ended December 31, 1995 and 1994 is as follows ($000's):

                               1995             1994               VARIANCE
                           -------------       -------------      ---------
     Net revenue           $   2,992,122       $   2,446,731          22%
     Operating expenses        2,475,526           1,971,846          26%
                           -------------       -------------
     Operating income      $     516,596       $     474,885           9%
                           =============       =============

     Net income            $     302,825       $     286,590           6%
                           =============       =============

MEMBERSHIP SEGMENT

                                    YEAR ENDED DECEMBER 31,
                                 -------------------------------
     OPERATING INCOME ($000'S)        1995               1994        VARIANCE
     -------------------------   -------------     -------------     --------
         Net revenue             $   1,643,242     $   1,363,561          21%
         Operating expenses          1,458,543         1,145,416          27%
                                 -------------     -------------
         Operating income        $     184,699     $     218,145        (15%)
                                 =============     =============

     Operating income decreased $33.4 million (15%) as a result of $89.1 million of incremental non-recurring merger charges and costs related to Ideon products abandoned. Excluding such costs, operating income increased $55.7 million (26%) in 1995 compared to 1994.

     The Company's overall membership base grew at a rapid rate (from 46.9 million members at December 31, 1994 to 59.7 million members at December 31,
1995), which is the largest contributing factor to the 21% increase in membership revenues (from $1.4 billion in 1994 to $1.6 billion in 1995). While the overall membership base increased by 12.8 million members, or 27%, (of which approximately 8.0 million members came from acquisitions during the year ("Acquired Members")), the average annual fee charged for the Company's membership services increased by 3%.

     In 1995, individual (before giving effect to Ideon acquired members), wholesale and discount program memberships grew by 14%, 19% and 11%, respectively, in addition to the increase due to Acquired Members. For the year ended December 31, 1995, individual, wholesale and discount program memberships represented 68%, 12% and 20% of membership revenues, respectively. Discount program memberships incurred the largest increase from Acquired Members. Welcome Wagon International, Inc., Getko Group Inc. and Advance Ross Corporation, all acquired in 1995, are classified in this membership category as their businesses provide local discounts to consumers. The Company maintains a flexible marketing plan so that it is not dependent on any one service for the future growth of the total membership base. The Company completed a number of acquisitions during 1995 which were accounted for under the purchase method of accounting. The total revenues contributed by these acquisitions are not material to the Company's total reported revenues.

     Individual membership usage continues to increase, which contributes to additional service fees and indirectly contributes to the Company's strong renewal rates. Historically, an increase in overall membership usage has had a favorable impact on renewal rates. Actual membership cancellations were $376 million in 1995 compared to $354 million in 1994. This represents 19% and 21%, respectively, of the gross membership revenues accrued for all services. The Company records its deferred revenue net of estimated cancellations which are anticipated in the Company's marketing programs. The number of cancellations has increased due to the increased level of marketing efforts, but has decreased as a percentage of the total number of members.

     The major components of the Company's membership operating costs are personnel, telephone, computer processing and participant insurance premiums (the cost of obtaining insurance coverage for members). Marketing costs decreased as a percentage of revenues which is primarily due to improved per member acquisition costs and an increase in renewing members. The Company routinely reviews all membership renewal rates and has not seen any material change in the average renewal rate in 1996 compared to 1995.

TRAVEL SEGMENT

LODGING

                                     YEAR ENDED DECEMBER 31,
     OPERATING INCOME ($000'S)       1995               1994        VARIANCE
     -------------------------   -----------         -----------    --------
         Net revenue             $   335,402         $   300,694       12%
         Operating expenses          214,796             198,207        8%
                                 -----------         -----------
         Operating income        $   120,606         $   102,487       18%
                                 ===========         ===========

     Net revenue increased 12% as a result of a $20.7 million (16%) increase in royalty fees and a $6.8 million (49%) increase in revenue from preferred alliances seeking access to franchisees and their customers. Room growth represented the most significant revenue outcome driver contributing to the revenue increase. The Company added 63,280 rooms during 1995, representing an 18.8% increase, but also terminated 39,603 rooms including 22,151 rooms in a special year-end removal of properties as a result of the repositioning and tightening of quality standards of the Company's brands. Total REVPAR increased 3.0% primarily due to a 2.6% increase in the average daily rates charged at franchisee hotels and a 1.8% increase in average royalty rates.

     Demonstrating the Company's ability to translate revenue into earnings, operating income increased $18.1 million (18%) while operating expenses increased only $16.6 million (8%). The increase in operating expenses included $4.6 million of franchise sales and bad debt expenses associated with system growth as well as $1.5 million of scheduled Ramada license fee increases. Depreciation expense also increased $4.1 million in part from a full year's expense in 1995 related to the newly developed reservation system for Days Inn which was implemented in October 1994. The increase was also attributable to goodwill amortization associated with the issuance of Company common stock in December 1994 and September 1995, pursuant to an earnout agreement entered into with Bryanston Group, Inc., an affiliate of the sellers of the Days Inn franchise system.

FLEET MANAGEMENT SERVICES

                                     YEAR ENDED DECEMBER 31,
                                  -----------------------------
     OPERATING INCOME ($000'S)      1995               1994          VARIANCE
     -------------------------    -----------       -----------      --------
         Net revenue              $   258,877       $   249,571          4%
         Operating expenses           201,959           197,248          2%
                                  -----------       -----------
         Operating income         $    56,918       $    52,323          9%
                                  ===========       ===========

     The revenue increase primarily resulted from an increase in service fees generated by growth in fuel and maintenance management programs. Such growth reflects increased market penetration in the United States and United Kingdom. Operating expenses increased only 2% reflecting a cost reduction program implemented in 1995 net of certain expenses that vary with revenue growth.

REAL ESTATE SEGMENT

REAL ESTATE FRANCHISE

     The CENTURY 21 franchise system contributed $48.0 million of net revenue and $19.3 million of operating income for the five months following HFS's August 1, 1995 acquisition. Franchise fees paid by the approximately 6,000 CENTURY 21 franchised brokerage offices approximated $42.1 million and accounted for the significant portion of real estate franchise net revenue. Operating expenses included $21.5 million of SG&A, including franchise sales, service and training expenses and $3.0 million of depreciation and amortization associated with goodwill and franchise agreements acquired in the CENTURY 21 acquisition.

RELOCATION

                                     YEAR ENDED DECEMBER 31,
                                  -----------------------------
     OPERATING INCOME ($000'S)      1995               1994          VARIANCE
     -------------------------    -----------       -----------      --------
         Net revenue              $   301,667       $   255,974          18%
         Operating expenses           259,949           221,440          17%
                                  -----------       -----------
         Operating income         $    41,718       $    34,534          21%
                                  ===========       ===========

     The 18% increase in net revenue resulted primarily from an expansion of full service products offered to corporate clients and a 7% ($7.8 million) increase in home sale assistance fees. 1995 also included revenue and expense contributions from WRM which was acquired on August 1, 1995 in connection with the acquisition of CENTURY 21. The operating expense increase resulted from growth in the infrastructure necessary to match competition for fee-based services other than home sale assistance and system related expenses associated with U.S. and Canadian asset management businesses.

MORTGAGE SERVICES

                                     YEAR ENDED DECEMBER 31,
                                  -----------------------------
     OPERATING INCOME ($000'S)      1995               1994          VARIANCE
     -------------------------    -----------       -----------      --------
         Net revenue              $    93,251       $    74,494         25%
         Operating expenses            51,507            44,322         16%
                                  -----------       -----------
         Operating income         $    41,744       $    30,172         38%
                                  ===========       ===========

     The increase in net revenue was primarily a result of the capitalization of $55.6 million of net revenue associated with the capitalization of originated mortgage servicing rights partially offset by a $10.7 million reduction in the gain on sale of servicing rights and a 32% increase in total loan closings from 1994 to 1995. In addition, operating expenses increased as the Company responded to the increase in loan production volume and the increased servicing portfolio.

     Mortgage loan closings increased from $3.4 billion in 1994 to $6.3 billion in 1995. These increases resulted from increased consumer demand and the Company's increased market share due primarily to expanded relationships with affinity groups which represented 29% of the total increase, and with financial institutions which represented 24% of the total increase. Servicing net revenue increased 13% as a result of an increase in the average servicing portfolio partially offset by increased amortization of servicing rights.

     The Company adopted SFAS No. 122, effective May 1, 1995. This statement requires that originated mortgage servicing rights be recognized as income when the loan is sold and servicing is retained. The effect of this change in accounting was partially offset by a decrease in margins realized on loans sold. This decline in margins reflects the price competition in the industry intended to capture market share during a period of low demand for mortgages which was created by changes in interest rates during 1995.

OTHER SEGMENT

                                     YEAR ENDED DECEMBER 31,
                                  -----------------------------
     OPERATING INCOME ($000'S)      1995               1994          VARIANCE
     -------------------------    -----------       -----------      --------
         Net revenue              $   311,718       $   202,437          54%
         Operating expenses           260,084           165,213          57%
                                  -----------       -----------
         Operating income         $    51,634       $    37,224          39%
                                  ===========       ===========

     Operating income increased $14.4 million (39%) as a result of $27.8 million from software operations and incremental profits from Central Credit Inc., which conducts a casino credit information business and was acquired in May 1995. Operating income in 1994 included a $19.7 million gain on the sale of the ImagiNation Network.

     Software revenues increased 53% ($100.9 million) to $292.0 million in 1995. Contributing to the strong Software growth in 1995 was the release of 63 new titles and an additional 18 titles which were acquired, as compared to 34 new products released in 1994. Also contributing to the Software revenue growth is the significant increase in the installed base of CD-ROM personal computers as well as increases in affiliated label and distribution revenues.

THREE MONTHS ENDED SEPTEMBER 30, 1997 VS THREE MONTHS ENDED SEPTEMBER 30,
1996

   The Company recorded a merger and related charge of $147.2 million ($89.6 million, after tax) (the "Third Quarter 1996 Davidson, Sierra and Ideon Merger Charge") during the third quarter of 1996 in connection with the 1996 mergers of the Company with Davidson, Sierra and Ideon. In connection with such charge $127.2 million was allocated to the operations of the "Membership" segment, and the remaining $20.0 million of the charge pertained to the Company's software operations, which is included in the Company's "Other" segment.

   The financial summary of the Company for the three months ended September 30, 1997 and 1996, INCLUDING AND EXCLUDING THE DAVIDSON, SIERRA AND IDEON MERGER CHARGE, IS AS FOLLOWS ($000'S):

                                                            1996                           VARIANCE
                                                 ----------------------------    --------------------------
                                                    INCLUDING     EXCLUDING        INCLUDING      EXCLUDING
                                   1997              CHARGE         CHARGE          CHARGE         CHARGE
                                 --------------  -------------  -------------     -----------    ----------
     Net revenue                 $    1,431,304  $   1,042,901  $   1,042,901             37%            37%
     Operating expenses               1,001,482        927,869        780,669              8%            28%
                                 --------------  -------------  -------------
     Operating income            $      429,822  $     115,032  $     262,232            274%            64%
                                 ==============  =============  =============

     Net income                  $      248,264  $      68,466  $     158,066            263%            57%
                                 ==============  =============  =============

     Net income per share
       (fully diluted)           $         0.28  $        0.08  $        0.19            250%            47%
                                 ==============  =============  =============

     Net interest expense increased $13.1 million in 1997 primarily resulting from borrowings under revolving credit arrangements which financed 1997 treasury stock purchases, restructuring expenditures and acquisition related expenditures. The weighted average effective interest rate decreased from 7.84% to 5.30% as a result of increased fixed rate borrowings at lower interest rates.

     FOR COMPARATIVE PURPOSES, THE FOLLOWING SEGMENT INFORMATION AND DISCUSSIONS EXCLUDE THE THIRD QUARTER 1996 DAVIDSON, SIERRA AND IDEON MERGER CHARGE.

MEMBERSHIP SEGMENT

                                THREE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                1996         VARIANCE
   -------------------------    -----------         -------------   ----------
     Net revenues               $   690,220         $    534,718         29%
     Operating expenses             544,414              438,793         24%
                                -----------         -------------
     Operating income           $   145,806         $     95,925         52%
                                ===========         =============

   The Company's overall membership base continues to grow at a rapid rate (from 63.8 million members at September 30, 1996 to 72.9 million members at September 30, 1997), which is the largest contributing factor to the 29% increase in membership revenues (from $534.7 million for the quarter ended September 30, 1996 to $690.2 million for the quarter ended September 30, 1997). While the overall membership base increased by approximately 2.2 million members during the quarter, the average annual fee collected for the Company's membership services increased by approximately 1%.

   Compared to the previous year's third quarter, individual, wholesale and discount program memberships grew by 13%, 21% and 13%, respectively. Wholesale memberships have grown in part due to the success of the Company's international business in Europe. For the quarter ended September 30, 1997, individual, wholesale and discount program memberships represented 67%, 14% and 19% of membership revenues, respectively.

   As the Company's membership services continue to mature, a greater percentage of the total individual membership base is in its renewal years. This results in increased profit margins for the Company due to the significant decrease in certain marketing costs incurred on renewing members. Improved response rates for new members also favorably impacted profit margins. Individual membership usage continues to increase, which contributes to additional service fees and indirectly contributes to the Company's strong renewal rates. Historically, an increase in overall membership usage has had a favorable impact on renewal rates. Included in net revenue for the quarter ended September 30, 1997, are revenues resulting from acquisitions which were completed during the nine months ended September 30, 1997. However, net revenue contributed from these acquisitions are not material to the Company's total reported net revenue. The Company routinely reviews all membership renewal rates and has not seen any material change over the last year in the average renewal rate.

TRAVEL SEGMENT

LODGING

                                THREE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                1996         VARIANCE
   -------------------------    -----------         -------------   ----------
     Net revenue                 $   124,473         $    115,670       8%
     Operating expenses               73,487               71,530       3%
                                 -----------         ------------
     Operating income            $    50,986         $     44,140      16%
                                 ===========         ============

   The net revenue increase resulted from an 8% increase in royalty fees and a 41% increase in revenue from preferred alliances seeking access to the Company's franchisees and their underlying consumer base. The increase in royalty fees resulted primarily from a 5% growth in franchised rooms from the same period in 1996. The 3% increase in operating expenses represents increased marketing expenses associated with funds administered by the Company on behalf of franchisees on a pass-through basis (corresponding franchisee contribution included in revenue).

CAR RENTAL

   In September 1997, the IPO of ARAC, then a subsidiary that operated the car rental operations of HFS Car Rental Inc., was completed, which diluted HFS's equity interest in such subsidiary from 100% to 27.5%. The Company licenses the Avis trademark to ARAC pursuant to a 50-year master license agreement and receives royalty fees based upon 4% of ARAC revenue, escalating to 4.5% of ARAC revenue over a 5-year period. In addition, the Company operates the telecommunications and computer processing system, which services ARAC for which the Company charges ARAC at cost.

                                THREE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
                                                        1996
   OPERATING INCOME ($000'S)        1997             (PRO FORMA)     VARIANCE
   -------------------------    -----------         -------------   ----------
         Net revenue            $      62,787       $       59,315        6%
         Operating expenses            37,596               38,334      (2%)
                                -------------       --------------
         Operating income       $      25,191       $       20,981       20%
                                =============       ==============

   Assuming the ARAC IPO occurred on January 1, 1996, pro forma operating income increased $4.2 million (20%) from 1996 to 1997 as a result of $1.3 million (7%) increase in royalty fees and $2.2 million of preferred alliance and other revenue. A 6% increase in franchisee car rental price per day contributed to the royalty increase.

TIMESHARE

                                THREE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
                                                        1996
   OPERATING INCOME ($000'S)        1997             (PRO FORMA)     VARIANCE
   -------------------------    -----------         -------------   ----------
         Net revenue            $     86,860       $      78,164        11%
         Operating expenses           64,392              66,649        (3%)
                                ------------       -------------
         Operating income       $     22,468       $      11,515        95%
                                ============       =============

   Assuming Company ownership of timeshare operations since January 1, 1996, pro forma operating income increased $11.0 million (95%) from 1996 to 1997 as a result of expense reductions realized following the November 1996 acquisition of RCI. Pro forma revenue increased 11% as a result of a 9% increase in exchange revenue and a 24% increase in subscription revenue, resulting from member fee and price increases.

FLEET MANAGEMENT

                                THREE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                1996         VARIANCE
   -------------------------    -----------         -------------   ----------
         Net revenue            $     59,810       $       59,062         1%
         Operating expenses           41,104               44,156        (7%)
                                ------------       --------------
         Operating income       $     18,706       $       14,906         25%
                                ============       ==============

   Net revenue increased only $.7 million (1%) as a result of the Company's January 1997 sale of certain credit card operations. The Company currently participates in such credit card operations as a joint venture partner and accordingly, records revenue based on its equity in earnings on the joint venture. As a result, revenue in 1997 includes revenue, net of expenses from the joint venture, compared to gross revenue received from corresponding, wholly-owned credit card operations in 1996. Assuming the joint venture commenced January 1, 1996, pro forma net revenue increased 12% primarily as a result of $3.6 million of increased fuel card revenue in the United Kingdom and a $1.6 million increase in the United States fleet card operations. Operating income increased 25% as a result of savings generated from the restructuring of operations subsequent to the HFS/PHH Merger.

REAL ESTATE SEGMENT

REAL ESTATE FRANCHISE

                                THREE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                1996         VARIANCE
   -------------------------    -----------         -------------   ----------
     Net revenue                $    98,344         $      79,426        24%
     Operating expenses              36,574                36,187         1%
                                -----------         -------------
     Operating income           $    61,770         $      43,239        43%
                                ===========         =============

   The royalty portion of revenue increased $13.0 million (18%) to $85.8 million. Increased royalty revenue reflects higher broker sales volume primarily resulting from a 5 % increase in real estate transactions and a 12% increase in the average price of homes sold. The net revenue increase also reflects a 75% increase in revenue from preferred alliance programs to $8.3 million in 1997. The Company limited operating expenses to a $0.4 million (1%) increase as a result of the post-acquisition realization of cost savings associated with the consolidation of operating functions of its franchise systems.

RELOCATION

                                THREE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                1996         VARIANCE
   -------------------------    -----------         -------------   ----------
     Net revenue               $     112,034         $     101,958        10%
     Operating expenses               76,907                80,804       (5%)
                               -------------         -------------
     Operating income          $      35,127         $      21,154        66%
                               =============         =============

   The increase in net revenue was primarily attributable to an increase in referral fees from home sale transactions. The $3.9 million reduction in operating expenses primarily reflects savings associated with the restructuring of relocation operations following the HFS/PHH Merger.

MORTGAGE SERVICES

                                THREE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                1996         VARIANCE
   -------------------------    -----------         -------------   ----------
     Net revenue                $    51,602         $      40,513         27%
     Operating expenses              32,161                26,533         21%
                                -----------         -------------
     Operating income           $    19,441         $      13,980         39%
                                ===========         =============

   The increase in net revenue resulted primarily from a $6.2 million (22%) increase in loan origination revenue due to an increase in loan closings ($3.5 billion for third quarter ) and a $4.9 million (41%) increase in loan servicing fees. Operating expenses increased $5.6 million (21%), reflecting the increase in current loan origination volume, and the anticipation of future volume increases.

OTHER SEGMENT

                                THREE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                1996         VARIANCE
   -------------------------    -----------         -------------   ----------
     Net revenue                $   145,174         $     111,554        30%
     Operating expenses              94,847                82,666        15%
                                -----------         -------------
     Operating income           $    50,327         $      28,888        74%
                                ===========         =============

     Operating income increased $21.4 million (74%) primarily as a result of a $26.9 million increase in the equity in earnings of ARAC (recorded in net revenue) and a $6.0 million gain on the sale of an investment partially offset by a decrease of $22.4 million from Software operations. As a result of the Company recalendarizing only its 1997 results, software operations for calendar 1997 are compared against the fiscal period ended October 31, 1996. Assuming a comparable quarter, software operating income remained relatively constant from 1996 to 1997. The increase in net revenues is also attributable to the continued focus on selling software titles through retailers and the availability of a large number of titles as well as the significant increase in the installed base of CD-ROM personal computers.

NINE MONTHS ENDED SEPTEMBER 30, 1997 VS NINE MONTHS ENDED SEPTEMBER 30, 1996

   The Company incurred an anticipated $303.0 million one-time merger and restructuring charge ($227.0 million, after tax) during the nine months ended September 30, 1997 in connection with the HFS/PHH Merger. In connection with such charge, $40.4 million and $50.4 million of costs were allocated to the operations of the fleet management and relocation business segments, respectively. The remaining merger and related costs did not directly apply to the Company's operating segments and were therefore included as operating expenses in the Company's "Other" segment.

   During the nine months ended September 30, 1996, the Company incurred a merger and related charge of $175.8 million ($114.7 million after tax) in connection with the mergers with Davidson, Sierra and Ideon. In connection with such charge, $127.2 million was allocated to the operations of the membership segment and the remaining $48.6 million pertained to the Company's software operations, which is included in the Company's "Other" segment.

   The financial summary for the nine months ended September 30, 1997 and 1996 INCLUDING THE PHH MERGER CHARGE OF $303.0 MILLION ($227.0 MILLION AFTER TAX) AND THE MERGER AND RELATED CHARGES ASSOCIATED WITH THE MERGERS WITH DAVIDSON, SIERRA AND IDEON OF $175.8 MILLION $114.6 MILLION AFTER TAX) IS AS FOLLOWS ($000's):

                                    1997              1996         VARIANCE
                               -------------      ------------     --------
         Net revenue           $   3,890,015      $  2,799,951           39%
         Operating expenses        3,098,865         2,332,428           33%
                               -------------      ------------
         Operating income      $     791,150      $    467,523           69%
                               =============      ============

         Net income            $     400,694      $    265,504           51%
                               =============      ============

         Net income per share
           (fully diluted)     $         .47      $        .33           42%
                               =============      ============

   The financial summary for the nine months ended September 30, 1997 and 1996, EXCLUDING THE PHH MERGER CHARGE AND THE MERGER AND RELATED CHARGES ASSOCIATED WITH THE MERGERS WITH DAVIDSON, SIERRA AND IDEON IS AS FOLLOWS ($000's):

                                   1997              1996         VARIANCE
                              -------------      ------------     --------
     Net revenue              $   3,890,015      $  2,799,951           39%
     Operating expenses           2,795,865         2,156,593           30%
                              -------------      ------------
     Operating income         $   1,094,150      $    643,358           70%
                              =============      ============

     Net income               $     627,694      $    380,104           65%
                              =============      ============

     Net income per share
       (fully diluted)        $         .73      $        .48           52%
                              =============      ============

   Net interest expense increased 155% ($26.7 million) primarily resulting from borrowings under revolving credit arrangements which financed 1997 treasury stock purchases, restructuring expenditures and acquisition related expenditures, while the weighted average effective interest rate decreased from 7.53% to 6.09% as a result of increased fixed rate borrowings at lower interest rates.

   FOR COMPARATIVE PURPOSES, THE FOLLOWING SEGMENT INFORMATION AND DISCUSSIONS EXCLUDE THE PHH MERGER CHARGE AND THE MERGER AND RELATED CHARGES ASSOCIATED WITH THE MERGERS WITH DAVIDSON, SIERRA AND IDEON.

MEMBERSHIP SEGMENT

                                 NINE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                1996         VARIANCE
   -------------------------    -----------         -------------   ----------
     Net revenue               $   1,875,347       $   1,539,240         22%
     Operating expenses            1,458,829           1,250,785         17%
                               -------------       -------------
     Operating income          $     416,518       $     288,455         44%
                               =============       =============


   The Company's overall membership base continues to grow at a rapid rate (from 63.8 million members at September 30, 1996 to 72.9 million members at September 30, 1997), which is the largest contributing factor to the 22% increase in membership revenues (from $1.5 billion for the nine months ended September 30, 1996 to $1.9 billion for the nine months ended September 30,
1997). While the overall membership base increased by approximately 6.6 million members during the nine months ended September 30, 1997, the average annual fee collected for the Company's membership services increased by approximately 3%.

   Compared to the previous year's first nine months, individual, wholesale and discount program memberships grew by 10%, 23% and 12%, respectively. Wholesale memberships have grown in part due to the success of the Company's international business in Europe. For the quarter ended September 30, 1997, individual, wholesale and discount program memberships represented 67%, 14% and 19% of membership revenues, respectively.

   As the Company's membership services continue to mature, a greater percentage of the total individual membership base is in its renewal years. This results in increased profit margins for the Company due to the significant decrease in certain marketing costs incurred on renewing members. Improved response rates for new members also favorably impacted profit margins. Individual membership usage continues to increase, which contributes to additional service fees and indirectly contributes to the Company's strong renewal rates.

Historically, an increase in overall membership usage has had a favorable impact on renewal rates. Included in total revenues for the quarter ended September 30, 1997, are revenues resulting from acquisitions which were completed during the nine months ended September 30, 1997. However, total revenues contributed from these acquisitions are not material to the Company's total reported revenues. The Company routinely reviews all membership renewal rates and has not seen any material change over the last year in the average renewal rate.

TRAVEL SEGMENT

LODGING

                                 NINE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                 1996         VARIANCE
   -------------------------    -------------        -------------   ----------
     Net revenue                $     322,427         $    295,892        9%
     Operating expenses               191,240              186,555        3%
                                -------------         ------------
     Operating income           $     131,187         $    109,337       20%
                                =============         ============

   The net revenue increase resulted from a 7% increase in royalty fees and a 62% increase in revenue from preferred alliances seeking access to the Company's franchisees and their underlying consumer base. The increase in royalty fees resulted primarily from a 4% growth in franchised rooms from the same period in 1996. The 3% ($4.7 million) increase in operating expenses resulted from a 10% ($12.2 million) increase in marketing and reservation expenses which are funded by the Company's franchisees partially offset by the absorption of corporate overhead expenses by several other operating segments acquired in 1996.

CAR RENTAL

                                 NINE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                 1996         VARIANCE
   -------------------------    -------------        -------------   ----------
     Net revenue                $     181,657         $    165,112       10%
     Operating expenses               113,889              109,561        4%
                                -------------         ------------
     Operating income           $      67,768         $     55,551       22%
                                =============         ============


      Assuming the ARAC IPO occurred on January 1, 1996, pro forma operating income increased 22% primarily as a result of a $3.3 million ( 5%) increase in royalty fees and $5.2 million of preferred alliance and other revenue. The increase in royalty fees was primarily attributable to a 5% increase in ARAC's car rental price per day.

TIMESHARE

                                 NINE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                 1996         VARIANCE
   -------------------------    -------------        -------------   ----------
     Net revenue                $     274,570         $    236,675        16%
     Operating expenses               212,531              207,397         2%
                                -------------         ------------
     Operating income           $      62,039         $     29,278       112%
                                =============         ============

   Assuming Company ownership of timeshare operations since January 1, 1996, pro forma operating income increased $32.8 million (112%) from 1996 to 1997 as a result of a $37.9 million (16%) increase in net revenue and only a $5.1 million (2%) increase in operating expenses. Pro forma revenue increased 16% as a result of an $11.6 million (9%) increase in exchange revenue and an $18.0 million (24%) increase in subscription revenue due to both membership and price increases. The pro forma operating expense increase of only 2% is a result of expense reductions realized following the November 1996 acquisition of RCI.

FLEET MANAGEMENT

                                 NINE MONTHS ENDED SEPTEMBER 30,
                                ---------------------------------
   OPERATING INCOME ($000'S)        1997                 1996         VARIANCE
   -------------------------    -------------        -------------   ----------
     Net revenue                $     206,391         $    192,832         7%
     Operating expenses               130,491              135,055        (3%)
                                -------------         ------------
     Operating income           $      75,900         $     57,777        31%
                                =============         ============

   Operating income increased $18.1 million (31%) to $75.9 million, primarily as a result of a $13.6 million (7%) increase in net revenue and a $4.6 million (3%) decrease in operating expenses resulting from operational efficiencies realized from the second quarter 1997 restructuring of certain fleet management operations. The increase in net revenue is comprised of a 10% increase in fee-based revenue and a 4% increase in asset-based fees.


REAL ESTATE INDUSTRY

REAL ESTATE FRANCHISE

                                                                                     NINE MONTHS
                                                                                       ENDED
                                                                                    SEPTEMBER 30,
                                       NINE MONTHS ENDED SEPTEMBER 30,                  1996
     OPERATING INCOME ($000'S)          1997               1996         VARIANCE     (PRO FORMA)      VARIANCE
     -------------------------      -------------      --------------  -----------  -------------    ---------
         Net revenue                $     237,412      $      159,951       48%     $     203,519       17%
         Operating expenses               108,465              84,897       28%           113,264      (4%)
                                    -------------      --------------               -------------
         Operating income           $     128,947      $       75,054       72%     $      90,255       43%
                                    =============      ==============               =============

   Operating income increased 72% as a result of a $77.5 million (48%) increase in net revenue and only a $23.6 million (28%) increase in operating expenses. The royalty portion of revenue increased $65.5 million (46%) to $208.8 million which is primarily attributable to the Coldwell Banker franchise system operations which were acquired in May 1996. Operating expenses increased as a result of incremental expenses associated with the acquired franchise systems. Pro forma operating income which gives effect to the acquisitions of the Coldwell Banker and ERA franchise systems as if these acquisitions were consummated on January 1, 1996, increased $38.7 million (43%) from 1996 to 1997 as a result of a $33.9 million (17%) increase in net revenue and a $4.8 million (4%) reduction in operating expenses. Pro forma net revenue increased primarily as a result of a 10% increase in royalty fees principally due to increases in homes sold and the average price of homes sold. The pro forma reduction in operating expenses reflects cost savings realized from the restructuring of real estate businesses acquired.

RELOCATION

                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                        --------------------------------------------------------------------
                                                                                       1996
     OPERATING INCOME ($000'S)             1997           1996         VARIANCE     (PRO FORMA)     VARIANCE
     -------------------------          -----------    -----------     ---------    ------------   ---------
         Net revenue                    $   300,727    $   253,073           19%    $   287,951           4%
         Operating expenses                 226,348        213,689            6%        241,859          (6%)
                                        -----------    -----------                  -----------
         Operating income               $    74,379    $    39,384           89%    $    46,092          61%
                                        ===========    ===========                  ===========

   The $35.0 million (89%) increase in operating income is primarily attributable to operating income from the Coldwell Banker relocation business acquired in May 1996. Pro forma operating income increased $28.3 million (61%) from 1996 to 1997 as a result of a $12.8 million (4%) increase in net revenue and a $15.5 million (6%) reduction in operating expenses. Pro forma net revenue increased primarily as a result of an increase in referral fees from home sale transactions. The pro forma reduction in operating expenses reflects savings associated with the restructuring of relocation operations following the HFS/PHH Merger.

MORTGAGE SERVICES

                               NINE MONTHS ENDED SEPTEMBER 30,
                              ----------------------------------
   OPERATING INCOME ($000'S)       1997                 1996         VARIANCE
   -------------------------  -------------         ------------     --------
     Net revenue              $     127,731         $     95,667           34%
     Operating expenses              76,832               65,620           17%
                              -------------         ------------
     Operating income         $      50,899         $     30,047           69%
                              =============         ============

   Operating income increased 69% as a result of a 34% increase in net revenue, net of a 17% increase in operating expenses. Loan origination revenue increased $25.5 million (43%) as a result of a 19% increase in loan closings and a 20% price increase. Servicing revenue increased $4.3 million (20%) as a result of an 18% increase in revenue from the servicing portfolio. Operating expenses increased 17% due to increases in loan origination volume as well as increased recruiting, training and systems development costs associated with the anticipation of increased volume, primarily from the retail teleservice delivery systems.

OTHER SEGMENT

                               NINE MONTHS ENDED SEPTEMBER 30,
                              ----------------------------------
   OPERATING INCOME ($000'S)       1997                 1996         VARIANCE
   -------------------------  -------------         ------------     --------
     Net revenue              $     363,753         $    263,296           38%
     Operating expenses             277,240              219,992           26%
                              -------------         ------------
     Operating income         $      86,513         $     43,304          100%
                              =============         ============

     Operating income increased $43.2 million (100%) primarily as a result of a $51.2 million increase in the equity in earnings of ARAC (recorded in net revenue) and a $16.7 million gain on the sale of investments, partially offset by a decrease of $22.3 million from software operations. As a result of the Company recalendarizing its 1997 results, software operations for calendar
1997 are compared against the fiscal period ended October 31, 1996. Assuming a comparable nine month period, software operating income remained relatively constant from 1996 to 1997.

   The increase in net revenues is in large part attributable to the continued focus on selling software titles through retailers and the availability of a large number of titles as well as the significant increase in the installed base of CD-ROM personal computers.

LIQUIDITY AND CAPITAL RESOURCES

ACQUISITION OVERVIEW

   The Company continues to seek to expand and strengthen its leadership position in its membership, travel and real estate industry segments with strategic acquisitions. The Company's acquired businesses share similar characteristics, foremost of which is that each was immediately accretive to Company cash flow and earnings. Revenue is substantially generated from service fees and is not dependent on tangible assets or the need for capital expenditures other than technology investments. These service businesses each generate significant cash flow which is enhanced by the Company's operating leverage that supports acquired revenue streams without corresponding increases in operating infrastructure expenses.

1997 POOLINGS

CENDANT - The Cendant Merger was completed on December 17, 1997 pursuant to which the Company issued 440.0 million shares of its common stock for all of the outstanding common stock of HFS. Pursuant to the agreement and plan of merger, HFS stockholders received 2.4031 shares of Company common stock for each share of HFS common stock. The Company anticipates that it will incur merger and related charges approximating $825 million associated with fourth quarter 1997 mergers.

As directed by the Federal Trade Commission ("FTC") as a condition of terminating the waiting period under the Hart Scott Rodino Antitrust Improvements Act in connection with the Cendant Merger, on December 17, 1997, the Company sold its wholly-owned subsidiary, Interval International Inc. and certain related entities ("Interval"), for approximately $200 million, subject to certain adjustments. The agreement contemplates that the Company will continue to provide certain existing services to Interval's developers and members.

HEBDO MAG - On October 3, 1997, the Company acquired all of the outstanding capital stock of Hebdo Mag for approximately $440 million, which was satisfied by the issuance of approximately 14.2 million shares of Company common stock. Hebdo Mag is a leading publisher and distributor of international classified advertising information.

PHH - On April 30, 1997, HFS acquired PHH by merger, which was satisfied by the issuance of 72.8 million equivalent shares of Company common stock in exchange for all of the outstanding common stock of PHH. PHH is the world's largest provider of corporate relocation services and also provides mortgage and fleet management services. HFS recorded a one-time merger and related charge of approximately $303.0 million in the second quarter of 1997 upon consummation of the HFS/PHH Merger.

1996 POOLINGS

DAVIDSON AND SIERRA - During July 1996, the Company acquired all of the outstanding capital stock of Davidson for a purchase price of approximately $1 billion, which was satisfied by the issuance of approximately 45.1 million shares of Company common stock. Also during July 1996, the Company acquired all of the outstanding capital stock of Sierra for a purchase price of approximately $858 million, which was satisfied by the issuance of approximately 38.4 million shares of the Company common stock. Davidson and Sierra develop, publish and distribute educational and entertainment software for home and school use. During August 1996, the Company acquired all of the outstanding capital stock of Ideon, principally a provider of credit card enhancement services, for a purchase price of approximately $393 million, which was satisfied by the issuance of 16.6 million shares of Company common stock.

In connection with the Davidson, Sierra and Ideon mergers, the Company recorded a charge approximating $179.9 million in the year ended December 31, 1996. Such costs are non-recurring and those associated with the Ideon Merger include a provision relating to certain litigation matters giving consideration to the Company's intended approach to these matters. The Company has since settled certain of these litigation matters while certain of these matters remain outstanding. Although the Company has attempted to estimate the amounts that will be required to settle the remaining litigation matters, there can be no assurance that the actual aggregate amount of such settlements will not exceed the amount accrued.

1995 POOLINGS

GETKO, NAOG AND ADVANCE ROSS - During June 1995, the Company acquired all of the outstanding capital stock of Getko Group, Inc. ("Getko") for a purchase price of approximately $100 million, which was satisfied by the issuance of approximately 5.6 million shares of Company common stock. Getko distributes complimentary welcoming packages to new homeowners throughout the United States and Canada. During September 1995, the Company acquired all of the outstanding capital stock of North American Outdoor Group, Inc. ("NAOG") for a purchase price of approximately $52 million, which was satisfied by the issuance of approximately 2.3 million shares of Company common stock. NAOG owns one of the largest for-profit hunting and general interest fishing membership organizations in the United States, and also owns various other membership organizations. During January 1996, the Company acquired all of the outstanding capital stock of Advance Ross Corporation ("Advance Ross") for a purchase price of approximately $183 million, which was satisfied by the issuance of approximately 8.9 million shares of Company common stock. Advance Ross processes value-added tax refunds to travelers in over 20 European countries.

1997 PURCHASE ACQUISITIONS

PROPOSED ACQUISITION

On January 27, 1998, the Company proposed to acquire American Bankers Insurance Group Inc. ("American Bankers") for $58 per share in cash and stock, for an aggregate purchase price approximating $2.7 billion. On January 28, 1998, the Company commenced a tender offer to purchase approximately 23.5 million of American Bankers' common stock at a price of $58 per share in cash, which together with shares the Company owns on the announcement date approximating 51% of the fully diluted shares of American Bankers. The Company proposed to exchange, on a tax free basis, shares of its common stock with a fixed value of $58 per share for the balance of American Bankers' common stock. The tender offer is subject to certain conditions and there can be no assurance that the Company will be successful in its proposal to acquire American Bankers. The Company has received a commitment from a bank to provide funds necessary to finance the proposed acquisition.

HARPUR - On January 20, 1998, the Company completed its acquisition of The Harpur Group Ltd., a leading fuel card and vehicle management company in the United Kingdom, from privately held H-G Holdings, Inc., for approximately $186 million in cash plus future contingent payments of up to $20 million over the next two years.

JACKSON HEWITT - On January 7, 1998, the Company completed the acquisition of Jackson Hewitt Inc. ("Jackson Hewitt"), for approximately $480 million in cash or $68 per share of common stock of Jackson Hewitt. Jackson Hewitt is the second largest tax preparation service franchise system in the United States with locations in 41 states. Jackson Hewitt franchises a system of approximately 2,050 offices that specialize in computerized preparation of federal and state individual income tax returns.

PROVIDIAN - On December 9, 1997, HFS executed a definitive agreement to acquire Providian Auto and Home Insurance Company and its subsidiaries from an AEGON N.V. subsidiary for approximately $219 million in cash. Closing is subject to receipt of required regulatory approval and other customary conditions and is anticipated in the spring of 1998. Providian sells automobile insurance to consumers through direct response marketing in 45 states and the District of Columbia.

INVESTMENT IN NRT - During the third quarter of 1997, HFS acquired $182.0 million of preferred stock of NRT Incorporated ("NRT"), a newly formed corporation created to acquire residential real estate brokerage firms. HFS acquired $216.1 million of certain intangible assets including trademarks associated with real estate brokerage firms acquired by NRT in 1997. The Company, at its discretion, may acquire up to $81.3 million of additional NRT preferred stock and may also purchase up to $229.9 million of certain intangible assets of real estate brokerage firms acquired by NRT.

In September 1997, NRT acquired the real estate brokerage business and operations of the Trust, and two other regional real estate brokerage businesses. The Trust is an independent trust to which HFS contributed the brokerage offices formerly owned by Coldwell Banker in connection with HFS's acquisition of Coldwell Banker. NRT is the largest residential brokerage firm in the United States.

1996 PURCHASE ACQUISITIONS

RCI - In November 1996, HFS completed the acquisition of all the outstanding common stock of RCI for approximately $487 million comprised of $412 million in cash and $75 million of HFS common stock plus future contingent payments of up to $200 million over the next five years. The cash portion of the purchase price was funded with borrowings under a revolving credit facility, acquired RCI cash and excess proceeds from a second quarter public offering of approximately 46.6 million equivalent shares of Company common stock (the "Offering") which generated $1.2 billion of proceeds.

RCI is the world's largest provider of timeshare exchange programs and is also engaged in publishing related to the timeshare industry and provides other travel-related services, integrated software systems and resort management and consulting services.

AVIS - In October 1996, HFS completed the acquisition of all of the outstanding capital stock of HFS Car Rental Inc., formerly Avis Inc. ("Avis"), including payments under certain employee stock plans of Avis and the redemption of certain series of preferred stock of Avis for $806.5 million. The purchase price was comprised of approximately $367.2 million in cash, $100.9 million in indebtedness and $338.4 million

(approximately 11.1 million equivalent shares) in Company common stock. The cash portion of the purchase price was funded with excess proceeds from the Offering.

Prior to the consummation of the acquisition, HFS announced its strategy to dilute its interest in the Avis car rental operations while retaining assets that are consistent with its service provider business profile, including the trademark, franchise agreements, reservation system and information technology system assets. In September 1997, ARAC (the company which operated the rental car operations of HFS Car Rental, Inc.) completed an IPO resulting in a 72.5% dilution of HFS's equity interest in ARAC.

COLDWELL BANKER - In May 1996, HFS acquired by merger Coldwell Banker, the largest gross revenue producing residential real estate company in North America and a leading provider of corporate relocation services. HFS paid $640.0 million in cash for all of the outstanding capital stock of Coldwell Banker and repaid $105.0 million of Coldwell Banker indebtedness. The aggregate purchase price for the transaction was financed through the May 1996 sale of an aggregate 46.6 million equivalent shares of Company common stock generating $1.2 billion of proceeds pursuant to a public offering. Immediately following the closing of the Coldwell Banker acquisition, HFS conveyed Coldwell Banker's 318 owned real estate brokerage offices to National Realty Trust, an independent trust in which HFS has no beneficial interest and recorded a $5.0 million pre-tax charge in connection with such contribution.

OTHER - During 1996, HFS acquired certain other entities for an aggregate purchase price of $286.2 million comprised of $210.4 million in cash, $70.8 million of common stock (2.5 million equivalent Company shares) and $5.0 million of notes.

1995 PURCHASE ACQUISITIONS

CENTURY 21 - In August 1995, a majority owned subsidiary of HFS, C21 Holding Corp. ("Holding"), acquired Century 21 Real Estate Corporation ("Century 21"), the world's largest residential real estate brokerage franchisor. Aggregate consideration for the acquisition consisted of $245.0 million plus expenses, including an initial cash payment of $70.2 million, 9.6 million equivalent shares of Company common stock valued at $64.8 million, the assumption of $80.0 million of Century 21 redeemable preferred stock prior to the acquisition (subsequently redeemed in February 1996) and a $30.0 million contingent payment made in February 1996. Consideration paid in 1996 financed these payments with proceeds from the February 1996 issuance of $240 million of unsecured 4-3/4% Convertible Senior Notes (the "4-3/4% Notes").

Effective October 29, 1996 (the "Effective Date"), HFS amended the Subscription and Stockholders' Agreement dated as of August 1, 1995 among Holding, HFS and a group of former executives of Century 21 Real Estate Corporation ("the Former Management") pursuant to which the Company owned 87.5% of Holding and the Former Management owned 12.5% of Holding. Such amendment provided for the acceleration of HFS's option to purchase the 12.5% ownership from the Former Management at fair market value, determined as of the Effective Date. The Company completed such purchase in the second quarter of 1997 for $52.8 million.

OTHER - During 1995, the Company and HFS collectively acquired certain entities for an aggregate purchase price of $163.3 million, comprised of $122.5 million in cash and $40.8 million of common stock (6.0 million equivalent Company shares).

TREASURY PURCHASES

   In January 1997, HFS's Board of Directors authorized the purchase of 6.2 million equivalent shares of Company common stock to satisfy stock option exercises and conversions of convertible debt securities and to fund future acquisitions. HFS acquired approximately 6.2 million equivalent treasury shares of Company common stock in the first quarter of 1997 for $179.4 million with revolving credit borrowings.

FINANCING (EXCLUSIVE OF MANAGEMENT AND MORTGAGE PROGRAM FINANCING)

POST CENDANT MERGER

   The Company continues to believe that it has excellent liquidity and access to liquidity through various sources. The Company has also demonstrated its ability to access equity and public debt markets and financial institutions to generate capital for strategic acquisitions. Indicative of the Company's creditworthiness, as of the consummation of the Cendant Merger, Standard and Poors Corporation ("S&P") and Duff and Phelps ("Duff") affirmed A ratings to the Company's debt and Moody's Investor Service ("Moody's") upgraded the Company's senior unsecured debt rating to A3. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by S&P, Duff and Moody's.

   As of the Cendant Merger consummation date, the Company terminated its existing credit facility and amended the HFS revolving credit facilities to provide aggregate commitments of $2.0 billion consisting of (i) a $1.25 billion, 364-day revolving credit facility (the "364 Day Revolving Credit Facility") and (ii) a $750.0 million, five year revolving credit facility (the "Five Year Revolving Credit Facility" and collectively with the 364 Day Revolving Credit Facility, (the "Revolving Credit Facilities"). The 364 Day Revolving Credit Facility will mature on September 30, 1998 but may be renewed on an annual basis for an additional 364 days up to a maximum aggregate term of five years upon receiving lender approval. The Five Year Revolving Credit Facility will mature on October 1, 2001. The Revolving Credit Facilities, at the option of the Company, bear interest based on competitive bids of lenders participating in the facilities, at prime rates or at LIBOR plus a margin of approximately 22 basis points. The Company is required to pay a per annum facility fee of .08% and .06% of the average daily availability of the Five Year Revolving Credit Facility and the 364 Day Revolving Credit Facility, respectively. The interest rates and facility fees are subject to change based upon credit ratings assigned to the Company's senior unsecured long-term debt by nationally recognized statistical rating companies. The Revolving Credit Facilities contain certain restrictive covenants including restrictions on indebtedness, mergers, liquidations and sale and leaseback transactions.

   The Company intends to file a shelf registration statement with the Securities and Exchange Commission for the issuance of up to an aggregate $3 billion of debt and equity securities. These securities may be offered from time to time based on terms to be determined at the time of sale. The proceeds would be used for general corporate purposes, which may include future acquisitions.

PRE CENDANT MERGER

   Prior to the Cendant Merger, the Company had a $500.0 million revolving credit facility (the "CUC Credit Facility") with a variety of different types of loans available thereunder. Interest was payable, depending on the type of loan utilized by the Company, at a variety of rates based on the federal funds rate, LIBOR, the prime rate or rates quoted by participating banks based on an auction process for the CUC Credit Facility. No borrowings under this facility were outstanding at December 31, 1996, March 31, 1997, June 30, 1997 and September 30, 1997. The CUC Credit Facility required the Company to maintain certain financial ratios and contained other restrictive covenants including, without limitation, financial covenants and restrictions on certain corporate transactions, and also contained various events of default provisions including, without limitation, defaults arising from certain changes in control of the Company.

   Prior to Cendant Merger, HFS maintained up to $1.5 billion in revolving credit facilities pursuant to the same terms and conditions under the Company's Revolving Credit Facilities post the Cendant Merger. Outstanding borrowings under HFS's revolving credit facilities at December 31, 1996 and September 30, 1997 aggregated $205.0 million and $1.1 billion, respectively. At December 31, 1996 and September 30, 1997 available borrowings under HFS's revolving credit facilities were $795.0 million and $400.0 million respectively.

   In connection with the acquisition of Hebdo Mag, the Company assumed a $115.2 million revolving credit facility and other long-term debt of $110.5 million, consisting of senior and subordinated notes and other miscellaneous loans. The revolving credit facility bears interest at varying rates ranging from the prime rate plus .25% to 1.5% or LIBOR plus 1.0% to 2.25%, depending upon Hebdo Mag's ratio of total debt to pro forma cash flow, as defined. This facility expires on February 15, 1998 but may be renewed on an annual basis for successive periods of one year upon receiving lender approval. Outstanding borrowings under this facility at December 31, 1996 and September 30, 1997 aggregated $93.8 million and $82.9 million, respectively.

   On February 11, 1997, the Company issued $550 million in principal amount of 3% convertible subordinated Notes (the "3% Notes") due February 15, 2002. Interest on the 3% Notes is payable semi-annually. Each $1,000 principal amount of 3% Notes is convertible into 32.6531 shares of Company common stock subject to adjustment in certain events. The 3% Notes may be redeemed at the option of the Company at any time on or after February 15, 2000, in whole or in part, at the appropriate redemption prices (as defined in the Indenture governing the 3% Notes) plus accrued interest to the redemption date. The 3% Notes will be subordinated in right of payment to all existing and future Senior Debt (as defined in the Indenture governing the 3% Notes) of the Company.

   In January 1997, Wright Express Corporation, a wholly-owned subsidiary, entered into a new revolving credit facility agreement replacing its previous revolving line of credit. The new credit facility has an available line of $60 million. At December 31, 1996 and September 30, 1997, Wright Express had $31.4 million and $36.2 million, respectively outstanding under the new credit facility. The new credit facility expires February 8, 1999.

   On February 22, 1996, HFS completed a public offering of $240 million unsecured 4-3/4% Convertible Senior Notes (the "4-3/4% Notes") due 2003, which are convertible at the option of the holder at any time prior to maturity into
36.028 equivalent shares of Company common stock per $1,000 principal amount of the 4-3/4% Notes, representing a conversion price of $27.756 per share. The 4-3/4% Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 3, 1998 at redemption prices decreasing from 103.393% of principal at March 3, 1998 to 100% of principal at March 3, 2003. However, on or after March 3, 1998 and prior to March 3, 2000, the 4-3/4% Notes will not be redeemable at the option of the Company unless the closing price of the Company's common stock shall have exceeded $38.86 per share (subject to adjustment upon the occurrence of certain events) for 20 trading days within a period of 30 consecutive trading days ending within five days prior to redemption. Interest on the 4-3/4% Notes is payable semi-annually commencing September 1, 1996.

   In October 1994, HFS completed a public offering of $150 million unsecured 4-1/2% Convertible Senior Notes (the "4-1/2% Notes") due 1999, which were convertible at the option of the holders at any time prior to maturity into
132.425 equivalent shares of Company common stock per $1,000 principal amount of the 4- 1/2% Notes, representing a conversion price of $7.55 per share. Interest was payable semi-annually commencing April 1995. On September 22, 1997, HFS exercised its option to redeem the outstanding 4-1/2% Notes effective October 15, 1997 in accordance with the provisions of the indenture under which the 4-1/2% Notes were issued. Prior to the redemption date, all of the outstanding 4-1/2% Notes were converted. Accordingly, 19.7 million equivalent shares of Company common stock were issued as a result of the conversion of such notes.

   In connection with the Company's 1996 acquisition of Sierra, the Company assumed $50 million in principal amount of 6-1/2% convertible subordinated notes due April 1, 2001 (the "Notes"). Interest on the Notes is payable semi-annually on April 1 and October 1 of each year. Each $7.62 principal amount of Notes is convertible into one share of Company common stock, subject to adjustment under certain conditions. The Notes are redeemable after April 2, 1997, at the option of Sierra, at specified redemption prices. At December 31, 1996 and September 30, 1997, Sierra had $23.5 million and $20.3 million, respectively, outstanding on the Notes.

   Long-term debt increased $1.4 billion to $2.4 billion at September 30, 1997 when compared to amounts outstanding at December 31, 1996, primarily as a result of the $550 million issuance of 3% Notes, and approximately $900 million of incremental borrowings under HFS's revolving credit facilities, which was principally used to fund $171.3 million of treasury share purchases, $137.0 million of the PHH Merger Charge and $680.0 million of the Company's investment in NRT and certain intangible assets associated with NRT's acquisitions during the third quarter of 1997 and other acquisition related payments. Long-term debt at September 30, 1997 primarily consisted of $1.1 billion of fixed rate publicly issued debt and $1.2 billion of borrowings under the Company's revolving credit facilities.

   Long-term debt increased $646.0 million from $354.0 million at December 31, 1995 to $1.0 billion at December 31, 1996, primarily due to the issuance of the $240 million 4-3/4% Notes and $189.6 million of incremental borrowings under HFS's revolving credit facilities which partially financed the November acquisition of RCI. In addition, the Company assumed $204.3 million of debt in connection with the merger of Hebdo Mag, which consisted of revolving credit facility borrowings, senior and subordinated notes and other miscellaneous loans.

MANAGEMENT AND MORTGAGE PROGRAM FINANCING

   PHH operates mortgage services, fleet management and relocation businesses as a separate public reporting entity and supports purchases of leased vehicles and originated mortgages primarily by issuing commercial paper and medium term notes. Such borrowings are not classified based on contractual maturities, but rather are included in liabilities under management and mortgage programs rather than long-term debt since such debt corresponds directly with high quality related assets. Although PHH's debt to equity ratio approximates 6 to 1, such debt corresponds directly with net investments in high quality related assets. Accordingly, following the announcement of the HFS/PHH Merger, S&P, Moody's and Fitch Investor Service affirmed investment grade ratings of A+, A2 and A+, respectively to PHH debt and A1 and F1, respectively to PHH commercial paper. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time.

   PHH debt is issued without recourse to the Company. The Company expects to continue to have broad access to global capital markets by maintaining the quality of its assets under management. This is achieved by establishing credit standards to minimize credit risk and the potential for losses. Depending upon asset growth and financial market conditions, PHH utilizes the United States, European and Canadian commercial paper markets, as well as other cost-effective short-term instruments. In addition, PHH will continue to utilize the public and private debt markets to issue unsecured senior corporate debt. Augmenting these sources, PHH will continue to manage outstanding debt with the potential sale or transfer of managed assets to third parties while retaining fee-related servicing responsibility.

   PHH's aggregate outstanding borrowings at the underlying balance sheet dates were as follows ($ billions):

                                              DECEMBER 31,      SEPTEMBER 30,
                                               1996               1997
                                            --------------      -------------
     Commercial paper                            $3.1               $2.5
     Medium-term notes                            1.7                2.3
     Other                                        0.4                0.2


     To provide additional financial flexibility, the Company's current policy is to ensure that minimum committed facilities aggregate 80 percent of the average amount of outstanding commercial paper. PHH maintains a $2.5 billion syndicated unsecured credit facility which is backed by domestic and foreign banks and is comprised of $1.25 billion of lines of credit maturing in 364 days and $1.25 billion maturing in five years. In addition, PHH has approximately $300 million of uncommitted lines of credit with various financial institutions. Management closely evaluates not only the credit of the banks but the terms of the various agreements to ensure ongoing availability. The full amount of PHH's committed facilities in 1997 to date are undrawn and available. Management believes that its current policy provides adequate protection should volatility in the financial markets limit PHH's access to commercial paper or medium-term notes funding.

     PHH minimizes its exposure to interest rate and liquidity risk by effectively matching floating and fixed interest rate and maturity characteristics of funding to related assets, varying short and long-term domestic and international funding sources, and securing available credit under committed banking facilities.

     The Company and PHH currently operate under policies limiting (a) the payment of dividends on PHH's capital stock to 40% of net income of PHH on an annual basis, less the outstanding principal balance of loans from PHH to the Company as of the date of the proposed dividend payment, and (b) the outstanding principal balance of loans from PHH to the Company to 40% of net income of PHH on an annual basis, less payment of dividends on PHH's capital stock during such year.

CASH FLOWS

YEAR ENDED DECEMBER 31, 1996 VS YEAR ENDED DECEMBER 31, 1995

     The Company generated $1.6 billion of cash flows from operations in 1996 representing a $464.3 million increase from 1995. This increase primarily reflects improved net income net of non-cash charges.

     In 1996, cash flows from operating activities of $1.6 billion and $1.8 billion of cash flows from financing activities, principally consisting of net debt financing of $733 million and $1.2 billion of proceeds from the issuance of common stock were used principally to fund $1.7 million of Company acquisitions and the Company's net investment in assets under management mortgage programs of $1.3 billion and core service fee based operations.

NINE MONTHS ENDED SEPTEMBER 30, 1997 VS NINE MONTHS ENDED SEPTEMBER 30, 1996

     The Company generated $1.3 billion of cash flows from operations in 1997 representing a $452.4 million increase from 1996. This increase primarily reflects improved net income net of non cash charges. In 1997, cash flows from operating activities of $1.3 billion and net debt borrowings of $1.1 billion, including the February 1997 issuance of $550 million 3% convertible subordinated Notes were used principally to fund the Company's net investment in assets under mangement and mortgage programs of $893.5 million, $748.6 million of Company acquisitions, treasury stock purchases of $171.3 million, and core service fee based operations.

CAPITAL EXPENDITURES

     The Company anticipates investing approximately $200 million during calendar year 1998 in capital expenditures. Such capital expenditures are primarily associated with the consolidation of internationally based call centers and information technology systems to support expected volume increases in the Company's mortgage services business and improve operational efficiencies in the delivery of relocation services.

IMPACT OF INFLATION AND SEASONALITY

     To date, inflation has not had a material impact on Company operations. The third quarter represented 29% of annual pro forma net income as a result of peak leisure travel and real estate sales in summer months. Fourth quarter respresented 27% of pro forma net income due to holiday season demand for software products.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

NEW ACCOUNTING PRONOUNCEMENTS: In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is currently assessing these statements, which are effective for fiscal years beginning after December 15, 1997 and establish standards for the reporting and display of comprehensive income and disclosure regarding related segments.

     In March 1997, FASB issued SFAS No. 128, "Earnings per Share" which is effective for the Company in financial statements issued after December 15, 1997. SFAS No. 128 supersedes APB 15 and replaces the presentations of primary EPS with a presentation of Basic EPS. It also requires presentation of Basic and Diluted EPS on the income statement for all entities with complex capital structures. Assuming SFAS No. 128 was applicable for 1996, the Company would have reported the following net income (loss) per share amounts:

                                            BASIC               DILUTED
                                          --------           ------------
     YEAR ENDED DECEMBER 31,
     -----------------------
         1996                               .56                 .52
         1995                               .45                 .42

     THREE MONTHS ENDED SEPTEMBER 30,
     --------------------------------
         1997                               .31                 .29
         1996                               .09                 .08

     NINE MONTHS ENDED SEPTEMBER 30,
     -------------------------------
         1997                               .50                 .47
         1996                               .36                 .34

     In June 1996, the FASB issued SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The statement provides accounting and reporting standards for transfers and servicing of financial assets and, among other things, also requires that previously recognized servicing receivables that exceed contractually specified servicing fees be reclassified as interest-only strips receivable, and subsequently measured under the provisions of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." The Company adopted the provisions of SFAS No. 125 on January 1, 1997 and has reclassified a portion of its excess servicing fees to interest-only strips. The effect of adopting SFAS No. 125 was not material to the Company's operations or financial condition.

FORWARD LOOKING STATEMENTS

     Certain statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations constitute "forwarding-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forwarding-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forwarding-looking statements. These forwarding-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forwarding-looking statements. Important assumptions and other factors that could cause actual results to differ materially from those in the forwarding-looking statements, include, but are not limited to: uncertainty as to the Company's future profitability, the Company's ability to develop and implement operational and financial systems to manage rapidly growing operations; competition in the Company's existing and potential future lines of business; the Company's ability to integrate and operate successfully acquired and merged businesses and the risks associated with such businesses, including the Company's ability to obtain financing on acceptable terms to finance the Company's growth strategy and for the Company to operate within the limitations imposed by financing arrangements; uncertainty as to the future profitability of acquired businesses, and other factors. Other factors and assumptions not identified above were also involved in the derivation of these forwarding-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The Company assumes no obligation to update these forwarding-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forwarding-looking statements.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS      SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998


                                $4,000,000,000

                             CENDANT CORPORATION

               DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
         STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS

                              CENDANT CAPITAL I
                              CENDANT CAPITAL II
                             CENDANT CAPITAL III

          PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED
                            BY CENDANT CORPORATION

                                ---------------

   Cendant Corporation (the "Company"), directly or through such agents, dealers or underwriters as may be designated from time to time, may offer, issue and sell, together or separately, its (i) debt securities (the "Debt Securities"), which may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"), (iii) shares of its common stock, par value $0.01 per share (the "Common Stock"), (iv) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of Common Stock, (v) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units") and (vi) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants").


   Cendant Capital I, Cendant Capital II and Cendant Capital III (each, a "Cendant Trust"), statutory business trusts formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing preferred undivided beneficial interests in the assets of the respective Cendant Trusts ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by each of the Cendant Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each, a "Trust Guarantee"). See "Description of Preferred Securities" and "Description of Trust Guarantees." The Company's obligations under the Trust Guarantees will rank junior and subordinate in right of payment to all other liabilities of the Company and pari passu with its obligations under the senior most preferred or preference stock of the Company. See "Description of Trust Guarantees--Status of the Trust Guarantees." Debt Securities may be issued and sold by the Company in one or more series to a Cendant Trust or a trustee of such Cendant Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Cendant Trust. The Debt Securities purchased by a Cendant Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Cendant Trust. The Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants and Preferred Securities are herein collectively referred to as the "Securities," with an aggregate public offering price of up to $4,000,000,000 (or its equivalent in foreign currencies or foreign currency units based on the applicable exchange rate at the time of offering) in amounts, at prices and on terms to be determined at the time of sale.


   The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of offering of such Securities. Any such Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby.

   The Declaration of Trust for each of such Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of any such Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Each of the Declaration of Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that such person is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to any such trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of Trust for each such Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in any such Declaration.


   The Declaration of Trust for each Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under any such Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.


   The Company's Common Stock is listed on the New York Stock Exchange under the symbol "CD". On February 13, 1998, the last reported sale price of the
Common Stock on the New York Stock Exchange was $      per share. Any
Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

   The Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. If any agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution."

   This Prospectus may not be used to consummate any sale of Securities unless accompanied by a Prospectus Supplement.


                The date of this Prospectus is February, 1998

   NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT INVOLVED IN THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            AVAILABLE INFORMATION

   This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all the amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Cendant Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Cendant Trusts and the Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http.//www.sec.gov. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   No separate financial statements of the Cendant Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Cendant Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Cendant Trusts have and will have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, under the Declaration (as defined herein)(including the obligation to pay expenses of the Cendant Trusts), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Cendant Trust and the Trust Guarantees taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities of the Cendant Trusts" and "Description of Trust Guarantees."

   The Cendant Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Cendant Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
(i) Annual Report on Form 10-K for the fiscal year ended January 31, 1997
(the "1997 Form 10-K"); (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997 (the "1997 Form 10-Qs"); (iii) Current Reports on Form 8-K dated January 22, 1997, February 4, 1997, February 13, 1997, February 26, 1997, March 17, 1997, May 29, 1997, August 15, 1997, October 31, 1997, November 4, 1997, December 18,
1997, January 14, 1998, January 22, 1998, January 27, 1998, January 29, 1998,
February 4, 1998, February 6, 1998, February 13, 1998 and February 17, 1998; and (iv) description of the common stock of the Company which is contained in the Registration Statements on Form 8-A of the Company dated July 27, 1984 and August 15, 1989.


   The financial statements filed as part of the Current Report on Form 8-K dated January 29, 1998 are now the historical financial statements of the Company (the "Historical Financial Statements"). The Historical Financial Statements supercede the financial statements appearing in the 1997 Form 10-K and the 1997 Form 10-Qs.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to James E. Buckman, Esq., Senior Executive Vice President and General Counsel, Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, (973) 428-9700.


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE SECURITIES OFFERED HEREBY, INCLUDING STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS.

                                 THE COMPANY

   The Company is one of the foremost consumer and business services companies in the world. The Company was created through the merger (the "Merger") of CUC International Inc. ("CUC") and HFS Incorporated ("HFS") in December 1997 and provides all of the services formerly provided by each of CUC and HFS, including technology-driven, membership-based consumer services, travel services and real estate services.


   Membership Services. The Company's membership-based consumer services provide more than 66.5 million members with access to a variety of goods and services worldwide. These memberships include such components as shopping, travel, auto, dining, home improvement, lifestyle, vacation exchange, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new homeowners with discounts for local merchants, and provides travelers with value-added tax refunds. The Company believes that it is the leading provider of membership-based consumer services of these types in the United States. The Company's membership activities are conducted principally through its Comp-U-Card division and certain of the Company's wholly-owned subsidiaries, FISI*Madison Financial Corporation, Benefit Consultants, Inc., Entertainment Publications, Inc. and SafeCard Services, Inc.


   Travel Services. The Company also provides services to consumers through intermediaries in the travel and real estate industries. In the travel industry, the Company, through certain of its subsidiaries, franchises hotels primarily in the mid-priced and economy markets. It is the world's largest hotel franchisor, operating the Days Inn(Registered Trademark), Ramada(Registered Trademark) (in the United States), Howard Johnson(Registered Trademark), Super 8(Registered Trademark), Travelodge(Registered Trademark) (in North America), Villager Lodge(Registered Trademark), Knights Inn(Registered Trademark) and Wingate Inn(Registered Trademark) franchise systems. Additionally, the Company owns the Avis worldwide vehicle rental system, which is operated through its franchisees and is the second-largest car rental system in the world (based on total revenues and volume of rental transactions). The Company currently owns approximately 27.5% of the capital stock of the world's largest Avis franchisee, Avis Rent A Car, Inc. The Company also owns Resort Condominiums International, Inc., a leading timeshare exchange organization. The Company also operates the second largest provider in North America of comprehensive vehicle management services and is the market leader in the United Kingdom among the four nationwide providers of fuel card services and the six nationwide providers of vehicle management services.

   Real Estate Services. In the residential real estate industry, the Company, through certain of its subsidiaries, franchises real estate brokerage offices under the Century 21(Registered Trademark), Coldwell Banker(Registered Trademark) and Electronic Realty Associates(Registered Trademark) (ERA(Registered Trademark)) real estate brokerage franchise systems and is the world's largest real estate brokerage franchisor. Additionally, the Company, through Cendant Mobility Services Corporation, is the largest provider of corporate relocation services in the United States, offering relocation clients a variety of services in connection with the transfer of a client's employees. Through Cendant Mortgage Corporation, the Company originates, sells and services residential mortgage loans in the United States, marketing such services to consumers through relationships with corporations, affinity groups, financial institutions, real estate brokerage firms and other mortgage banks.

   As a franchisor of hotels, residential real estate brokerage offices and car rental operations, the Company licenses the owners and operators of independent businesses to use the Company's brand names. The Company does not own or operate hotels or real estate brokerage offices. Instead, the Company provides its franchisee customers with services designed to increase their revenue and profitability.

   Other. The Company also offers consumer software in various multimedia forms. During 1996, the Company acquired Davidson & Associates, Inc., Sierra On-Line, Inc. and Knowledge Adventure, Inc. These companies develop, publish, manufacture and distribute educational, entertainment and personal productivity interactive multimedia products for home and school use.

   The Company from time to time explores and conducts discussions with regard to acquisitions and other strategic corporate transactions in its industries and in other businesses. Historically, the Company has been involved in numerous transactions of various magnitudes, for consideration which included cash or securities (including Common Stock) or combinations thereof. The Company will evaluate and pursue appropriate acquisition and combination opportunities as they arise. No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. In the past, acquisitions by the Company have involved both relatively small acquisitions and acquisitions which have been significant.

   As part of its regular on-going evaluation of acquisition opportunities, the Company is currently engaged in a number of separate and unrelated preliminary discussions concerning possible acquisitions. The Company is in the early stages of such discussions and has not entered into any agreement in principle with respect to any of these possible acquisitions. The purchase price for the possible acquisitions may be paid in cash, through the issuance of Common Stock (which would increase the number of shares of Common Stock outstanding) Preferred Stock, Debt Securities or other securities of the Company, borrowings, or a combination thereof. Prior to consummating any such possible acquisitions, the Company, among other things, will have to initiate and satisfactorily complete its due diligence investigation; negotiate the financial and other terms (including price) and conditions of such acquisitions; obtain appropriate Board of Directors, regulatory and other necessary consents and approvals; and secure financing. The Company cannot predict whether any such acquisitions will be consummated or, if consummated, will result in a financial or other benefit to the Company.

   The Company's principal executive offices are located at 6 Sylvan Way, Parsippany, New Jersey 07054 (telephone number: (973) 428-9700).

THE CENDANT TRUSTS


   Each of the Cendant Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (each a "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and the Cendant Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 5, 1998. Each Cendant Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and common securities representing common undivided beneficial interests in the assets of such Cendant Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Cendant Trust.


   Unless otherwise specified in the applicable Prospectus Supplement, each Cendant Trust has a term of up to 55 years but may terminate earlier, as provided in the Declaration. Each Cendant Trust's business and affairs will be conducted by the trustees (the "Cendant Trustees") appointed by the Company as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Cendant Trustees of each Cendant Trust. The duties and obligations of the Cendant Trustees shall be governed by the Declaration of such Cendant Trust. A majority of the Cendant Trustees (the "Regular Trustees") of each Cendant Trust will be persons who are employees or officers of or who are affiliated with the Company. One Cendant Trustee of each Cendant Trust will be a financial institution (the "Institutional Trustee") that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement. In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Cendant Trustee of each Cendant Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Cendant Trust and the offering of the Trust Securities.

   Unless otherwise specified in the applicable Prospectus Supplement, the Institutional Trustee and Delaware Trustee for each Cendant Trust shall be Wilmington Trust Company, and its address in the State of Delaware is Rodney Square, North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each Cendant Trust shall be c/o Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, telephone (973) 428-9700.

RECENT DEVELOPMENTS

   1997 FINANCIAL RESULTS. On February 4, 1998, the Company announced its financial results for the year ended December 31, 1997. The Company reported diluted earnings per share of $1.00 for 1997, a 49% increase compared to $.67 earnings per share reported for 1996, excluding one-time charges recognized in both 1997 and 1996. The Company had revenues of $5.3 billion for 1997 compared with $3.9 billion for 1996, an increase of 36%, and net income of $872.2 million for 1997, excluding one-time charges, compared with $542.3 million of 1996, excluding one-time charges, an increase of 61%. On a pro forma basis, which assumes that the financial results include all of the Company's 1996 acquisitions, accounted for under the purchase method, as if they had occurred as of January 1, 1996, earnings per share for the year ended December 31, 1997, excluding one-time charges, was $1.00 representing a 43% increase over pro forma $.70 per share for the year ended December 31, 1996.

   When giving effect to one-time charges, the Company reported $.06 diluted earnings per share for the year ended December 31, 1997 and net income of $55.4 million for 1997 compared to $423.6 million for 1996. In 1997, one-time charges totaled $1.1 billion ($816.8 million after-tax, or $.94 per share) for merger related costs and unusual charges coincident with the Merger, as well as the merger of HFS and PHH Corporation which was consummated in April 1997. In 1996, one-time charges totaled $179.9 million ($118.7 million after-tax, or $.15 per share) related to three CUC mergers.

   Proposed Acquisition of American Bankers. On January 27, 1998, the Company made a proposal to acquire American Bankers Insurance Group Inc. ("American Bankers") for $58 per share in cash and stock, for an aggregate purchase price of approximately $2.7 billion on a fully diluted basis. On January 28, 1998, the Company commenced a tender offer to purchase approximately 23.5 million of American Bankers' common shares at a price of $58 per share in cash, which together with shares the Company owns will equal approximately 51% of the fully diluted shares of American Bankers. The Company proposes to exchange, on a tax free basis, shares of its common stock with a fixed value of $58 per share for the balance of American Bankers' common stock. The tender offer is subject to customary conditions and there can be no assurance that the Company will be successful in its proposal to acquire American Bankers.

   In connection with the Company's proposal to acquire American Bankers, the Company entered into a commitment letter, dated January 23, 1998, with The Chase Manhattan Bank and Chase Securities Inc. to provide a $1.5 billion 364-Day revolving credit facility (the "New Facility") which will mature 364 days after the execution of the definitive documentation relating thereto. The New Facility will bear interest, at the option of the Company, at rates based on competitive bids of lenders participating in such facilities at a prime rate or at LIBOR plus an applicable variable margin based on the Company's senior unsecured long-term debt rating.

   Harpur Acquisition. On January 20, 1998, the Company completed the acquisition of Harpur Group, Ltd., a leading fuel card and vehicle management company in the United Kingdom, from H-G Holdings, Inc. for approximately $186 million in cash plus future contingent payments of up to $20 million over the next two years.

   Jackson Hewitt Acquisition. On January 7, 1998, the Company completed the acquisition of Jackson Hewitt Inc. ("Jackson Hewitt"), for approximately $480 million in cash, or $68 per share of common stock of Jackson Hewitt. Jackson Hewitt is the second largest tax preparation service system in the United

States with locations in 41 states. Jackson Hewitt franchises a system of approximately 2,050 offices that specialize in computerized preparation of federal and state individual income tax returns.

   Interval Divestiture. On December 17, 1997, in connection with the merger with HFS, the Company completed the divestiture of its timeshare exchange subsidiary, Interval International Inc., as contemplated by the consent decree with the Federal Trade Commission.

   Providian Acquisition. On December 10, 1997, the Company announced that it had entered into a definitive agreement to acquire Providian Auto and Home Insurance Company ("Providian") and its subsidiaries from an Aegon N.V. subsidiary for approximately $219 million in cash. Providian sells automobile insurance to consumers through direct response marketing in 45 states and the District of Columbia. The closing of this transaction is subject to customary conditions, including regulatory approval and is anticipated to occur in the spring of 1998.

   Hebdo Mag Acquisition. On October 3, 1997, the Company completed the acquisition of all of the outstanding capital stock of Hebdo Mag International Inc. ("Hebdo Mag") in exchange for the issuance of shares of preferred stock of Getting to Know You of Canada Ltd., an indirect wholly-owned subsidiary of the Company, exchangeable for shares of Common Stock (the "Hebdo Acquisition Shares") and the assumption of certain options of Hebdo Mag exchanged for options to acquire shares of Common Stock, such Hebdo Acquisition Shares or options having an aggregate value of approximately $440 million. Based in Paris, France, Hebdo Mag is an international publisher of over 150 titles and distributor of classified advertising information with operations in twelve countries, including Canada, France, Sweden, Hungary, the United States, Italy, Russia and Holland. The Hebdo Mag Acquisition was accounted for in accordance with the pooling-of-interests method of accounting.

                               USE OF PROCEEDS

   Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the offering of the Securities will be used for general corporate purposes, which may include acquisitions, repayment of other debt, working capital and capital expenditures. When a particular series of Securities is offered, the Prospectus Supplement relating thereto will set forth the Company's intended use for the net proceeds received from the sale of such Securities. Pending application for specific purposes, the net proceeds may be invested in short-term marketable securities.

               CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the unaudited consolidated ratio of earnings to fixed charges of the Company for the periods indicated.

                                               HISTORICAL
                          NINE MONTHS
                             ENDED                YEAR ENDED DECEMBER 31,
                      SEPTEMBER 30, 1997   1996     1995    1994     1993    1992
                      -----------------    ----     ----    ----     ----    ----
Ratio of Earnings to
 Fixed Charges (1)  .        3.48x         3.06x   2.70x    2.94x   2.68x   1.99x

------------
(1) The ratio of earnings to fixed charges is computed by dividing income before income taxes and extraordinary items plus fixed charges, less capitalized interest by fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

                      DESCRIPTION OF THE DEBT SECURITIES

   The Debt Securities may be offered from time to time by the Company as Senior Debt Securities and/or as Subordinated Debt Securities. The Senior Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Senior Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Subordinated Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Subordinated Trustee"). The term "Trustee", as used herein, refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") have been filed as exhibits to the Registration Statement. The terms of the Indentures are also governed by certain provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain material provisions of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to the Indentures. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indentures. For a summary of certain definitions used in this section, see "Certain Definitions" below.

GENERAL

   The Indentures will provide for the issuance of Debt Securities in series up to the aggregate amount from time to time authorized by the Company for each series. A Prospectus Supplement will set forth the following terms (to the extent such terms are applicable to such Debt Securities) of and information relating to the Debt Securities in respect of which this Prospectus is delivered: (1) the designation of such Debt Securities; (2) classification as Senior or Subordinated Debt Securities; (3) the aggregate principal amount of such Debt Securities; (4) the percentage of their principal amount at which such Debt Securities will be issued; (5) the date or dates on which such Debt Securities will mature; (6) the rate or rates, if any, per annum, at which such Debt Securities will bear interest, or the method of determination of such rate or rates; (7) the times and places at which such interest, if any, will be payable; (8) provisions for sinking, purchase or other analogous fund, if any; (9) the date or dates, if any, after which such Debt Securities may be redeemed at the option of the Company or of the holder and the redemption price or prices; (10) the date or the dates, if any, after which such Debt Securities may be converted or exchanged at the option of the holder into or for shares of Common Stock or Preferred Stock of the Company and the terms for any such conversion or exchange; and
(11) any other specific terms of the Debt Securities. Principal, premium, if any, and interest, if any, will be payable and the Debt Securities offered hereby will be transferable, at the corporate trust office of the Trustee's agent in the borough of Manhattan, City of New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Section 301 of each Indenture)

   If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Special United States federal income tax considerations applicable to any Debt Securities so denominated are also described in the applicable Prospectus Supplement.

   The Debt Securities may be issued in registered or bearer form and, unless otherwise specified in a Prospectus Supplement, in denominations of $1,000 and integral multiples thereof. Debt Securities may be issued in book-entry form, without certificates. Any such issue will be described in the Prospectus Supplement relating to such Debt Securities. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

   Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount from their stated principal amount. United States Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Debt Securities.

MERGER, CONSOLIDATION AND SALE OF ASSETS

   The Indentures will provide that the Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Debt Securities and the performance and observance of every covenant of the Indentures on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this "Merger, Consolidation and Sale of Assets" section and that all conditions precedent herein provided for relating to such transaction have been complied with. This paragraph shall apply only to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor. (Section 801 of each Indenture)

   The Indentures will further provide that upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with the preceding paragraph, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures with the same effect as if such successor Person had been named as the Company therein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean Cendant Corporation or any successor Person which shall theretofore become such in the manner described in the preceding paragraph), except in the case of a lease, shall be discharged of all obligations and covenants under the Indentures and the Debt Securities and the coupons and may be dissolved and liquidated. (Section 802 of each Indenture)

EVENTS OF DEFAULT

   The following will be "Events of Default" under the Indentures with respect to Debt Securities of any series:

     (1) default in the payment of any interest on any Debt Securities of that series or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

     (2) default in the payment of the principal of (or premium, if any, on) any Debt Securities of that series at its Maturity; or

     (3) default in the deposit of any sinking fund payment when and as due pursuant to the terms of the Debt Securities of that series and Article Twelve of the Indentures; or


     (4) default in the performance, or breach, of any covenant or warranty of the Company in the Indentures (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under this "Events of Default" section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Debt Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or

     (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

     (6) the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

     (7) (A) there shall have occurred one or more defaults by the Company in the payment of the principal of (or premium, if any, on) Debt aggregating $50 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived, or
    (B) Debt of the Company aggregating $50 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (8) any other Event of Default provided with respect to Debt Securities of that series.


   If an Event of Default described in clause (1), (2), (3), (4), (7) or (8) above with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (5) or (6) above occurs and is continuing, then the principal amount of all the Debt Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, subject, however, to all rights, powers and limitations provided for by the Federal Bankruptcy Code or any other applicable Federal or State Law.


   At any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article Five of the Indentures, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 of the Indentures for the Debt Securities of such series and except, if applicable, as provided in certain provisions of Section 312 of the Indentures):

        (A) all overdue interest on all Outstanding Debt Securities of that series (or of all series, as the case may be) and any related coupons;

        (B) all unpaid principal of (and premium, if any, on) any Outstanding Debt Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Debt Securities;

        (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in such Debt Securities; and

        (D) all sums paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (2) all Events of Default with respect to Debt Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Debt Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indentures.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

   Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Debt Securities because of an Event of Default specified in clause (7) of the first paragraph of this section shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Debt that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Debt, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Debt or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Debt Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period. (Section 502 of each Indenture)

   Subject to Section 502 of each Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (1), (2), (3), (4), (7), or (8) of the first paragraph of this section (or, in the case of a default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities may waive any such past default), and its consequences, except a default (i) in respect of the payment of the principal of (or premium, if any, on) or interest on any Debt Security or any related coupon, or (ii) in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of each Indenture)

   Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indentures; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 513 of each Indenture)

   No Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series; (ii) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default under clause (1), (2), (3), (4),
(7) or (8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than 25% in principal amount of all Outstanding Debt Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under each of the Indentures; (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (7) or (8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, by the Holders of a majority or more in principal amount of all Outstanding Debt Securities. (Section 507 of each Indenture)

   During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under either Indenture in good faith. Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the Indentures is not under any obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, with respect to the Debt Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indentures.

   Within 90 days after the occurrence of any Default with respect to Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Debt Securities of such series, or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series and any related coupons; and provided further that, in the case of any Default of the character specified in clause (7) of the first paragraph of this section with respect to Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

   The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate of the Company's compliance with all of the conditions and covenants under the Indentures.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURES

   The Indentures will provide that the Company may, at its option and at any time, terminate the obligations of the Company with respect to the Outstanding Debt Securities of any series ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities and any related coupons, except for the following which shall survive until otherwise terminated or discharged under the Indentures: (A) the rights of Holders of such Outstanding Debt Securities and any related coupons (i) to receive, solely from the trust fund described in the Indentures, payments in respect of the principal of (and premium, if any, on) and interest on such Debt Securities and any related coupons when such payments are due, and (ii) to receive shares of common stock or other Securities from the Company upon conversion of any convertible Debt Securities issued thereunder, (B) the Company's obligations to issue temporary Debt Securities, register the transfer or exchange of any Debt Securities, replace mutilated, destroyed, lost or stolen Debt Securities, maintain an office or agency for payments in respect of the Debt Securities and, if the Company acts as its own Paying Agent, hold in trust, money to be paid to such Persons entitled to payment, and with respect to Additional Amounts, if any, on such Debt Securities as contemplated in the Indentures, (C) the rights, powers, trusts, duties and immunities of the Trustee under the Indentures and (D) the defeasance provisions of the Indentures. With respect to Subordinated Debt Securities, money and securities held in trust pursuant to the Defeasance and Covenant Defeasance provisions described herein, shall not be subject to the subordination provisions of the Subordinated Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indentures, some of which are described in the "Certain Covenants" section above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities ("covenant defeasance"). (Section 1403 of each Indenture)

   In order to exercise either defeasance or covenant defeasance:

   (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities and any related coupons, (A) money in an amount (in such Currency in which such Debt Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Debt Securities (determined on the basis of the Currency in which such Debt Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Debt Securities and any related coupons, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge (i) the principal of (and premium, if any, on) and interest on the Outstanding Debt Securities and any related coupons on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Debt Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of the Indentures and of such Debt Securities and any related coupons; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Debt Securities and any related coupons. Before such a deposit, the Company may give to the Trustee, in accordance with certain redemption provisions in the Indentures, a notice of its election to redeem all or any portion of such Outstanding Debt Securities at a future date in accordance with the terms of the Debt Securities of such series and the redemption provisions of the Indentures, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing; and

   (2) no Default or Event of Default with respect to the Debt Securities and any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as the Event of Default described in clauses (5) and (6) of the Events of Default section above are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); (3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indentures or any other material agreement or instrument to which the Company is a party or by which it is bound; (4) in the case of a defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (5) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (6) notwithstanding any other provisions of the defeasance and covenant defeasance provisions of the Indentures, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301 of the Indentures; and (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indentures to either defeasance or covenant defeasance, as the case may be, have been complied with. (Section 1404 of each Indenture)

SATISFACTION AND DISCHARGE

   The Indentures shall upon Company Request cease to be of further effect with respect to any series of Debt Securities (except as to any surviving rights of registration of transfer or exchange of Debt Securities of such series herein expressly provided for and the obligation of the Company to pay any Additional Amounts as contemplated by Section 1005 of each Indenture) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such Indenture as to such series when (1) either (A) all Debt Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305 of the Indentures, (ii) Debt Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Indentures, (iii) coupons appertaining to Debt Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106 of the Indentures, and (iv) Debt Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003 of the Indentures) have been delivered to the Trustee for cancellation; or (B) all Debt Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the Currency in which the Debt Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indentures as to such series have been complied with. (Section 401 of each Indenture)

AMENDMENTS AND WAIVERS

   The Indentures will provide that at any time and from time to time, the Company and the Trustee may, without the consent of any holder of Debt Securities, enter into one or more indentures supplemental thereto for certain specified purposes, including, among other things, (i) to cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the Indentures (provided that such action shall not adversely affect the interests of the Holders in any material respect), (ii) to effect or maintain the qualification of the Indentures under the Trust Indenture Act, or (iii) to evidence the succession of another person to the Company and the assumption by any such successor of the obligations of the Company in accordance with the Indentures and the Debt Securities. (Section 901 of each Indenture). Other amendments and modifications of the Indentures or the Debt Securities may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then Outstanding Debt Securities of any Series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts contemplated by Section 1005 of each Indenture (except as contemplated and permitted by certain provisions of the Indentures), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indentures of the amount thereof provable in bankruptcy pursuant to Section 504 of the Indentures, or adversely affect any right of repayment at the option of any Holder of any Debt Security, or change any Place of Payment where, or the Currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may
be), or adversely affect any right to convert or manage any Debt Securities as may be provided pursuant to Section 301 of the Indentures, or (2) reduce the percent in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences provided for in the Indentures, or reduce the requirements for quorum or voting.

GOVERNING LAW

   The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. The Indentures are subject to the provisions of the Trust Indenture Act that are required to be a part thereof and shall, to the extent applicable, be governed by such provisions.

CERTAIN DEFINITIONS

   Set forth below is a summary of certain of the defined terms used in the Indentures.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Capital Stock" means any and all shares, interests, participations, rights or equivalents (however designated) of corporate stock of the Company or any Principal Subsidiary.

   "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

   "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Fair Market Value" means the fair market value of the item in question as determined by the Board of Directors acting in good faith and in exercise of its fiduciary duties.

   "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

   "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debt Securities.

   "Issue Date" means the date of first issuance of the Debt Securities under either Indenture.

   "Maturity", when used with respect to any Debt Securities, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

   "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

   "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

   "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502 of the Indentures.

   "Outstanding", when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indentures, except:

     (i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Debt Securities, or portions thereof, for whose payment, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities;

     (iii) Debt Securities, except to the extent provided in the "Defeasance or Covenant Defeasance of the Indentures" section, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in the Indenture; and

     (iv) Mutilated, destroyed, lost or stolen Debt Securities which have become or are about to become due and payable which have been paid pursuant to Section 306 of the Indentures or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands the Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, and for the purpose of making the calculations required by TIA
Section 313, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor.

   "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Debt Securities on behalf of the Company.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

   "Rolling Period" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

   "Security Register" and "Security Registrar" have the respective meanings specified in Section 305 of the Indenture.

   "Stated Maturity", when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

   "Subsidiary" means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the Voting Stock.

   "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which the Indentures were executed, except that any supplemental indenture executed pursuant to the Indentures shall conform to the requirements of the Trust Indenture Act as in effect on the date of execution thereof.

   "Trustee" means The Bank of Nova Scotia Trust Company of New York until a successor Trustee shall have become such pursuant to the applicable provisions of the Indentures, and thereafter "Trustee" shall mean such successor Trustee.

   "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

   "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                     GENERAL DESCRIPTION OF CAPITAL STOCK

   The following description of the Company's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), and Amended and Restated By-laws (the "By-laws") which documents are exhibits to this Registration Statement.

   The Company is authorized to issue up to 2,000,000,000 shares of Common Stock, par value $.01 per share, and up to 10,000,000 shares of Preferred Stock, par value $1.00 per share. As of January 15, 1998, there were 839,992,974 shares of Common Stock and no shares of Preferred Stock outstanding.

DESCRIPTION OF PREFERRED STOCK

GENERAL

   The following summary contains a description of certain general terms of the Company's Preferred Stock. The particular terms of any series of Preferred Stock that may be offered will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Certificate and the Certificate of Designation (the "Certificate of Designation") relating to a particular series of offered Preferred Stock which is or will be in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Stock.

   The Board of Directors of the Company has the power, without further action by the shareholders, to issue Preferred Stock in one or more series, with such designations of series, dividend rates, redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company, sinking fund provisions, conversion or exchange provisions, voting rights thereof and other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

RANK

   Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will rank on parity as to dividends and liquidation rights in all respects with each other series of Preferred Stock.

DIVIDEND RIGHTS

   Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rates may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto.

RIGHTS UPON LIQUIDATION

   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock plus an amount equal to accrued and unpaid dividends for the then current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement with respect to such series of Preferred Stock.

REDEMPTION

   The terms, if any, on which shares of a series of Preferred Stock may be subject to optional or mandatory redemption, in whole or in part, will be set forth in the Prospectus Supplement relating to such series.

CONVERSION AND EXCHANGE

   The terms, if any, on which shares of a series of Preferred Stock are convertible into another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock or Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of another series of Preferred Stock or Common Stock to be received by the holders of such series of Preferred Stock would be calculated as of a time and in the manner stated in such Prospectus Supplement.

TRANSFER AGENT AND REGISTRAR

   The transfer agent, registrar and dividend disbursement agent for each series of Preferred Stock will be designate in the applicable Prospectus Supplement. The registrar for shares of each series of Preferred Stock will send notices to shareholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

VOTING RIGHTS

   The holders of Preferred Stock of a series offered hereby will not be entitled to vote except as indicated in the Prospectus Supplement relating to such series of Preferred Stock or as required by applicable law.

DESCRIPTION OF COMMON STOCK

GENERAL

   Subject to the rights of the holders of any shares of the Company's Preferred Stock which may at the time be outstanding, holders of Common Stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of Common Stock will possess exclusive voting rights in the Company, except to the extent the Board of Directors specifies voting power with respect to any Preferred Stock issued. Except as hereinafter described, holders of Common Stock are entitled to one vote for each share of Common Stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, after payment of all of the Company's debts and liabilities and of all sums to which holders of any Preferred Stock may be entitled, the distribution of any remaining assets of the Company. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of Common Stock sold hereunder will be fully paid and non-assessable upon issuance against full payment of the purchase price therefor. The Common Stock is listed on the New York Stock Exchange under the symbol "CD."

CERTAIN PROVISIONS

   The provisions of the Company's Certificate and By-Laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

CLASSIFIED BOARD

   The Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the stockholders without cause only by the affirmative vote of the holders, voting as a single class, of 80% or more of the total number of votes entitled to be cast by all holders of the voting stock, which shall include all capital stock of the Company which by its terms may vote on all matters submitted to stockholders of the Company generally. The size of the Board of Directors was set by resolution at 30 and pursuant to the By-Laws (i) until the third anniversary of the consummation of the merger of HFS and CUC (the "Effective Time"), an affirmative vote of 80% of the entire Board of Directors will be required in order to change the number of directors, and (ii) a quorum, at any meeting of the Board of Directors, shall consist of a majority of the entire Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

   Pursuant to the Certificate, the Board of Director's authority to designate committees shall be subject to the provisions of the By-Laws. Pursuant to the By-Laws, the Board of Directors shall have the following committees: (i) an Executive Committee consisting of four CUC Directors (as defined below) and four HFS Directors (as defined below) and whose Chairman shall be the Chairman of the Board; (ii) a Compensation Committee consisting of two CUC Directors and two HFS Directors and whose Chairman shall be an HFS Director; and (iii) an Audit Committee consisting of two CUC Directors and two HFS Directors and whose Chairman shall be a CUC Director. The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise. Until the third anniversary of the Effective Time, the affirmative vote of 80% of the entire Board of Directors will be required in order to remove a director from a committee, change the chairmanship of a committee, designate an alternate member to any committee, designate any additional committee, or amend, modify or repeal or adopt any provision inconsistent with the provisions described herein.

   The term "HFS Director" means (A) any person serving as a Director of HFS on May 27, 1997 (or any person appointed by the Board of Directors of HFS after May 27, 1997 to fill a vacancy on the HFS Board of Directors created other than due to an increase in the size of the Board of Directors of HFS) who continues as a Director of the Company at the Effective Time and (B) any person who becomes a Director of the Company and who was designated as such by the remaining HFS Directors prior to his or her election; and the term "CUC Director" means (A) any person serving as a Director of the Company on May 27, 1997 (or any person appointed by the Board of Directors of the Company after May 27, 1997 but prior to the Effective Time to fill a vacancy on the Board of Directors created other than due to an increase in the size of the Board of Directors) who continues as a Director of the Company at the Effective Time, (B) any of the four persons designated by the CUC Directors to become a Director of the Company at the Effective Time and (C) any person who becomes Director of the Company and who was designated as such by the remaining CUC Directors prior to his or her election.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

   Pursuant to the By-Laws, until the third anniversary of the Effective Time, the Board of Directors will delegate to the Executive Committee the full and exclusive power and authority to nominate directors for election to the Board of Directors at the next stockholders' meetings at which directors are to be elected, elect directors to fill vacancies on the Board of Directors between stockholders' meetings and fill vacancies on any committee of the Board of Directors to the extent an alternate member has not been previously designated. Such nominations and elections of directors and members of committees shall be undertaken by the Executive Committee such that (i) the number of HFS Directors and CUC Directors on the Board of Directors or any committee of the Board of Directors shall be equal and (ii) the remaining HFS Directors (if the number of HFS Directors is less than the number of CUC Directors) or the remaining CUC Directors (if the number of CUC Directors is less than the number of HFS Directors) shall designate the person to be nominated or elected. Any resolution regarding such election or nomination as described above in a manner that (a) is consistent with the two preceding sentences will require the approval by only three members of the Executive Committee (or only two members if there are then two vacancies on the Executive Committee) or (b) is inconsistent with the two preceding sentences will require approval by at least seven members of the Executive Committee. Until the third anniversary of the Effective Time, the affirmative vote of at least 80% of the entire Board of Directors shall be required in order for the Board of Directors to amend, modify or repeal, or adopt any provision inconsistent with, the provisions of the By-Laws described herein.

OFFICERS

   Pursuant to the By-Laws, Walter A. Forbes shall be the Chairman of the Board from and after the Effective Time and until January 1, 2000, at which time Henry R. Silverman will be the Chairman of the Board. If, for any reason Mr. Forbes ceases to serve as Chairman of the Board prior to January 1, 2000 and at such time Mr. Silverman is President and Chief Executive Officer, Mr. Silverman shall become Chairman of the Board. Mr. Silverman will be President and Chief Executive Officer from and after the Effective Time and until January 1, 2000, at which time Mr. Forbes will be President and Chief Executive Officer. If, for any reason Mr. Silverman ceases to serve as President and Chief Executive Officer prior to January 1, 2000 and at such time Mr. Forbes is Chairman of the Board, Mr. Forbes shall become President and Chief Executive Officer. Until January 1, 2002, the affirmative vote of 80% of the entire Board of Directors shall be required in order for the Board to (i) amend, modify, repeal or adopt any provision inconsistent with the provisions described herein, (ii) remove Mr. Forbes or Mr. Silverman from the positions specifically provided for in their employment agreements with the Company and HFS, respectively, (iii) modify either of the respective roles, duties or authority of Messrs. Forbes and Silverman.

SPECIAL MEETINGS OF STOCKHOLDERS

   A special meeting of stockholders may be called only by the Chairman of the Board of Directors, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

QUORUM AT STOCKHOLDER MEETINGS

   The holders of one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all stockholder meetings.

STOCKHOLDER ACTION BY WRITTEN CONSENT

   Stockholder action by written consent in lieu of a meeting is prohibited under the Certificate. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of the outstanding voting stock of the Company from using the written consent procedure to take stockholder action without giving all the stockholders of the Company entitled to vote on a proposed action the opportunity to participate in determining the proposed action.

ADVANCE NOTICE OF STOCKHOLDER--PROPOSED BUSINESS AT ANNUAL MEETINGS

   The By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting; (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

   In addition, the By-Laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, at least 90 days prior to the date of the last annual meeting of the Company stockholders and (ii) with respect to a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the stockholder is holder of record of Common Stock and intends to appear in person or by proxy at the meeting to nominate each such nominee, (iii) a description of all arrangements between such stockholder and each nominee, (iv) such other information with respect to each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, and
(v) the consent of each nominee to serve as director of the Company if so elected.

AMENDMENT OF GOVERNING DOCUMENTS

   In addition to the provisions of the Certificate which require a super-majority of stockholders to approve certain amendments to the Certificate and the By-Laws, the By-Laws require the affirmative vote of 80% of the entire Board of Directors in order for the Board of Directors to adopt certain amendments to the By-Laws as described under "--Board of Directors," "--Committees of the Board of Directors," "Newly Created Directorships and Vacancies" and "--Officers."

FAIR PRICE PROVISIONS

   Under the Delaware General Corporation Law and the Certificate, an agreement of merger, sale, lease or exchange of all or substantially all of the Company's assets must be approved by the Board of Directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon. However, the Certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of the Company's directors, voting together as a single class, to approve certain business combination transactions (including certain mergers, recapitalization and the issuance or transfer of securities of the Company or a subsidiary having an aggregate fair market value of $10 million or more) involving the Company or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their securities and certain other procedural requirements are met. The Certificate provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors.

                           DESCRIPTION OF WARRANTS

GENERAL

   The Company may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

   The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Preferred Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

          DESCRIPTION OF PREFERRED SECURITIES OF THE CENDANT TRUSTS

GENERAL

   Each Cendant Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Cendant Trust authorizes the Regular Trustees of such Cendant Trust to issue on behalf of such Cendant Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the applicable Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a Cendant Trust for specific terms of the Preferred Securities, including, to the extent applicable, (i) the distinctive designation of such Preferred Securities,
(ii) the number of Preferred Securities issued by such Cendant Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Cendant Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of such Cendant Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by the Company on the Subordinated Debt Securities held by such Cendant Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Cendant Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Cendant Trust,
(vii) the obligation or option, if any, of such Cendant Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement, (viii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration, (ix) the terms and conditions, if any, upon which Subordinated Debt Securities held by such Cendant Trust may be distributed to holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantees." The Trust Guarantee issued to each Cendant Trust, when taken together with the Company's back-up undertakings, consisting of its obligations under each Declaration (including the obligation to pay expenses of each Cendant Trust), the applicable Indenture and any applicable supplemental indentures thereto and the Subordinated Debt Securities issued to any Cendant Trust will provide a full and unconditional guarantee by the Company of amounts due on the Preferred Securities issued by each Cendant Trust. The payment terms of the Preferred Securities will be the same as the Subordinated Debt Securities issued to the applicable Cendant Trust by the Company.

   Each Declaration authorizes the Regular Trustees to issue on behalf of the applicable Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by each Cendant Trust will be substantially identical to the terms of the Preferred Securities issued by such Cendant Trust, and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under such Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Cendant Trustees of such Cendant Trust. All of the Common Securities of each Cendant Trust will be directly or indirectly owned by the Company.

   The financial statements of any Cendant Trust that issues Preferred Securities will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as Company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included statements that the applicable Cendant Trust is wholly-owned by the Company and that the sole asset of such Cendant Trust is the Subordinated Debt Securities (indicating the principal amount, interest rate and maturity date thereof).

                       DESCRIPTION OF TRUST GUARANTEES

   Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, Wilmington Trust Company will act as independent indenture trustee for Trust Indenture Act purposes under each Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Cendant Trust.

GENERAL


   Unless otherwise specified in the applicable Prospectus Supplement, pursuant to each Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by such Cendant Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Cendant Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Guarantee Payments"), to the extent not paid by such Cendant Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Cendant Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent such Cendant Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Cendant Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Cendant Trust (other than in connection with such distribution of Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Cendant Trust has funds available therefor or (b) the amount of assets of such Cendant Trust remaining for distribution to holders of such Preferred Securities in liquidation of such Cendant Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Cendant Trust to pay such amounts to such holders.


   Each Trust Guarantee will not apply to any payment of distributions except to the extent the applicable Cendant Trust shall have funds available therefor. If the Company does not make interest or principal payments on the Subordinated Debt Securities purchased by such Cendant Trust, such Cendant Trust will not pay distributions on the Preferred Securities issued by such Cendant Trust and will not have funds available therefore.

   The Company has also agreed to guarantee the obligations of each Cendant Trust with respect to the Common Securities (the "Common Guarantee") issued by such Cendant Trust to the same extent as the Trust Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

   Unless otherwise specified in the applicable Prospectus Supplement, in each Trust Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Cendant Trust remain outstanding, if there shall have occurred any event of default under such Trust Guarantee or under the Declaration of such Cendant Trust, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock (other than into cash or other property) or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan); (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Subordinated Debt Securities issued to the applicable Cendant Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee).

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

   Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities of such Cendant Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Cendant Trust then outstanding.

EVENTS OF DEFAULT

   An event of default under a Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which such Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of such Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under such Trust Guarantee.

   If the Preferred Securities Guarantee Trustee fails to enforce such Trust Guarantee, any record holder of Preferred Securities to which such Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under such Trust Guarantee without first instituting a legal proceeding against the applicable Cendant Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment under a Trust Guarantee, a record holder of

Preferred Securities to which such Trust Guarantee relates may directly institute a proceeding against the Company for enforcement of such Trust Guarantee for such payment to the record holder of the Preferred Securities to which such Trust Guarantee relates of the principal of or interest on the applicable Debt Securities on or after the respective due dates specified in the Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities to which such Trust Guarantee relates. The Company has waived any right or remedy to require that any action be brought first against the applicable Cendant Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.


   The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each outstanding Trust Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

   The Preferred Securities Guarantee Trustee, prior to the occurrence of a default to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default with respect to such Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Preferred Securities to which such Trust Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION


   Each Trust Guarantee will terminate as to the Preferred Securities issued by the applicable Cendant Trust upon full payment of the Redemption Price of all Preferred Securities of such Cendant Trust, upon distribution of the Debt Securities held by such Cendant Trust to the holders of all of the Preferred Securities of such Cendant Trust or upon full payment of the amounts payable in accordance with the Declaration of such Cendant Trust upon liquidation of such Cendant Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Cendant Trust must restore payment of any sums paid under such Preferred Securities or such Trust Guarantee.


STATUS OF THE TRUST GUARANTEES


   The Trust Guarantees will constitute senior unsecured obligations of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.


   Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW


   The Trust Guarantees will be governed by and construed in accordance with the law of the State of New York.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

   The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

   The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                             PLAN OF DISTRIBUTION

   The Company may sell the Securities and the Cendant Trusts may sell Preferred Securities being offered hereby in any of, or any combination of, the following ways: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; and/or (iv) through dealers.

   Offers to purchase Securities may be solicited directly by the Company and/or a Cendant Trust or by agents designated by the Company and/or a Cendant Trust from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of Securities, will be named, and any commissions payable by the Company and/or a Cendant Trust to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less).

   If an underwriter or underwriters are utilized in the offer or sale of Securities, the Company and/or the applicable Cendant Trust will execute an underwriting agreement with such underwriters at the time of sale of such Securities to such underwriters and the names of such underwriters and the principal terms of the Company's and/or the applicable Cendant Trust's agreement with such underwriters will be set forth in the appropriate Prospectus Supplement.

   If a dealer is utilized in the offer or sale of Securities, the Company and/or the applicable Cendant Trust will sell such Securities to such dealer, as principal. Such dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of such dealer and the principal terms of the Company's and/or the applicable Cendant Trust's agreement with such dealer will be set forth in the appropriate Prospectus Supplement.

   Agents, underwriters, and dealers may be entitled under agreements with the Company and/or a Cendant Trust to indemnification by the Company and/or a Cendant Trust against certain liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may also be customers of, engage in transactions with, or perform services for the Company in the ordinary course of their business.

   Underwriters, agents or their controlling persons may engage in transactions with and perform services for the Company in the ordinary course of business.

   The place and time of delivery for Securities will be set forth in the accompanying Prospectus Supplement for such Securities.

                                LEGAL OPINIONS

   Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Cendant Trusts by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Securities offered hereby by the Company will be passed on for the Company by Eric J. Bock, Esq., Vice President--Legal of the Company. Mr. Bock holds shares of Common Stock and options to acquire shares of Common Stock.

                                   EXPERTS

   The consolidated financial statements of the Company and its consolidated subsidiaries, except PHH Corporation ("PHH"), as of December 31, 1996 and January 31, 1996 and for the years ended December 31, 1996, January 31, 1996 and 1995 and CUC International Inc. ("CUC") as of January 31, 1997 and 1996 and for each of the three years in the period ended January 31, 1997 incorporated in this Prospectus by reference from the Company Form 8-K dated January 29, 1998, have been audited by Deloitte & Touche LLP, as stated in their report which is incorporated herein by reference. The financial statements of PHH (consolidated with those of the Company) have been audited by KPMG Peat Marwick LLP, independent auditors of PHH Corporation, as stated in their report incorporated herein by reference. Their report contains an explanatory paragraph that states that PHH adopted the provisions of Statement of Financial Standards No. 122 "Accounting for Mortgage Service Rights" in the year ended January 31, 1996. The consolidated financial statements of CUC (consolidated with those of the Company) have been audited by Ernst & Young LLP, as set forth in their report included in the Current Report on Form 8-K, dated January 29, 1998 incorporated herein by reference, which, as to the years ended January 31, 1996 and 1995, is based in part on the reports of Deloitte & Touche LLP, independent auditors of Sierra On-Line, Inc., KPMG Peat Marwick LLP, independent auditors of Davidson & Associates, Inc., and Price Waterhouse LLP, independent accountants of Ideon Group, Inc. Such supplemental consolidated financial statements of the Company and its consolidated subsidiaries are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

   The consolidated financial statements of Avis Rent A Car, Inc. incorporated in this Prospectus by reference from the Current Report on Form 8-K, dated February 6, 1998, filed by Cendant Corporation have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

===============================================================================

   NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER, SHALL UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OF SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              ----------------

                              TABLE OF CONTENTS
                                                                          PAGE


                            PROSPECTUS SUPPLEMENT


 Prospectus Supplement Summary .................   S-7
 Explanatory Diagrams .........................   S-25
Risk Factors ..................................   S-29
The Company ...................................   S-35
Summary Historical and Pro Forma Financial
 Information of the Company ...................   S-38
The Trust .....................................   S-40
Price Range of Common Stock and Dividends  ....   S-41
Capitalization ................................   S-42
Accounting Treatment ..........................   S-43
Use of Proceeds ...............................   S-43
Description of the FELINE PRIDES ..............   S-44
Description of the Purchase Contracts  ........   S-48
Certain Provisions of the Purchase Contract
 Agreement and the Pledge Agreement ...........   S-57
Description of the Trust Preferred
 Securities ...................................   S-60
Description of the Guarantee ..................   S-72
Description of the Debentures .................   S-74
Effect of Obligations Under the Debentures and
 the Guarantee ................................   S-81
Certain Federal Income Tax Consequences  ......   S-82
Underwriting ..................................   S-89
Legal Opinions ................................   S-91
Index of Terms for Prospectus Supplement  .....   S-92
Index to Financial Statements .................    F-1


                                  PROSPECTUS


 Available Information .........................   2
Incorporation of Certain Documents by
 Reference ....................................    3
The Company ...................................    4
Use of Proceeds ...............................    7
Consolidated Ratio of Earnings to Fixed
 Charges.......................................    7
Description of the Debt Securities ............    8
General Description of Capital Stock  .........   17
Description of Warrants .......................   22
Description of Preferred Securities of the
 Cendant Trusts ...............................   23
Description of Trust Guarantees ...............   24
Description of Stock Purchase Contracts and
 Stock Purchase Units .........................   27
Plan of Distribution ..........................   27
Legal Opinions ................................   28
Experts .......................................   28



                   20,000,000 FELINE PRIDES (SERVICE MARK)
                                ,000,000 TRUST
                             PREFERRED SECURITIES
                               % TRUST ORIGINATED
                     PREFERRED SECURITIES (SERVICE MARK)
                          ("TOPRS" (SERVICE MARK))


                              [CENDANT LOGO]

                              CENDANT CAPITAL I



                            ---------------------
                            PROSPECTUS SUPPLEMENT
                            ---------------------


                             MERRILL LYNCH & CO.
                            CHASE SECURITIES INC.


                               FEBRUARY  , 1998

           (Service Mark) Service Mark of Merrill Lynch & Co., Inc.

===============================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            Securities and Exchange Commission
            Registration Fee....................................... $1,180,000
            Trustee's Expenses.....................................     25,000
            *Accounting Fees and Expenses..........................     50,000
            *Legal Fees and Expenses...............................     50,000
            *Miscellaneous.........................................     20,000
                                                                    ----------

            Total Expenses......................................... $1,325,000
            ------------
            * Estimated for purposes of completing the information required pursuant to this Item 14.

The Company will pay all fees and expenses associated with filing the Registration Statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Company maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.


Article IV of the Declaration of Trust for each Trust limits the liability to the Trust and certain other persons and provides for the indeminification by the Trust or the Company of Trustees, the Officers, other employees and certain other persons.

ITEM 17. UNDERTAKINGS.

         (a) The Undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each such Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such idemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (i) The undersigned Registrants hereby undertake that:

         (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits



Exhibit No.   Description
-----------   -----------
    1.1       Form of Underwriting Agreement (Standard Provisions) for Debt
              Securities.*

    1.2       Form of Underwriting Agreement (Standard Provisions) for Common
              Stock.*

    1.3       Form of Underwriting Agreement (Standard Provisions) for
              Preferred Stock.*

    1.4       Forms of Underwriting Agreement for Offering of Preferred
              Securities, Stock Purchase Units, Stock Purchase Contracts,
              Guarantees and Warrants (to be filed subsequently by Form 8-K).

    3.1       Amended and Restated Certificate of Incorporation of the
              Registrant (incorporated by reference to Appendix B to the Joint
              Proxy Statement/Prospectus included as part of the Registration
              Statement on Form S-4 of the Registrant, Registration No.
              333-34517).

    3.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Appendix C of the Registrant's Proxy
              Statement/Prospectus included as part of the Registration
              Statement on Form S-4 of the Registrant, Registration No.
              333-34517).

    4.1       Form of Certificate for the Company's Common Stock, par value
              $.01 per share.*

    4.2 Form of Senior Indenture to be entered into by the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee.*

    4.3 Form of Subordinated Indenture to be entered into by the Company and The Bank of Nova Scotia Trust Company of New York, as
              Trustee.*

    4.4       Certificate of Trust of Cendant Capital I.*

    4.5       Certificate of Trust of Cendant Capital II.*

    4.6       Certificate of Trust of Cendant Capital III.*

    4.7       Declaration of Trust of Cendant Capital I.*

    4.8       Declaration of Trust of Cendant Capital II.*

    4.9       Declaration of Trust of Cendant Capital III.*

    4.10      Form of Amended and Restated Declaration of Trust of Cendant
              Capital I (including as Exhibit A-1 the form of Preferred
              Securities Certificate).*

    4.11      Form of Amended and Restated Declaration of Trust of Cendant
              Capital II (including as Exhibit A-1 the form of Preferred
              Securities Certificate).*

    4.12      Form of Amended and Restated Declaration of Trust of Cendant
              Capital III (including as Exhibit A-1 the form of Preferred
              Securities Certificate).*

    4.13      Form of Preferred Securities Guarantee Agreement by Cendant
              Corporation with respect to Cendant Capital I.*

    4.14      Form of Preferred Securities Guarantee Agreement by Cendant
              Corporation with respect to Cendant Capital II.*

    4.15      Form of Preferred Securities Guarantee Agreement by Cendant
              Corporation with respect to Cendant Capital III.*

    4.16      Form of Warrant Agreement.**

    4.17      Form of Warrant.**

    4.18 Form of Purchase Contract Agreement (including as Exhibit A the form of the Income PRIDES and as Exhibit B the form of the Growth
              PRIDES).

                                 II-3

Exhibit No.   Description
-----------   -----------

    4.19      Form of Pledge Agreement.

    4.20 Form of First Supplemental Indenture between Cendant Corporation and The Bank of Nova Scotia Trust Company of New York, as Trustee
              (including the form of Debentures of Cendant Corporation to be issued to the Trust).

    4.21      Form of Remarketing Agreement (including as Exhibit A the form of
              Remarketing Underwriting Agreement).

    5.1 Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the Company hereby (to be filed subsequently by Form 8-K).

    5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities being registered by the Cendant Trusts hereby (to be filed subsequently by Form 8-K).

    8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom as to tax matters, including consent (to be fled subsequently by Form 8-K).

    12.1      Statement re: Computation of Consolidated Ratio of Earnings to
              Fixed Charges.*

    23.1 Consent of Deloitte & Touche LLP related to the financial statements of Cendant Corporation.*

    23.2 Consent of Ernst & Young LLP relating to the financial statements of CUC International Inc.*

    23.3 Consent of KPMG Peat Marwick LLP related to the financial statements of PHH Corporation.*

    23.4 Consent of Deloitte & Touche LLP relating to the financial statements of Sierra On-Line, Inc.*

    23.5 Consent of Deloitte & Touche LLP relating to the financial statements of Avis Rent A Car, Inc.*

    23.6 Consent of KPMG Peat Marwick LLP relating to the financial statements of Davidson & Associates, Inc.*

    23.7 Consent of Price Waterhouse LLP relating to the financial statements of Ideon Group, Inc.*

    23.8      Consent of Eric J. Bock (included in Exhibit 5.1).

    23.9      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
              Exhibits 5.2 and 8.1).

    24.1      Power of attorney.*

    25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova Scotia Trust Company of New York, as
              Trustee for the Senior Debt Securities.*

    25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova Scotia Trust Company of New York, as
              Trustee for the Subordinated Debt Securities.*

    25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Declaration of Trust of Cendant Capital I.

    25.4      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Preferred Securities Guarantee of Cendant Capital I.

    25.5      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Declaration of Trust of Cendant Capital II.

    25.6      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Preferred Securities Guarantee of Cendant Capital II.

    25.7      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Declaration of Trust of Cendant Capital III.

    25.8      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Preferred Securities Guarantee of Cendant Capital III.



*  Previously filed.
** To be filed by amendment.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey, on February 20, 1998.



                                            CENDANT CORPORATION

                                            By: /s/ James E. Buckman
                                               ---------------------------------
                                                James E. Buckman
                                                Senior Executive Vice President,
                                                General Counsel and Director


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



Signature                      Title                            Date
           *                  Chairman of the Board           February 20, 1998
------------------------
(Walter A. Forbes)

           *                  President, Chief Executive      February 20, 1998
------------------------      Officer and Director
(Henry R. Silverman)

           *                  Vice Chairman, Chief Financial  February 20, 1998
------------------------      Officer and Director
(Michael P. Monaco)

           *                   Senior Vice President-Finance  February 20, 1998
------------------------       (Chief Accounting Officer)
Scott E. Forbes

           *                   Vice Chairman and Director     February 20, 1998
------------------------
(Stephen P. Holmes)

           *                   Vice Chairman and Director     February 20, 1998
------------------------
(Robert D. Kunisch)


                                      II-5


           *                   Vice Chairman and Director     February 20, 1998
----------------------------
(Christopher K. McLeod)

           *                   Vice Chairman and Director     February 20, 1998
----------------------------
(E. Kirk Shelton)

           *                   Vice Chairman, Director        February 20, 1998
----------------------------   and Secretary
(Robert T. Tucker)

/s/ James E. Buckman           Senior Executive Vice          February 20, 1998
----------------------------   President, General Counsel
(James E. Buckman)             and Director

           *                   Director                       February 20, 1998
----------------------------
(John D. Snodgrass)

           *                   Director                       February 20, 1998
----------------------------
(Bartlett Burnap)

           *                   Director                       February 20, 1998
----------------------------
(Leonard S. Coleman)

           *                   Director                       February 20, 1998
----------------------------
(T. Barnes Donnelley)

           *                   Director                       February 20, 1998
----------------------------
(Martin L. Edelman)

           *                   Director                       February 20, 1998
----------------------------
(Frederick D. Green)

           *                   Director                       February 20, 1998
------------------------
(Stephen A. Greyser)

           *                   Director                       February 20, 1998
------------------------
(Dr. Carole G. Hankin)


           *                   Director                       February 20, 1998
----------------------------
(The Rt. Hon. Brian Mulroney,
   P.C., LL.D.)

                                     II-6


           *                   Director                       February 20, 1998
----------------------------
(Robert E. Nederlander)

           *                   Director                       February 20, 1998
----------------------------
(Burton C. Perfit)

           *                   Director                       February 20, 1998
----------------------------
(Anthony G. Petrello)

           *                   Director                       February 20, 1998
----------------------------
(Robert W. Pittman)

           *                   Director                       February 20, 1998
----------------------------
(E. John Rosenwald, Jr.)

           *                   Director                       February 20, 1998
----------------------------
(Robert P. Rittereiser)

           *                   Director                       February 20, 1998
----------------------------
(Stanley M. Rumbough, Jr.)

           *                   Director                       February 20, 1998
----------------------------
(Leonard Schutzman)

           *                   Director                       February 20, 1998
----------------------------
(Robert F. Smith)

           *                   Director                       February 20, 1998
----------------------------
(Craig R. Stapleton)


/s/ James E. Buckman
----------------------------
    James E. Buckman
    (As Attorney-in-fact for
     each of the persons
     indicated)*

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Cendant Capital I, Cendant Capital II and Cendant Capital III certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on February 20, 1998.


                                        CENDANT CAPITAL I

                                        By: /s/ Michael P. Monaco
                                           --------------------------------
                                           Michael P. Monaco, Trustee

                                        By: /s/ James E. Buckman
                                           --------------------------------
                                           James E. Buckman, Trustee

                                        CENDANT CAPITAL II

                                        By: /s/ Michael P. Monaco
                                           --------------------------------
                                           Michael P. Monaco, Trustee

                                        By: /s/ James E. Buckman
                                           --------------------------------
                                           James E. Buckman, Trustee

                                        CENDANT CAPITAL III

                                        By: /s/ Michael P. Monaco
                                           --------------------------------
                                           Michael P. Monaco, Trustee

                                        By: /s/ James E. Buckman
                                           --------------------------------
                                           James E. Buckman, Trustee

                                 EXHIBIT INDEX


Exhibit No.   Description                                              Page No.
-----------   -----------                                              --------
    1.1       Form of Underwriting Agreement (Standard Provisions) for Debt
              Securities.*

    1.2       Form of Underwriting Agreement (Standard Provisions) for Common
              Stock.*

    1.3       Form of Underwriting Agreement (Standard Provisions) for
              Preferred Stock.*

    1.4       Forms of Underwriting Agreement for Offering of Preferred
              Securities, Stock Purchase Units, Stock Purchase Contracts,
              Guarantees and Warrants (to be filed subsequently by Form 8-K).

    3.1       Amended and Restated Certificate of Incorporation of the
              Registrant (incorporated by reference to Appendix B to the Joint
              Proxy Statement/Prospectus included as part of the Registration
              Statement on Form S-4 of the Registrant, Registration No.
              333-34517).*

    3.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Appendix C of the Registrant's Proxy
              Statement/Prospectus included as part of the Registration
              Statement on Form S-4 of the Registrant, Registration No.
              333-34517).*

    4.1       Form of Certificate for the Company's Common Stock, par value
              $.01 per share.*

    4.2 Form of Senior Indenture to be entered into by the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee.*

    4.3 Form of Subordinated Indenture to be entered into by the Company and The Bank of Nova Scotia Trust Company of New York, as
              Trustee.*

    4.4       Certificate of Trust of Cendant Capital I.*

    4.5       Certificate of Trust of Cendant Capital II.*

    4.6       Certificate of Trust of Cendant Capital III.*

    4.7       Declaration of Trust of Cendant Capital I.*

    4.8       Declaration of Trust of Cendant Capital II.*

    4.9       Declaration of Trust of Cendant Capital III.*

    4.10      Form of Amended and Restated Declaration of Trust of Cendant
              Capital I (including as Exhibit A-1 the form of Preferred
              Securities Certificate).*

    4.11      Form of Amended and Restated Declaration of Trust of Cendant
              Capital II (including as Exhibit A-1 the form of Preferred
              Securities Certificate).*

    4.12      Form of Amended and Restated Declaration of Trust of Cendant
              Capital III (including as Exhibit A-1 the form of Preferred
              Securities Certificate).*

    4.13      Form of Preferred Securities Guarantee Agreement by Cendant
              Corporation with respect to Cendant Capital I.*

    4.14      Form of Preferred Securities Guarantee Agreement by Cendant
              Corporation with respect to Cendant Capital II.*

    4.15      Form of Preferred Securities Guarantee Agreement by Cendant
              Corporation with respect to Cendant Capital III.*

    4.16      Form of Warrant Agreement.**

    4.17      Form of Warrant.**

    4.18 Form of Purchase Contract Agreement (including as Exhibit A the form of the Income PRIDES and as Exhibit B the form of the Growth
              PRIDES).

Exhibit No.   Description                                              Page No.
-----------   -----------                                              --------
    4.19      Form of Pledge Agreement.

    4.20 Form of First Supplemental Indenture between Cendant Corporation and The Bank of Nova Scotia Trust Company of New York, as Trustee
              (including the form of Debentures of Cendant Corporation to be issued to the Trust).

    4.21      Form of Remarketing Agreement (including as Exhibit A the form of
              Remarketing Underwriting Agreement).

    5.1 Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the Company hereby (to be filed subsequently by Form 8-K).

    5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities being registered by the Cendant Trusts hereby (to be filed subsequently by Form 8-K).

    8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom as to tax matters, including consent (to be fled subsequently by Form 8-K).

    12.1      Statement re: Computation of Consolidated Ratio of Earnings to
              Fixed Charges.*

    23.1 Consent of Deloitte & Touche LLP related to the financial statements of Cendant Corporation.*

    23.2 Consent of Ernst & Young LLP relating to the financial statements of CUC International Inc.*

    23.3 Consent of KPMG Peat Marwick LLP related to the financial statements of PHH Corporation.*

    23.4 Consent of Deloitte & Touche LLP relating to the financial statements of Sierra On-Line, Inc.*

    23.5 Consent of Deloitte & Touche LLP relating to the financial statements of Avis Rent A Car, Inc.*

    23.6 Consent of KPMG Peat Marwick LLP relating to the financial statements of Davidson & Associates, Inc.*

    23.7 Consent of Price Waterhouse LLP relating to the financial statements of Ideon Group, Inc.*

    23.8      Consent of Eric J. Bock (included in Exhibit 5.1).

    23.9      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
              Exhibits 5.2 and 8.1).

    24.1      Power of attorney.*

    25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova Scotia Trust Company of New York, as
              Trustee for the Senior Debt Securities.*

    25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova Scotia Trust Company of New York, as
              Trustee for the Subordinated Debt Securities.*

    25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Declaration of Trust of Cendant Capital I.

    25.4      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Preferred Securities Guarantee of Cendant Capital I.

    25.5      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Declaration of Trust of Cendant Capital II.

    25.6      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Preferred Securities Guarantee of Cendant Capital II.

    25.7      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Declaration of Trust of Cendant Capital III.

    25.8      Form of T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Wilmington Trust Company, as Trustee under the
              Preferred Securities Guarantee of Cendant Capital III.



*  Previously filed.
** To be filed by amendment.